                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-64963

           Prospectus Supplement to Prospectus Dated November 5, 1998

                                 $1,160,865,000
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    Servicer
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1

 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 11 IN THE PROSPECTUS.

 The certificates will represent interests only in the trust created for Series 1999-C1 and will not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

 This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus. This prospectus supplement and the accompanying prospectus relate to the offering of the offered certificates only.

THE SERIES 1999-C1 TRUST WILL ISSUE SEVEN CLASSES OF OFFERED CERTIFICATES, AS WELL AS EIGHT CLASSES OF CERTIFICATES NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT. UNDERLYING THE OFFERED CERTIFICATES WILL BE A POOL OF MULTIFAMILY AND COMMERCIAL MORTGAGE LOANS. EACH CLASS OF OFFERED CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH, BEGINNING ON MARCH 15, 1999. THE TABLE ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE INITIAL PRINCIPAL BALANCE, INITIAL INTEREST RATE, RATING AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.

                                APPROXIMATE
                                  INITIAL
                                CERTIFICATE           DESCRIPTION       APPROXIMATE
                                 BALANCE OR             OF PASS-       INITIAL PASS-     RATED FINAL
             RATINGS              NOTIONAL              THROUGH           THROUGH        DISTRIBUTION
 CLASS     (S&P/FITCH)             AMOUNT                 RATE              RATE             DATE
-------   -------------   -----------------------   ---------------   ---------------   -------------
  X          AAAr/AAA        $  1,334,328,273(b)        Variable            0.690%      May 15, 2033
                                                        Rate I/O
  A-1        AAA/AAA         $    240,000,000          Fixed Rate           5.830%      May 15, 2033
  A-2        AAA/AAA         $    680,686,000        Fixed Rate(f)          6.175%      May 15, 2033
  B           AA/AA          $     66,716,000        Fixed Rate(f)          6.295%      May 15, 2033
  C            A/A           $     66,717,000        Fixed Rate(f)          6.590%      May 15, 2033
  D          BBB/BBB         $     86,731,000            WAC(g)             6.865%      May 15, 2033
  E         BBB-/BBB-        $     20,015,000            WAC(g)             6.865%      May 15, 2033

                        (Footnotes to table on page S-4)

CREDIT ENHANCEMENT:
-------------------

Certain classes of certificates are subordinated to other classes of certificates and provide credit support for such certificates.

UNDERWRITING:
-------------

The underwriters will offer the offered certificates (other than a portion of the Class X Certificates as described under "Method of Distribution" in this prospectus supplement) at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 105.96% of the principal balance of the offered certificates plus accrued interest, before deducting $3,700,000 in expenses. The underwriters' commission will be the difference between the price paid to GMAC Commercial Mortgage Securities, Inc. for the underwritten certificates and the amount the underwriters receive from the sale of the underwritten certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                  Underwriters

GOLDMAN, SACHS & CO.
                        DEUTSCHE BANK SECURITIES
                                                   DONALDSON, LUFKIN & JENRETTE
                                                      SECURITIES CORPORATION

                                February 2, 1999

                   GMAC Commercial Mortgage Securities, Inc.
                   -----------------------------------------
              Mortgage Pass-Through Certificates, Series 1999-C1

OREGON
4 properties
$28,649,490
2.15% of total

WASHINGTON
10 properties
$46,156,438
3.46% of total

CALIFORNIA
39 properties
$294,724,360
22.09% of total

NEVADA
6 properties
$56,588,974
4.15% of total

UTAH
2 properties
$19,040,266
1.43% of total

ARIZONA
8 properties
$24,657,070
1.85% of total

IDAHO
1 property
$1,098,390
0.08% of total

NEW MEXICO
2 properties
$10,362,854
0.78% of total

NEBRASKA
2 properties
$10,529,860
0.79% of total

COLORADO
11 properties
$32,157,060
2.41% of total

SOUTH DAKOTA
2 properties
$3,543,520
0.27% of total

TEXAS
21 properties
$79,469,832
5.96% of total

MISSOURI
5 properties
$39,847,166
2.99% of total

IOWA
8 properties
$30,532,846
2.29% of total

KANSAS
1 property
$2,391,268
0.18% of total

MINNESOTA
2 properties
$4,602,931
0.34% of total

ARKANSAS
1 property
$1,397,368
0.10% of total

ILLINOIS
9 properties
$35,961,570
2.70% of total

LOUISIANA
5 properties
$16,524,191
1.24% of total

MICHIGAN
10 properties
$76,512,898
5.73% of total

MISSISSIPPI
1 property
$2,877,645
0.22% of total

OHIO
5 properties
$15,327,641
1.15% of total

PENNSYLVANIA
6 properties
$28,987,281
2.17% of total

VERMONT
1 property
$8,972,241
0.67% of total

TENNESSEE
3 properties
$10,456,661
0.78% of total

GEORGIA
11 properties
$51,515,170
3.86% of total

FLORIDA
26 properties
$100,975,716
7.57% of total

VIRGINIA
6 properties
$11,916,448
0.89% of total

NEW JERSEY
7 properties
$20,122,031
1.51% of total

KENTUCKY
1 property
$4,961,608
0.37% of total

NORTH CAROLINA
4 properties
$15,133,957
1.13% of total

SOUTH CAROLINA
3 properties
$11,552,995
0.87% of total

CONNECTICUT
10 properties
$40,497,082
3.04% of total

NEW YORK
27 properties
$166,708,740
12.49% of total

WASHINGTON, DC
4 properties
$20,435,721
1.53% of total

MARYLAND
2 properties
$9,138,985
0.68% of total

                        DISTRIBUTION OF PROPERTY TYPES

                                  Multifamily
                                    31.94%

                                    Office
                                    28.38%

                                    Retail
                                    16.10%

                                   Industrial
                                     5.36%

                                Skilled Nursing
                                     2.68%

                                  Hospitality
                                     4.29%

                                    Mobile
                                   Home Park
                                     4.23%

                                  Congregate
                                     Care
                                     2.46%

                                     Other
                                     1.88%

                                Assisted Living
                                   Facility
                                     1.46%

                                   Mixed Use
                                     1.24%







[ ] less than 1.00%
    of Initial Pool Balance

[ ] 1.01 - 5.00%
    of Initial Pool Balance

[ ] 5.01 - 10.00%
    of Initial Pool Balance

[ ] more than 10.00%
    of Initial Pool Balance



  For purposes of this map, each Mortgage Loan secured by multiple Mortgaged Properties is treated as the number of Mortgage Loans equal to the number of
   Mortgaged Properties, each of which is allocated a Cut-off Date Balance based on the Allocated Loan Amounts thereof (as defined herein).

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Significant Definitions" beginning on page S-90 in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page 89 in the accompanying prospectus.

     The depositor's principal offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044-8015 and its phone number is (215) 328-4622.

                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
TRANSACTION OVERVIEW .............................   S-4
SUMMARY INFORMATION ..............................   S-6
   The Trust .....................................   S-6
   The Mortgage Pool .............................   S-6
   The Mortgage Loan Seller ......................   S-7
   The Servicer ..................................   S-7
   The Trustee ...................................   S-7
   The Certificates ..............................   S-7
   Certificate Designations ......................   S-8
   Initial Certificate Balances of the
      Certificates ...............................   S-8
   Distributions on the Offered Certificates......   S-8
   General .......................................   S-8
   Pass-Through Rates ............................   S-9
   Distributions of Principal ....................   S-9
   Distributions of Prepayment Premiums ..........   S-9
   Allocation of Losses and Certain
      Expenses ...................................   S-9
   Subordination .................................   S-9
   Advances ......................................   S-10
   Optional Termination ..........................   S-10
   Yield and Prepayment Considerations ...........   S-10
   Book-entry Registration .......................   S-10
   Denominations .................................   S-10
   Ratings .......................................   S-10
   Legal Investment ..............................   S-11
   ERISA Considerations ..........................   S-11
   Tax Status ....................................   S-11
RISK FACTORS .....................................   S-12
   Risks related to the certificates .............   S-12
   Risks related to the mortgage loans ...........   S-13
DESCRIPTION OF THE MORTGAGE
   ASSET POOL ....................................   S-30
   General .......................................   S-30
   Certain Terms and Conditions of the
      Mortgage Loans .............................   S-31
   Additional Mortgage Loan Information ..........   S-34
   The Mortgage Loan Seller ......................   S-40
   Certain Underwriting Matters ..................   S-40
   Earnouts and Additional Collateral
      Loans ......................................   S-42
   Assignment of the Mortgage Loans;
      Repurchases and Substitutions ..............   S-42
   Representations and Warranties;
      Repurchases ................................   S-43
   Pool Characteristics; Changes in
      Mortgage Asset Pool ........................   S-46
SERVICING OF THE MORTGAGE
   LOANS .........................................   S-47
   General .......................................   S-47
   The Servicer ..................................   S-48

                                                        PAGE
                                                       -----
   Termination of the Servicer with Respect
      to Specially Serviced Mortgage Loans
      and REO Properties ...........................   S-48
   Servicing and Other Compensation and
      Payment of Expenses ..........................   S-49
   Modifications, Waivers, Amendments
      and Consents .................................   S-52
   Enforcement of ARD Loans ........................   S-53
   Sale of Defaulted Mortgage Loans ................   S-53
   REO Properties ..................................   S-54
   Inspections; Collection of Operating
      Information ..................................   S-54
DESCRIPTION OF THE CERTIFICATES ....................   S-55
   General .........................................   S-55
   Book-Entry Registration of the Offered
      Certificates .................................   S-56
   Certificate Balances and Notional
      Amounts ......................................   S-58
   Pass-Through Rates ..............................   S-59
   Distributions ...................................   S-60
   Subordination; Allocation of Losses and
      Certain Expenses .............................   S-65
   P&I Advances ....................................   S-66
   Appraisal Reductions ............................   S-67
   Reports to Certificateholders; Certain
      Available Information ........................   S-68
   Voting Rights ...................................   S-71
   Termination; Retirement of Certificates .........   S-71
   The Trustee .....................................   S-72
YIELD AND MATURITY
   CONSIDERATIONS ..................................   S-72
   Yield Considerations ............................   S-72
   Weighted Average Life ...........................   S-74
   Certain Price/Yield Tables ......................   S-79
   Yield Sensitivity of the Class X
      Certificates .................................   S-82
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ....................................   S-84
   General .........................................   S-84
   Original Issue Discount and Premium .............   S-84
   New Withholding Regulations .....................   S-85
   Characterization of Investments in
      Offered Certificates .........................   S-85
METHOD OF DISTRIBUTION .............................   S-86
LEGAL MATTERS ......................................   S-87
RATINGS ............................................   S-87
LEGAL INVESTMENT ...................................   S-88
ERISA CONSIDERATIONS ...............................   S-88
INDEX OF SIGNIFICANT DEFINITIONS ...................   S-90
ANNEX A -- Certain Characteristics of the
   Mortgage Loans ..................................   A-1
ANNEX B -- Form of Statement to
   Certificateholders and Servicer Reports             B-1
ANNEX C -- Structural and Collateral
   Term Sheet ......................................   C-1
ANNEX D -- Global Clearance,
   Settlement and Tax Documentation
   Procedures ......................................   D-1

                             TRANSACTION OVERVIEW

THIS TRANSACTION OVERVIEW HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.


THIS TRANSACTION OVERVIEW PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

                            APPROXIMATE
                              INITIAL          APPROXIMATE
                            CERTIFICATE        PERCENT OF
                             BALANCE OR          INITIAL
           RATINGS            NOTIONAL            POOL
 CLASS   (S&P/FITCH)           AMOUNT            BALANCE
------- ------------- ----------------------- ------------
X          AAAr/AAA      $  1,334,328,273(b)      N/A
A-1        AAA/AAA       $    240,000,000         17.99%
A-2        AAA/AAA       $    680,686,000         51.01%
B           AA/AA        $     66,716,000          5.00%
C            A/A         $     66,717,000          5.00%
D          BBB/BBB       $     86,731,000          6.50%
E         BBB-/BBB-      $     20,015,000          1.50%
F(a)                     $     83,396,000          6.25%
G(a)                     $     13,343,000          1.00%
H(a)                     $     26,686,000          2.00%
J(a)                     $     20,015,000          1.50%
K(a)                     $     30,023,273          2.25%



         APPROXIMATE     DESCRIPTION     APPROXIMATE     WEIGHTED
          PERCENT OF      OF PASS-      INITIAL PASS-      AVG.        PRINCIPAL
            CREDIT         THROUGH         THROUGH       LIFE (D)      WINDOW (E)
 CLASS   SUPPORT (C)        RATE             RATE       (IN YEARS)    (MONTH/YEAR)
------- ------------- ---------------- --------------- ------------ ---------------
X            N/A         Variable            0.690%         9.48     03/99--01/19
                         Rate I/O
A-1          31.00%     Fixed Rate           5.830%         5.40      03/99-05/08
A-2          31.00%   Fixed Rate (f)         6.175%         9.73     05/08--01/09
B            26.00%   Fixed Rate (f)         6.295%         9.93     01/09--01/09
C            21.00%   Fixed Rate (f)         6.590%         9.93     01/09--01/09
D            14.50%       WAC (g)            6.865%         9.97     01/09--03/09
E            13.00%       WAC (g)            6.865%        10.14     03/09--04/09
F(a)          6.75%    Fixed Rate(f)         6.020%        11.35     04/09--12/12
G(a)          5.75%    Fixed Rate(f)         6.020%        14.44     12/12--09/13
H(a)          3.75%    Fixed Rate(f)         6.020%        14.62     09/13--11/13
J(a)          2.25%    Fixed Rate(f)         6.020%        14.85     11/13--01/14
K(a)          0.00%    Fixed Rate(f)         6.020%        17.10     01/14--01/19

----------
(a)        This class is not offered by this prospectus supplement.

(b) The Class X Certificates will accrue interest on the Class X notional amount. The initial Class X notional amount will be approximately $1,334,328,273 and will decline as the aggregate principal balance of the underlying mortgage loans declines. The Class X Certificates will only be entitled to receive distributions of interest.

(c) Reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(d) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid (or in the case of Class X Certificates, the reduction in notional amount). The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans, and subject to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(e) The principal window is the period during which each class would receive distributions of principal, assuming that there are no prepayments on the mortgage loans and subject to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X Certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(f)        Lesser of fixed rate or weighted average net mortgage rate.

(g)        Weighted average net mortgage rate (referred to as "WAC").

The following table shows certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in February 1999. All weighted averages set forth below are based on the balances of the mortgage loans as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in February 1999 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received. See "Description of the Mortgage Asset Pool" in, and Annex A to, this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                                     ENTIRE MORTGAGE POOL
---------------                                                     --------------------
        Initial pool balance ...................................   $1,334,328,273
        Number of mortgage loans ...............................             228
        Number of mortgaged properties .........................             266
        Average balance as of the due date for any mortgage loan
          in February 1999 .....................................   $   5,852,317
        Weighted average mortgage rate .........................           6.985%
        Weighted average remaining term to maturity or
          anticipated repayment date ...........................   125.6 months
        Weighted average debt service coverage ratio ...........           1.47 x
        Weighted average loan-to-value ratio ...................           69.84%

"Loan-to-value ratio" and "debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                              SUMMARY INFORMATION

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings assigned in the prospectus.


THE TRUST

Each offered certificate represents a proportionate ownership interest in the assets of the trust. The trust contains a pool of mortgage loans secured by first mortgage liens on fee simple and/or leasehold interests in one or more mortgaged properties used for commercial or multifamily residential purposes and certain other assets. See "Description of the Certificates--General" in this prospectus supplement for a discussion of the assets of the trust.

THE OFFERED CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS OF INTEREST AND/OR PRINCIPAL ON THE OFFERED CERTIFICATES WILL BE MADE ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.


THE MORTGAGE POOL

General. The mortgage pool consists of 228 fixed-rate mortgage loans with an aggregate principal balance as of the due date for each mortgage loan in February 1999 of approximately $1,334,328,273. The number of mortgaged properties that are located in the five states with the highest concentrations, and the approximate percentage of the initial pool balance represented by mortgage loans secured by those mortgaged properties, are as follows:

                         NUMBER OF      PERCENTAGE
                         MORTGAGED      OF INITIAL
STATE                   PROPERTIES     POOL BALANCE
--------------------   ------------   -------------
California .........        39             22.09%
New York ...........        27             12.49%
Florida ............        26              7.57%
Texas ..............        21              5.96%
Michigan ...........        10              5.73%

The remaining mortgaged properties are located in thirty (30) other states and the District of Columbia.

The number of mortgaged properties that are operated for each indicated purpose, and the approximate percentage of the initial pool balance represented by the mortgage loans secured by those mortgaged properties, are as follows:

                               NUMBER OF      PERCENTAGE
                               MORTGAGED      OF INITIAL
PROPERTY TYPE                 PROPERTIES     POOL BALANCE
--------------------------   ------------   -------------
Multifamily ..............        95        31.94%
Office ...................        45        28.38%
Retail ...................        46        16.10%
Industrial ...............        21         5.36%
Hospitality ..............        12         4.29%
Mobile home park .........        14         4.23%
Skilled nursing ..........         9         2.68%
Congregate care ..........         8         2.46%
Independent/assisted
   living ................         5         1.46%
Mixed use ................         2         1.24%
Other ....................         9         1.88%

Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that certain mortgage loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculations of Interest" in this prospectus supplement.

One hundred ninety-one (191) of the mortgage loans, which represent approximately 87.8% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. In some cases, monthly payments of principal begin after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan prior to its maturity date. Nineteen (19) of the mortgage loans, which represent approximately 3.9% of the initial pool balance, are fully amortizing.

Eighteen (18) of the mortgage loans, which represent approximately 8.2% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower elects not to prepay its ARD loan on or before its anticipated repayment date, that ARD loan will bear interest at a revised rate beginning on its anticipated repayment date. Interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate (compounded as described below) will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower elects not to prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date (other than certain minimum debt service and specified property expenses) will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization" in the prospectus supplement.

Call protection. All of the mortgage loans impose some restriction on voluntary principal prepayments whether by absolutely prohibiting such prepayments or by requiring the payment of a prepayment premium with any voluntary principal prepayment. The prepayment terms of the mortgage loans are described under "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement and in Annex A.

Defeasance. Two hundred fifteen (215) mortgage loans, which represent approximately 95.9% of the initial pool balance, provide that after a specified period, if no default exists under the related mortgage loan, the borrower may obtain the release of the related mortgaged property (or, in the case of a cross-collateralized mortgage loan or a mortgage loan secured by more than one mortgaged property, one or more of the related mortgaged properties) from the lien of the related mortgage. Upon satisfaction of certain conditions, the borrower may exercise this defeasance option by pledging to the trustee noncallable U.S. government obligations that provide payments, on or before each successive scheduled payment date on which interest and principal payments are due under the related mortgage note, in the amounts due on those dates.

For a further description of the Mortgage Loans, see "Description of the Mortgage Asset Pool" and Annex A in the prospectus supplement.


THE MORTGAGE LOAN SELLER

The depositor will acquire the mortgage loans that will be deposited in the trust. All but two (2) of the mortgage loans were originated by GMAC Commercial Mortgage Corporation, an affiliate of the depositor. The mortgage loan seller will make certain representations and warranties with respect to the mortgage loans, and all of these representations and warranties will be assigned by the depositor to the trustee. See "Description of the Mortgage Asset Pool--The Mortgage Loan Seller" in this prospectus supplement.


THE SERVICER

GMAC Commercial Mortgage Corporation.

THE TRUSTEE

Norwest Bank Minnesota, National Association.

THE CERTIFICATES

The depositor will deposit the mortgage loans into the trust. The trust has been created for the purpose of issuing the mortgage pass-through certificates, Series 1999-C1.

The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as shown under "Transaction Overview" in this prospectus supplement.

CERTIFICATE DESIGNATIONS

In this prospectus supplement we will refer to the certificates, or particular groups of the certificates, by the following designations:

  Designation               Related Class(es)
-------------------------   -------------------------------------
  Offered certificates      Classes X, A-1, A-2, B, C, D and E
  Senior certificates       Classes X, A-1 and A-2
  Interest only             Class X
    certificates
  Subordinate               Classes B, C, D, E, F, G, H, J and K
    certificates
  Residual certificates     Classes R-I, R-II and R-III

The Class F, G, H, J, K, R-I, R-II and R-III Certificates are not being offered by this prospectus supplement.


INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $1,334,328,273 (subject to an upward or downward variance of no more than 5%). The senior certificates will comprise approximately 69% and the subordinate certificates will comprise approximately 31% of the initial aggregate certificate balance of the certificates. The Class X Certificates will not have a certificate balance, but will accrue interest on the Class X notional amount.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES


GENERAL

On each distribution date, distributions will be made to the certificates in the order shown in the following chart. A distribution date is the 15th day of each month (or if the 15th day is not a business day, the next business day). The first distribution date will be March 15, 1999.

The borrowers pay interest and principal during the monthly collection period to the servicer. The servicer will deduct its servicing fee and send the remainder to the trustee, who deducts its trustee fee. On the distribution date for that month, the trustee will distribute the remaining amount, up to the available distribution amount, to the certificateholders. For a description of the calculation of the available distribution amount, see "Description of the Certificates--Distributions" in this prospectus supplement.

On each distribution date, the trustee will distribute the available distribution amount to the certificateholders as follows:

                         Available distribution amount


                                     Step 1
              Distribution of interest to the senior certificates


                                     Step 2
                        Distribution of principal to the
                         Class A-1 and A-2 Certificates


                                     Step 3
                              Distribution to the
                subordinate certificates in the following order:
                    Interest due to the Class B Certificates
                   Principal due to the Class B Certificates
                    Interest due to the Class C Certificates
                   Principal due to the Class C Certificates
                    Interest due to the Class D Certificates
                   Principal due to the Class D Certificates
                    Interest due to the Class E Certificates
                   Principal due to the Class E Certificates
                    Interest due to the Class F Certificates
                   Principal due to the Class F Certificates
                    Interest due to the Class G Certificates
                   Principal due to the Class G Certificates
                    Interest due to the Class H Certificates
                   Principal due to the Class H Certificates
                    Interest due to the Class J Certificates
                   Principal due to the Class J Certificates
                    Interest due to the Class K Certificates
                   Principal due to the Class K Certificates


                                     Step 4
                Any remaining funds to the residual certificates


NOT ALL CLASSES OF CERTIFICATES WILL RECEIVE DISTRIBUTIONS ON EACH DISTRIBUTION DATE. Payments to each class of certificates will be made in the order described above. Because payments are made in an order of priority, there may not be sufficient funds to make the payments described above after distributions to classes of certificates with a higher priority.

The Class X Certificates will not receive any distributions of principal.

For a detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement.


PASS-THROUGH RATES

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest. Each class of certificates will receive its distributions in the order shown in the chart above. Accordingly, on any given distribution date, there may not be sufficient payments from the mortgage loans for all classes of certificates to receive the full amount of their interest distributions. If this happens, those certificates that do not receive their full interest distributions (generally the most subordinate outstanding class or classes) will be entitled to receive any shortfall in interest distributions in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for such delay in distribution of interest. The amount of interest distributed on each class on each distribution date generally will equal:

 o  1/12th of the pass-through rate for that class

               multiplied by

 o  the related class certificate balance or class notional amount.

The pass-through rates for each class of certificates will be the respective pass-through rate specified for that class under "Transaction Overview."


DISTRIBUTIONS OF PRINCIPAL

Any principal due will be distributed among certain classes of certificates in accordance with their respective certificate balance in the priorities described under "Description of the Certificates-- Distributions--Application of the Available Distribution Amount" in this prospectus supplement.


DISTRIBUTIONS OF PREPAYMENT PREMIUMS

Any prepayment premium actually collected with respect to a mortgage loan will be distributed among certain classes of certificates in the amounts and priorities described under "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums" in this prospectus supplement.


ALLOCATION OF LOSSES AND CERTAIN EXPENSES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover from the mortgage loan, and that amount is less than the outstanding principal balance of the loan plus accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING THOSE LOSSES FROM THE CERTIFICATE BALANCES OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. In general, losses are allocated if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                     Step 1
                Reduce the certificate balances of the Class K,
                  Class J, Class H, Class G, Class F, Class E,
               Class D, Class C and Class B Certificates to zero,
                                 in that order


                                     Step 2
                     Reduce the certificate balances of the
                     Class A-1 and A-2 Certificates to zero

A deficit may be the result of losses incurred on the mortgage loans and/or certain expenses relating to defaulted mortgage loans and other unanticipated expenses of the trust. Reductions in the certificate balances of the certificates as the result of the allocation of losses and expenses also will have the effect of reducing the notional amount of the Class X Certificates.

For a detailed description of the allocation of losses and expenses among the certificates, see "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.


SUBORDINATION

The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates will provide credit support to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit support to the subordinate certificates with earlier alphabetical class designations.


ADVANCES

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment (or if no payment is received at all), the servicer will advance its own funds to cover that shortfall. However, the servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. The servicer will not be required to advance the full amount of any delinquent balloon payment or any default interest or excess interest. If the servicer fails to make a required advance, the trustee will be required to make that advance. The servicer and the trustee each will be entitled to interest on any advances made by it and certain servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.


OPTIONAL TERMINATION

At its option, the servicer or the depositor may purchase all of the mortgage loans and related properties in the trust on any distribution date on which the remaining aggregate principal balance of the mortgage asset pool is less than 1% of the initial pool balance. If the servicer or depositor exercises this option, the trust will terminate and the outstanding certificates will be retired. For a description of the calculation of the principal balance of a mortgage loan, see "Description of the Certificates--Certificate Balances and Notional Amounts" in this prospectus supplement. See also "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement and in the prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend on, among other things: o the purchase price of the certificates;
 o  the applicable pass-through rate;
 o  the actual characteristics of the mortgage loans; and
 o  the rate and timing of payments on the mortgage loans.

A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. A higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount, since payments of principal on the mortgage loans would occur later than anticipated.

The interest only certificates and certain other classes of certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


BOOK-ENTRY REGISTRATION

In general, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Cedelbank or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and Annex D in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates other than the Class X Certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof. The Class X Certificates are offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess thereof.


RATINGS

The offered certificates are required to receive ratings from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, and

Fitch IBCA, Inc. that are not lower than those indicated under "Transaction Overview." The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of distributions of principal and interest (other than excess interest) on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the likely actual rate of prepayments. This rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X certificateholders to fail to recover their initial investments.


LEGAL INVESTMENT

As of the date of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.


ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the senior certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The other offered certificates may not be sold to most such plans and accounts except as may be permitted under a prohibited transaction class exemption available to insurance companies using general account assets.


TAX STATUS

For federal income tax purposes, the depositor will elect to treat the asset pools that make up the trust as three separate real estate mortgage investment conduits. The certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits and generally will be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount on their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the residual certificates will be the residual interests in the pool.

For further information regarding the federal income tax consequences of investing in the offered certificates see "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.


RISKS RELATED TO THE CERTIFICATES.

                                 RISK FACTORS

   THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

   THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

RISKS RELATED TO THE CERTIFICATES.

SUBORDINATION AND ALLOCATION OF  The yield to maturity on the subordinate
LOSSES ON THE MORTGAGE LOANS     certificates, including the Class B, Class
MAY AFFECT PAYMENTS AND YIELD    C, Class D and Class E Certificates, will be
ON YOUR CERTIFICATES.             extremely sensitive to most realized losses
                                 on the mortgage loans. After the principal balance of the Class E Certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, most losses on the mortgage loans, together with certain expenses relating to defaulted mortgage loans, will be allocated exclusively to the Class D Certificates, reducing amounts payable to that class.
                                 After the principal balance of the Class D
                                 Certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, most losses on the mortgage loans, together with certain expenses relating to defaulted mortgage loans, will be allocated exclusively to the Class C Certificates, reducing amounts payable to that class.
                                 After the principal balance of the Class C
                                 Certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, most losses on the mortgage loans, together with certain expenses relating to defaulted mortgage loans, will be allocated exclusively to the Class B Certificates, reducing amounts payable to that class. In addition, if the principal balance of all of the subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, these losses and expenses will be allocated pro rata to the Class A Certificates. Whenever the certificate balance of a class is reduced due to allocation of losses and expenses, the notional amount of the Class X
                                 Certificates will be reduced by a
                                 corresponding amount. See "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR  The servicer will have considerable latitude
WHEN CERTIFICATEHOLDERS OF       in determining whether to liquidate or
VARIOUS CLASSES HAVE DIFFERING   modify defaulted mortgage loans. See
INTERESTS.                       "Servicing of the Mortgage
                                 Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.
                                 An affiliate of the servicer expects to
                                 acquire, in connection with the initial
                                 issuance of the certificates, a portion of the Class X Certificates and certain of the subordinate certificates, including a portion of the Class K Certificates.
                                 Following its purchase of these
                                 certificates, an affiliate of the servicer will have rights as a holder of certificates in addition to the servicer's rights as servicer. The ownership of certificates by an affiliate of the servicer could cause a conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes.

                                 In addition, under certain circumstances, the holder or holders of certificates representing more than 50% of the voting rights allocated to a certain class (initially the Class K Certificates) may terminate the rights and obligations of the servicer in respect of specially serviced mortgage loans and properties acquired through foreclosure and appoint a replacement to perform these duties. Investors should be aware that, although the servicer is required to administer the mortgage loans in accordance with certain servicing standards without regard to its ownership of any certificate, the interests of the servicer's affiliate as the holder of certificates representing 50% of the voting rights allocated to the specified class with respect to defaulted mortgage loans may be in conflict with those of the other holders of the offered certificates. See "Servicing of the Mortgage Loans--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" in this prospectus supplement.

                                 For a description of the controlling class, see "Servicing of the Mortgage Loans--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" in this prospectus supplement. For a description of specially serviced mortgage loans, see "Servicing of the Mortgage Loans--General" in this prospectus supplement. For a description of property acquired through foreclosure, see "The Pooling and Servicing
                                 Agreements--Collection and other Servicing
                                 Procedures" in the prospectus.

RISKS RELATED TO THE MORTGAGE LOANS.

ENVIRONMENTAL CONDITIONS MAY     "Phase I" environmental site assessments (or
AFFECT RISK OF LOSS ON THE       updates of previously conducted assessments)
MORTGAGE LOANS.                  were performed on all but one of the
                                 mortgaged properties. "Phase II"
                                 environmental site assessments were
                                 performed on certain mortgaged properties
                                 (including on the mortgaged property which did not receive a "Phase I" environmental site assessment) on behalf of the mortgage loan seller, or the related report was delivered to the mortgage loan seller in connection with its acquisition or origination of the related mortgage loan.
                                 For all but five (5) of the mortgaged
                                 properties (which represent 1.4% of the
                                 initial pool balance), these environmental assessments (or updates) were performed during the 12-month period before the due date for each mortgage loan in February
                                 1999. None of the environmental assessments revealed material adverse environmental conditions or circumstances with respect to any mortgaged property, except:

                                 o those cases where the adverse conditions were remediated or abated prior to the date of issuance of the certificates;

                                 o  those cases in which an operations and
                                    maintenance plan or periodic monitoring
                                    of the mortgaged property or nearby
                                    properties was recommended;

                                 o  those cases involving a leaking
                                    underground storage tank or groundwater
                                    contamination at a nearby property, which had not yet materially affected the mortgaged property and as to which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                 o those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                 o  those cases involving radon; and

                                 o  those cases where the related borrower
                                    has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

                                 The servicer is required to obtain an
                                 environmental site assessment of a mortgaged property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained (and any required remedial action is taken), but will decrease the likelihood that the trust will become liable for an environmental condition at the mortgaged property. There is no guarantee that this requirement will effectively insulate the trust from potential liability for a material adverse environmental condition at any mortgaged property. See "The Pooling and Servicing
                                 Agreements--Realization Upon Defaulted
                                 Mortgage Loans," "Risk
                                 Factors--Environmental Considerations" and
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Environmental Considerations" in the prospectus.




GEOGRAPHIC CONCENTRATION MAY     The mortgaged properties are located in
AFFECT RISK OF LOSS ON THE       thirty-five (35) states and the District of
MORTGAGE LOANS.                  Columbia. Except as set forth in the table
                                 under "Summary Information--The Mortgage
                                 Pool--General" in this prospectus
                                 supplement, no state contains more than 5.0%
                                 (calculated by principal balance as of the due date for each mortgage loan in February
                                 1999) of the mortgaged properties.

                                 In general, the level of geographic
                                 concentration increases the exposure of the mortgage asset pool to any adverse economic or other developments that may occur in the applicable states, including earthquakes, hurricanes and other natural disasters. In addition, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In general, the mortgaged properties are not insured for earthquake or hurricane risk. With respect to mortgaged properties located in California, the mortgage loan seller generally conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Certain mortgaged properties may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED.                         guaranteed by the United States, any
                                 governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer or the mortgage loan seller. In certain limited circumstances, the mortgage loan seller may be obligated to repurchase or replace a mortgage loan if its representations and warranties concerning that mortgage loan are breached. There is no guarantee, however, that the mortgage loan seller will be in a financial position to carry out that repurchase or substitution. See "Description of the Mortgage Asset Pool--The Mortgage
                                 Loan Seller," "--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions," and
                                 "--Representations and Warranties;
                                 Repurchases" in this prospectus supplement.

THE MORTGAGE LOANS ARE           Substantially all of the mortgage loans are
NON-RECOURSE LOANS.              non-recourse loans. In the event of borrower
                                 default on these mortgage loans, the only recourse will be to the related mortgaged property. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, however, the trust may not be able to ultimately collect the amount due under that mortgage loan. Consequently, you should consider payment on each mortgage loan to depend primarily on:

                                 o  before maturity, the sufficiency of the
                                    cash flow of the related mortgaged
                                    property; and

                                 o  at maturity (whether at scheduled
                                    maturity or, in the event of a default,
                                    upon the acceleration of maturity), on
                                    the then market value of the related
                                    mortgaged property or the ability of the related borrower to refinance the mortgaged property.

BALLOON PAYMENTS MAY AFFECT      One hundred ninety-one (191) mortgage loans,
RISK OF LOSS ON THE MORTGAGE     which represent 87.8% of the initial pool
LOANS.                           balance, require balloon payments at their
                                 stated maturity, unless previously prepaid.
                                 These mortgage loans involve a greater
                                 degree of risk than fully amortizing loans, because the ability of a borrower to make a balloon payment typically depends on its ability to refinance the mortgage loan or sell the related mortgaged property. See
                                 "Description of the Mortgage Asset
                                 Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Investment in
                                 Commercial and Multifamily Mortgage Loans" in the prospectus.

                                 To maximize recoveries on defaulted mortgage loans, the servicer may, under certain circumstances, extend or otherwise modify mortgage loans that are in default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. There is no guarantee, however, that an extension or modification will in fact increase the present value of recoveries in a given case.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether this delay is due to borrower default or to modification of the related mortgage loan by the servicer, is likely to extend the weighted average life of that class. See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.



ARD PAYMENTS MAY AFFECT RISK OF  Eighteen (18) of the mortgage loans, which
LOSS ON THE MORTGAGE LOANS.      represent 8.2% of the initial pool balance,
                                 are ARD loans. The ability of a borrower to prepay an ARD loan before or at its anticipated repayment date typically will depend on its ability to either refinance the loan or to sell the related mortgaged property. The terms of an ARD loan (e.g. the provisions for accelerated amortization and a higher interest rate after the anticipated repayment date) are intended to provide a borrower with sufficient incentive to pay the mortgage loan in full on or before its anticipated repayment date, but there is no guarantee that this incentive will be sufficient. See "Description of the Mortgage
                                 Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization" in this prospectus supplement. The failure of a borrower to prepay an ARD loan before its anticipated repayment date will likely extend the weighted average life of any class of offered certificates to which its repayment would be distributed.

THE VALUE AND SUCCESSFUL         Ninety-five (95) mortgaged properties,
OPERATION OF MULTIFAMILY         securing mortgage loans that represent 31.9%
PROPERTIES WILL BE AFFECTED BY   of the initial pool balance, are multifamily
VARIOUS FACTORS.                 rental properties. The following is a
                                 description of some of the significant
                                 factors determining the value and successful operation of a multifamily property.

                                 Occupancy and rent levels may be affected
                                 by:

                                 o  adverse local, regional or national
                                    economic conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments or a reduction in occupancy levels;

                                 o construction of additional housing units in the same market which may compete for tenants;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily
                                    rental properties, current or future rent stabilization and rent control laws and agreements; and

                                 o  the level of mortgage interest rates,
                                    which may encourage tenants in
                                    multifamily rental properties to purchase housing.

                                 Tax credit and city, state and federal
                                 housing subsidy or similar programs may:

                                 o  impose rent limitations and adversely
                                    affect the ability of the applicable
                                    borrowers to increase rents to maintain
                                    their mortgaged properties in proper
                                    condition during periods of
                                    rapid inflation or declining market value of those mortgaged properties; or

                                 o  impose income restrictions on tenants,
                                    which may reduce the number of eligible
                                    tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.





THE VALUE AND SUCCESSFUL         Forty-five (45) mortgaged properties,
OPERATION OF OFFICE PROPERTIES   securing mortgage loans that represent 28.4%
WILL BE AFFECTED BY VARIOUS      of the initial pool balance, are office
FACTORS.                         properties. Some of the significant factors
                                 determining the value of office properties are:

                                 o  Office properties may be adversely
                                    affected by an economic decline in the
                                    businesses operated by the tenants. This risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk May Affect Risk of Loss on the Mortgage Loans" below.

                                 o  Office properties are subject to
                                    competition with other office properties in the same market. Competition is affected by a property's age, condition, design (for example, floor sizes and layout), location, access to transportation and ability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

                                 o The success of an office property depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by factors such as labor cost and quality, tax environment, and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant often is more costly for office properties than for other property types.

THE VALUE AND SUCCESSFUL         Forty-six (46) mortgaged properties,
OPERATION OF RETAIL PROPERTIES   securing mortgage loans that represent 16.1%
WILL BE AFFECTED BY VARIOUS      of the initial pool balance, are retail
FACTORS.                         properties. Some of the significant factors
                                 that determine the value of retail
                                 properties are the quality of the tenants, as well as fundamental aspects of real estate such as location and market demographics.

                                 The correlation between the success of
                                 tenant businesses and property value is more direct with respect to retail properties than other types of commercial property, because some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. While there is no strict definition of an "anchor tenant," it is generally understood that a retail anchor tenant is larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Accordingly, a retail property may be adversely affected if a significant tenant ceases doing business at that location (which may occur because of the tenant's voluntary decision not to a renew a lease, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. There is no guarantee that any anchor tenants will continue to occupy space in the related retail property. If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchor tenants in a timely manner or without suffering adverse economic consequences. It is impossible to predict whether any particular anchor tenant will continue to occupy its current space.

                                 Furthermore, the correlation between the success of tenant businesses and credit quality of the mortgage loan increases when the property is a single tenant property. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk May Affect Risk of Loss on the Mortgage Loans" below.

                                 Unlike office or hospitality properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which often are characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust.

THE VALUE AND SUCCESSFUL         Twenty-one (21) mortgaged properties,
OPERATION OF INDUSTRIAL          securing mortgage loans that represent 5.4%
PROPERTIES WILL BE AFFECTED BY   of the initial pool balance, are industrial
VARIOUS FACTORS.                 properties. Some of the significant factors
                                 determining the value of industrial
                                 properties are:

                                 o  Concerns about the quality of tenants,
                                    particularly major tenants, are similar
                                    in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk May Affect Risk of Loss on the Mortgage Loans" below.

                                 o  Properties used for many industrial
                                    purposes are more prone to environmental concerns than other property types.

                                 o  Site characteristics which affect the
                                    value of an industrial property include:

                                    o  clear heights;

                                    o  column spacing;

                                    o  zoning restrictions;

                                    o  number of bays and bay depths;

                                    o  divisibility;

                                    o  truck turning radius; and

                                    o  overall functionality and
                                       accessibility.

                                 o  An industrial property requires
                                 availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

THE VALUE AND SUCCESSFUL         Twelve (12) mortgaged properties, securing
OPERATION OF HOSPITALITY         mortgage loans that represent 4.3% of the
PROPERTIES WILL BE AFFECTED BY   initial pool balance, are hospitality
VARIOUS FACTORS.                 properties. Various factors affect the
                                 economic viability of a hospitality
                                 property, including:

                                 o  The proximity of a hospitality property
                                    to major population centers or
                                    attractions will affect room rates and
                                    occupancy levels.

                                 o  Adverse local, regional or national
                                    economic conditions may limit room rates and reduce occupancy levels. The construction of competing hospitality properties can have similar effects. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.

                                 o  The viability of hospitality properties
                                    that are franchisees of national or
                                    regional hotel chains depends in large
                                    part on the continued existence and
                                    financial strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. In addition, the transferability of franchise license agreements may be restricted.

                                 o  A hospitality property's ability to
                                    attract customers and a portion of its
                                    revenues may depend on its having a
                                    liquor license. A liquor license may not be transferable in the event of a foreclosure on the related mortgaged property.

                                 o  In many parts of the country the hotel
                                    and lodging industry is generally
                                    seasonal in nature. This seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

THE VALUE AND SUCCESSFUL         Fourteen (14) of the mortgaged properties,
OPERATION OF MANUFACTURED        which secure mortgage loans that represent
HOUSING OR MOBILE HOME PARK      4.2% of the initial pool balance, are
PROPERTIES WILL BE AFFECTED BY   manufactured housing or mobile home park
VARIOUS FACTORS.                 properties. Many of the factors that affect
                                 the value of multifamily housing properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

THE VALUE AND SUCCESSFUL         Nine (9) mortgaged properties, securing
OPERATION OF HEALTH CARE         mortgage loans which represent 2.7% of the
FACILITIES WILL BE AFFECTED BY   initial pool balance, are properties
VARIOUS FACTORS.                 operated as skilled nursing facilities.
                                 Thirteen (13) mortgaged properties, securing mortgage loans which represent 3.9% of the initial pool balance, are properties operated as congregate care, independent living or assisted living facilities. Some of the significant factors that determine the value of these properties include:

                                 o  Providers of long-term nursing care and
                                    other medical services are highly
                                    regulated by federal, state and local law and are subject to, among other things:

                                    o  federal and state licensing
                                       requirements;

                                    o  facility inspections;

                                    o  rate setting;

                                    o  reimbursement policies; and

                                    o  laws relating to the adequacy of
                                       medical care, distribution of
                                       pharmaceuticals, equipment, personnel,
                                       operating
                                       policies and maintenance of and
                                       additions to facilities and services.

                                 o Competition with similar properties on a local and regional basis.

                                 o Skilled nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to the following factors that can adversely affect revenues from operation:

                                    o  statutory and regulatory changes;

                                    o  retroactive rate adjustments;

                                    o  administrative rulings;

                                    o  policy interpretations;

                                    o  delays by fiscal intermediaries; and

                                    o  government funding restrictions and
                                       cost-containment measures by
                                       governmental payors that limit
                                       payments to health care providers.

                                 Any or all of these factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

                                 Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility generally would not be entitled to obtain any outstanding reimbursement payments from government payors that relate to services furnished prior to the foreclosure.

                                 Skilled nursing, congregate care and other health care facilities may also receive a substantial portion of their revenues from private health insurance plans and other non-government payors. The reduction or elimination of private third-party reimbursement for nursing and health-related services may substantially reduce the revenues of these health care facilities. In addition, many non-government payors have sought to transfer the financial risk of treating patients to health care providers and health care related facilities, thereby creating profitability pressures in the health care industry.

                                 Skilled nursing, congregate care and other health care facilities may be subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities to meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, the trustee or purchaser at a foreclosure sale may not be entitled to the rights under any required licenses and regulatory approvals. The trustee or purchaser at a foreclosure sale, if required to apply in its own right, may not be able to obtain a new license or a new approval. In addition, skilled nursing facilities generally are "special purpose" properties that are not readily converted to general residential, retail or office use.

THE VALUE AND SUCCESSFUL         Mortgage loans secured by other property
OPERATION OF OTHER PROPERTY      types, including mixed use properties, may
TYPES WILL BE AFFECTED BY        pose risks not associated with mortgage
VARIOUS FACTORS.                 loans secured by liens on other types of
                                 income-producing real estate. Eleven (11) mortgaged properties, securing mortgage loans that represent approximately 3.1% of the initial pool balance, are types of property other than those described above.
                                 These properties may be "special purpose" properties that have limited alternative uses.

CREDIT LEASE LOANS ARE SUBJECT   Ten (10) of the mortgage loans, which
TO SPECIAL RISKS RELATED TO THE  represent 1.8% of the initial pool balance,
CREDITWORTHINESS OF THE CREDIT   are credit lease loans that have been made
TENANT.                          on mortgaged properties leased to credit
                                 tenants. The payment of interest and
                                 principal on a credit lease loan depends principally on the payment by the related credit tenant and/or its guarantor of monthly rental payments and other payments due under its credit lease. A reduction in the rating of a credit tenant and/or its guarantor may have a related adverse effect on the ratings of the certificates. Some credit tenants and/or guarantors may not have an investment grade rating.

                                 In addition, the mortgage loan seller did not independently assess the creditworthiness of any credit tenant or guarantor of a credit lease. Because the ability of a credit lease to provide sufficient funds to pay the related credit lease loan depends on revenue from a single credit tenant, if a default were to occur under the credit lease or the associated guarantee, the borrower under the credit lease loan may not be able to make the required payments under the credit lease loan until the property is re-let. Accordingly, the "dark value" (i.e. unleased value) of a mortgaged property securing a credit lease loan may be less than the balance of the credit lease loan on the mortgaged property.

                                 Some credit lease loans may provide that a default under the credit lease will not constitute a default under the credit lease loan. Under these loans, therefore, the servicer will not be able to take any corrective action unless a default occurs under the credit lease loan. If there is a default by a credit tenant or guarantor under a credit lease, there can be no assurance that liquidation of the related mortgaged property would generate sufficient funds to pay all of the principal and interest due on the related credit lease loan.

TENANT CREDIT RISK MAY AFFECT    The income from, and market value of,
RISK OF LOSS ON THE MORTGAGE     retail, office and industrial mortgaged
LOANS.                           properties would decline if:

                                 o space leases expired or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

                                 o  tenants were unable to meet their lease
                                    obligations. If tenant sales in retail
                                    properties decline, rents based on sales also will decline, and tenants may be unable to pay their rent or other occupancy costs. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                 o  a significant tenant were to become a
                                    debtor in a bankruptcy case under any
                                    bankruptcy or similar law related to
                                    creditors rights, or if for any other
                                    reason rental payments could not be
                                    collected.

THE VALUE AND SUCCESSFUL         The successful operation of a real estate
OPERATION OF COMMERCIAL          project depends on the performance and
PROPERTIES WILL BE AFFECTED BY   viability of the property manager of that
THE QUALITY OF PROPERTY          project. The property manager is responsible
MANAGEMENT.                      for the following activities:

                                 o  responding to changes in the local
                                    market;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments; and

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Accordingly, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can impair the long term viability of a real estate project.

                                 The managers of certain mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of those mortgaged properties because:

                                 o  the mortgaged properties may be managed
                                    by property managers affiliated with the borrowers;

                                 o  the mortgaged properties may be managed
                                    by property managers who also manage
                                    and/or franchise additional properties,
                                    including mortgaged properties or other
                                    properties that compete with the
                                    mortgaged properties; and

                                 o  affiliates of the managers and/or the
                                    borrowers, or the managers and/or the
                                    borrowers themselves, also may own other properties, including competing properties.

APPRAISALS ARE NOT GUARANTEES    An appraisal was conducted for each
OF THE VALUE OF MORTGAGED        mortgaged property at mortgage loan
PROPERTIES.                      origination, and the loan-to-value ratios as
                                 of the due date for any of these mortgage loans in February 1999 referred to in this prospectus supplement are based on the resulting estimates of value. Those estimates of value represent only the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. In addition, the values of the mortgaged properties may have changed significantly since the appraisal was performed in connection with mortgage loan origination and, generally, no update of that appraisal has been obtained. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. For information about the values of the mortgaged properties available to the depositor as of the due date for any mortgage loan in February 1999, see Annex A to this prospectus supplement. You should be aware that, because of the factors described above, we have provided this information for illustrative purposes only.

SECURED SUBORDINATE FINANCING    Certain mortgaged properties are encumbered
MAY AFFECT RISK OF LOSS ON THE   by subordinate debt that is not part of the
MORTGAGE LOANS.                  mortgage asset pool. The holder of any
                                 material subordinate debt on the mortgaged properties has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. Substantially all of the mortgage loans either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the related mortgage loan otherwise defaults.

                                 The existence of additional subordinate
                                 indebtedness may adversely affect the
                                 borrower's financial viability or the
                                 lender's security interest in the related mortgaged property because:

                                 o refinancing the related mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                 o  reduced cash flow could result in
                                    deferred maintenance; and

                                 o  if the holder of the subordinated debt
                                    files for bankruptcy or is placed in
                                    involuntary receivership, foreclosing on the mortgaged property could be delayed.

RELATED BORROWERS MAY AFFECT     Certain borrowers under the mortgage loans
RISK OF LOSS ON THE MORTGAGE     are affiliated or under common control with
LOANS.                           one another. When borrowers are related, any
                                 adverse circumstances relating to one
                                 borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of one borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty.
                                 Alternatively, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. See "Certain Legal
                                 Aspects of Mortgage Loans -- Bankruptcy
                                 Laws" in the prospectus.

CONCENTRATION OF MORTGAGE LOANS  Several mortgage loans, either individually
MAY AFFECT RISK OF LOSS ON THE   or together with other mortgage loans with
MORTGAGE LOANS.                  which they are cross-collateralized, have
                                 outstanding balances that are substantially higher than the average outstanding balance.
                                 In general, if a mortgage pool includes
                                 loans with larger-than-average balances, losses are likely to be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of loans with smaller-than-average or average balances.

LIMITATION ON ENFORCEABILITY OF  Thirteen (13) mortgage loans, representing
CROSS-COLLATERALIZATION MAY      4.9% of the initial pool balance, are
AFFECT RISK OF LOSS ON THE       cross-collateralized with one or more other
MORTGAGE LOANS.                  mortgage loans. Cross-collateralization
                                 arrangements involving more than one
                                 borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.
                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien
                                 granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that
                                 (i) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured and (ii) when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return. Thus, while cross-collateralization may appear to provide additional security for loans, this additional security would not be available if a court should determine that the grant was a fraudulent conveyance. See
                                 "Description of the Mortgage Asset
                                 Pool--Certain Terms and Conditions of the Mortgage Loans--Related Borrowers,
                                 Cross--Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO     If the trust acquires a mortgaged property
FORECLOSURE MAY AFFECT PAYMENTS   after a default on the related mortgage loan
TO CERTIFICATEHOLDERS.            pursuant to a foreclosure or delivery of a
                                 deed in lieu of foreclosure, that property will be considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits, which are the same rules applicable to real estate investment trusts. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property" other than qualifying "rents from real property" will subject the real estate mortgage investment conduit containing the mortgage loans to federal (and possibly state or local) tax on that income at the highest marginal corporate tax rate. Payment of these taxes will reduce the net proceeds available for distribution to certificateholders.

MORTGAGE LOANS SECURED BY        Some states, including California, limit the
MORTGAGED PROPERTIES MAY BE      remedies available to the holder of a
AFFECTED BY STATE LAW            mortgage or deed of trust in a foreclosure.
LIMITATIONS ON REMEDIES.
                                 Thirty-nine (39) of the mortgaged
                                 properties, securing mortgage loans that represent 22.1% of the initial pool balance, are located in California. This section contains a general summary of certain legal aspects of loans secured by income-producing properties in California. It does not provide a complete study of California state law or reflect the laws of any other state.
                                 See also "Certain Legal Aspects of Mortgage
                                 Loans" in the prospectus.

                                 Mortgage loans in California generally are secured by deeds of trust. If a deed of trust contains a private power of sale, the lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame. After a non-judicial foreclosure, however, a lender is barred from obtaining a deficiency judgment. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the excess of the indebtedness over the fair value of the property as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for the following periods from the date of sale:

                                 o  three months, if the proceeds from the
                                    sale were sufficient to satisfy the debt;
                                    or

                                 o  one year, if the proceeds were
                                    insufficient to satisfy the debt.

                                 Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one action rule and may be deemed to have waived its security for the indebtedness. In some cases, that lender may be prevented from collecting the indebtedness altogether.

MORTGAGE LOANS SECURED BY        Eleven (11) mortgaged properties securing
MORTGAGED PROPERTIES MAY BE      mortgage loans, which represent 6.0% by
AFFECTED BY STATE LAW            cut-off date balance or allocated loan
LIMITATIONS ON REMEDIES.         amount, as applicable, of the initial pool
                                 balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest under a ground lease.
                                 Three (3) mortgaged properties securing
                                 mortgage loans, which represent 1.6% by
                                 cut-off date balance or allocated loan
                                 amount, as applicable, of the initial pool balance, are subject to the lien of either a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or a mortgage on the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property. Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on certain factors such as the fair market value of the related mortgaged property or prevailing interest rates. Increases in ground rents may adversely affect a borrower's ability to make payments under a related mortgage loan.

                                 Upon bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the right to assume (that is, continue) or reject (that is, terminate) the ground lease. Section 365(h) of the Bankruptcy Code (as it is currently in effect) permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security. Each of the ground leases related to the mortgage loans, however, generally contains the following protections to mitigate this risk:

                                 o  It requires the lessor to give the
                                    leasehold mortgagee notice of lessee
                                    defaults and an opportunity to cure them.

                                 o  It permits the leasehold estate to be
                                    assigned to and by the leasehold
                                    mortgagee at and after a foreclosure
                                    sale.

                                 o  It contains certain other protective
                                    provisions typically included in a
                                    "mortgageable" ground lease.

                                 See "Description of the Mortgage Asset
                                 Pool--Certain Terms and Conditions of the Mortgage Loans--Ground Leases" in this prospectus supplement.

ZONING AND BUILDING CODE         The mortgage loan seller has taken certain
COMPLIANCE MAY AFFECT RISK OF    steps to establish that the use and
LOSS ON THE MORTGAGE LOANS.      operation of the mortgaged properties
                                 securing the mortgage loans are in
                                 compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. There is no guarantee that these steps revealed all possible violations. Certain violations may exist at any particular mortgaged property, but the mortgage loan seller generally does not consider those defects known to it to be material. In many cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event.
                                 Insurance proceeds generally would be
                                 available for application to the related mortgage loan if such a material casualty event were to occur. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cashflow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions to certificateholders.

CHANGES IN CONCENTRATION MAY     As payments of principal (including
AFFECT RISK OF LOSS ON THE       voluntary principal prepayments, liquidation
MORTGAGE LOANS.                  proceeds and the repurchase prices for any
                                 mortgage loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the mortgage loans, the relative concentrations with respect to types of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location described in this prospectus supplement may change. Because principal on the classes of certificates entitled payments of principal is payable in the sequential order described above, the classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to risks associated with any changes in concentrations of borrower, loan or property characteristics.

COMPLIANCE WITH THE AMERICANS    Under the Americans with Disabilities Act of
WITH DISABILITIES ACT MAY        1990, all public accommodations are required
AFFECT PAYMENTS TO               to meet certain federal requirements related
CERTIFICATEHOLDERS.              to access and use by disabled persons. If
                                 the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. Payments of these expenses and fines would reduce the amount of proceeds available for distributions to certificateholders.

LITIGATION MAY AFFECT PAYMENTS   Legal proceedings may be pending and, from
TO CERTIFICATEHOLDERS.           time to time, threatened, against the
                                 borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. There is no guarantee that this litigation will not have a material adverse effect on the distributions to certificateholders.

YEAR 2000 PROBLEM MAY AFFECT     We are aware of issues associated with the
COLLECTIONS AND DISTRIBUTIONS    programming code in existing computer
OF RECEIPTS ON THE MORTGAGE      systems as the year 2000 approaches. The
LOANS.                           "year 2000 problem" is pervasive and
                                 complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

                                 We have been advised by each of the servicer and the trustee that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or (ii) acquire computer systems that are year 2000 ready in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the servicer or the trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the servicer or the trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially and adversely affect your investment.

                    DESCRIPTION OF THE MORTGAGE ASSET POOL


GENERAL

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, the assets of which will consist primarily of a segregated pool (the "Mortgage Asset Pool") of two hundred twenty-eight (228) multifamily and commercial mortgage loans (the "Mortgage Loans"). The "Cut-off Date" with respect to each Mortgage Loan is its Due Date in February 1999. As of their respective Cut-off Dates, the Mortgage Loans had an aggregate Cut-off Date Balance (the "Initial Pool Balance") of $1,334,328,273, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date for such Mortgage Loan, after application of all payments of principal due on or before such date, whether or not received.

     Except as otherwise described below under "Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, skilled nursing, office, industrial, warehouse, hospitality or other commercial property (a "Mortgaged Property").

     The Mortgage Asset Pool includes four (4) separate sets of Mortgage Loans that are cross- collateralized with one or more other Mortgage Loans (the "Cross-Collateralized Mortgage Loans"), which represent in the aggregate 4.9% of the Initial Pool Balance. The Mortgage Asset Pool also includes fifteen (15) Mortgage Loans representing 15.8% of the Initial Pool Balance, that are each secured by more than one Mortgaged Property and, in such regard, are each similar to a set of Cross- Collateralized Mortgage Loans. Accordingly, the total number of Mortgage Loans reflected herein is 228, while the total number of Mortgaged Properties reflected herein is 266. See "--Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" below and Annex A herein.

     Substantially all the Mortgage Loans constitute non-recourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, the Servicer or the Mortgage Loan Seller.

     On or prior to February 9, 1999 (the "Delivery Date"), the Depositor will acquire the Mortgage Loans directly or indirectly from GMAC Commercial Mortgage Corporation ("GMACCM" and in such capacity, the "Mortgage Loan Seller"), in each case pursuant to a mortgage loan purchase agreement dated as of the Delivery Date or a similar agreement to be entered into by or assigned to the Depositor (each, a "Mortgage Loan Purchase Agreement"), and will thereupon assign its interests in the Mortgage Loans, without recourse, to Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), for the benefit of the holders of the Certificates. See "--The Mortgage Loan Seller" and "--Assignment of Mortgage Loans; Repurchases and Substitutions" below. The Mortgage Loan Seller constitutes a "Mortgage Asset Seller" for purposes of the Prospectus.

     The Mortgage Loans were originated between August 29, 1997 and December 31, 1998. The Mortgage Loan Seller originated 226 of the Mortgage Loans, which represent 99.7% of the Initial Pool Balance, and acquired the two (2) remaining Mortgage Loans from the respective originators thereof.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Sixty-one (61) of the Mortgage Loans, which represent 17.9% of the Initial Pool Balance, provide for scheduled monthly payments of principal and/or interest (exclusive of Excess Interest or principal payments calculated with respect to excess cash flow on any ARD Loan, "Monthly Payments") to be due on the first day of each month (the date in any month on which a Monthly Payment is first due, the "Due Date"). Six (6) of the Mortgage Loans, which represent 4.7% of the Initial Pool Balance, provide for Monthly Payments on Due Dates which are the fifth day of each month. One hundred sixty-one (161) of the Mortgage Loans, which represent 77.5% of the Initial Pool Balance, provide for Monthly Payments on Due Dates which are the tenth day of each month. In the case of two (2) Mortgage Loans, the related Balloon Payment (as defined herein) is due on the thirty-first day of the month in which such Mortgage Loan matures (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

     None of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of more than ten (10) days.

     Mortgage Rates; Calculations of Interest. Nineteen (19) of the Mortgage Loans, which represent 8.4% of the Initial Pool Balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months (with respect to certain of such Mortgage Loans, after an initial interest-only period). Two hundred nine (209) of the Mortgage Loans, which represent 91.6% of the Initial Pool Balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed (with respect to certain of such Mortgage Loans, after an initial interest-only period).

     As of the Cut-off Date, the interest rates on the Mortgage Loans (the "Mortgage Rates") range from 5.620% to 8.770% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 6.985% per annum.

     Hyperamortization. Eighteen (18) of the Mortgage Loans (the "ARD Loans"), which represent 8.2% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, commencing on such Anticipated Repayment Date, such ARD Loan will bear interest at a fixed rate per annum (the "Revised Rate") equal to the Mortgage Rate plus a specified percentage. Interest accrued on an ARD Loan at the excess of the related Revised Rate over the Mortgage Rate (the "Excess Interest") will be deferred until the principal balance thereof is reduced to zero. The failure to pay such Excess Interest will not constitute a default under such Mortgage Loans prior to the related maturity date. To the extent Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. As of or shortly following the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) payments to required escrow funds, (ii) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (iii) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (iv) principal on the Mortgage Loan until such principal is paid in full and (v) to Excess Interest. As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan before (or, in certain cases, until a certain date prior to) the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date and "open" period for each ARD Loan is listed in Annex A.

     Amortization of Principal. One hundred ninety-one (191) of the Mortgage Loans, which represent 87.8% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. Thus, each such Mortgage Loan (a "Balloon Loan") will have a substantial principal amount due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") at its stated maturity date, unless prepaid prior thereto. In addition to the Balloon Loans, the Mortgage Asset Pool consists of eighteen (18) ARD Loans, which represent 8.2% of the Initial Pool Balance; and nineteen (19) fully amortizing Mortgage Loans, which represent 3.9% of the Initial Pool Balance.

     Seven (7) Mortgage Loans, which represent 1.5% of the Initial Pool Balance, are "step amortization" Mortgage Loans, each of which amortizes at a certain amortization schedule for a specified period following origination, and thereafter amortizes at a different amortization schedule until maturity. No assurance is given as to the effect of such step amortization on the likelihood of prepayment of such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans--Step Amortization Loans" in Annex A hereto.

     In addition, six (6) Mortgage Loans, which represent 7.6% of the Initial Pool Balance, provide for payments of interest only for up to sixty (60) months after origination during which period no payments of principal are due. The amount of the Monthly Payment with respect to certain of such Mortgage Loans will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan. See Annex A herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan (other than the ARD Loans) permits negative amortization or the deferral of accrued interest.

     Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a prepayment penalty or fee (a "Prepayment Premium"). See Annex A herein.

     As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The enforceability of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. In general, no Prepayment Premium will be payable upon any mandatory prepayment of a Mortgage Loan in connection with a casualty or condemnation. See Annex A herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller for a material breach of representation or warranty on the part of the Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" herein.

     Defeasance. Two hundred fifteen (215) Mortgage Loans, which represent 95.9% of the Initial Pool Balance, permit the applicable borrower, after a specified period and provided that no event of default exists, to obtain the release of the related Mortgaged Property (or, in the case of a Cross-Collateralized

Mortgage Loan or a Mortgage Loan secured by more than one Mortgaged Property, one or more of the related Mortgaged Properties) from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments not yet due and owing, due under the Mortgage Loan, and (iii) any costs and expenses incurred in connection with such release, (b) delivers direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America (the "Defeasance Collateral") providing payments on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated Repayment Date in the case of any ARD Loan), and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan (or, with respect to Cross-Collateralized Mortgage Loans or Mortgage Loans secured by multiple Mortgaged Properties which permit defeasance, an amount equal to not less than the portion of such scheduled payments allocable to the released Mortgaged Property), and (c) delivers a security agreement granting the Trust Fund a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the Defeasance Collateral will be substituted as the collateral securing the Mortgage Loan.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties. Thirteen (13) Mortgage Loans, which represent 4.9% of the Initial Pool Balance, are Cross-Collateralized Mortgage Loans among groups of related borrowers (or, in two cases, to the same borrower). Cross-collateralization arrangements involving more than one borrower and co- borrower arrangements could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. See "Risk Factors--Risk related to the mortgage loans--Limitation on enforceability of cross-collateralization may affect risk of loss on the mortgage loans" herein. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

     Fifteen (15) Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 15.8% of the Initial Pool Balance, are secured by one or more Mortgages encumbering multiple Mortgaged Properties. Each such Mortgage Loan is evidenced by a single Mortgage Note, and is not treated as a set of Cross-Collateralized Mortgage Loans. Accordingly, the total number of Mortgage Loans reflected herein is 228, while the total number of Mortgaged Properties reflected herein is 266. Certain of the Mortgage Loans that are secured by Mortgaged Properties that are located in more than one state are treated as an individual Mortgage Loan for all purposes hereof except that in describing the geographic concentration and property type distribution of the Mortgage Asset Pool, each such Mortgage Loan is treated as multiple Mortgage Loans, each of which is allocated a Cut-off Date Balance based on the allocated loan amount (the "Allocated Loan Amount").

     In addition, certain sets of Mortgage Loans (in addition to those described in the two preceding paragraphs) were made to borrowers who are affiliated or under common control with one another (although no such set of Mortgage Loans represents more than 4.9% of the Initial Pool Balance).

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the Mortgage Loans contain both "due- on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related Mortgage or other loan documents or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Secured Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) transfers of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or (ii) transfers to certain parties related to the borrower. The Servicer will determine, in accordance with the

Servicing Standard, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     Secured Subordinate Financing. Eleven (11) Mortgage Loans representing 8.7% of the Initial Pool Balance are secured by Mortgaged Properties known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Substantially all of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. In addition, with respect to five (5) Mortgage Loans, representing 3.7% of the Initial Pool Balance, the principals of the related borrowers are known to have incurred debt secured by interests in the borrower. See "Risk Factors--Risk related to the mortgage loans--Secured subordinate financing may affect risk of loss on the mortgage loans" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

     Ground Leases. Eleven (11) Mortgaged Properties securing Mortgage Loans which represent 6.0% by Cut-off Date Balance or Allocated Loan Amount, as applicable, of the Initial Pool Balance, are subject solely to the lien of a Mortgage on the applicable borrower's leasehold interest in such Mortgaged Property. Three (3) Mortgaged Properties securing Mortgage Loans, which represent 1.6% by Cut-off Date Balance or Allocated Loan Amount, as applicable, of the Initial Pool Balance, are subject to the lien of either (i) a Mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the Mortgaged Property or (ii) a Mortgage on both the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remaining portion of the Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan. Under the terms of each such ground lease, the related ground lessor has either made its fee interest subject to the related Mortgage or, in general has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

     Credit Lease Loans. Ten (10) of the Mortgage Loans (the "Credit Lease Loans"), which represent 1.8% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a credit lease tenant (each, a "Tenant"). Certain of the Tenants and/or guarantors of such Tenants' obligations (the "Guarantors") may not have an investment grade rating, and the Mortgage Loan Seller has not independently assessed the creditworthiness of the Tenants or the related Guarantors of the Credit Leases. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans other than the Balloon Payments with respect to Credit Lease Loans which are Balloon Loans.

     The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. Under certain Credit Lease Loans, the Borrower may have the obligation to pay such costs and expenses and the failure of the Borrower to do so may give the Tenant the right to terminate the Credit Lease. In general, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property, either (i) the Credit Lease provides that the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or (ii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies (the "Lease Enhancement Policies") issued by certain insurance companies (each, an "Enhancement Insurer") obtained to cover certain casualty and/or condemnation risks.


ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

 Significant Mortgage Loans

     The AMD Loan

     The Loan. One (1) Mortgage Loan (the "AMD Loan") representing 5.1% of the Initial Pool Balance was originated by GMACCM on December 22, 1998 and has a principal balance as of the Cut-off Date of approximately $68,211,566. The AMD Loan is a Balloon Loan and has a maturity date of January 10, 2009. The AMD Loan is secured by, among other things, a fee mortgage (the "AMD Mortgage") encumbering two office buildings located in Sunnyvale, California (the "AMD Property") which serve as the corporate headquarters for Advanced Micro Devices, Inc. ("AMD"). The AMD Loan was made to Delaware CHIP, LLC, a special purpose limited liability company (the "AMD Borrower"). Payment and prepayment terms for the AMD Loan are set forth on Annex A.

     The AMD Property. The AMD Property consists of two office buildings containing an aggregate of 362,000 square feet. The AMD Property was constructed between 1980 and 1995.

     Defeasance. The AMD Borrower may obtain the release of the AMD Property from the lien of the AMD Mortgage by exercising a Defeasance Option on or after the second anniversary of the Delivery Date.

     Value. The AMD Loan has a Cut-off Date LTV of 74.96%. Appraisals performed on October 20, 1998 determined a value for the AMD Property of $91,000,000.

     DSC Ratio. The AMD Loan has an Underwritten NCF DSCR of 1.31x.

     The AMD Lease; AMD's Security Deposit. The AMD Property is leased in its entirety to AMD under a "triple-net" lease (the "AMD Lease") having an initial term of 20 years and two ten-year renewal periods. AMD's senior unsecured debt is currently rated "B" by S&P and "B1" by Moody's Investors Service, Inc. Pursuant to the AMD Lease, AMD has deposited with the AMD Borrower a security deposit in the amount of $10,000,000 which the AMD Borrower has assigned as additional collateral for the AMD Loan.

     Lockbox. All rents payable under the AMD Lease are required to be deposited directly by AMD into a lockbox account controlled by the Servicer.

     The Zalkind Loans

     The Loans. Seven (7) Mortgage Loans for which the borrowers are affiliates (collectively, the "Zalkind Loans"), representing 4.9% of the Initial Pool Balance, were originated by GMACCM in August, November and December, 1998 and have an aggregate principal balance as of the Cut-off Date of approximately $65,350,220.

     The Zalkind Loans consist of seven (7) separate Mortgage Loans to seven
(7) different special purpose limited partnerships (each, a "Zalkind Loan Borrower"), each of which is affiliated with Steven Zalkind and Donald Love. Each Zalkind Loan is secured by, among other things, a fee mortgage encumbering one of seven multifamily properties located throughout the United States (the "Zalkind Properties"). Each of the Zalkind Loans is a Balloon Loan. None of the Zalkind Loans are cross-collateralized or cross-defaulted. Payment and prepayment terms for the Zalkind Loans are as set forth on Annex A.

     The Properties. The Zalkind Properties consist of seven (7) multifamily properties located in Virginia, Florida, Tennessee, South Carolina, North Carolina and Georgia. The Zalkind Properties range in size from 110 units to 432 units, with a total of 1,557 units, and were constructed between 1968 and 1990.

     Defeasance. A Zalkind Loan Borrower may obtain the release of the related Zalkind Property from the lien of the related mortgage by exercising a Defeasance Option on or after the second anniversary of the Delivery Date.

     Value. The Zalkind Loans have Cut-off Date LTVs ranging from 72.97% to 79.90%. Appraisals performed from June 1998 to November 1998 determined a range of values for the Zalkind Properties from $4,250,000 to $29,575,000.

     DSC Ratio. The Zalkind Loans have Underwritten NCF DSCRs ranging from 1.25x to 1.40x.

     Property Management. All of the Zalkind Properties are managed by an affiliate of the Zalkind Loan Borrowers.

     Lockbox. Upon the occurrence of an event of default or, in the case of the Zalkind Tranche B Loans (as defined below), failure to make certain minimum payments on such Zalkind Tranche B Loans, the related Zalkind Borrower is required to instruct the tenants of the related Zalkind Property to make payment of all rents to a lockbox account controlled by the Servicer.

     Additional Debt. Three of the Zalkind Loans are subject to subordinate mortgages which secure additional indebtedness (the "Zalkind Tranche B Loans") which is currently held by the Mortgage Loan Seller. The Zalkind Tranche B Loans are not included in the Trust Fund. The Zalkind Tranche B Loans are subject to subordination and standstill agreements which subordinate the Zalkind Tranche B Loans to the related Zalkind Loan and which limit certain remedies available to the holder thereof.

     The Meringoff Loan

     The Loan. One (1) Mortgage Loan (the "Meringoff Loan") representing 4.7% of the Initial Pool Balance was originated by GMACCM on October 23, 1998 and has a principal balance as of the Cut-off Date of approximately $62,804,289. The Meringoff Loan is a Balloon Loan and has a maturity date of November 10, 2008. The Meringoff Loan is secured by, among other things, a mortgage (the "Meringoff Mortgage") which encumbers eight leasehold interests and one fee interest and leasehold interest in nine separate office buildings with retail space located in New York, New York (the "Meringoff Properties"). The Meringoff Loan was made to ten special purpose limited liability companies (the "Meringoff Borrowers") which are affiliated with Stephen J. Meringoff and Jay
H. Shidler. Payment and prepayment terms for the Meringoff Loan are set forth on Annex A.

     The Meringoff Properties. The Meringoff Properties range in size from 16,500 square feet to 210,200 square feet, with a total of 761,740 square feet consisting of office space and retail space. The Meringoff Properties were constructed or renovated between 1891 and 1981.

     Releases; Defeasance. The Meringoff Borrowers may obtain the release of one or more of the Meringoff Properties from the lien of the Meringoff Mortgage, by exercising a Defeasance Option on or after the second anniversary of the Delivery Date and defeasing an amount equal to 125% of the Allocated Loan Amount for the related Mortgaged Property. The Allocated Loan Amounts and Release Amounts for the Meringoff Properties are set forth below. Defeasance is only permitted upon the satisfaction of certain conditions, including, among other things, confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and delivery of certain legal opinions and documentation.

             MERINGOFF ALLOCATED LOAN AMOUNTS AND RELEASE AMOUNTS



                                           ALLOCATED         RELEASE
PROPERTY NAME                             LOAN AMOUNT        AMOUNT*
--------------------------------------   -------------   --------------
       401 Park Avenue South .........   $30,650,000     $38,312,500
       462 Broadway ..................     7,150,000       8,937,500
       400 Eighth Avenue .............     6,835,000       8,543,750
       88 University Place ...........     5,400,000       6,750,000
       12 West 27th Street ...........     4,000,000       5,000,000
       30 West 26th Street ...........     3,790,000       4,737,500
       12 West 21st Street ...........     2,980,000       3,725,000
       686 Lexington Avenue ..........     1,485,000       1,856,250
       681 Lexington Avenue ..........       660,000         825,000

        ----------
        *     125% of initial Allocated Loan Amount

     Value. The Meringoff Loan has a Cut-off Date LTV of 72.23%. Appraisals performed in July 1998 determined a range of values for the Meringoff Properties from $2,100,000 to $36,600,000 and an aggregate appraised value of $86,950,000.

     DSC Ratio. The Meringoff Loan has an Underwritten NCF DSCR of 1.24x.

     Property Management. All of the Meringoff Properties are managed by Meringoff Properties, Inc., an affiliate of the Meringoff Borrowers.

     Lockbox. Upon the occurrence of an event of default under the Meringoff Loan, the Meringoff Borrowers are required to instruct the tenants of the Meringoff Properties to make payment of all rents to a lockbox account controlled by the Servicer.

     Master Leases and Senior Debt. The Meringoff Borrowers hold leasehold interests in the improvements and real property relating to eight of the Meringoff Properties (the "Meringoff Leasehold Properties") pursuant to master leases (the "Master Leases") each of which leasehold interests is subject to the Meringoff Mortgage. One Meringoff Borrower holds a fee interest in the related Meringoff Property which fee interest is subject to the Meringoff Mortgage. The fee interest in each of the Meringoff Leasehold Properties is encumbered by a fee mortgage, none of which is included in the Trust Fund.

     Each of the leasehold interests held by the Meringoff Borrowers is subordinate to the fee mortgage on the applicable property, with such subordination conditioned on the granting of non-disturbance protection to the Meringoff Borrower as the lessee under the Master Lease. If such non-disturbance were not granted, the Master Lease would have priority over any fee mortgage encumbering the property. Subordination, non-disturbance and attornment agreements ("SNDAs") were entered into by the various Meringoff Borrowers and the respective fee mortgagees, which SNDAs granted non-disturbance protection to the Meringoff Borrowers if there was not an event of default under the Master Leases or the SNDAs.

     Each Master Lease provides, among other things, that all of the Meringoff Borrower's right, title and interest in the subleases on the property (the "Borrower's Sublease Interest") is assigned to the master lessor. Pursuant to the terms of the Master Lease, the master lessor has consented to the assignment of the Borrower's Sublease Interest to the leasehold mortgagee on the condition that the leasehold mortgagee (i) grant non-disturbance protection to each subtenant of a lease not then in default and (ii) apply any sub-tenant rents first to the payment of the Master Lease rental payments, and only then to the payments due under the leasehold mortgage.

     Master Lease Lockboxes and Cure Rights. The rental payments owed by the Meringoff Borrowers under the Master Leases are made monthly to the lockbox of the respective fee mortgagees, except with respect to the 88 University Place and 401 Park Avenue South properties. In the event of a default by a Meringoff Borrower under any Master Lease, the Servicer has the same right to notice and the opportunity to cure such default as granted to the Meringoff Borrower under the Master Lease. The cure period for any monetary default under the Master Lease is ten (10) days after notice of such default from the master lessor. Following the termination of a Master Lease, the Servicer has the option to assume the Meringoff Borrower's rights under such Master Lease upon the terms and conditions set forth therein.

     Purchase Option on 88 University Place. The Master Lease for the property located at 88 University Place grants to the relevant Meringoff Borrower a purchase option for the fee interest in the property, subject to the terms and conditions contained therein. The Meringoff Mortgage requires that upon the Meringoff Borrower's purchase of the fee interest in the property the lien of the mortgage be spread to and encumber such fee interest and that the Meringoff Borrower execute such documentation as may be required by the Servicer to effectuate the encumbrance.

     The Hudson Valley Mall Loan

     The Loan. One (1) Mortgage Loan (the "Hudson Valley Mall Loan") representing 4.4% of the Initial Pool Balance was originated by GMACCM on December 31, 1998 and has a principal balance as of the Cut-off Date of approximately $58,566,075. The Hudson Valley Mall Loan is a Balloon Loan and has a maturity date of January 10, 2009. The Hudson Valley Mall Loan is secured by, among other things, a fee mortgage (the "Hudson Valley Mall Mortgage") encumbering an anchored regional mall located in Ulster, New York (the "Hudson Valley Mall Property"). The Hudson Valley Mall Loan was made to PCK Development Company, L.L.C. (the "Hudson Valley Mall Borrower"), a special purpose limited liability company. Payment and prepayment terms for the Hudson Valley Mall Loan are set forth on Annex A.

     The Hudson Valley Mall Property. The Hudson Valley Mall Property consists of a 644,265 square foot anchored regional mall located in Ulster, New York. The Hudson Valley Mall Property was constructed in 1981, expanded in 1989 and renovated between 1995 and 1997. The Hudson Valley Mall Property is currently anchored by Filene's, Sears, JC Penney, a Hoyt's Cinema and a vacant former K-Mart, which in total occupy 409,367 square feet, or 63.5% of the property's total square footage. Although the space lease by K-Mart is vacant, K-Mart remains obligated under its lease until October 2006.

     The following table summarizes the breakdown of tenants at the Hudson Valley Mall Property:

                     HUDSON VALLEY MALL PROPERTY OVERVIEW

                                        SQUARE         % OF
                                       FOOTAGE     TOTAL SQ. FT.
                                      ---------   --------------
       Filene's ...................   120,814      18.75%
       Sears ......................   110,862      17.21
       JC Penney ..................    67,578      10.49
       K-Mart .....................    68,337      10.61
       Hoyt's Cinema ..............    41,776       6.48
       In-line Mall Space .........   234,898      36.46
                                      -------     ------
       TOTAL ......................   644,265     100.00%

                          LEASE EXPIRATION SCHEDULE

                                        EXPIRING
                            NUMBER       SQUARE         % OF
YEAR                      OF LEASES     FOOTAGE     TOTAL SQ. FT.
----------------------   -----------   ---------   --------------
  1999 ...............        11        12,443           1.93%
  2000 ...............        11        23,854           3.70
  2001 ...............        11        32,360           5.02
  2002 ...............        12       112,218          17.42
  2003 ...............         5         4,092           0.64
  2004 ...............         7       126,568          19.65
  2005 ...............         2         7,405           1.15
  2006 ...............         4       195,676          30.37
  2007 ...............         6        18,481           2.87
  2008+ ..............        10        72,261          11.22

     Defeasance; Releases. The Hudson Valley Mall Borrower may obtain the release of the Hudson Valley Mall Property from the lien of the Hudson Valley Mall Mortgage by exercising a Defeasance Option on or after the second anniversary of the Delivery Date. In addition, in connection with an expansion of the Hudson Valley Mall Property, the Hudson Valley Mall Borrower is entitled to obtain a release of an unimproved portion of the Hudson Valley Mall Property, without payment of consideration, upon satisfaction of certain conditions, including without limitation, satisfaction of certain debt service coverage ratio tests and receipt of rating confirmation from the Rating Agencies that any such release and expansion will not result in a downgrade, withdrawal or qualification of the ratings on the Certificates.

     Value. The Hudson Valley Mall Loan has a Cut-off Date LTV of 67.54%. The Cut-off Date LTV without giving effect to the amounts described in the earnout reserve described below would be 73.30%. An appraisal performed in November 1998 determined a value for the Hudson Valley Mall Property of $79,900,000.

     DSC Ratio. The Hudson Valley Mall Loan has an Underwritten NCF DSCR of
1.39x.

     Lockbox. All rents payable by tenants of the Hudson Valley Mall Property are required to be deposited directly into a lockbox account controlled by the Servicer.

     Property Management. The Hudson Valley Mall Property is managed by Pyramid Management Group, Inc., which is affiliated with The Pyramid Companies, a shopping mall developer and operator in the northeastern United States.

     Earnout Reserve. A portion of the proceeds of the Hudson Valley Mall in an amount equal to $4,600,000 is currently held in an earnout reserve under the control of the Servicer. Provided that no event of default exists under the Hudson Valley Mall Loan, and upon satisfaction of certain other conditions, such amounts will be released to the Hudson Valley Mall Borrower when the space vacated by K-Mart is leased to a similar anchor or sub-anchor tenants.

     The Uniprop Loans

     The Loans. Seven (7) Mortgage Loans for which the borrowers are affiliates (collectively, the "Uniprop Loans"), representing 3.9% of the Initial Pool Balance, were originated by GMACCM in August and September, 1998 and have an aggregate principal balance as of the Cut-off Date of approximately $52,398,996.

     The Uniprop Loans consist of seven separate Mortgage Loans to six different special purpose limited partnerships (each, a "Uniprop Loan Borrower"). Each Uniprop Loan is secured by, among other things, a fee mortgage encumbering one or more of twelve manufactured housing communities located throughout the United States (the "Uniprop Properties"). Two of the Uniprop Loans (the "Uniprop Fund II Loans") having an aggregate principal balance as of the Cut-off Date of approximately $29,866,279 are cross-collateralized and cross-defaulted with each other. Except for the Uniprop Fund II Loans, none of the Uniprop Loans are cross-collateralized or cross-defaulted. Each of the Uniprop Loans is an ARD Loan. Payment and prepayment terms for the Uniprop Loans are as set forth on Annex A.

     Each of the Uniprop Loan Borrowers is affiliated with Uniprop, Inc., a Michigan corporation ("Uniprop"). The borrower under the Uniprop Fund II Loans is Uniprop Manufactured Housing Communities Income Fund II (the "Uniprop Fund II Borrower"), a Michigan limited partnership whose limited partnership interests are publicly traded.

     The Properties. The Uniprop Properties consist of twelve manufactured housing communities located in Florida, Michigan, Colorado, Nevada, North Carolina, New Mexico and Minnesota. The Uniprop Properties range in size from 152 sites to 475 sites, with a total of 3,808 sites, and were constructed between 1972 and 1986. The Uniprop Fund II Borrower owns two additional manufactured housing communities with respect to which the Uniprop Fund II Borrower has executed negative pledge agreements prohibiting future mortgage indebtedness on such communities.

     Defeasance; Releases. The Uniprop Borrowers may obtain the release of one or more of the Uniprop Properties from the lien of the related mortgage by exercising a Defeasance Option on or after the second anniversary of the Delivery Date and, in the case of Uniprop II Loans, defeasing an amount equal to 125% of the Allocated Loan Amount for the related Mortgaged Property.

     Value. The Uniprop Fund II Loans have a weighted average Cut-off Date LTV of 45.04%. The other Uniprop Loans have Cut-off Date LTVs ranging from 54.90% to 69.56%. Appraisals performed from March 1998 to June 1998 determined a range of values for the Uniprop Properties from $3,200,000 to $16,800,000.

     DSC Ratio. The weighted average Underwritten NCF DSCR of the Uniprop Fund II Loans is 2.21x. The other Uniprop Loans have Underwritten NCF DSCRs ranging from 1.45x to 2.04x.

     Property Management. All of the Uniprop Properties are managed by Uniprop.


     Lockbox. Upon the earlier to occur of an event of default under a Uniprop Loan or the date which is three months prior to the related ARD, the related Uniprop Borrower is required to establish a lockbox account controlled by the Servicer and instruct the tenants of the related Uniprop Property to make payment of all rents to such lockbox.

     Additional Debt. Each Uniprop Loan Borrower is permitted to incur indebtedness secured solely by manufactured homes owned by such Uniprop Loan Borrower located on the related Uniprop Property. In addition, each Uniprop Loan Borrower is permitted to incur secured or unsecured subordinate third party debt provided that the amount of such debt in the aggregate may not exceed five percent (5%) of the initial principal balance of the related Uniprop Loan.


THE MORTGAGE LOAN SELLER

     GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     The information set forth herein concerning the Mortgage Loan Seller and the underwriting conducted by it with respect to the Mortgage Loans has been provided by GMACCM, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.


CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. All but one of the Mortgaged Properties were subject to a Phase I environmental site assessment (or an update of a previously conducted assessment). In the case of certain Mortgaged Properties, including the Mortgaged Property which did not receive a Phase I environmental site assessment, Phase II environmental site assessments were performed. Each such environmental assessment was performed on behalf of the Mortgage Loan Seller or the related report was delivered to the Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. With respect to 260 of the Mortgaged Properties, which secure Mortgage Loans representing 98.3%, by Cut-off Date Balance or Allocated Loan Amount, as applicable, of the Initial Pool Balance, such environmental assessments or updates thereof were conducted within the 12-month period prior to the Cut-off Date for such Mortgage Loan. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases where such conditions were remediated or abated or a use restriction was imposed prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended and implemented; (iii) those cases involving a leaking underground storage tank, groundwater or other contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party, other than the borrower, has either been identified under applicable law or was then conducting remediation of the related condition;
(iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation; (v) those cases involving radon; and
(vi) those cases where the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

     The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Servicer, the Underwriters, or any of their respective affiliates.

     Property Condition Assessments. Inspections (or updates of previously conducted inspections) of all but one of the Mortgaged Properties were conducted by independent licensed engineers and/or architects on behalf of the Mortgage Loan Seller. With respect to 262 of the Mortgaged Properties, which secure Mortgage Loans representing 98.7%, by Cut-off Date Balance or Allocated Loan Amount, as applicable, of the Initial Pool Balance, such inspections were conducted within the 12-month period prior to the Cut-off Date for the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

     Appraisals. An appraisal for each Mortgaged Property was performed (or an existing appraisal updated) on behalf of the Mortgage Loan Seller. With respect to 263 of the Mortgaged Properties, which secure Mortgage Loans representing 99.1%, by Cut-off Date Balance or Allocated Loan Amount, as applicable, of the Initial Pool Balance, such appraisals (or updates) were performed for the related Mortgage Loan during the 12-month period prior to the Cut-off Date. See Annex A herein. All of such appraisals were conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. In general, the Mortgage Loans conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors--Risk related to the mortgage loans--Appraisals are not guarantees of the value of mortgaged properties" herein.

     Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators; provided that certain Credit Lease Loans allow the tenant under the Credit Lease to self-insure. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property,
(3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property, except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve (12) months.

     In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

     Recently, certain areas of the United States experienced hurricanes and/or floods. The Mortgaged Property securing one (1) Mortgage Loan, which represents approximately 0.2% of the Initial Pool Balance, has recently sustained damage and the related borrower has contacted its insurance companies. Insurance proceeds have been escrowed with respect to, and repairs have begun on, the related Mortgaged Property securing the Mortgage Loan. However, no assurance can be given that the related borrower will be able to completely restore the property. In addition, no assurance can be given that other properties securing the Mortgage Loans have not sustained similar damage.


EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Certain of the Mortgage Loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of certain leasing-related or other conditions including, in certain cases, achieving certain debt service coverage ratios. Failure to satisfy such conditions may result in the application of the related reserve or credit enhancement amount to partially defease or prepay the related Mortgage Loan or, in certain cases, such amounts will be retained as additional collateral. Any such partial prepayment may not be required to be accompanied by payment of a Prepayment Premium or yield maintenance payment. See Annex A herein.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, each of the Mortgage Loans will be assigned, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, generally the Mortgage Loan Seller is required in accordance with, and subject to the terms of, the Mortgage Loan Purchase Agreement to deliver or cause to be delivered the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of the Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);
(c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the related Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the related Mortgage) in blank or in favor of the Trustee, in recordable form; (f) any UCC financing statements and original assignments thereof to the Trustee; (g) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (h) when relevant, the related ground lease or a copy thereof. If the Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller will deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed.

     The Trustee will be required to review the documents delivered by the Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

     In lieu of affecting any such repurchase in the manner set forth above, the Mortgage Loan Seller is also permitted for two years following the Delivery Date to substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (any Mortgage Loan repurchased or substituted, a "Deleted Mortgage Loan"). To qualify as a Replacement Mortgage Loan, the Replacement Mortgage Loan must have certain financial terms substantially similar to the Deleted Mortgage Loan and meet a number of specific requirements. In particular, the Replacement Mortgage Loan must (i) have a Stated Principal Balance (as defined herein) of not more than the Stated Principal Balance of the Deleted Mortgage Loan, (ii) accrue interest at a rate of interest at least equal to that of the Deleted Mortgage Loan, (iii) be a fixed-rate Mortgage Loan, and (iv) have a remaining term to stated maturity or Anticipated Repayment Date, in the case of an ARD Loan, of not greater than, and not more than two years less than, the Deleted Mortgage Loan (any mortgage loan meeting such qualifications, a "Qualifying Substitute Mortgage Loan"). In addition, the Replacement Mortgage Loan must be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code. Finally, the Mortgage Loan Seller must deposit in the Distribution Account an amount, if any, by which the Purchase Price of the Deleted Mortgage Loan exceeds the initial Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount").

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any of the Mortgage Loans or for any defect in any such document; and none of the Depositor or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so.

     Within 45 days following the Delivery Date, the Trustee, at the expense of the Mortgage Loan Seller, will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the fourth preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Mortgage Loan Purchase Agreement, subject to certain exceptions, the Mortgage Loan Seller has represented and warranted with respect to each of the Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (i) Immediately prior to the transfer thereof to the Depositor, the Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

     (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date for such Mortgage Loan.

     (iv) Such Mortgage Loan was not, as of the Cut-off Date for such Mortgage Loan, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

     (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "Permitted Encumbrances" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) The Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

       (vii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (viii) The related Mortgaged Property is, except as otherwise set forth in the related engineering report, to the knowledge of the Mortgage Loan Seller, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan and the Mortgage Loan Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

       (ix) At origination, such Mortgage Loan complied with all applicable usury laws.

     (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xii) All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on such Mortgaged Property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

     (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of the Mortgage Loan Seller, or as to which the related report was delivered to the Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and the Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

     (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

     (xv) All escrow deposits relating to such Mortgage Loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

     (xvi) As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Mortgage Loan Seller, as of the Delivery Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the title policy referred to in (v) above.

     (xvii) No holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xviii) To the Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Mortgage Loan Seller, as of the date of origination of such Mortgage Loan, the related Mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

     (xix) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xi) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xx) In connection with the origination or acquisition of such Mortgage Loan, the Mortgage Loan Seller has inspected or caused to be inspected the Mortgaged Property.

     (xxi) Such Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of such Mortgage Loan, the related Mortgaged Property is directly or indirectly transferred or sold.

     (xxii) The related Mortgagor is an entity, other than an individual, whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such Mortgagor: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loan, (B) may not engage in any business unrelated to such Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents, (E) has its own books and records separate and apart from any other person, and (F) holds itself out as a legal entity, separate and apart from any other person.

     If it is found that there exists a material breach of any of the foregoing representations and warranties of the Mortgage Loan Seller with respect to any of the Mortgage Loans, and if the Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90 day period at the applicable Purchase Price or, for two years following the Delivery Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan and pay any Substitution Shortfall Amount.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding any of the Mortgage Loans. As to any Mortgage Loan, the Mortgage Loan Seller will be the sole warranting party; and none of the Depositor or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the Prospectus.

POOL CHARACTERISTICS; CHANGES IN MORTGAGE ASSET POOL

     The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Loans that constitute the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates (as defined herein) are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date for each such Mortgage Loan. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined herein) will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans (as defined herein) and REO Properties and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement. Such requirements are herein referred to as the "Servicing Standard".

     A "Specially Serviced Mortgage Loan" is any Mortgage Loan as to which any of the following events (each, a "Special Servicing Event") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

     (a) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

     (b) with respect to the circumstances described in clauses (iii), (v),
   (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

     (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

     (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Servicer will be required to service and administer the respective groups of related Cross- Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it are remediated or otherwise addressed as contemplated above.

     Set forth below, following the subsection captioned "--The Servicer" is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" and a "Special Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.


THE SERVICER

     GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of December 31, 1998, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $52 billion. See "Description of the Mortgage Asset Pool--The Mortgage Loan Seller" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.


TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies and the Servicer. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class.

     In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements--Sub- Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding the Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the fee of the Trustee based on the trustee fee rate provided in the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Unless the same person acts in both capacities, the Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

     The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates (as defined herein) outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its Initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest Certificate Balance then outstanding, provided that if two or more Classes of Principal Balance Certificates have the largest Certificate Balance, the most subordinate Class will be the "Controlling Class"). Initially the Controlling Class will consist of the Class K Certificates. It is anticipated that the Servicer or an affiliate will acquire certain Subordinate Certificates, including the Class K Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Servicer in respect of its servicing activities generally will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Servicing Fee" will be a fee payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at a percentage rate per annum set forth in Annex A for each Mortgage Loan (the "Servicing Fee Rate"), and will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related Mortgage Loan is computed. The "Special Servicing Fee" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans then on deposit in the Certificate Account. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon

Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

     As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and (b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, the Interest Reserve Account and the REO Account, if established (and any Replacement Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account, if established), and the Servicer and Replacement Special Servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The Servicer and Replacement Special Servicer will have such rights and obligations irrespective of whether the Servicer or Replacement Special Servicer, as applicable, actually directs the investment of such funds.

     If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to cover interest on any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

     In general, if a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess

Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." In general, conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date in any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (net of related Servicing Fees and, if applicable, Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Similarly, if the Due Date for any Balloon Payment occurs after the normal Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the related Balloon Loan from such normal Due Date to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before the succeeding Determination Date, constitute a "Balloon Payment Interest Excess." Conversely, if the Due Date for any Balloon Payment occurs before the Due Date for Monthly Payments in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) that would have accrued on the related Balloon Loan from the stated maturity date through such Due Date will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall." Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. If any Mortgage Loan with a Due Date after the Determination Date in any month is prepaid in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, and such prepayment is applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in the next succeeding Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such prepayment from the date as of which such prepayment was received to but not including the Due Date of such Mortgage Loan in the next succeeding Collection Period, to the extent not collected from the related borrower (without regard to any Prepayment Premium or Excess Interest that may have been collected) and to the extent that any portion thereof does not represent a Balloon Payment Interest Shortfall, will constitute an "Extraordinary Prepayment Interest Shortfall." The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls, Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period; provided, however, that with respect to those Mortgage Loans having Due Dates which fall on or before the Determination Date, the Servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate Servicing Fee for the same Collection Period calculated for all Mortgage Loans at a rate equal to 0.02% (the "Master Servicing Fee Rate").

     The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event or as to which a default is imminent, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and any Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the REO Account, as applicable, and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any

Certificateholder. The Servicer will have an obligation to make any such Servicing Advance (other than a Nonrecoverable Advance or an advance that would be in violation of the Servicing Standard) requested by a Replacement Special Servicer within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer will be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance).

     If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to make such Servicing Advance.

     The Servicer, any Replacement Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

     As and to the extent described herein, the Servicer, any Replacement Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. The Servicing Fee includes the compensation of the Trustee which will be withdrawn by the Trustee from the Distribution Account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates--P&I Advances" herein.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception, the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

     (ii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

     (iii) the Servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

     (iv) the Servicer will not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, the Servicer may not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (v) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

ENFORCEMENT OF ARD LOANS

     With respect to all ARD Loans, the Servicer and any Replacement Special Servicer may not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the ARD Loan. The foregoing will not limit the Servicer's or Replacement Special Servicer's obligation to direct the related borrower to establish a Lockbox Account pursuant to the provisions of the Pooling and Servicing Agreement. If a borrower elects not to repay the principal due and outstanding on an ARD Loan on its Anticipated Repayment Date, the Servicer will generally notify any such borrower that the Revised Rate for such Mortgage Loan will not exceed the related initial Mortgage Rate plus 2.00%.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

     The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the prior paragraph, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer will accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

     In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

     The Servicer, or, if appointed, the Replacement Special Servicer, shall establish and maintain one or more eligible accounts (the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and Insurance Proceeds derived from each REO Property. The Servicer or Replacement Special Servicer, as applicable, shall use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, such Servicer or Replacement Special Servicer shall make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one Business Day following the end of each Collection Period, the Servicer or Replacement Special Servicer shall deposit all amounts collected or received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Certificate Account, provided that the Servicer and the Replacement Special Servicer may retain in the REO Account permitted reserves.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then- current balance greater than $2,000,000, at least once every year and, if the related Mortgage Loan is a Credit Lease Loan, at least once every three years). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare or cause to be prepared a written report of each such inspection performed thereby describing the condition of the Mortgaged Property. In the event the published rating for any Tenant or Guarantor is downgraded by either S&P or Fitch by one or more rating increments (e.g. AA to A) and no inspection has been performed due to a ratings downgrade in the preceding twelve months for the related Mortgaged Property, then in each such instance the Servicer will cause all Mortgaged Properties leased to such Tenant to be inspected as soon as reasonably practical.

     With respect to each Mortgage Loan (other than any Credit Lease Loan) that requires the borrower to deliver operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Series 1999-C1 Certificates (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer and the Trustee, and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date for such Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date for such Mortgage Loan); (ii) any Mortgaged Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account, any REO Account and the Interest Reserve Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and
(v) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

     The Certificates will consist of fifteen (15) classes (each, a "Class") to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Owners may elect to hold their Certificates through DTC, in the United States, or Cedelbank or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures regarding DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Trustee or the Mortgage Loan Seller will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Euroclear and Cedelbank. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear") in Europe if such investors are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Cedelbank or Euroclear Participant (each as defined below) as a result of a transaction with a Participant (other than a depositary holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedelbank Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

     Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear's Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the Offered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Certificate Owners it represents or, if applicable, to Indirect Participants. Accordingly, Certificate Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any Class of Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account such Offered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Certificate Owners will not be recognized by the Trustee or Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Certificate Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Certificate Owner. Otherwise, the Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

     Year 2000. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program to deal with the "Year 2000 problem" so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately.

     Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

     For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.


CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):




                                                        APPROXIMATE              APPROXIMATE
                          INITIAL CERTIFICATE     PERCENT OF INITIAL POOL     PERCENT OF CREDIT
CLASS                           BALANCE                   BALANCE                  SUPPORT
----------------------   ---------------------   -------------------------   ------------------
   Class A-1 .........        $240,000,000                    17.99%                31.00%
   Class A-2 .........        $680,686,000                    51.01%                31.00%
   Class B ...........        $ 66,716,000                     5.00%                26.00%
   Class C ...........        $ 66,717,000                     5.00%                21.00%
   Class D ...........        $ 86,731,000                     6.50%                14.50%
   Class E ...........        $ 20,015,000                     1.50%                13.00%
   Class F ...........        $ 83,396,000                     6.25%                 6.75%
   Class G ...........        $ 13,343,000                     1.00%                 5.75%
   Class H ...........        $ 26,686,000                     2.00%                 3.75%
   Class J ...........        $ 20,015,000                     1.50%                 2.25%
   Class K ...........        $ 30,023,273                     2.25%                 0.00%

     On each Distribution Date (as defined herein), the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to the aggregate Certificate Balance of the Principal Balance Certificates outstanding from time to time. The Class X Certificates will have an initial Notional Amount of $1,334,328,273 (subject to a variance of plus or minus 5%). The Class X Certificates consist of eleven components each corresponding to a different Class of Principal Balance Certificates (the "Class X Components"). No Class of REMIC Residual Certificates will have a Certificate Balance.


PASS-THROUGH RATES

     The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rate applicable to the Class A-1 Certificates will be fixed and, at all times, will be equal to the Pass-Through Rate specified for such Class on the cover page hereof. The Pass-Through Rate applicable to the Class A-2, Class B and Class C Certificates for any Distribution Date will be equal to the lesser of the specified fixed rate shown on the cover page hereof and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class D and Class E Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.690% per annum. The Pass-Through Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates then applicable to each Class X Component. The Pass-Through Rate in respect of each Class X Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. The Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J and Class K Certificates for any Distribution Date will be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the Revised Rate to any ARD Loan. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be equal to (x) the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate, minus (y) the related Servicing Fee Rate; provided, however, that with respect to each Interest Reserve Loan (as defined herein), (i) the Net Mortgage Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following, in the case of any Mortgage Loan, the related Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 5th day of each month or, if any such 5th day is not a business day, the immediately succeeding business day.


DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month, or if any such 15th day is not a business day, then on the next business day, commencing in March 1999 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the preceding month (the "Record Date") and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense (each as defined herein) previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal:

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

         (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

         (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

         (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

         (iv) amounts deposited in the Certificate Account in error;

         (v) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution; and

         (vi) amounts that represent Excess Interest (which will not be available for distribution to the holders of the Offered Certificates); plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related Collection Period; plus

     (c) for the Distribution Date occurring in each March, the Withheld Amounts with respect to the Interest Reserve Loans then on deposit in the Interest Reserve Account as described under "--Interest Reserve Account" below; plus

     (d) with respect to any Mortgage Loan with a Due Date after the Determination Date in each month, the Monthly Payment (other than any Balloon Payment) due in the same month as such Distribution Date to the extent received by the related Due Date in such month.

     See "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

     (2) to pay principal: first to the holders of the Class A-1 Certificates, and then to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

       (4) to make payments on the Subordinate Certificates as set forth below;


provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion, if any, of the Principal Distribution Amount for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

     On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period; provided, however, that with respect to those Mortgage Loans having Due Dates that fall on or before the related Determination Date, the Servicer will cover Prepayment Interest Shortfalls with respect to such Mortgage Loans only to the extent of its aggregate Master Servicing Fee for the same Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among each Class of REMIC Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Distribution Date will, in general, equal the aggregate of the following (without duplication):

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the same calendar month as such Distribution Date;

     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred, or any ARD Loan as to which the Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered;

     (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; and

     (e) if such Distribution Date is after the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; (ii) the stated maturity date of any Balloon Loan that has a Due Date after the Determination Date in any month; or (iii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due or deemed due on the last Due Date prior to the acquisition of such REO Property or Properties.

     Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed percentage prepayment premium or a yield maintenance prepayment premium) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (as additional interest and not in reduction of the Certificate Balances thereof) in an amount up to, in the case of each such Class, the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction for such Class and (c) the Principal Allocation Fraction of such Class. The "Discount Rate Fraction" for any such Class of Certificates is equal to a fraction (not greater than 1.0 or less than 0.0) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each such Class of Certificates, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion, if any, of the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.


     With respect to any prepaid Mortgage Loan, the "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date. With respect to certain of the Mortgage Loans, the Discount Rate is a semi-annual rate,

     The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

     Distributions of Excess Interest. No Excess Interest collected on an ARD Loan will be available for distribution to the holders of the Offered Certificates.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account. In addition, an initial deposit shall be made to the Interest Reserve Account with respect to the Distribution Date occurring in March 1999.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Classthereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction will also have the effect of reducing the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the month in which the liquidation proceeds are distributed and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt (other than Excess Interest) due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the

Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for theServicer) as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus,
(v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.


P&I ADVANCES

     With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer will be obligated to make advances of delinquent principal and interest on the Mortgage Loans (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments or Excess Interest) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the same month as such Distribution Date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of such Due Date or the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of
(i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "The Trustee" below.

     The Servicer and the Trustee will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer and the Trustee will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

     The Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum

(the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer or the Trustee, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.


APPRAISAL REDUCTIONS

     Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and
(iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause (a)(iv) above and were not taken into account in the calculation of such appraised value. Notwithstanding the foregoing, if an appraisal is not obtained from an independent MAI-designated appraiser within 120 days following the earliest of the dates described in the first sentence of this paragraph, then until such appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Required Appraisal Loan. Upon receipt of an appraisal from an independent MAI-designated appraiser, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related

Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or
(c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each holder of an Offered Certificate as of the related Record Date a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will provide or make available on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "Trustee Reports"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing, among other things, substantially the information set forth below:

     (1) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in Annex A of this Prospectus Supplement in the tables under the caption "Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A.

     (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property or which have become REO Property.

     (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date for such Mortgage Loan, showing the original and the revised terms thereof.

     (4) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

     (6) A "Servicer Watch List" setting forth, among other things, certain Mortgage Loans which have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (to the extent the Servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.


     None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable. Certain information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.


     Prior to each Distribution Date, the Servicer will deliver to the Trustee (by electronic means) (i) a "Comparative Financial Status Report" containing substantially the content set forth in Annex B setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan (other than the Credit Lease Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information):
(a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately; and (c) the "base year" (representing the original analysis of information used as of the Cut-off Date for such Mortgage
Loan); and (ii) a "CSSA Loan File" setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.


     In addition, the Servicer is also required to perform with respect to each Mortgaged Property and REO Property (except any Mortgaged Property securing a Credit Lease Loan):


     (a) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended March 31, 1999, an "Operating Statement Analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request, and


     (b) Within 30 days after receipt by the Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Annex B (the "NOI Adjustment Worksheet") (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in its reporting obligation in (1) above. The Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.


     Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports described above upon request. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website, electronic bulletin board and its fax-on-demand service. In addition, upon the approval of the Depositor, the Trustee will make available each month, to any interested party, the Trustee Reports (other than the Servicer Watch List) on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/ cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. All such reports and statements will require the use of a password provided by the Trustee to the person requesting such report or statement upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement; provided, however, that the Rating Agencies and the parties to the Pooling and Servicing Agreement will not be required to provide such certification. The Depositor may at any time instruct the Trustee not to require the use of a password to access any or all such information. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month the Servicer Watch List and the Comparative Financial Status Report to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, the Rating Agencies and to any of the parties to the Pooling and Servicing Agreement via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement; provided, however, that the Rating Agencies and the parties to the Pooling and Servicing Agreement will not be required to provide such certification. The Depositor may at any time instruct the Trustee not to require the use of a password to access any or all such information.

     In connection with providing access to the Trustee's internet website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or prospective purchaser of an Offered Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and (f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon reasonable written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. The Servicer may, but is not required to, make certain information available over the Internet.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances (adjusted as described below) of their Certificates, 1% of the Voting Rights shall be allocated among the holders of the Class X Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates (pro rata between the Class A-1 and Class A-2 Certificates), in that order, solely for purposes of calculating Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 1% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or, if the Servicer elects not to make such purchase, the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.


     Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by (b) if such purchase is by the Servicer, the aggregate of all amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.


     On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account, net of any portion of the foregoing not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus), will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

THE TRUSTEE

     Norwest Bank Minnesota, National Association will act as Trustee. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000 (or, under certain conditions, such lesser amount that each Rating Agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any Class of Certificates) and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" or its equivalent by the Rating Agencies (or such lower ratings as the Rating Agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 11000 Broken Land Parkway, Columbia, MD 21044-3562, Attention: Corporate Trust Services (CMBS)--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C1. All requests relating to the transfer of Certificates should be delivered to the Trustee at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)--GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-C1.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     Pass-Through Rate. The Pass-Through Rate for the Class A-1 Certificates will be fixed. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class A-2, Class B and Class C Certificates for any Distribution Date will be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class D and Class E Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date. Accordingly, the yield on the Offered Certificates (other than the Class A-1 Certificates) will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rates for the Class X, Class D and Class E Certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rate with respect to the Class A-2, Class B and Class C Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield Considerations--Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and the other Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. The failure on the part of any borrower to pay its ARD Loan on its Anticipated Repayment Date may result in significant delays in payments of principal on such ARD Loan and, accordingly, on the Offered Certificates. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. In addition, reductions in the balances of the Principal Balance Certificates will also reduce the Notional Amount of the Class X Certificates. Further, any Net Aggregate Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of REMIC Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--
Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Distribution Amount until the Distribution Date in the following month. Therefore, the weighted average life of the Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (or the Anticipated Repayment Date, in the case of an ARD
Loan). The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out or defeasance period or a yield maintenance period) will conform to any particular

CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate,


that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out or defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the Mortgage Loan, exercise a Defeasance Option. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Maturity Assumptions"): (i) the initial Certificate Balance or Notional Amount, as the case may be, and the Pass-Through Rate for each Class of Certificates are as set forth herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan, (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in March 1999, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xiii)), (vi) the ARD Loans mature on their respective Anticipated Repayment Dates, (vii) all Mortgage Loans accrue interest under the method as specified in Annex A, (viii) neither the Servicer nor the Depositor exercises its right of optional termination described herein,
(ix) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in March 1999, (xiii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xiv) the prepayment provisions for each Mortgage Loan are as set forth on Annex A, (xv) the Delivery Date is February 9, 1999, (xvi) with respect to Loan Number GMAC3700, the draw requirements for the earnout are assumed to be met, and
(xvii) with respect to 3.51% of the Initial Pool Balance, a simplifying assumption was made with regard to the Discount Rate, which was assumed to be a monthly compounded rate. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                          OTHERWISE AT INDICATED CPR



                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR          25% CPR         50% CPR         75% CPR        100% PP*
------------------------------------------   --------------   -------------   -------------   -------------   ------------
Initial ..................................   100%             100%            100%            100%            100%
February 15, 2000 ........................    93               93              93              93              93
February 15, 2001 ........................    86               86              86              86              86
February 15, 2002 ........................    76               76              76              75              75
February 15, 2003 ........................    67               67              67              67              66
February 15, 2004 ........................    58               58              57              57              56
February 15, 2005 ........................    48               47              46              46              41
February 15, 2006 ........................    31               30              29              29              29
February 15, 2007 ........................    20               19              18              18              18
February 15, 2008 ........................     6                5               3               1               0
February 15, 2009 and thereafter .........     0                0               0               0               0
Weighted Average Life (in years) .........   5.40             5.34            5.31            5.29            5.23
First Principal Payment Date .............     Mar-1999        Mar-1999        Mar-1999        Mar-1999        Mar-1999
Last Principal Payment Date ..............     May-2008        Mar-2008        Mar-2008        Mar-2008        Feb-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                          OTHERWISE AT INDICATED CPR



                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------------
DATE                                             0% CPR          25% CPR         50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   -------------   -------------   --------------   ------------
Initial ..................................   100%             100%            100%            100%             100%
February 15, 2000 ........................   100              100             100             100              100
February 15, 2001 ........................   100              100             100             100              100
February 15, 2002 ........................   100              100             100             100              100
February 15, 2003 ........................   100              100             100             100              100
February 15, 2004 ........................   100              100             100             100              100
February 15, 2005 ........................   100              100             100             100              100
February 15, 2006 ........................   100              100             100             100              100
February 15, 2007 ........................   100              100             100             100              100
February 15, 2008 ........................   100              100             100             100               94
February 15, 2009 and thereafter .........     0                0               0               0                0
Weighted Average Life (in years) .........   9.73             9.70            9.66            9.61             9.36
First Principal Payment Date .............     May-2008        Mar-2008        Mar-2008         Mar-2008        Feb-2008
Last Principal Payment Date ..............     Jan-2009        Jan-2009        Jan-2009         Dec-2008        Oct-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                          OTHERWISE AT INDICATED CPR




                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR          75% CPR        100% PP*
------------------------------------------   -------------   -------------   -------------   --------------   -----------
Initial ..................................   100%            100%            100%            100%             100%
February 15, 2000 ........................   100             100             100             100              100
February 15, 2001 ........................   100             100             100             100              100
February 15, 2002 ........................   100             100             100             100              100
February 15, 2003 ........................   100             100             100             100              100
February 15, 2004 ........................   100             100             100             100              100
February 15, 2005 ........................   100             100             100             100              100
February 15, 2006 ........................   100             100             100             100              100
February 15, 2007 ........................   100             100             100             100              100
February 15, 2008 ........................   100             100             100             100              100
February 15, 2009 and thereafter .........     0               0               0               0                0
Weighted Average Life (in years) .........   9.93            9.93            9.93            9.92             9.68
First Principal Payment Date .............    Jan-2009        Jan-2009        Jan-2009         Dec-2008        Oct-2008
Last Principal Payment Date ..............    Jan-2009        Jan-2009        Jan-2009         Jan-2009        Oct-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                          OTHERWISE AT INDICATED CPR




                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------------------   -------------   -------------   -------------   -------------   ------------
Initial ..................................   100%            100%            100%            100%            100%
February 15, 2000 ........................   100             100             100             100             100
February 15, 2001 ........................   100             100             100             100             100
February 15, 2002 ........................   100             100             100             100             100
February 15, 2003 ........................   100             100             100             100             100
February 15, 2004 ........................   100             100             100             100             100
February 15, 2005 ........................   100             100             100             100             100
February 15, 2006 ........................   100             100             100             100             100
February 15, 2007 ........................   100             100             100             100             100
February 15, 2008 ........................   100             100             100             100             100
February 15, 2009 and thereafter .........     0               0               0               0               0
Weighted Average Life (in years) .........   9.93            9.93            9.93            9.93            9.72
First Principal Payment Date .............    Jan-2009        Jan-2009        Jan-2009        Jan-2009        Oct-2008
Last Principal Payment Date ..............    Jan-2009        Jan-2009        Jan-2009        Jan-2009        Nov-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                          OTHERWISE AT INDICATED CPR




                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR         50% CPR         75% CPR        100% PP*
------------------------------------------   --------------   --------------   -------------   -------------   ------------
Initial ..................................   100%             100%             100%            100%            100%
February 15, 2000 ........................   100              100              100             100             100
February 15, 2001 ........................   100              100              100             100             100
February 15, 2002 ........................   100              100              100             100             100
February 15, 2003 ........................   100              100              100             100             100
February 15, 2004 ........................   100              100              100             100             100
February 15, 2005 ........................   100              100              100             100             100
February 15, 2006 ........................   100              100              100             100             100
February 15, 2007 ........................   100              100              100             100             100
February 15, 2008 ........................   100              100              100             100             100
February 15, 2009 ........................    19                7                0               0               0
February 15, 2010 and thereafter .........     0                0                0               0               0
Weighted Average Life (in years) .........   9.97             9.95             9.93            9.93            9.85
First Principal Payment Date .............     Jan-2009         Jan-2009        Jan-2009        Jan-2009        Nov-2008
Last Principal Payment Date ..............     Mar-2009         Mar-2009        Jan-2009        Jan-2009        Jan-2009

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   -----------
Initial ..................................    100%             100%             100%             100%            100%
February 15, 2000 ........................    100              100              100              100             100
February 15, 2001 ........................    100              100              100              100             100
February 15, 2002 ........................    100              100              100              100             100
February 15, 2003 ........................    100              100              100              100             100
February 15, 2004 ........................    100              100              100              100             100
February 15, 2005 ........................    100              100              100              100             100
February 15, 2006 ........................    100              100              100              100             100
February 15, 2007 ........................    100              100              100              100             100
February 15, 2008 ........................    100              100              100              100             100
February 15, 2009 ........................    100              100               84               31               0
February 15, 2010 and thereafter .........      0                0                0                0               0
Weighted Average Life (in years) .........   10.14            10.12            10.08            10.00            9.93
First Principal Payment Date .............     Mar-2009         Mar-2009         Jan-2009         Jan-2009        Jan-2009
Last Principal Payment Date ..............     Apr-2009         Apr-2009         Mar-2009         Mar-2009        Jan-2009

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

CERTAIN PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.


     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of February 9, 1999 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including February 1, 1999 to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (i.e., 99.16 means 9916/32%) and are exclusive of accrued interest.


PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                   DATE AND
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED
                                     CPRS




                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                   OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------------------
           ASSUMED PRICE
              (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR    100% PP*
---------------------------------- ----------- ----------- ----------- ----------- -----------
 98.16 ........................... 6.196%      6.198%      6.200%      6.201%      6.204%
 98.24. .......................... 6.137%      6.139%      6.141%      6.141%      6.144%
 99.00 ........................... 6.079%      6.081%      6.082%      6.082%      6.084%
 99.08 ........................... 6.022%      6.023%      6.023%      6.024%      6.025%
 99.16 ........................... 5.964%      5.965%      5.965%      5.965%      5.966%
 99.24 ........................... 5.907%      5.907%      5.907%      5.907%      5.907%
100.00 ........................... 5.850%      5.849%      5.849%      5.849%      5.848%
100.08 ........................... 5.793%      5.792%      5.791%      5.791%      5.790%
100.16 ........................... 5.736%      5.734%      5.734%      5.733%      5.731%
100.24 ........................... 5.679%      5.677%      5.676%      5.675%      5.673%
101.00 ........................... 5.623%      5.621%      5.619%      5.618%      5.615%
101.08 ........................... 5.567%      5.564%      5.562%      5.561%      5.558%
101.16 ........................... 5.511%      5.508%      5.506%      5.504%      5.500%
101.24 ........................... 5.455%      5.452%      5.449%      5.448%      5.443%
102.00 ........................... 5.400%      5.396%      5.393%      5.391%      5.386%
102.08 ........................... 5.344%      5.340%      5.337%      5.335%      5.329%
102.16 ........................... 5.289%      5.284%      5.281%      5.279%      5.273%
Weighted Average Life (yrs.) ..... 5.40        5.34        5.31        5.29        5.23
First Principal Payment Date ..... Mar-1999    Mar-1999    Mar-1999    Mar-1999    Mar-1999
Last Principal Payment Date ...... May-2008    Mar-2008    Mar-2008    Mar-2008    Feb-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                   DATE AND
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED
                                     CPRS




                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                   OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------------------
           ASSUMED PRICE
              (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR    100% PP*
---------------------------------- ----------- ----------- ----------- ----------- -----------
 99.16 ........................... 6.292%      6.292%      6.292%      6.292%      6.293%
 99.24 ........................... 6.256%      6.256%      6.256%      6.256%      6.256%
100.00 ........................... 6.221%      6.221%      6.221%      6.221%      6.220%
100.08 ........................... 6.186%      6.186%      6.186%      6.186%      6.184%
100.16 ........................... 6.152%      6.151%      6.151%      6.151%      6.148%
100.24 ........................... 6.117%      6.116%      6.116%      6.115%      6.113%
101.00 ........................... 6.082%      6.082%      6.081%      6.080%      6.077%
101.08 ........................... 6.048%      6.047%      6.046%      6.046%      6.041%
101.16 ........................... 6.013%      6.013%      6.012%      6.011%      6.006%
101.24 ........................... 5.979%      5.978%      5.977%      5.976%      5.971%
102.00 ........................... 5.945%      5.944%      5.943%      5.942%      5.935%
102.08 ........................... 5.911%      5.910%      5.909%      5.907%      5.900%
102.16 ........................... 5.877%      5.876%      5.874%      5.873%      5.865%
102.24 ........................... 5.843%      5.842%      5.840%      5.839%      5.830%
103.00 ........................... 5.809%      5.808%      5.806%      5.805%      5.796%
103.08 ........................... 5.775%      5.774%      5.773%      5.770%      5.761%
103.16 ........................... 5.742%      5.740%      5.739%      5.737%      5.726%
Weighted Average Life (yrs.) ..... 9.73        9.70        9.66        9.61        9.36
First Principal Payment Date ..... May-2008    Mar-2008    Mar-2008    Mar-2008    Feb-2008
Last Principal Payment Date ...... Jan-2009    Jan-2009    Jan-2009    Dec-2008    Oct-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                    DATE AND
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                   OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------------------
           ASSUMED PRICE
              (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR    100% PP*
---------------------------------- ----------- ----------- ----------- ----------- -----------
 99.16 ........................... 6.414%      6.414%      6.414%      6.414%      6.414%
 99.24 ........................... 6.379%      6.379%      6.379%      6.379%      6.379%
100.00 ........................... 6.344%      6.344%      6.344%      6.344%      6.344%
100.08 ........................... 6.309%      6.309%      6.309%      6.309%      6.308%
100.16 ........................... 6.275%      6.275%      6.275%      6.275%      6.273%
100.24 ........................... 6.241%      6.241%      6.241%      6.240%      6.238%
101.00 ........................... 6.206%      6.206%      6.206%      6.206%      6.203%
101.08 ........................... 6.172%      6.172%      6.172%      6.172%      6.168%
101.16 ........................... 6.138%      6.138%      6.138%      6.138%      6.133%
101.24 ........................... 6.104%      6.104%      6.104%      6.104%      6.099%
102.00 ........................... 6.070%      6.070%      6.070%      6.070%      6.064%
102.08 ........................... 6.036%      6.036%      6.036%      6.036%      6.030%
102.16 ........................... 6.002%      6.002%      6.002%      6.002%      5.995%
102.24 ........................... 5.969%      5.969%      5.969%      5.968%      5.961%
103.00 ........................... 5.935%      5.935%      5.935%      5.935%      5.927%
103.08 ........................... 5.902%      5.902%      5.902%      5.901%      5.893%
103.16 ........................... 5.869%      5.869%      5.869%      5.868%      5.859%
Weighted Average Life (yrs.) ..... 9.93        9.93        9.93        9.92        9.68
First Principal Payment Date ..... Jan-2009    Jan-2009    Jan-2009    Dec-2008    Oct-2008
Last Principal Payment Date ...... Jan-2009    Jan-2009    Jan-2009    Jan-2009    Oct-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES
                             AT THE SPECIFIED CPRS




                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                   OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------------------
           ASSUMED PRICE
              (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR    100% PP*
---------------------------------- ----------- ----------- ----------- ----------- -----------
 99.16 ........................... 6.716%      6.716%      6.716%      6.716%      6.716%
 99.24 ........................... 6.680%      6.680%      6.680%      6.680%      6.680%
100.00 ........................... 6.645%      6.645%      6.645%      6.645%      6.644%
100.08 ........................... 6.610%      6.610%      6.610%      6.610%      6.609%
100.16 ........................... 6.575%      6.575%      6.575%      6.575%      6.573%
100.24 ........................... 6.540%      6.540%      6.540%      6.540%      6.538%
101.00 ........................... 6.505%      6.505%      6.505%      6.505%      6.502%
101.08 ........................... 6.470%      6.470%      6.470%      6.470%      6.467%
101.16 ........................... 6.436%      6.436%      6.436%      6.436%      6.432%
101.24 ........................... 6.401%      6.401%      6.401%      6.401%      6.397%
102.00 ........................... 6.367%      6.367%      6.367%      6.367%      6.362%
102.08 ........................... 6.333%      6.333%      6.333%      6.333%      6.327%
102.16 ........................... 6.299%      6.299%      6.299%      6.299%      6.292%
102.24 ........................... 6.264%      6.264%      6.264%      6.264%      6.258%
103.00 ........................... 6.231%      6.231%      6.231%      6.231%      6.223%
103.08 ........................... 6.197%      6.197%      6.197%      6.197%      6.189%
103.16 ........................... 6.163%      6.163%      6.163%      6.163%      6.155%
Weighted Average Life (yrs.) ..... 9.93        9.93        9.93        9.93        9.72
First Principal Payment Date ..... Jan-2009    Jan-2009    Jan-2009    Jan-2009    Oct-2008
Last Principal Payment Date ...... Jan-2009    Jan-2009    Jan-2009    Jan-2009    Nov-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE
                                SPECIFIED CPRS




                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                             OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------------------
           ASSUMED PRICE
              (32NDS)                       0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
---------------------------------- --------------- --------------- --------------- --------------- ---------------
95.08 ............................       7.730%          7.730%          7.731%          7.731%          7.733%
95.16 ............................       7.692%          7.692%          7.692%          7.693%          7.695%
95.24 ............................       7.654%          7.654%          7.654%          7.655%          7.657%
96.00 ............................       7.616%          7.616%          7.617%          7.617%          7.619%
96.08 ............................       7.579%          7.579%          7.579%          7.579%          7.581%
96.16 ............................       7.541%          7.541%          7.541%          7.541%          7.543%
96.24 ............................       7.504%          7.504%          7.504%          7.504%          7.505%
97.00 ............................       7.467%          7.466%          7.467%          7.467%          7.468%
97.08 ............................       7.430%          7.429%          7.429%          7.429%          7.431%
97.16 ............................       7.393%          7.392%          7.392%          7.392%          7.393%
97.24 ............................       7.356%          7.355%          7.355%          7.355%          7.356%
98.00 ............................       7.319%          7.318%          7.318%          7.319%          7.319%
98.08 ............................       7.282%          7.282%          7.282%          7.282%          7.282%
98.16 ............................       7.246%          7.245%          7.245%          7.245%          7.245%
98.24 ............................       7.209%          7.209%          7.209%          7.209%          7.209%
99.00 ............................       7.173%          7.172%          7.172%          7.172%          7.172%
99.08 ............................       7.137%          7.136%          7.136%          7.136%          7.136%
Weighted Average Life (yrs.) .....       9.97            9.95            9.93            9.93            9.85
First Principal Payment Date .....    Jan-2009        Jan-2009        Jan-2009        Jan-2009        Nov-2008
Last Principal Payment Date ......    Mar-2009        Mar-2009        Jan-2009        Jan-2009        Jan-2009

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE
                                SPECIFIED CPRS




                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                   OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------------------
           ASSUMED PRICE
              (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR    100% PP*
---------------------------------- ----------- ----------- ----------- ----------- -----------
88.20 ............................  8.767%      8.769%      8.773%      8.783%     8.789%
88.28 ............................  8.726%      8.728%      8.732%      8.741%     8.748%
89.04 ............................  8.685%      8.687%      8.690%      8.700%     8.706%
89.12 ............................  8.644%      8.646%      8.649%      8.659%     8.664%
89.20 ............................  8.603%      8.605%      8.608%      8.617%     8.623%
89.28 ............................  8.562%      8.564%      8.567%      8.576%     8.582%
90.04 ............................  8.522%      8.524%      8.527%      8.535%     8.541%
90.12 ............................  8.482%      8.483%      8.486%      8.495%     8.500%
90.20 ............................  8.441%      8.443%      8.446%      8.454%     8.459%
90.28 ............................  8.401%      8.403%      8.406%      8.413%     8.418%
91.04 ............................  8.361%      8.363%      8.366%      8.373%     8.378%
91.12 ............................  8.322%      8.323%      8.326%      8.333%     8.337%
91.20 ............................  8.282%      8.283%      8.286%      8.293%     8.297%
91.28 ............................  8.242%      8.244%      8.246%      8.253%     8.257%
92.04 ............................  8.203%      8.204%      8.207%      8.213%     8.217%
92.12 ............................  8.164%      8.165%      8.167%      8.174%     8.177%
92.20 ............................  8.125%      8.126%      8.128%      8.134%     8.138%
Weighted Average Life (yrs.) ..... 10.14       10.12       10.08       10.00       9.93
First Principal Payment Date ..... Mar-2009    Mar-2009    Jan-2009    Jan-2009    Jan-2009
Last Principal Payment Date ...... Apr-2009    Apr-2009    Mar-2009    Mar-2009    Jan-2009

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. In addition, the Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4.16 is 416/32%) of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows as of February 9, 1999 to equal the assumed aggregate purchase price plus accrued interest at the initial

Pass-Through Rate for the Class X Certificates from and including February 1, 1999 to but excluding the Delivery Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.


 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND
     LAST PAYMENT DATE FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS




                                     0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                                                          CPR
                                     ------------------------------------------------------------------------------
        ASSUMED PRICE (32NDS)             0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------------ --------------- --------------- --------------- --------------- --------------
3.16 ...............................      17.053%         16.958%         16.891%         16.821%         16.519%
3.20 ...............................      16.022%         15.925%         15.857%         15.786%         15.475%
3.24 ...............................      15.050%         14.951%         14.882%         14.810%         14.490%
3.28 ...............................      14.131%         14.031%         13.961%         13.887%         13.560%
4.00 ...............................      13.261%         13.159%         13.088%         13.013%         12.678%
4.04 ...............................      12.435%         12.332%         12.260%         12.183%         11.841%
4.08 ...............................      11.650%         11.545%         11.472%         11.394%         11.044%
4.12 ...............................      10.902%         10.795%         10.721%         10.642%         10.286%
4.16 ...............................      10.188%         10.079%         10.005%          9.925%          9.562%
4.20 ...............................       9.506%          9.396%          9.320%          9.239%          8.870%
4.24 ...............................       8.853%          8.741%          8.665%          8.583%          8.207%
4.28 ...............................       8.227%          8.114%          8.037%          7.954%          7.572%
5.00 ...............................       7.626%          7.512%          7.435%          7.350%          6.963%
5.04 ...............................       7.049%          6.933%          6.855%          6.770%          6.377%
5.08 ...............................       6.494%          6.377%          6.298%          6.212%          5.814%
5.12 ...............................       5.959%          5.841%          5.762%          5.675%          5.271%
5.16 ...............................       5.444%          5.325%          5.245%          5.157%          4.748%
Weighted Average Life (yrs.)** .....       9.48            9.44            9.41            9.37            9.18
First Payment Date .................    Mar-1999        Mar-1999        Mar-1999        Mar-1999        Mar-1999
Last Payment Date ..................    Jan-2019        Jan-2019        Jan-2019        Dec-2018        Nov-2018

*     "PP" means 100% of each loan prepays when it becomes freely prepayable.

**    Based on reduction in the Notional Amount of the Class X Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate REMIC elections will be made with respect to segregated asset pools which make up the Trust Fund (other than any Excess Interest collected on the ARD Loans), the resulting REMICs being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the Certificates (other than the REMIC Residual Certificates) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Class X Certificates will be, and the other Offered Certificates may be, treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that the Mortgage Loans will not prepay prior to their respective maturity dates except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated
Repayment Dates. No representation is made as to the actual expected rate of prepayment of any Mortgage Loan. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Certificates such as the Class X Certificates. The IRS could assert that income derived from a Class X Certificate should be calculated as if the Class X Certificate were a Certificate purchased at a premium equal to the price paid by the holder for the Class X Certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the Prospectus under "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Alternatively, the IRS could assert that the Class X Certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of the Certificates.

     Assuming the Class X Certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 1999. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the Mortgage Loans secured by multifamily Mortgaged Properties. See "Description of the Mortgage Asset Pool" herein.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated February 2, 1999 (the "Underwriting Agreement"), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates to be purchased by the Underwriters as described below (the "Underwritten Certificates"). 50% of the initial Notional Amount of the Class X Certificates will be sold directly by the Depositor to the purchaser thereof, which is expected to be an affiliate of the Depositor.

     It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedelbank and Euroclear on or about February 9, 1999, against payment therefor in immediately available funds.

     In the Underwriting Agreement, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters") have agreed to purchase the portion of the Underwritten Certificates of each Class set forth below.

                                ALLOCATION TABLE

             UNDERWRITER                CLASS X(1)     CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E
------------------------------------   ------------   -----------   -----------   ---------   ---------   ---------   --------
Goldman, Sachs & Co. ...............         50%           50%           50%          50%         50%         50%         50%
Deutsche Bank Securities Inc. ......         25%           25%           25%          25%         25%         25%         25%
Donaldson, Lufkin & Jenrette
 Securities Corporation ............         25%           25%           25%          25%         25%         25%         25%
                                             --            --            --           --          --          --          --
Total ..............................        100%          100%          100%         100%        100%        100%        100%
                                            ===           ===           ===          ===         ===         ===         ===

----------
(1)   Reflects allocation of Underwritten Class X Certificates only.


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Underwritten Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Underwritten Certificates by any Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor to the Underwriters, will be approximately 105.96% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Underwritten Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters and any profit on the resale of the Underwritten Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP and for the Underwriters by Brown & Wood LLP.


                                    RATINGS

     It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies ("S&P") and Fitch IBCA, Inc. ("Fitch" and together with S&P, the "Rating Agencies"):




CLASS                          S&P   FITCH
---------------------------- ------ ------
  Class X ..................   AAAr   AAA
  Class A-1 ................   AAA    AAA
  Class A-2 ................   AAA    AAA
  Class B ..................   AA     AA
  Class C ..................    A      A
  Class D ..................   BBB    BBB
  Class E ..................   BBB-   BBB-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest (other than Excess Interest) to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date on May 15, 2033 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Excess Interest will be collected on any ARD Loan, (v) whether and to what extent default interest will be collected with respect to the Mortgage Loans or
(vi) the tax treatment of payments on the Offered Certificates. In general, the ratings thus address credit risk and not prepayment risk.

     As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by the Rating Agencies to the Class X Certificates. The ratings of the Class X Certificates by the Rating Agencies do not address the timing or magnitude of reductions of the Notional Amount of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of the Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The Notional Amount upon which interest is calculated in respect of the Class X Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by any Rating Agency rating such Class.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     As of the date of their issuance, any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan") should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The purchase or holding of the Class A and Class X Certificates by, on behalf of or with "plan assets" of a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA

Considerations--Prohibited Transaction Exemption" in the Prospectus and similar exemptions granted to each of the Underwriters (see Prohibited Transaction Exemption "PTE" 89-88, 54 Fed. Reg. 42581 (1989), PTE 90-83, 55 Fed. Reg. 50250
(1990), PTE 94-29, 59 Fed. Reg. 14675 (1994) and D-10433 (unpublished), each as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997)); however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, neither the Exemption nor any similar exemption issued to the Underwriters will apply to the Class B, Class C, Class D or Class E Certificates. As a result, each purchaser of a Class B, Class C, Class D or Class E Certificate or any interest therein will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. See "ERISA Considerations--Representation From Investing Plans" in the Prospectus.


     Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the Prospectus. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof.


     Any Plan fiduciary or other person considering whether to purchase an Offered Certificate on behalf of or with "plan assets" of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. See "ERISA Considerations" in the Prospectus.

                        INDEX OF SIGNIFICANT DEFINITIONS

Accrued Certificate Interest ............    S-62
Additional Trust Fund Expenses ..........    S-65
Advances ................................    S-51
Allocated Loan Amount ...................    S-33
AMD .....................................    S-35
AMD Borrower ............................    S-35
AMD Lease ...............................    S-35
AMD Loan ................................    S-35
AMD Mortgage ............................    S-35
AMD Property ............................    S-35
Appraisal Reduction Amount ..............    S-67
ARD Loans ...............................    S-31
Assumed Monthly Payment .................    S-63
Available Distribution Amount ...........    S-60
Balloon Loan ............................    S-32
Balloon Payment .........................    S-32
Balloon Payment Interest Excess .........    S-51
Balloon Payment Interest Shortfall ......    S-51
Borrower's Sublease Interest ............    S-37
CBE .....................................    S-79
Cedelbank ...............................    S-56
Cedelbank Participants ..................    S-57
Certificates ............................    S-55
Class ...................................    S-55
Class A Certificates ....................    S-55
Class X Components ......................    S-59
Clearance Cooperative ...................    S-57
Collection Period .......................    S-60
Comparative Financial Status Report          S-69
Controlling Class .......................    S-49
Corporate Trust Office ..................    S-72
Corrected Mortgage Loan .................    S-47
CPR .....................................    S-74
Credit Lease ............................    S-34
Credit Lease Loans ......................    S-34
Cross-Collateralized Mortgage
Loans ...................................    S-30
CSSA Loan File ..........................    S-69
Cut-off Date ............................    S-30
Cut-off Date Balance ....................    S-30
Defeasance Collateral ...................    S-33
Defeasance Option .......................    S-33
Deleted Mortgage Loan ...................    S-43

Delinquent Loan Status Report ...........    S-68
Delivery Date ...........................    S-30
Depositories ............................    S-56
Determination Date ......................    S-60
Discount Rate ...........................    S-64
Discount Rate Fraction ..................    S-63
Distributable Certificate Interest ......    S-62
Distribution Date .......................    S-60
Due Date ................................    S-31
Enhancement Insurer .....................    S-34
Euroclear ...............................    S-56
Euroclear Operator ......................    S-57
Euroclear Participants ..................    S-57
Excess Interest .........................    S-31
Extraordinary Prepayment Interest
Shortfall ...............................    S-51
Fitch ...................................    S-87
Form 8-K ................................    S-46
GMACCM ..................................    S-30
Historical Loan Modification Report .....    S-68
Historical Loss Estimate Report .........    S-68
Hudson Valley Mall Borrower .............    S-37
Hudson Valley Mall Loan .................    S-37
Hudson Valley Mall Mortgage .............    S-37
Hudson Valley Mall Property .............    S-37
Initial Pool Balance ....................    S-30
Interest Reserve Account ................    S-64
Interest Reserve Loans ..................    S-64
Lease Enhancement Policies ..............    S-34
Liquidation Fee .........................    S-50
Liquidation Fee Rate ....................    S-50
Lockbox Account .........................    S-31
LOP .....................................    S-75
MAI .....................................    S-41
Master Leases ...........................    S-37
Master Servicer .........................    S-48
Master Servicing Fee Rate ...............    S-51
Maturity Assumptions ....................    S-75
Meringoff Borrowers .....................    S-36
Meringoff Leasehold Properties ..........    S-37
Meringoff Loan ..........................    S-36
Meringoff Mortgage ......................    S-36
Meringoff Properties ....................    S-36

Modified Mortgage Loan ...................    S-67
Monthly Payments .........................    S-31
Monthly Rental Payments ..................    S-34
Mortgage .................................    S-30
Mortgage Asset Pool ......................    S-30
Mortgage Asset Seller ....................    S-30
Mortgage Loan Purchase
Agreement ................................    S-30
Mortgage Loan Seller .....................    S-30
Mortgage Loans ...........................    S-30
Mortgage Note ............................    S-30
Mortgage Rates ...........................    S-31
Mortgaged Property .......................    S-30
Net Aggregate Prepayment Interest
Shortfall ................................    S-62
Net Mortgage Rate ........................    S-59
New Regulations ..........................    S-85
NOI Adjustment Worksheet .................    S-69
Non-SMMEA Certificates ...................    S-88
Offered Certificates .....................    S-55
Operating Statement Analysis .............    S-69
Pass-Through Rate ........................    S-59
Permitted Encumbrances ...................    S-44
P&I Advance ..............................    S-66
Plan .....................................    S-88
Pooling and Servicing Agreement ..........    S-55
Prepayment Interest Excess ...............    S-51
Prepayment Interest Shortfall ............    S-51
Prepayment Premium .......................    S-32
Principal Allocation Fraction ............    S-64
Principal Balance Certificates ...........    S-58
Principal Distribution Amount ............    S-62
PTE ......................................    S-89
Purchase Price ...........................    S-42
Qualifying Substitute Mortgage Loan           S-43
Rated Final Distribution Date ............    S-87
Rating Agencies ..........................    S-87
Realized Losses ..........................    S-65
Record Date ..............................    S-60
Reimbursement Rate .......................    S-67
Related Proceeds .........................    S-51
Release Date .............................    S-33
REMIC I ..................................    S-84
REMIC II .................................    S-84


REMIC III ................................    S-84
REMIC Regular Certificates ...............    S-55
REMIC Residual Certificates ..............    S-55
REO Account ..............................    S-54
REO Property .............................    S-55
REO Status Report ........................    S-68
REO Tax ..................................    S-54
Replacement Mortgage Loan ................    S-43
Replacement Special Servicer .............    S-48
Required Appraisal Loan ..................    S-67
Revised Rate .............................    S-31
Rules ....................................    S-56
Senior Certificates ......................    S-55
Servicer Watch List ......................    S-69
Servicing Advances .......................    S-51
Servicing Fee ............................    S-49
Servicing Fee Rate .......................    S-49
Servicing Standard .......................    S-47
SMMEA ....................................    S-88
SNDAs ....................................    S-37
S&P ......................................    S-87
Special Servicer .........................    S-48
Special Servicing Event ..................    S-47
Special Servicing Fee ....................    S-49
Specially Serviced Mortgage Loan .........    S-47
Stated Principal Balance .................    S-60
Subordinate Certificates; ................    S-55
Substitution Shortfall Amount ............    S-43
Tenant ...................................    S-34
Terms and Conditions .....................    S-57
Trust Fund ...............................    S-30
Trustee ..................................    S-30
Trustee Reports ..........................    S-68
Underwriters .............................    S-86
Underwriting Agreement ...................    S-86
Underwritten Certificates ................    S-86
Uniprop ..................................    S-39
Uniprop Fund II Borrower .................    S-39
Uniprop Fund II Loans ....................    S-39
Uniprop Loan Borrower ....................    S-39
Uniprop Loans ............................    S-39
Uniprop Properties .......................    S-39
Voting Rights ............................    S-71

Weighted Average Net Mortgage
Rate ............................    S-59
Withheld Amounts ................    S-64
Workout Fee .....................    S-49
Workout Fee Rate ................    S-49
YMP .............................    S-75


Zalkind Loan Borrower ...........    S-35
Zalkind Loans ...................    S-35
Zalkind Properties ..............    S-35
Zalkind Tranche B Loans .........    S-36

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A


                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortgaged Properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown.

DEFINITIONS

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Net Cash Flow", "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of skilled nursing, independent/assisted living/congregate care, hospital, multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain such assumptions and subjective judgements relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the Mortgage Loan Seller or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" generally means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect at the end of such period.

     3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan, assuming for the purposes of this Annex A, in the case of the Mortgage Loans providing for earn-out reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the Mortgage Loan), that the principal balance of the Mortgage Loan is reduced by the amount of the earn-out.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability. The Underwritten NCF DSCR with respect to the interest-only Mortgage Loans is based on the payment due after the interest-only period, and with respect to the step amortization Mortgage Loans is based on the payment due as of the Cut-off Date.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the Delivery Date or the Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Current LTV," or "CLTV" means, with respect to any Mortgage Loan,
(a) the Cut-off Date Balance of such Mortgage Loan

(generally net of earn-out reserves or additional collateral, if applicable) divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties. With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, Cut-off Date Loan-to-Value Ratio is shown assuming that such earn-out is not achieved.

     6. "Square Feet" or "Sq Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds;
(iii) in the case of a Mortgaged Property constituting a manufactured housing property, the number of pads; and (iv) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

     8. "Occupancy" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "Occupancy as of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     9. "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan or ARD Loan.

     10. "Scheduled Maturity Date LTV" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Balloon or ARD Balance for such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

     12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A for such Mortgage Loan at which compensation is payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and at which compensation is also payable to the Trustee.

     13. "Prepayment Provisions" for each Mortgage Loan are: "Lock," which means the duration of lockout period; "Defeasance," which means the duration of any defeasance period; "YM1%," which means the greater of the applicable yield maintenance charge and one percent of the amount being prepaid at such time; a stand alone numeral means a flat percentage of the amount being prepaid. The number following the "/" is the number of payment years for which the related call protection provision is in effect, exclusive of the maturity date for calculation purpose only.

     14. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the earlier of the related Maturity Date or Anticipated Repayment Date.


INTEREST ONLY LOANS

     Loan Number GMAC1470. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from November 10, 1998 through October 10, 2000. Commencing on November 10, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $108,325.03 are required.

         Loan Number GMAC1580. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from September 10, 1998 through August 10, 2000. Commencing on September 10, 2000, and through maturity, Monthly Payments of principal and interest in the amount of $18,619.03 are required.

         Loan Number GMAC2070. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from November 10, 1998 through October 10, 2000. Commencing on November 10, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $148,024.95 are required.

         Loan Number GMAC2090. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from October 10, 1998 through September 10, 2000. Commencing on October 10, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $50,558.95 are required.

         Loan Number GMAC3180. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from November 10, 1998 through October 10, 2000. Commencing on November 10, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $79,228.69 are required.

         Loan Number GMAC4420. The Mortgage Loan requires Monthly Payments of interest only (calculated using a 30/360 interest accrual method) from February 10, 1999 through January 10, 2004. Commencing on February 10, 2004 and through maturity, Monthly Payments of principal and interest in the amount of $256,665.66 are required.


STEP AMORTIZATION LOANS

         Loan Number GMAC1190. The Mortgage Loan requires Monthly Payments due beginning December 10, 1998 in the amount of $22,717.36 per month and continuing at this level through November 10, 2003. Beginning December 10, 2003, and continuing through November 10, 2013, Monthly Payments increase to $24,613.88.

         Loan Number GMAC2710. The Mortgage Loan requires Monthly Payments due beginning February 10, 1999, in the amount of $17,815.58 per month and continuing at this level through July 10, 2003. Beginning August 10, 2003, Monthly Payments increase to $20,185.57 through July 10, 2008. Beginning August 10, 2008, and continuing through July 10, 2013, Monthly Payments increase to $23,387.70.

         Loan Number GMAC3440. The Mortgage Loan requires Monthly Payments due beginning February 10, 1999, in the amount of $36,723.35 per month and continuing at this level through January 10, 2009. Beginning February 10, 2009, and continuing through January 10, 2014, Monthly Payments decrease to $21,782.56.

         Loan Number GMAC3640. The Mortgage Loan requires Monthly Payments due beginning December 10, 1998 in the amount of $48,701.54 per month and continuing at this level through November 10, 1999. Beginning December 10, 1999, Monthly Payments increase to $50,213.44 through November 10, 2000. Beginning December 10, 2000, Monthly Payments increase to $51,809.71 through November 10, 2001. Beginning December, 10, 2001, Monthly Payments increase to $53,022.28 through November 10, 2002. Beginning December 10, 2002, Monthly Payments increase to $55,118.89 through November 10, 2003. Beginning December 10, 2003, Monthly Payments increase to $56,518.00 through November 10, 2004. Beginning December 10, 2004, Monthly Payments increase to $58,438.99 through November 10, 2005. Beginning December 10, 2005, Monthly Payments increase to $59,841.97 through November 10, 2006. Beginning December 10, 2006, and continuing through November 10, 2008 the Monthly Payments are $62,149.68.

         Loan Number GMAC4740. The Mortgage Loan requires Monthly Payments due beginning January 1, 1999, in the amount of $16,411.70 per month and continuing at this level through December 1, 1999. Beginning January 1, 2000, Monthly Payments increase to in accordance with lease payments as shown in Annex A.

     Loan Number GMAC4750. The Mortgage Loan requires Monthly Payments due beginning January 1, 1999 in the amount of $16,136.63 per month and continuing at this level through August 1, 2018. Beginning and ending September 1, 2018, the Monthly Payments decrease to $5,916.77.

     Loan Number GMAC2050. The Mortgage Loan requires Monthly Payments due beginning January 10, 1999, in the amount of $12,195.11 per month and continuing at this level through December 10, 2003. Beginning January 10, 2004, and continuing through December 10, 2010, Monthly Payments increase to $14,788.22.



EARNOUT AND ADDITIONAL COLLATERAL LOANS

     Loan Number GMAC1100. The Mortgage Loan requires $900,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 77.17%.

     Loan Number GMAC1110. The Mortgage Loan required $970,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve has been disbursed to the Borrower. Based on the fully funded loan amount the Current LTV and Underwritten NCF DSCR are: CLTV 79.67% and UW NCF DSCR 1.26x.

     Loan Number GMAC1280. The Mortgage Loan requires $550,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 74.80%.

     Loan Number GMAC1480. The Mortgage Loan requires $350,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 79.33%.

     Loan Number GMAC1780. The Mortgage Loan requires a $175,000 letter of credit in lieu of an earn-out reserve which is eligible to be drawn on or before August 1, 1999. To the extent that the Mortgaged Property does not satisfy the draw requirements, the reserve may be used to partially prepay the Mortgage Loan. Based on the fully funded loan amount the Current LTV and Underwritten NCF DSCR are: CLTV 41.95% and UW NCF DSCR 0.95x.

     Loan Number GMAC1860. The Mortgage Loan requires $400,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 79.75%.

     Loan Number GMAC2070. The Mortgage Loan requires a $2,000,000 letter of credit as additional collateral for the Mortgage Loan. The letter of credit will be held until the Mortgaged Property satisfies the requirements for release of the letter of credit. Based on the fully funded loan amount the Current LTV is 67.02%.

     Loan Number GMAC2250. The Mortgage Loan requires a $500,000 letter of credit in lieu of an earn-out reserve. The letter of credit will be held until the Mortgaged Property satisfies the requirements for release of the letter of credit. Based on the fully funded loan amount the Current LTV is 74.14%.

     Loan Number GMAC2290. The Mortgage Loan required $100,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve has been disbursed to the Borrower. Based on the fully funded loan amount the Current LTV and Underwritten NCF DSCR are: CLTV 78.22% and UW NCF DSCR 1.15x.

     Loan Number GMAC2510. The Mortgage Loan requires $1,450,000 of the original loan amount to be reserved in a tenant improvement and leasing commission earn-out reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements or a substitute letter of credit is delivered by the borrower. Based on the fully funded loan amount the Current LTV and Underwritten NCF DSCR are: CLTV 88.25% and UW NCF DSCR 0.78x.

     Loan Number GMAC2600. The Mortgage Loan required $760,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve has been disbursed to the Borrower. Based on the fully funded loan amount, the Current LTV and Underwritten NCF DSCR are: CLTV 90.95% and UW NCF DSCR 1.21x.

     Loan Number GMAC2820. The Mortgage Loan required $400,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve has been disbursed to the Borrower. Based on the fully funded loan amount the Current LTV and Underwritten NCF DSCR are: CLTV 79.69%, UW NCF DSCR 1.38x.


     Loan Number GMAC3310. The Mortgage Loan requires $2,000,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 76.88%.


     Loan Number GMAC3700. The Mortgage Loan requires $1,160,000 of the original loan amount to be reserved in a reserve fund which is eligible to be drawn on or before June 16, 1999. To the extent that the Mortgaged Property does not satisfy the draw requirements, the reserve is required to be used to partially prepay the Mortgage Loan on or after June 16, 1999. Based on the fully funded loan amount the Cut-off Date LTV Underwritten NCF DSCR are: CLTV 58.03%, and UW NCF DSCR 1.37x.


     Loan Number GMAC3950. The Mortgage Loan requires $400,000 of the original loan amount to be reserved in a reserve fund which is eligible to be drawn before November 5, 1999. To the extent that the Mortgaged Property does not satisfy the draw requirements, the reserve may be used to partially defease the Mortgage Loan. Based on the fully funded loan amount the Cut-off Date LTV and Underwritten NCF DSCR are: Cut-off Date LTV 82.19% and UW NCF DSCR 1.30x.


     Loan Number GMAC4030. The Mortgage Loan requires $850,000 of the original loan amount to be reserved in a reserve fund which is eligible to be drawn before December 14, 2000. To the extent that the Mortgaged Property does not satisfy the draw requirements, the reserve may be used to partially defease the Mortgage Loan. Based on the fully funded loan amount the Cut-off Date LTV and Underwritten NCF DSCR are: Cut-off Date LTV 76.65% and UW NCF DSCR 1.13x.


     Loan Number GMAC4140. The Mortgage Loan requires $2,000,000 of the original loan amount to be reserved in a reserve fund. To the extent that the Mortgaged Property does not satisfy certain draw requirements with respect to the Mortgage Loan before December 10, 2001, the reserve may be used to partially defease the Mortgage Loan. Based on the fully funded loan amount the Cut-off Date LTV and Underwritten NCF DSCR are: Cut-off Date LTV 79.64% and UW NCF DSCR 1.07x.


     Loan Number GMAC4280. The Mortgage Loan requires $975,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 72.07%.


     Loan Number GMAC4300. The Mortgage Loan requires $110,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV is 75.92%.


     Loan Number GMAC4580. The Mortgage Loan requires $1,500,000 of the original loan amount to be reserved in a reserve fund which is eligible to be drawn before July 31, 1999. To the extent that the Mortgaged Property does not satisfy the draw requirements, the reserve may be used to partially defease the Mortgage Loan. Based on the fully funded loan amount the Cut-off Date LTV and Underwritten NCF DSCR are: Cut-off Date LTV 86.15% and UW NCF DSCR 1.27x.


     Loan Number GMAC4690. The Mortgage Loan requires $4,600,000 of the original loan amount to be reserved in a reserve fund. The amount on reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements and may, in certain circumstances, be used to partially prepay or defease the Mortgage Loan. In the event of partial prepayment, penalties will apply. Based on the fully funded loan amount the Current LTV is 73.30%.

             EARNOUT AND ADDITIONAL COLLATERAL LOANS LTVS AND DSCRS




                                            DISBURSEMENT
                                              DATE, IF                      NET OF                        NET OF
 CONTROL NO.   LOAN NO.   CURRENT BALANCE    APPLICABLE   ORIGINAL LTV   EARNOUT LTV   ORIGINAL DSCR   EARNOUT DSCR
------------- ---------- ----------------- ------------- -------------- ------------- --------------- -------------
       39     GMAC1100      $ 7,523,975                       77.17%         67.94%         1.17x          1.17x
       67     GMAC1110        5,377,609      Disbursed        79.67          65.30          1.26           1.52
       68     GMAC1280        5,310,969                       74.80          67.06          1.50           1.50
       86     GMAC1480        4,283,999                       79.33          72.85          1.64           1.64
      109     GMAC1780        3,494,260       8/1/99          41.95          39.85          0.95           1.00
       78     GMAC1860        4,545,792                       79.75          72.73          1.13           1.13
        7     GMAC2070       25,500,000                       67.02          61.76          1.28           1.28
      145     GMAC2250        2,461,361                       74.14          59.08          1.41           1.41
      218     GMAC2290        1,095,024      Disbursed        78.22          71.07          1.15           1.27
      110     GMAC2510        3,485,908                       88.25          51.54          0.78           1.33
       53     GMAC2600        6,139,117      Disbursed        90.95          79.69          1.21           1.61
      128     GMAC2820        2,988,259      Disbursed        79.69          69.02          1.38           1.59
       16     GMAC3310       17,337,349                       76.88          68.01          1.07           1.07
       31     GMAC3700        8,994,747       6/16/99         58.03          50.55          1.37           1.58
      134     GMAC3950        2,843,618       11/5/99         82.19          70.62          1.30           1.52
       47     GMAC4030        6,745,614      12/14/00         76.65          67.00          1.13           1.29
       13     GMAC4140       18,475,855      12/10/01         79.64          71.02          1.07           1.20
      100     GMAC4280        3,747,633                       72.07          53.32          1.38           1.38
        9     GMAC4300       22,452,347                       75.92          75.54          1.26           1.26
       23     GMAC4580       13,439,862       7/31/99         86.15          76.54          1.27           1.43
        3     GMAC4690       58,566,075                       73.30          67.54          1.39           1.39

EXTENSION OPTIONS


     Loan Number GMAC2680. The Mortgage Loan permits the borrower to extend the maturity date to November 10, 2028 provided that no event of default has occurred, the applicable interest rate is increased by 2.0%, a hard lockbox under the control of the Servicer is established and excess cash flow after payment of debt service, operating expenses, capital expenditures and reserves is be applied to reduce the outstanding principal balance of the Mortgage Loan.



     Loan Number GMAC3060. The Mortgage Loan permits the borrower to extend the maturity date to November 10, 2028 provided that no event of default has occurred, the applicable interest rate is increased by 2.0%, a hard lockbox under the control of the Servicer is established and excess cash flow after payment of debt service, operating expenses, capital expenditures and reserves is be applied to reduce the outstanding principal balance of the Mortgage Loan.

  CONTROL          LOAN
   NUMBER         NUMBER                                 PROPERTY NAME                                   PROPERTY TYPE
==============================================================================================================================
     1       GMAC4240          AMD Corporate Headquarters                                                   Office
     2       GMAC1950          Meringoff & Shidler NY Portfolio
     2a      GMAC1950-A        12 West 21st Street Office Building                                          Office
     2b      GMAC1950-B        12-16 West 27th Street Office Building                                       Office
     2c      GMAC1950-C        West 26th Street Office Building                                             Office
     2d      GMAC1950-D        400 Eighth Avenue Office Building                                            Office
------------------------------------------------------------------------------------------------------------------------------
     2e      GMAC1950-E        401 Park Avenue South Office Building                                        Office
     2f      GMAC1950-F        462-68 Broadway Office Building                                              Office
     2g      GMAC1950-G        681 Lexington Office Building                                                Office
     2h      GMAC1950-H        686 Lexington Office Building                                                Office
     2i      GMAC1950-I        88 University Place Office Building                                          Office
     3       GMAC4690          Hudson Valley Mall                                                           Retail
------------------------------------------------------------------------------------------------------------------------------
     4       GMAC4420          The Mills Building & 333 Pine Street                                         Office
     5       GMAC1060          211 W. Fort Street                                                           Office
     6       GMAC2940          Uniprop Manufactured Housing Comm. Income Fund II
     6a      GMAC2940-A        West Valley                                                             Mobile Home Park
     6b      GMAC2940-B        El Adobe                                                                Mobile Home Park
     6c      GMAC2940-C        Camelot Manor                                                           Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------
     6d      GMAC2940-D        Stonegate                                                               Mobile Home Park
     6e      GMAC2940-E        Ardmor Village                                                          Mobile Home Park
     6f      GMAC2940-F        Dutch Hills                                                             Mobile Home Park
     7       GMAC2070          Monterra & Chandler's Reach Apartments
     7a      GMAC2070-A        Monterra Apartments                                                        Multifamily
------------------------------------------------------------------------------------------------------------------------------
     7b      GMAC2070-B        Chandler's Reach Apartments                                                Multifamily
     8       GMAC1710          Cendant Corp.                                                                Office
     9       GMAC4300          Camden at Palmer Ranch                                                     Multifamily
     10      GMAC4560          Villas at Rancho Del Norte                                                 Multifamily
     11      GMAC3020          Victoria Woods Apartments                                                  Multifamily
------------------------------------------------------------------------------------------------------------------------------
     12      GMAC4570          Balmoral Village Apartments                                                Multifamily
     13      GMAC4140          Schoettler Village Apartments                                              Multifamily
     14      GMAC2650          Skyview Living Centers
    14a      GMAC2650-A        Skyview Living Center of Stamford                                        Congregate Care
    14b      GMAC2650-B        Skyview Living Center of Lewisville                                      Congregate Care
------------------------------------------------------------------------------------------------------------------------------
    14c      GMAC2650-C        Skyview Living Center of Denton                                          Congregate Care
    14d      GMAC2650-D        Skyview Living Center of Waco                                            Congregate Care
     15      GMAC1470          Delta Pointe Apartments                                                    Multifamily
     16      GMAC3310          Round Hill Square Shopping Center                                            Retail
     17      GMAC1160          AmeriPark Assisted Living Facilities
------------------------------------------------------------------------------------------------------------------------------
    17a      GMAC1160-A        Sequoia Village                                                     Assisted Living Facility
    17b      GMAC1160-B        The Village                                                         Assisted Living Facility
    17c      GMAC1160-C        Twin Cities Village                                                 Assisted Living Facility
     18      GMAC3730          All Space Self Storage
    18a      GMAC3730-A        All Space - Costa Mesa                                                    Self-Storage
------------------------------------------------------------------------------------------------------------------------------
    18b      GMAC3730-B        All Space - San Marcos                                                     Industrial
    18c      GMAC3730-C        All Space - Garden Grove                                                   Industrial
    18d      GMAC3730-D        All Space - Huntington Beach                                               Industrial
     19      GMAC2500          Robertson Center                                                             Office
     20      GMAC4160          Hathaway Court Apartments                                                  Multifamily
------------------------------------------------------------------------------------------------------------------------------
     21      GMAC2080          One Montgomery Plaza                                                         Office
     22      GMAC3980          Windward Concourse                                                           Office
     23      GMAC4580          Westchester Shopping Center                                                  Retail
     24      GMAC3180          Arbor Trail Apartments                                                     Multifamily
     25      GMAC2380          Promenade at Red Cliff                                                       Retail
------------------------------------------------------------------------------------------------------------------------------
     26      GMAC2470          The River Inn                                                              Hospitality
     27      GMAC1690          Heritage Place Office Tower                                                  Office
     28      GMAC1360          Colonial Trace & Summerfield Apartments
    28a      GMAC1360-A        Colonial Trace Apartments                                                  Multifamily
    28b      GMAC1360-B        Summerfield Apartments                                                     Multifamily
------------------------------------------------------------------------------------------------------------------------------
     29      GMAC3490          Courtyard by Marriott - Irving                                             Hospitality
     30      GMAC1600          Foxfire I & II Apartments
    30a      GMAC1600-A        Foxfire I & II Apartments                                                  Multifamily
    30b      GMAC1600-B        Spanish Walk Apartments                                                    Multifamily
     31      GMAC3700          3780-3858 Nostrand Avenue                                                   Mixed Use
------------------------------------------------------------------------------------------------------------------------------
     32      GMAC1350          Colchester Facility                                                            RND
     33      GMAC2450          The Gardens of Richardson                                             Skilled Nursing Home
     34      GMAC4480          Pontiac Place                                                                Office
     35      GMAC2530          Roseville-Sutter Medical Office Building                                     Office
     36      GMAC2720          Staples & Linens 'N Things                                                   Retail
------------------------------------------------------------------------------------------------------------------------------
     37      GMAC1170          Applewood on the Green Apartments                                          Multifamily
     38      GMAC2880          Union Foods Industrial Building                                            Industrial
     39      GMAC1100          401-415 Santa Monica Boulevard                                               Office
     40      GMAC2090          Mountain View Corp. Center                                                   Office
     41      GMAC3810          Coronado Plaza                                                              Mixed Use
------------------------------------------------------------------------------------------------------------------------------
     42      GMAC3340          Willowbend Apartments                                                      Multifamily
     43      GMAC2930          Vista Del Sol - Uniprop NCII                                            Mobile Home Park
     44      GMAC4070          Alpine Lake Apartments                                                     Multifamily
     45      GMAC4190          Valley River Court Apartments                                              Multifamily
     46      GMAC3150          1347 Partnership                                                             Retail
------------------------------------------------------------------------------------------------------------------------------
     47      GMAC4030          U.S. Justice Building                                                        Office
     48      GMAC2920          Valley View - Uniprop NCII                                              Mobile Home Park
     49      GMAC1530          Hacienda Care II/III, LLC
    49a      GMAC1530-A        Ennis Care Center                                                     Skilled Nursing Home
    49b      GMAC1530-B        Community Care Center                                                 Skilled Nursing Home
------------------------------------------------------------------------------------------------------------------------------
     50      GMAC4310          Park Palace Apartments                                                     Multifamily
     51      GMAC1050          1801 South Clinton Street                                                  Industrial
     52      GMAC1850          Leisure Village Assisted Living                                          Congregate Care
     53      GMAC2600          Sherwood Apartments                                                        Multifamily
     54      GMAC4680          Hampton Inn - Solon                                                        Hospitality
------------------------------------------------------------------------------------------------------------------------------
     55      GMAC2660          Somerset Business Park                                                     Industrial
     56      GMAC3100          Westridge Shopping Center                                                    Retail
     57      GMAC1410          Congress Care Center                                                  Skilled Nursing Home
     58      GMAC1430          Courtyard by Marriott - Orlando                                            Hospitality
     59      GMAC1260          Brittany Acres Apartments                                                  Multifamily
------------------------------------------------------------------------------------------------------------------------------
     60      GMAC1400          Comp USA - Barnes & Noble                                                    Retail
     61      GMAC2870          Twelve Oaks Townhomes                                                      Multifamily
     62      GMAC3300          Platinum Properties
    62a      GMAC3300-A        Colonial House Apartments                                                  Multifamily
    62b      GMAC3300-B        Cody Apartments                                                            Multifamily
------------------------------------------------------------------------------------------------------------------------------
    62c      GMAC3300-C        Midvale Manor Apartments                                                   Multifamily
    62d      GMAC3300-D        Oak Terrace Apartments                                                     Multifamily
    62e      GMAC3300-E        Pebble Creek Apartments                                                    Multifamily
     63      GMAC4340          Greenbryre Apartments                                                      Multifamily
     64      GMAC2590          Scott Villa Apartments                                                     Multifamily
------------------------------------------------------------------------------------------------------------------------------
     65      GMAC4170          Kendall Corporate Center                                                     Office
     66      GMAC1640          Gwinnett Place Business Park                                               Industrial
     67      GMAC1110          Madison House Apartments                                                   Multifamily
     68      GMAC1280          Bryn Mawr Square                                                             Retail
     69      GMAC3850          Cypress Corporate Center                                                     Office
------------------------------------------------------------------------------------------------------------------------------
     70      GMAC1440          Courtyard by Marriott - Sugarland                                          Hospitality
     71      GMAC3210          K-Mart                                                                    Retail / CTL
     72      GMAC2170          NEI Portfolio I- Yorba Linda Center                                          Retail
     73      GMAC1450          Cowan Moving and Storage
    73a      GMAC1450-A        Cowan Moving and Storage                                                   Industrial
------------------------------------------------------------------------------------------------------------------------------
    73b      GMAC1450-B        Cowan Moving and Storage                                                   Industrial
    73c      GMAC1450-C        Cowan Moving and Storage                                                   Industrial
    73d      GMAC1450-D        Cowan Moving and Storage                                                   Industrial
     74      GMAC4350          Seasons Chase Apartments                                                   Multifamily
     75      GMAC2440          Retirement and Nursing Center - Austin, Ltd.                          Skilled Nursing Home
------------------------------------------------------------------------------------------------------------------------------
     76      GMAC1740          INS Building                                                              Office / CTL
     77      GMAC3640          Webster Building                                                             Office
     78      GMAC1860          Linden West and East Apartments                                            Multifamily
     79      GMAC4020          Sherwood Forest Apartments                                                 Multifamily
     80      GMAC3410          Apria Healthcare Building                                                  Industrial
------------------------------------------------------------------------------------------------------------------------------
     81      GMAC3190          Foxboro & Ashworth Pointe Apartments                                       Multifamily
     82      GMAC2830          The Trade Center                                                             Office
     83      GMAC3200          Candlewood Apartments                                                      Multifamily
     84      GMAC4330          Pelham Ridge Apartments                                                    Multifamily
     85      GMAC3110          Willshire Cove Apartments                                                  Multifamily
------------------------------------------------------------------------------------------------------------------------------
     86      GMAC1480          Desert Wind Apartments                                                     Multifamily
     87      GMAC2370          Promenade at Beach Boulevard                                                 Retail
     88      GMAC2990          Sunshine Village                                                        Mobile Home Park
     89      GMAC3560          Kew Gardens Apartments                                                     Multifamily
     90      GMAC3030          Village on the Green Apartments                                            Multifamily
------------------------------------------------------------------------------------------------------------------------------
     91      GMAC2550          Sandy Safeway Center                                                         Retail
     92      GMAC2430          Residence Inn by Marriott - Sugarland                                      Hospitality
     93      GMAC3060          Vista Court Apartments                                                     Multifamily
     94      GMAC1590          Forest Ridge & Vistas Apartments                                           Multifamily
     95      GMAC2800          Super 8 Motel                                                              Hospitality
------------------------------------------------------------------------------------------------------------------------------
     96      GMAC3140          110-114 Delancey Street                                                      Retail
     97      GMAC2230          Orangeburg Nursing Home                                               Skilled Nursing Home
     98      GMAC1730          Hycor Biomedical - Control Income Properties I                             Industrial
     99      GMAC1020          149-155 Weldon Parkway Office/Warehouse Buildings                          Industrial
    100      GMAC4280          Highland Industrial Building                                               Industrial
------------------------------------------------------------------------------------------------------------------------------
    101      GMAC1190          Barnes & Noble Bookstore                                                     Retail
    102      GMAC2610          Sherwood Village Apartments                                                Multifamily
    103      GMAC3440          Camino de la Reina Offices                                                   Office
    104      GMAC4080          Bonaventure & La Residencia Apartments                                     Multifamily
    105      GMAC2910          Swan Meadow Village - Uniprop NCII                                      Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------
    106      GMAC3940          KMart/Winn Dixie Shopping Center                                             Retail
    107      GMAC2651          Skyview Living Center of SA                                              Congregate Care
    108      GMAC3760          Avery Center                                                                 Retail
    109      GMAC1780          Koll Limited Edition                                                       Leased Land
    110      GMAC2510          The Roosevelt                                                              Multifamily
------------------------------------------------------------------------------------------------------------------------------
    111      GMAC1380          Comfort Suites - Highlands Ranch                                           Hospitality
    112      GMAC2190          North River Business Center                                                  Office
    113      GMAC1420          Copper Croft Apartments                                                    Multifamily
    114      GMAC4200          Victorian Square Apartments                                                Multifamily
    115      GMAC1910          Mandarin Emporium Shopping Center                                            Retail
------------------------------------------------------------------------------------------------------------------------------
    116      GMAC3320          Whisperwood Apartments                                                     Multifamily
    117      GMAC1070          222 New Road                                                               Industrial
    118      GMAC1790          La Posada Del Rey Apartments                                               Multifamily
    119      GMAC2300          Peachtree Executive Office Park                                              Office
    120      GMAC2560          Sanford Home for Adults                                                  Congregate Care
------------------------------------------------------------------------------------------------------------------------------
    121      GMAC1090          Voltarc Technologies Industrial Bldg.                                      Industrial
    122      GMAC3010          Valleyfield Apartments                                                     Multifamily
    123      GMAC3710          5801 14th Avenue & 273 Avenue P
    123a     GMAC3710-A        273 Avenue P Apartments                                                    Multifamily
    123b     GMAC3710-B        Pershing Arms Apartments                                                   Multifamily
------------------------------------------------------------------------------------------------------------------------------
    124      GMAC3170          41-43 39th Place Apartments                                                Multifamily
    125      GMAC2840          Town Hall Shoppes                                                            Retail
    126      GMAC1340          Claremont Corporate Center II                                                Office
    127      GMAC2640          Simms Building                                                               Office
    128      GMAC2820          Terra Villa Apartments                                                     Multifamily
------------------------------------------------------------------------------------------------------------------------------
    129      GMAC2460          Rite Aid - Fremont                                                        Retail / CTL
    130      GMAC2580          Schwartz Portfolio
    130a     GMAC2580-A        Bell Towers                                                                  Retail
    130b     GMAC2580-B        Christopher Center                                                           Retail
    130c     GMAC2580-C        Mantra Center                                                                Retail
------------------------------------------------------------------------------------------------------------------------------
    130d     GMAC2580-D        Coventry Square                                                              Retail
    131      GMAC3670          Casa Real Apartments                                                       Multifamily
    132      GMAC2480          River Ten Apartments                                                       Multifamily
    133      GMAC1580          Fernwood Apartments                                                        Multifamily
    134      GMAC3950          Marina Lakes Office Building                                                 Office
------------------------------------------------------------------------------------------------------------------------------
    135      GMAC1130          778 Long Ridge Road Medical Office Building                                  Office
    136      GMAC1180          Audubon Manor Apartments                                                   Multifamily
    137      GMAC1230          Sabal Ridge Shopping Center                                                  Retail
    138      GMAC2340          Perkins Center                                                               Retail
    139      GMAC2900          River Walk - Uniprop NCII                                               Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------
    140      GMAC1540          Eustis Plaza                                                                 Retail
    141      GMAC1030          1516 Baylis Street                                                         Industrial
    142      GMAC2400          Rancho Mill Apartments                                                     Multifamily
    143      GMAC3590          Ridgewood Heights Apartments                                               Multifamily
    144      GMAC1570          Fairfield Inn by Marriott                                                  Hospitality
------------------------------------------------------------------------------------------------------------------------------
    145      GMAC2250          Pacific Care Center                                                   Skilled Nursing Home
    146      GMAC2790          Sugar Creek Apartments                                                     Multifamily
    147      GMAC1370          Comfort Inn - Stafford, VA                                                 Hospitality
    148      GMAC3500          San Souci Apartments & Esquire House Apartments
    148a     GMAC3500-A        Esquire House Apartments                                                   Multifamily
------------------------------------------------------------------------------------------------------------------------------
    148b     GMAC3500-B        San Souci Apartments                                                       Multifamily
    149      GMAC1460          Crystalaire Mobile Home Park                                            Mobile Home Park
    150      GMAC2280          Parkview Apartments                                                        Multifamily
    151      GMAC2670          Spring Plaza Office Center                                                   Office
    152      GMAC1240          Briarwood Apartments                                                       Multifamily
------------------------------------------------------------------------------------------------------------------------------
    153      GMAC1510          Eastlake Apartments                                                        Multifamily
    154      GMAC2310          Peachtree Northeast Business Park                                          Industrial
    155      GMAC2210          Oakdale Manor Cooperative Apartments                                       Multifamily
    156      GMAC2710          Staples Plaza                                                             Retail / CTL
    157      GMAC1220          Bayshore Manor Office and Apartments                                       Multifamily
------------------------------------------------------------------------------------------------------------------------------
    158      GMAC2410          Redmond Retirement Manor                                                 Congregate Care
    159      GMAC2890          Mill Run - Uniprop NCII                                                 Mobile Home Park
    160      GMAC2680          Spruce Pointe Apartments                                                   Multifamily
    161      GMAC3570          Market Place Shopping Center                                                 Retail
    162      GMAC1700          Heritage Square Shopping Center                                              Retail
------------------------------------------------------------------------------------------------------------------------------
    163      GMAC4740          Eckerd's Clarksville                                                      Retail / CTL
    164      GMAC1500          Drewbar Apartments                                                         Multifamily
    165      GMAC1930          The Meadows Apartments                                                     Multifamily
    166      GMAC1720          Holly Park Apartments                                                      Multifamily
    167      GMAC2760          Stor-All Self Storage - Marietta                                          Self-Storage
------------------------------------------------------------------------------------------------------------------------------
    168      GMAC3220          Mission Garden Apartments                                                  Multifamily
    169      GMAC1760          Karrington Care Center                                                Skilled Nursing Home
    170      GMAC1390          Commerce Corner Shopping Center                                              Retail
    171      GMAC3930          Harrison Place Apartments                                                  Multifamily
    172      GMAC4750          Eckerd's Shelbyville                                                      Retail / CTL
------------------------------------------------------------------------------------------------------------------------------
    173      GMAC4630          Heritage House Apartments                                                  Multifamily
    174      GMAC1140          880 River Avenue                                                             Office
    175      GMAC2200          Northwood Apartments                                                       Multifamily
    176      GMAC2700          St. Paul Building                                                            Office
    177      GMAC2850          Travelodge Hotel                                                           Hospitality
------------------------------------------------------------------------------------------------------------------------------
    178      GMAC1920          Martindale Court                                                        Mobile Home Park
    179      GMAC1270          Brittany Apartments                                                        Multifamily
    180      GMAC2860          Tutor Time & Burger King
    180a     GMAC2860-A        Tutor Time Child Care Facility                                           Special Purpose
    180b     GMAC2860-B        Burger King                                                                  Retail
------------------------------------------------------------------------------------------------------------------------------
    181      GMAC1210          Best Western Battlefield Inn                                               Hospitality
    182      GMAC3070          Walgreens-San Marcos                                                      Retail / CTL
    183      GMAC1650          Eckerd Drug Store                                                            Retail
    184      GMAC1330          Claremont Corporate Center I                                                 Office
    185      GMAC2490          RiverQuick Apartments                                                      Multifamily
------------------------------------------------------------------------------------------------------------------------------
    186      GMAC2150          NEI Portfolio I - Frontage Rd                                              Industrial
    187      GMAC1010          111 Northfield Avenue Office                                                 Office
    188      GMAC1900          Maison Terrebonne Apartments                                               Multifamily
    189      GMAC1520          Eckerd Drug Store - Lithonia                                              Retail / CTL
    190      GMAC3690          360-370 East 31st Street                                                   Multifamily
------------------------------------------------------------------------------------------------------------------------------
    191      GMAC1890          Main Line Professional Center                                                Office
    192      GMAC3420          ATC Building                                                                 Office
    193      GMAC3920          Halliburton Center                                                           Retail
    194      GMAC2780          Stratford Commons Apartments                                               Multifamily
    195      GMAC2420          Redwood Village Assisted Living                                     Assisted Living Facility
------------------------------------------------------------------------------------------------------------------------------
    196      GMAC2770          Stor All Self Storage - Tucker                                            Self-Storage
    197      GMAC1660          Eckerd Drug Store                                                            Retail
    198      GMAC1040          15th Street Industrial                                                     Industrial
    199      GMAC1770          Kester Avenue Apartments                                                   Multifamily
    200      GMAC3650          Murfreesboro Nursing Center                                           Skilled Nursing Home
------------------------------------------------------------------------------------------------------------------------------
    201      GMAC1810          Lakewood Apartments                                                        Multifamily
    202      GMAC1670          Eckerd Drug Store                                                            Retail
    203      GMAC1820          Lakewood Park Apartments                                                   Multifamily
    204      GMAC2050          Merrill Lynch Building                                                    Office / CTL
    205      GMAC3780          Centennial Place Apartments                                                Multifamily
------------------------------------------------------------------------------------------------------------------------------
    206      GMAC4410          Mercedes Plaza Shopping Center                                               Retail
    207      GMAC2350          Perkiomen Apartments                                                       Multifamily
    208      GMAC1560          Fairfield Apartments                                                       Multifamily
    209      GMAC2810          Tally Ho Apartments                                                        Multifamily
    210      GMAC1290          Californian Apartments                                                     Multifamily
------------------------------------------------------------------------------------------------------------------------------
    211      GMAC2740          Stor-All Self Storage - Dunwoody                                          Self-Storage
    212      GMAC1750          Jernee Mill Plaza                                                            Retail
    213      GMAC1300          Cambridge Hills Assisted Living Center                              Assisted Living Facility
    214      GMAC3090          Westlake Village Professional                                                Office
    215      GMAC1680          Office Max Retail Store                                                      Retail
------------------------------------------------------------------------------------------------------------------------------
    216      GMAC2750          Stor All Self Storage-Lake Worth                                          Self-Storage
    217      GMAC2330          PEP Boys                                                                     Retail
    218      GMAC2290          Parkview Garden Apartments                                                 Multifamily
    219      GMAC1250          Bridgestone - Firestone                                                   Retail / CTL
    220      GMAC3130          Winterhaven Apartments                                                     Multifamily
------------------------------------------------------------------------------------------------------------------------------
    221      GMAC2730          Decatur Stor - All                                                        Self-Storage
    222      GMAC2160          NEI Portfolio I - Roberts Street Office Bldg.                                Office
    223      GMAC1320          Chief Auto Shopping Center                                                   Retail
    224      GMAC4780          Lakeway Apartments                                                         Multifamily
    225      GMAC2130          NEI Portfolio I - Congress                                                   Office
------------------------------------------------------------------------------------------------------------------------------
    226      GMAC2120          NEI Portfolio I - Prospect Apartments                                      Multifamily
    227      GMAC2110          NEI Portfolio I - 27 Imlay Street                                          Multifamily
    228      GMAC2140          NEI Portfolio I - Farmington                                               Multifamily

                                                                                                                            ZIP
                                ADDRESS                                           CITY                    STATE            CODE
==================================================================================================================================
One AMD Place                                                                   Sunnyvale               California         94088

12-14 West 21st Street                                                          New York                 New York          10022
12-16 West 27th Street                                                          New York                 New York          10001
30-34 West 26th Street                                                          New York                 New York          10010
400 Eighth Avenue                                                               New York                 New York          10010
----------------------------------------------------------------------------------------------------------------------------------
401 Park Avenue South                                                           New York                 New York          10012
462-68 Broadway                                                                 New York                 New York          10022
681-685 Lexington Avenue                                                        New York                 New York          10022
686-688 Lexington Avenue                                                        New York                 New York          10022
88 University Place                                                             New York                 New York          10010
1300 Ulster Avenue                                                               Ulster                  New York          12487
----------------------------------------------------------------------------------------------------------------------------------
220 Montgomery Street and 333 Pine Street                                     San Francisco             California         94104
211 W. Fort Street                                                               Detroit                 Michigan          48224

6300 West Tropicana Avenue                                                      Las Vegas                 Nevada           89103
825 North Lamb Blvd.                                                            Las Vegas                 Nevada           89110
170 Camelot Boulevard S.W.                                                    Grand Rapids               Michigan          49548
----------------------------------------------------------------------------------------------------------------------------------
2700 Eaton Rapids Road                                                           Lansing                 Michigan          48911
20990 Cedar Avenue                                                              Lakeville               Minnesota          55044
16400 Upton Road                                                              East Lansing               Michigan          48823

7205-7295 Charmant Drive                                                        San Diego               California         92112
----------------------------------------------------------------------------------------------------------------------------------
4250 West Lake Sammamish Parkway Northeast                                       Redmond                Washington         98052
40 Apple Ridge Road                                                              Danbury               Connecticut         06810
4012 Crockers Lake Boulevard                                                    Sarasota                 Florida           34238
370 Casa Norte Drive                                                         North Las Vegas              Nevada           89031
18600 Colima Road                                                            Rowland Heights            California         91748
----------------------------------------------------------------------------------------------------------------------------------
450 South Peachtree Parkway                                                  Peachtree City              Georgia           30269
15480 Elk Ridge Lane                                                          Chesterfield               Missouri          63017

1101 Columbia Street                                                            Stamford                  Texas            79553
1680 South Edmonds Lane                                                        Lewisville                 Texas            75067
----------------------------------------------------------------------------------------------------------------------------------
1519 Scripture Street                                                            Denton                   Texas            76201
1916 Seley Street                                                                 Waco                    Texas            76705
1560 Waterwheel Drive                                                          Sacramento               California         95833
212 Elks Point Road                                                            Round Hill                 Nevada           89448

----------------------------------------------------------------------------------------------------------------------------------
825 Lilly Road N.E.                                                              Olympia                Washington         98506
4707 South Orchard Street                                                        Tacoma                 Washington         98466
2010 Cooks Hill Road                                                            Centralia               Washington         98531

1535 Newport Boulevard,                                                        Costa Mesa               California         92627
----------------------------------------------------------------------------------------------------------------------------------
1410-1450 Grand Avenue                                                         San Marcos               California         92069
11382 Trask Avenue                                                            Garden Grove              California         92643
8570 Hamilton Avenue                                                        Huntington Beach            California         92646
200-250 N. Robertson Boulevard                                                Beverly Hills             California         90211
29501 SW Meadows Loop Road                                                     Wilsonville                Oregon           97070
----------------------------------------------------------------------------------------------------------------------------------
425 Swede Street                                                           Norristown Borough          Pennsylvania        19401
1355 Windward Concourse                                                        Alpharetta                Georgia           30005
8571 Coral Way                                                                    Miami                  Florida           33155
119 East Sycamore Drive                                                        Park Forest               Illinois          60466
250 North Red Cliffs Drive                                                     St. George                  Utah            89770
----------------------------------------------------------------------------------------------------------------------------------
924 25th Street NW,                                                            Washington          District of Columbia    20037
1515 5th Avenue                                                                  Moline                  Illinois          61265

3800 North Texas Drive                                                         New Orleans              Louisiana          70114
1500 Lorene Drive                                                                Harvey                 Louisiana          70058
----------------------------------------------------------------------------------------------------------------------------------
4949 Regent Boulevard                                                            Irving                   Texas            75063

4110 & 4380 Morning Sun Avenue                                              Colorado Springs             Colorado          80918
4315-4331 North Chestnut Street                                             Colorado Springs             Colorado          80907
3780-3858 Nostrand Avenue                                                       Brooklyn                 New York          11235
----------------------------------------------------------------------------------------------------------------------------------
55 South Park Drive                                                            Colchester                Vermont           05402
1111 West Shore Drive                                                          Richardson                 Texas            75080
140 South Saginaw Street                                                         Pontiac                 Michigan          48342
2 Medical Plaza Drive                                                           Roseville               California         95661
6022-6042 State Street                                                           Murray                    Utah            84107
----------------------------------------------------------------------------------------------------------------------------------
9670 Berry Plaza                                                                  Omaha                  Nebraska          68127
14522-14524 Myford Road                                                          Irvine                 California         92602
401-415 Santa Monica Boulevard                                                Santa Monica              California         90404
9700 North 91st Street                                                         Scottsdale                Arizona           85258
1300-1330 Orange Avenue                                                         Coronado                California         92118
----------------------------------------------------------------------------------------------------------------------------------
14243 Willowbend Park                                                         Chesterfield               Missouri          63017
4501 Blake Road SW                                                             Albuquerque              New Mexico         87121
665 North Alpine Lake Drive                                                      Jackson                 Michigan          49203
4300 Goodpasture Loop Road                                                       Eugene                   Oregon           97401
1351 Fourth Street                                                            Santa Monica              California         90401
----------------------------------------------------------------------------------------------------------------------------------
155 South Miami Street                                                            Miami                  Florida           33130
1201 West Thornton Parkway                                                      Thornton                 Colorado          80221

1200 South Hall Street                                                            Ennis                   Texas            75119
2001 Avenue E                                                                     Hondo                   Texas            78861
----------------------------------------------------------------------------------------------------------------------------------
5400 Park Avenue                                                                 Memphis                Tennessee          38119
1801 South Clinton Street                                                       Baltimore                Maryland          21224
31720 Van Born Road                                                               Wayne                  Michigan          48184
2009 Sherwood Drive                                                           Council Bluff                Iowa            51503
6035 Enterprise Parkway                                                           Solon                    Ohio            44139
----------------------------------------------------------------------------------------------------------------------------------
7825-7901 Somerset Blvd. & 14905-15001 Paramount Blvd.                          Paramount               California         90723
20900-20934 Roscoe Boulevard                                                   Canoga Park              California         91304
901 South Austin Boulevard                                                       Chicago                 Illinois          60644
12000 Collegiate Way                                                             Orlando                 Florida           32817
4015 Brittany Circle                                                            Bridgeton                Missouri          63044
----------------------------------------------------------------------------------------------------------------------------------
4001 California Avenue                                                         Bakersfield              California         93309
23399 Haggarty Road                                                               Novi                   Michigan          48375

1111 42nd Avenue                                                               East Moline               Illinois          61244
1450 18th Avenue                                                               Rock Island               Illinois          61201
----------------------------------------------------------------------------------------------------------------------------------
3800-3850 25th Street                                                            Moline                  Illinois          61265
1103 25th Street                                                               Rock Island               Illinois          61201
540-859 11th Aveune A Court                                                      Silvis                  Illinois          61282
3541 Spanish Quarter Circle                                                     Charlotte             North Carolina       28205
1555-1559 Scott Road                                                             Burbank                California         91504
----------------------------------------------------------------------------------------------------------------------------------
12515 North Kendall Drive                                                         Miami                  Florida           33183
3741, 3751, 3761 Venture Drive                                                   Duluth                  Georgia           30069
501-515 First Street                                                             Hoboken                New Jersey         07030
763 W. Lancaster Avenue                                                         Bryn Mawr              Pennsylvania        19010
800 West Cypress Creek Road                                                  Fort Lauderdale             Florida           33309
----------------------------------------------------------------------------------------------------------------------------------
12655 Southwest Freeway                                                         Stafford                  Texas            77477
400 Campbellsville Highway                                                   Campbellsville              Kentucky          42718
1205-1290 & 1396 E. Yorba Linda Blvd.                                           Placentia               California         92870

3201 & 3235 N. El Paso Street                                               Colorado Springs             Colorado          80907
----------------------------------------------------------------------------------------------------------------------------------
3110, 3111, 3114 North Stone Avenue                                         Colorado Springs             Colorado          80907
4125 & 4150 Elati Street & 2590 31st Street                                      Denver                  Colorado          80211
2025 Sharp Point Drive                                                        Fort Collins               Colorado          80525
1606 Pinecroft Road                                                            Greensboro             North Carolina       27407
6909 Burnet Lane                                                                 Austin                   Texas            78757
----------------------------------------------------------------------------------------------------------------------------------
5550 West Cypress Street                                                          Tampa                  Florida           33607
1300 First Street, NE                                                          Washington          District of Columbia    20002
1203,1205,1207 & 1209 West 2nd Ave. & 1203 1st Ave.                             Indianola                  Iowa            50125
1000 Blythwood Place                                                            Davenport                  Iowa            52804
40 Sebethe Drive                                                                Cromwell               Connecticut         06416
----------------------------------------------------------------------------------------------------------------------------------
5699 Vista Drive and 1105 Prairie View                                       West Des Moines               Iowa            50266
300-400 Brookes Drive                                                           Hazelwood                Missouri          63042
1020 West Casino Road                                                            Everett                Washington         98204
260 Pelham Road                                                                Greenville             South Carolina       29615
19800 50th Avenue West                                                          Lynnwood                Washington         98036
----------------------------------------------------------------------------------------------------------------------------------
4140-4141 West McDowell Road                                                     Phoenix                 Arizona           85009
8595 Beach Boulevard                                                          Jacksonville               Florida           32216
13453 S.W. 5th Street                                                             Davie                  Florida           33325
153-40 78th Rd., 153-21 79th Ave., 78-38 Parsons Blvd.                           Queens                  New York          11367
500 East Main Street                                                           Tuckertown               New Jersey         08087
----------------------------------------------------------------------------------------------------------------------------------
37601 SE Highway 26                                                               Sandy                   Oregon           97055
12703 Southwest Freeway                                                         Stafford                  Texas            77477
5515 Vista Drive                                                             West Des Moines               Iowa            50266
2500 Pomeroy Road and 2400 Elvans Road                                         Washington          District of Columbia    20020
2323 South Mission Street                                                    Mount Pleasant              Michigan          48858
----------------------------------------------------------------------------------------------------------------------------------
110-114 Delancey Street                                                         New York                 New York          10002
755 Whitman Street                                                             Orangeburg             South Carolina       29115
7272 Chapman Avenue                                                           Garden Grove              California         92841
149-155 Weldon Parkway                                                      Maryland Heights             Missouri          63043
1220 North Highland Avenue                                                     Los Angeles              California         90038
----------------------------------------------------------------------------------------------------------------------------------
3245 Washtenaw Avenue                                                           Ann Arbor                Michigan          48104
22085-22331 Libby Road                                                       Bedford Heights               Ohio            44146
123 Camino de la Reina                                                          San Diego               California         92108
2454 Price Rd. & 2313 Shidler Dr.                                              Brownsville                Texas            78521
687 Royal Coachman Boulevad                                                      Dillon                  Colorado          80435
----------------------------------------------------------------------------------------------------------------------------------
115-133 South Airline Highway                                                   Gonzales                Louisiana          70737
4703 Goldfield Drive                                                           San Antonio                Texas            78218
26241-26281 Avery Parkway                                                     Mission Viejo             California         92692
Teller Ave., Birch St., Von Karman Ave., & Campus Dr.                         Newport Beach             California         92660
200 First Avenue, NE                                                          Cedar Rapids                 Iowa            52401
----------------------------------------------------------------------------------------------------------------------------------
7060 East County Line Road                                                      Littleton                Colorado          80126
2070 Northbrook Boulevard                                                   North Charleston          South Carolina       29406
4333 Electric Road                                                               Roanoke                 Virginia          24014
1831 John Arden Drive                                                          Waxahachie                 Texas            75165
10501-10503 San Jose Boulevard                                                Jacksonville               Florida           32257
----------------------------------------------------------------------------------------------------------------------------------
3602 Brookridge Terrace                                                        Harrisburg              Pennsylvania        17109
222 New Road                                                                   Parsippany               New Jersey         07054
3135 Roosevelt Drive                                                           San Antonio                Texas            78214
7094 Peachtree Industrial Boulevard                                             Norcross                 Georgia           30071
140-40 Sanford Avenue                                                           Flushing                 New York          11355
----------------------------------------------------------------------------------------------------------------------------------
400 Captain Neville Drive                                                       Waterbury              Connecticut         06705
19955 and 19655 Rockside Road                                                    Bedford                   Ohio            44146

273 Avenue P                                                                    Brooklyn                 New York          11219
5801 14th Avenue                                                                Brooklyn                 New York          11219
----------------------------------------------------------------------------------------------------------------------------------
41-43 39th Place                                                                Sunnyside                New York          11104
990 Cedar Bridge Avenue                                                      Brick Township             New Jersey         08723
1200 Veterans Memorial Parkway                                                  Hauppauge                New York          11788
400 Gold Avenue, S.W.                                                          Albuquerque              New Mexico         87102
4730 N. 19th Avenue                                                              Phoenix                 Arizona           85015
----------------------------------------------------------------------------------------------------------------------------------
3909 Decoto Road (Corner of Decoto and Fremont)                                  Fremont                California         94555

489-499 South Federal Highway                                                  Boca Raton                Florida           33432
4301-4351 North Federal Highway                                                Boca Raton                Florida           33431
23133 Sandalfoot Plaza Drive                                                   Boca Raton                Florida           33428
----------------------------------------------------------------------------------------------------------------------------------
6599 North Federal Highway                                                     Boca Raton                Florida           33487
17400 Burbank Boulevard                                                          Encino                 California         91316
10480 Klein Road                                                                Gulfport               Mississippi         39503
301 Seacrest Drive                                                                Largo                  Florida           34691
4960 S. W. 72nd Avenue                                                            Miami                  Florida           33155
----------------------------------------------------------------------------------------------------------------------------------
778 Long Ridge Road                                                             Stamford               Connecticut         06902
210 N. Everhart Street                                                        West Chester             Pennsylvania        19380
33821 US Highway 19 North                                                      Palm Harbor               Florida           33684
6033 West Bell Road                                                             Glendale                 Arizona           85308
5112 River Walk Drive                                                            Raleigh              North Carolina       27616
----------------------------------------------------------------------------------------------------------------------------------
400 Plaza Drive                                                                  Eustis                  Florida           32726
1516 South Baylis Street                                                        Baltimore                Maryland          21224
2192 Rancho Avenue                                                               Colton                 California         92324
3102 South 68th Plaza                                                             Omaha                  Nebraska          68106
7056 E. County Line Road                                                     Highlands Ranch             Colorado          80126
----------------------------------------------------------------------------------------------------------------------------------
3035 Cherry Street                                                               Hoquiam                Washington         98550
2550 South Oliver Street                                                         Wichita                  Kansas           67210
20 Salisbury Drive                                                              Stafford                 Virginia          22554

1840-1850 NE 186th Street                                                   North Miami Beach            Florida           33179
----------------------------------------------------------------------------------------------------------------------------------
1745 Sans Souci Boulevard                                                      North Miami               Florida           33181
2370 Farman Street North                                                        Enumclaw                Washington         98002
500 & 600 Kiwanis Avenue                                                       Sioux Falls             South Dakota        57104
3355 Spring Mountain Road                                                       Las Vegas                 Nevada           89102
3450 West Missouri Avenue                                                        Phoenix                 Arizona           85017
----------------------------------------------------------------------------------------------------------------------------------
1420 Lake Boulevard                                                               Davis                 California         95616
6760 Jimmy Carter Boulevard                                                     Norcross                 Georgia           30071
5 Oakdale Manor                                                                  Suffern                 New York          10901
6980 Grant Avenue                                                                Sennett                 New York          13021
4807 Bayshore Boulevard                                                           Tampa                  Florida           33611
----------------------------------------------------------------------------------------------------------------------------------
7480 W. Lake Sammamish Parkway NE                                                Redmond                Washington         98052
8304 Arbor Gate Road                                                             Garner               North Carolina       27529
SWC of 9th Street NW/10th Avenue NW                                              Altoona                   Iowa            50009
10885 Lincoln Trail Highway                                                 Fairview Heights             Illinois          62208
1000 North Collier Blvd                                                       Marco Island               Florida           33145
----------------------------------------------------------------------------------------------------------------------------------
1495 Madison Street                                                            Clarksville              Tennessee          37040
43-45 West 86th Street                                                          New York                 New York          10024
51 Hopmeadow Street                                                             Simsbury               Connecticut         06070
9710 Military Parkway                                                            Dallas                   Texas            75227
4365 Johnson Ferry Place N.E.                                                   Marietta                 Georgia           30068
----------------------------------------------------------------------------------------------------------------------------------
4246 West Osborn Road                                                            Phoenix                 Arizona           85019
12441 SE Stark Street                                                           Portland                  Oregon           97233
5960-6020 West Spring Mountain Rd.                                              Las Vegas                 Nevada           89102
240-258 East Main Street                                                         Meriden               Connecticut         06450
100 Madison Street                                                             Shelbyville              Tennessee          37160
----------------------------------------------------------------------------------------------------------------------------------
504 Kemp Boulevard                                                            Wichita Falls               Texas            76301
880 River Avenue                                                                  Bronx                  New York          10452
607 47th St SE & 608 46th St SE                                                  Everett                Washington         98203
125 St. Paul's Boulevard                                                         Norfolk                 Virginia          23510
1917 Bladensburg Road, N.E.                                                    Washington          District of Columbia    20002
----------------------------------------------------------------------------------------------------------------------------------
Old Route 146                                                                   Halfmoon                 New York          12065
1587 Briarfield Road                                                             Hampton                 Virginia          23666

1550 Bristol Street North                                                     Newport Beach             California         92660
120 West Valley Boulevard                                                        Rialto                 California         92376
----------------------------------------------------------------------------------------------------------------------------------
10820 Balls Ford Road                                                           Manassas                 Virginia          20109
329 East Hopkins Street                                                        San Marcos                 Texas            78666
7079 Brewerton Rd. & 5717 Caughdenoy Rd.                                         Cicero                  New York          13039
1300 Veterans Memorial Highway                                                  Hauppauge                New York          11788
63 - 71 Letchworth Avenue                                                        Yardley               Pennsylvania        19067
----------------------------------------------------------------------------------------------------------------------------------
772 West Frontage Road                                                           Nogales                 Arizona           85621
111 Northfield Avenue                                                          West Orange              New Jersey         07052
100 Chateau Drive                                                                 Houma                 Louisiana          70363
1800 Panola Road                                                                Lithonia                 Georgia           30058
360-370 East 31st Street                                                        Brooklyn                 New York          11226
----------------------------------------------------------------------------------------------------------------------------------
1104 U.S. Route 130                                                            Cinnaminson              New Jersey         08077
1300 Williams Drive                                                             Marietta                 Georgia           30062
15902-15946 Halliburton Road                                                Hacienda Heights            California         91745
123, 163, & 183 W. Powers Circle                                                Littleton                Colorado          80120
5400 Stine Road                                                                Bakersfield              California         93313
----------------------------------------------------------------------------------------------------------------------------------
1750 Montreal Circle                                                             Tucker                  Georgia           30084
NEC Bluewater Boulevard and Highway 20                                          Niceville                Florida           32578
2079 15th Street                                                               Los Angeles              California         90021
4620 Kester Avenue                                                            Sherman Oaks              California         91403
110 West 13th Street                                                          Murfreesboro               Arkansas          71958
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121 Lakewood Drive                                                               Luling                 Louisiana          70070
9975 Lake Underhill Drive                                                        Orlando                 Florida           32825
5800-6300 Melody Lane                                                        Miami Township                Ohio            45150
1403 Broadway                                                                    Hewlett                 New York          11557
901 7th Avenue SE                                                                Altoona                   Iowa            50009
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425 2nd Street                                                                  Mercedes                  Texas            78750
208 Dotts Street                                                                Pennsburg              Pennsylvania        18073
1800 & 1818 Larpenteur Avenue                                                Falcon Heights             Minnesota          55109
300,304,308 S. Lowell Ave. & 301,305,309 S.Conklin Ave.                        Sioux Falls             South Dakota        57103
3807 North 30th Street                                                           Phoenix                 Arizona           85016
----------------------------------------------------------------------------------------------------------------------------------
4340 Dunwoody Park South                                                        Dunwoody                 Georgia           30338
4500 Bordentown Ave.-Amboy Turnpike                                            Sayreville               New Jersey         08872
2603 and 2607 Mt. Vernon Avenue                                                Bakersfield              California         93306
3390 Auto Mall Drive                                                          Thousand Oaks             California         91362
261 West Canfield Avenue                                                      Coeur d'Alene               Idaho            83814
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6351 Lake Worth Road                                                           Green Acres               Florida           33463
8205 East Santa Ana Canyon Road                                               Anaheim Hills             California         92808
935 South Green Road                                                          South Euclid                 Ohio            44121
3601 William Cannon Drive North                                                  Austin                   Texas            78749
12630 Nettles Drive                                                           Newport News               Virginia          23606
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1504 Austin Drive                                                                Decatur                 Georgia           30032
290 Roberts Street                                                            East Hartford            Connecticut         06108
8350 East Garvey Avenue                                                         Rosemead                California         91770
6011 Interstate 30                                                             Greenville                 Texas            75402
1756 North Congress Avenue                                                   West Palm Beach             Florida           33409
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100 Prospect Avenue                                                             Hartford               Connecticut         06106
27 Imlay Street                                                                 Hartford               Connecticut         06106
843 Farmington Avenue                                                         West Hartford            Connecticut         06119

      CROSS -                                                          % OF AGGREGATE        CUMULATIVE
   COLLATERALIZED      RELATED      ORIGINAL        CUT-OFF DATE          INITIAL           % OF INITIAL      MORTGAGE
       GROUPS          GROUPS      BALANCE ($)      BALANCE ($)         POOL BALANCE        POOL BALANCE      RATE (%)
=========================================================================================================================
         -                -        68,250,000        68,211,566             5.11                5.11           7.780
         -                -        62,950,000        62,804,289             4.71                9.82           6.950
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -        58,600,000        58,566,075             4.39               14.21           7.680
-------------------------------------------------------------------------------------------------------------------------
         -                -        36,000,000        36,000,000             2.70               16.91           7.700
         -                -        32,000,000        31,874,231             2.39               19.29           6.970
      Group A          Group 1     25,710,000        25,595,401             1.92               21.21           6.370
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -        25,500,000        25,500,000             1.91               23.12           5.620
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -        24,000,000        23,916,577             1.79               24.92           7.890
         -             Group 5     22,500,000        22,452,347             1.68               26.60           7.350
         -                -        21,750,000        21,736,236             1.63               28.23           7.350
         -                -        20,400,000        20,328,537             1.52               29.75           6.300
-------------------------------------------------------------------------------------------------------------------------
         -             Group 5     18,500,000        18,488,292             1.39               31.14           7.350
         -                -        18,500,000        18,475,855             1.38               32.52           7.250
      Group C          Group 3     17,953,000        17,788,077             1.33               33.86           7.210
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -             Group 6     17,520,000        17,520,000             1.31               35.17           6.200
         -                -        17,350,000        17,337,349             1.30               36.47           6.800
         -                -        16,920,000        16,801,616             1.26               37.73           7.110
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -        16,000,000        15,990,246             1.20               38.92           7.490
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -        16,000,000        15,956,938             1.20               40.12           6.250
         -             Group 6     15,440,000        15,430,383             1.16               41.28           7.410
-------------------------------------------------------------------------------------------------------------------------
         -                -        14,800,000        14,781,872             1.11               42.39           7.490
         -                -        13,500,000        13,490,340             1.01               43.40           6.875
         -                -        13,500,000        13,439,862             1.01               44.40           7.170
         -                -        12,400,000        12,400,000             0.93               45.33           6.510
         -                -        11,000,000        10,952,273             0.82               46.15           6.500
-------------------------------------------------------------------------------------------------------------------------
         -                -        10,100,000        10,064,340             0.75               46.91           7.000
         -                -        10,000,000        9,974,333              0.75               47.66           7.250
         -                -        10,000,000        9,960,947              0.75               48.40           7.000
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -         9,950,000        9,914,870              0.74               49.14           7.000
         -                -         9,480,000        9,457,042              0.71               49.85           6.750
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -         9,000,000        8,994,747              0.67               50.53           7.650
-------------------------------------------------------------------------------------------------------------------------
         -                -         9,000,000        8,972,241              0.67               51.20           6.875
         -             Group 3      8,800,000        8,748,282              0.66               51.86           7.110
         -                -         8,700,000        8,661,924              0.65               52.50           7.250
         -                -         8,600,000        8,572,652              0.64               53.15           7.200
         -             Group 7      8,100,000        8,087,993              0.61               53.75           6.750
-------------------------------------------------------------------------------------------------------------------------
         -                -         8,000,000        7,973,469              0.60               54.35           6.550
         -                -         7,800,000        7,768,752              0.58               54.93           6.880
         -                -         7,550,000        7,523,975              0.56               55.50           6.430
         -                -         7,500,000        7,500,000              0.56               56.06           7.030
         -                -         7,500,000        7,494,667              0.56               56.62           6.900
-------------------------------------------------------------------------------------------------------------------------
         -                -         7,425,000        7,413,774              0.56               57.18           6.670
         -             Group 1      7,400,000        7,373,851              0.55               57.73           6.260
         -                -         7,200,000        7,195,198              0.54               58.27           7.150
         -             Group 6      7,025,000        7,020,447              0.53               58.79           7.260
         -                -         7,000,000        6,989,442              0.52               59.32           6.680
-------------------------------------------------------------------------------------------------------------------------
         -             Group 8      6,750,000        6,745,614              0.51               59.82           7.250
         -             Group 1      6,750,000        6,725,097              0.50               60.33           6.060
         -                -         6,645,000        6,615,820              0.50               60.82           7.330
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -             Group 5      6,550,000        6,541,673              0.49               61.31           7.350
         -             Group 9      6,525,000        6,499,387              0.49               61.80           6.375
         -                -         6,320,000        6,299,793              0.47               62.27           7.570
         -                -         6,160,000        6,139,117              0.46               62.73           6.450
         -                -         6,100,000        6,094,686              0.46               63.19           8.188
-------------------------------------------------------------------------------------------------------------------------
         -                -         6,000,000        5,983,783              0.45               63.64           6.230
         -                -         6,000,000        5,976,820              0.45               64.09           6.470
         -                -         6,000,000        5,967,889              0.45               64.53           6.540
         -                -         6,000,000        5,944,261              0.45               64.98           7.875
         -                -         6,000,000        5,859,905              0.44               65.42           6.260
-------------------------------------------------------------------------------------------------------------------------
         -                -         5,850,000        5,826,465              0.44               65.85           6.860
         -                -         5,800,000        5,771,008              0.43               66.29           6.640
         -                -         5,600,000        5,589,769              0.42               66.71           5.875
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -             Group 5      5,500,000        5,493,008              0.41               67.12           7.350
         -            Group 12      5,500,000        5,490,238              0.41               67.53           6.000
-------------------------------------------------------------------------------------------------------------------------
         -                -         5,450,000        5,446,686              0.41               67.94           7.500
         -            Group 10      5,440,000        5,425,235              0.41               68.34           6.210
         -                -         5,400,000        5,377,609              0.40               68.75           7.000
         -                -         5,325,000        5,310,969              0.40               69.15           6.350
         -             Group 8      5,250,000        5,246,589              0.39               69.54           7.250
-------------------------------------------------------------------------------------------------------------------------
         -            Group 13      5,300,000        5,234,958              0.39               69.93           7.500
         -                -         4,975,000        4,961,608              0.37               70.30           6.970
      Group B          Group 2      4,950,000        4,927,656              0.37               70.67           7.110
         -                -         4,900,000        4,874,589              0.37               71.04           6.380
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -             Group 5      4,800,000        4,793,898              0.36               71.40           7.350
         -                -         4,700,000        4,670,676              0.35               71.75           7.770
-------------------------------------------------------------------------------------------------------------------------
         -                -         4,700,000        4,623,727              0.35               72.09           6.600
         -                -         4,650,000        4,589,669              0.34               72.44           7.250
         -                -         4,560,000        4,545,792              0.34               72.78           6.830
         -                -         4,500,000        4,493,736              0.34               73.11           7.000
         -                -         4,400,000        4,396,950              0.33               73.44           7.000
-------------------------------------------------------------------------------------------------------------------------
         -                -         4,400,000        4,393,875              0.33               73.77           7.000
         -                -         4,340,000        4,337,143              0.33               74.10           7.200
         -            Group 14      4,343,000        4,331,088              0.32               74.42           6.160
         -             Group 5      4,300,000        4,294,533              0.32               74.74           7.350
         -            Group 14      4,300,000        4,288,156              0.32               75.07           6.140
-------------------------------------------------------------------------------------------------------------------------
         -                -         4,300,000        4,283,999              0.32               75.39           6.020
         -                -         4,300,000        4,283,650              0.32               75.71           7.125
      Group A          Group 1      4,290,000        4,270,878              0.32               76.03           6.370
         -                -         4,250,000        4,246,862              0.32               76.35           6.750
         -                -         4,240,000        4,224,887              0.32               76.66           6.220
-------------------------------------------------------------------------------------------------------------------------
         -                -         4,225,000        4,208,074              0.32               76.98           6.880
         -            Group 13      4,150,000        4,099,071              0.31               77.29           7.500
         -            Group 11      4,080,000        4,063,040              0.30               77.59           6.030
         -                -         4,000,000        3,988,927              0.30               77.89           7.875
         -                -         4,000,000        3,986,474              0.30               78.19           7.250
-------------------------------------------------------------------------------------------------------------------------
         -                -         4,000,000        3,979,450              0.30               78.49           6.920
         -                -         3,900,000        3,878,545              0.29               78.78           7.500
         -                -         3,800,000        3,784,419              0.28               79.06           6.770
         -                -         3,775,000        3,760,489              0.28               79.34           6.500
         -                -         3,750,000        3,747,633              0.28               79.62           7.360
-------------------------------------------------------------------------------------------------------------------------
         -             Group 7      3,750,000        3,739,386              0.28               79.90           6.010
         -                -         3,750,000        3,726,918              0.28               80.18           6.240
         -                -         3,700,000        3,685,420              0.28               80.46           6.950
         -                -         3,600,000        3,595,302              0.27               80.73           7.250
         -             Group 1      3,600,000        3,586,718              0.27               81.00           6.060
-------------------------------------------------------------------------------------------------------------------------
         -                -         3,600,000        3,572,621              0.27               81.27           7.000
      Group C          Group 3      3,547,000        3,519,957              0.26               81.53           6.780
         -            Group 18      3,500,000        3,495,444              0.26               81.79           7.260
         -                -         3,500,000        3,494,260              0.26               82.05           7.600
         -                -         3,500,000        3,485,908              0.26               82.31           7.150
-------------------------------------------------------------------------------------------------------------------------
         -                -         3,500,000        3,478,821              0.26               82.57           6.375
         -                -         3,400,000        3,379,917              0.25               82.83           7.080
         -             Group 5      3,300,000        3,286,469              0.25               83.07           6.770
         -                -         3,250,000        3,247,888              0.24               83.32           7.250
         -                -         3,200,000        3,193,238              0.24               83.56           7.250
-------------------------------------------------------------------------------------------------------------------------
         -                -         3,200,000        3,190,274              0.24               83.80           6.940
         -                -         3,200,000        3,188,984              0.24               84.04           6.380
         -                -         3,200,000        3,188,038              0.24               84.27           6.370
         -            Group 10      3,187,500        3,178,849              0.24               84.51           6.210
         -                -         3,200,000        3,166,896              0.24               84.75           8.010
-------------------------------------------------------------------------------------------------------------------------
         -                -         3,200,000        3,116,596              0.23               84.98           8.770
         -                -         3,100,000        3,067,750              0.23               85.21           5.750
         -                -         3,000,000        2,996,074              0.22               85.44           7.240
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -         3,000,000        2,992,714              0.22               85.66           6.730
         -                -         3,000,000        2,992,137              0.22               85.89           6.375
         -            Group 17      3,000,000        2,991,867              0.22               86.11           6.530
         -                -         3,000,000        2,989,003              0.22               86.33           6.090
         -                -         3,000,000        2,988,259              0.22               86.56           6.990
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,960,000        2,953,437              0.22               86.78           7.000
         -                -         2,950,000        2,922,866              0.22               87.00           7.200
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -         2,920,000        2,915,935              0.22               87.22           7.000
         -                -         2,889,000        2,877,645              0.22               87.43           6.970
         -                -         2,845,000        2,845,000              0.21               87.65           6.740
         -                -         2,850,000        2,843,618              0.21               87.86           7.100
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,840,000        2,830,008              0.21               88.07           6.280
         -                -         2,800,000        2,790,463              0.21               88.28           6.850
      Group D          Group 4      2,800,000        2,790,063              0.21               88.49           6.240
         -                -         2,800,000        2,789,183              0.21               88.70           6.470
         -             Group 1      2,775,000        2,764,762              0.21               88.91           6.060
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,700,000        2,692,243              0.20               89.11           6.580
         -             Group 9      2,650,000        2,639,598              0.20               89.31           6.375
         -                -         2,620,000        2,603,238              0.20               89.50           6.600
         -                -         2,560,000        2,556,391              0.19               89.69           6.950
         -                -         2,550,000        2,540,209              0.19               89.88           6.500
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,475,000        2,461,361              0.18               90.07           7.490
         -                -         2,400,000        2,391,268              0.18               90.25           6.125
         -                -         2,400,000        2,377,675              0.18               90.42           7.000
         -                -         2,300,000        2,293,476              0.17               90.60           6.000
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -             -                -                   -                   -               -
         -                -         2,300,000        2,290,509              0.17               90.77           6.740
         -                -         2,300,000        2,281,748              0.17               90.94           6.470
         -                -         2,260,000        2,255,105              0.17               91.11           7.250
         -                -         2,265,000        2,239,683              0.17               91.28           8.375
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,200,000        2,196,203              0.16               91.44           6.120
         -            Group 10      2,130,000        2,124,219              0.16               91.60           6.210
         -                -         2,100,000        2,098,636              0.16               91.76           7.250
         -                -         2,100,000        2,095,657              0.16               91.91           7.450
      Group D          Group 4      2,100,000        2,092,051              0.16               92.07           5.940
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,100,000        2,086,406              0.16               92.23           7.560
         -             Group 1      2,090,000        2,082,289              0.16               92.38           6.060
         -            Group 11      2,080,000        2,072,015              0.16               92.54           6.030
         -                -         2,050,000        2,029,580              0.15               92.69           6.240
         -                -         2,025,000        2,016,879              0.15               92.84           6.875
-------------------------------------------------------------------------------------------------------------------------
         -            Group 19      2,006,513        2,000,323              0.15               92.99           7.970
         -                -         2,000,000        1,997,035              0.15               93.14           6.750
         -                -         2,000,000        1,995,164              0.15               93.29           6.750
         -                -         2,000,000        1,992,716              0.15               93.44           6.120
         -            Group 15      2,000,000        1,992,526              0.15               93.59           6.000
-------------------------------------------------------------------------------------------------------------------------
         -                -         2,000,000        1,991,645              0.15               93.74           6.000
         -                -         2,000,000        1,990,585              0.15               93.89           6.940
         -                -         2,000,000        1,990,301              0.15               94.04           6.770
         -                -         1,920,000        1,917,327              0.14               94.18           7.000
         -            Group 19      1,921,438        1,914,666              0.14               94.32           7.970
-------------------------------------------------------------------------------------------------------------------------
         -            Group 21      1,880,000        1,878,778              0.14               94.47           7.250
         -                -         1,890,000        1,876,451              0.14               94.61           7.250
         -            Group 14      1,875,000        1,867,735              0.14               94.75           5.830
         -                -         1,800,000        1,793,423              0.13               94.88           7.310
         -                -         1,800,000        1,792,786              0.13               95.01           6.250
-------------------------------------------------------------------------------------------------------------------------
         -                -         1,750,000        1,743,284              0.13               95.15           5.875
         -            Group 20      1,720,000        1,717,696              0.13               95.27           7.150
         -                -         1,720,000        1,713,294              0.13               95.40           5.800
         -                -             -                -                   -                   -               -
         -                -             -                -                   -                   -               -
-------------------------------------------------------------------------------------------------------------------------
         -                -         1,700,000        1,689,811              0.13               95.53           7.000
         -                -         1,700,000        1,677,538              0.13               95.65           6.280
         -            Group 16      1,645,000        1,637,064              0.12               95.78           6.800
         -            Group 17      1,630,000        1,622,443              0.12               95.90           7.375
         -                -         1,625,000        1,618,131              0.12               96.02           6.625
-------------------------------------------------------------------------------------------------------------------------
      Group B          Group 2      1,625,000        1,617,665              0.12               96.14           7.110
         -                -         1,600,000        1,598,675              0.12               96.26           6.280
         -                -         1,600,000        1,596,131              0.12               96.38           7.150
         -                -         1,600,000        1,587,479              0.12               96.50           5.730
         -                -         1,560,000        1,558,919              0.12               96.62           7.000
-------------------------------------------------------------------------------------------------------------------------
         -                -         1,550,000        1,544,049              0.12               96.73           7.080
         -            Group 10      1,545,000        1,541,822              0.12               96.85           7.480
         -            Group 18      1,500,000        1,495,145              0.11               96.96           7.500
         -                -         1,500,000        1,494,584              0.11               97.07           6.160
         -            Group 22      1,500,000        1,494,529              0.11               97.18           6.810
-------------------------------------------------------------------------------------------------------------------------
         -            Group 15      1,500,000        1,494,394              0.11               97.30           6.000
         -                -         1,480,000        1,472,532              0.11               97.41           6.540
         -                -         1,425,000        1,398,600              0.10               97.51           7.150
         -            Group 12      1,400,000        1,397,601              0.10               97.62           6.150
         -                -         1,400,000        1,397,368              0.10               97.72           7.840
-------------------------------------------------------------------------------------------------------------------------
         -                -         1,400,000        1,394,491              0.10               97.83           6.650
         -            Group 16      1,385,000        1,378,012              0.10               97.93           6.540
         -                -         1,350,000        1,343,263              0.10               98.03           7.000
         -                -         1,350,000        1,340,277              0.10               98.13           6.320
         -                -         1,341,000        1,339,362              0.10               98.23           7.500
-------------------------------------------------------------------------------------------------------------------------
         -                -         1,320,000        1,318,728              0.10               98.33           7.810
         -                -         1,300,000        1,295,572              0.10               98.43           6.850
         -                -         1,270,000        1,262,397              0.09               98.52           7.000
         -                -         1,265,000        1,261,772              0.09               98.61           6.500
         -                -         1,250,000        1,246,636              0.09               98.71           6.250
-------------------------------------------------------------------------------------------------------------------------
         -            Group 15      1,200,000        1,195,750              0.09               98.80           6.250
         -                -         1,200,000        1,195,690              0.09               98.89           6.900
         -            Group 22      1,200,000        1,195,464              0.09               98.98           6.600
         -                -         1,125,000        1,121,431              0.08               99.06           6.750
         -            Group 16      1,100,000        1,098,390              0.08               99.14           6.800
-------------------------------------------------------------------------------------------------------------------------
         -            Group 15      1,100,000        1,096,140              0.08               99.23           6.000
         -                -         1,100,000        1,095,471              0.08               99.31           6.750
         -                -         1,100,000        1,095,024              0.08               99.39           7.100
         -                -         1,090,000        1,079,717              0.08               99.47           7.000
         -            Group 20      1,057,500        1,051,373              0.08               99.55           5.720
-------------------------------------------------------------------------------------------------------------------------
         -            Group 15      1,000,000         996,263               0.07               99.62           6.000
      Group B          Group 2       985,000          980,554               0.07               99.70           7.110
         -                -          910,000          904,665               0.07               99.77           7.125
         -            Group 21       900,000          899,415               0.07               99.83           7.250
      Group B          Group 2       890,000          885,983               0.07               99.90           7.110
-------------------------------------------------------------------------------------------------------------------------
      Group B          Group 2       750,000          746,615               0.06               99.96           7.110
      Group B          Group 2       300,000          298,646               0.02               99.98           7.110
      Group B          Group 2       300,000          298,646               0.02               100.00          7.110

                                                                                                             ORIGINAL     REMAINING
  SERVICING       INTEREST                                                ORIGINAL          REMAINING        TERM TO       TERM TO
     FEE           ACCRUAL                  AMORTIZATION                INTEREST-ONLY     INTEREST-ONLY      MATURITY      MATURITY
   RATE (%)        METHOD                       TYPE                    PERIOD (MOS.)     PERIOD (MOS.)       (MOS.)        (MOS.)
===================================================================================================================================
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.0638      Actual / 360                  Balloon                         -                 -              120           117
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263        30 / 360         Interest Only, Then Amortizing            60                 59             120           119
    0.1263      Actual / 360                  Balloon                         -                 -              180           175
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           121
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360       Interest Only, Then Amortizing            24                 20             120           116
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
    0.1263        30 / 360                    Balloon                         -                 -              132           127
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360       Interest Only, Then Amortizing            24                 20             120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              180           179
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.0613      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              144           142
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -               84            78
    0.1263      Actual / 360       Interest Only, Then Amortizing            24                 20             120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Hyperamortizing                     -                 -              144           141
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263        30 / 360                    Balloon                         -                 -              144           140
    0.1263      Actual / 360                  Balloon                         -                 -              192           190
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360       Interest Only, Then Amortizing            24                 19             120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           122
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           122
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263        30 / 360                    Balloon                         -                 -               40            36
    0.1263      Actual / 360              Hyperamortizing                     -                 -              123           114
    0.1263      Actual / 360                  Balloon                         -                 -               84            79
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263        30 / 360                    Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              240           237
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           109
    0.1263      Actual / 360                  Balloon                         -                 -              225           223
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           175
    0.1263      Actual / 360              Fully Amortizing                    -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              180           178
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           121
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              180           175
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           109
    0.1263      Actual / 360                  Balloon                         -                 -              180           177
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           179
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           117
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              132           129
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              180           177
    0.1263      Actual / 360              Fully Amortizing                    -                 -              240           237
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           179
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           122
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Fully Amortizing                    -                 -              156           154
    0.1263      Actual / 360                  Balloon                         -                 -              119           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360              Fully Amortizing                    -                 -              240           239
    0.1263        30 / 360                    Balloon                         -                 -              120           115
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Fully Amortizing                    -                 -              240           237
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263        30 / 360                    Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263        30 / 360                    Balloon                         -                 -              180           174
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263        30 / 360                    Balloon                         -                 -              120           104
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           177
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263        30 / 360                    Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              240           238
    0.1263      Actual / 360              Fully Amortizing                    -                 -              240           235
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360       Interest Only, Then Amortizing            24                 18             120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263        30 / 360                    Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              180           176
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           122
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360              Hyperamortizing                     -                 -              120           118
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           177
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
      -               -                          -                            -                 -               -             -
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263        30 / 360                    Balloon                         -                 -              120           103
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360              Fully Amortizing                    -                 -              174           173
    0.1263      Actual / 360                  Balloon                         -                 -              180           176
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.0413      Actual / 360              Hyperamortizing                     -                 -              126           122
    0.1263      Actual / 360                  Balloon                         -                 -              180           177
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263        30 / 360                Fully Amortizing                    -                 -              237           235
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              180           177
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263        30 / 360                Fully Amortizing                    -                 -              237           235
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              180           175
    0.1263      Actual / 360              Hyperamortizing                     -                 -              122           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
      -               -                          -                            -                 -               -             -
      -               -                          -                            -                 -               -             -
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360              Hyperamortizing                     -                 -              123           118
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           176
    0.1263      Actual / 360                  Balloon                         -                 -              234           230
    0.1263        30 / 360                    Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263        30 / 360                    Balloon                         -                 -              120           118
    0.1263      Actual / 360              Fully Amortizing                    -                 -              216           213
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              180           177
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              234           230
    0.1263      Actual / 360              Fully Amortizing                    -                 -              180           174
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263        30 / 360                    Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              228           224
    0.1263        30 / 360                    Balloon                         -                 -              120           114
    0.1263      Actual / 360              Fully Amortizing                    -                 -              144           142
    0.1263      Actual / 360                  Balloon                         -                 -              180           178
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           118
    0.1263        30 / 360                    Balloon                         -                 -              120           116
    0.2513      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.2513      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           117
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              180           178
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.2513      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360              Fully Amortizing                    -                 -              240           235
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           116
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           115
    0.1263      Actual / 360                  Balloon                         -                 -              120           119
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
-----------------------------------------------------------------------------------------------------------------------------------
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           114
    0.1263      Actual / 360                  Balloon                         -                 -              120           114

     ORIGINAL          REMAINING                                      BALLOON
   AMORTIZATION      AMORTIZATION      ORIGINATION     MATURITY       OR ARD
   TERM (MOS.)        TERM (MOS.)         DATE          OR ARD      BALANCE ($)            PREPAYMENT PROVISIONS
==========================================================================================================================
       360                359           12/22/98       1/10/09      59,746,222          Lock/25_Defeasance/92_0%/3
       360                357           10/23/98       11/10/08     54,089,032          Lock/27_Defeasance/87_0%/6
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                359           12/31/98       1/10/09      51,189,113          Lock/25_Defeasance/92_0%/3
--------------------------------------------------------------------------------------------------------------------------
       360                360           12/23/98       1/10/09      34,128,842          Lock/25_Defeasance/92_0%/3
       360                355            8/25/98       9/10/13      23,752,782          Lock/29_Defeasance/145_0%/6
       360                355            8/20/98       3/10/09      21,500,167          Lock/29_Defeasance/88_0%/9
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                360            10/1/98       10/10/08     22,241,453             Lock/28_Defeasance/92
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
       360                355            8/3/98        9/10/09      20,556,047          > of YM or 1% UPB/126_0%/6
       360                357            11/4/98       11/5/08      19,512,336          Lock/28_Defeasance/86_0%/6
       360                359           12/30/98       1/10/09      18,861,951             Lock/25_Defeasance/95
       360                356            9/15/98       10/10/08     17,248,621          Lock/28_Defeasance/86_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                359           12/18/98        1/5/09      16,043,499          Lock/26_Defeasance/91_0%/3
       360                358           11/23/98       12/10/08     16,007,203          Lock/26_Defeasance/91_0%/3
       240                235            8/31/98        9/1/08      12,113,121          Lock/30_Defeasance/84_0%/6
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                360            9/15/98       10/10/08     15,469,068             Lock/28_Defeasance/92
       360                359           12/31/98       1/10/09      14,854,320             Lock/25_Defeasance/95
       300                294            7/23/98        8/1/08      13,385,203          Lock/31_Defeasance/83_0%/6
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                359           12/10/98       1/10/14      12,112,616            Lock/25_Defeasance/155
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                357            11/6/98       11/10/08     13,510,831             Lock/27_Defeasance/93
       360                359           12/23/98       1/10/09      13,407,825          Lock/25_Defeasance/92_0%/3
--------------------------------------------------------------------------------------------------------------------------
       360                358           11/13/98       12/10/10     12,280,310          Lock/26_Defeasance/112_0%/6
       360                359           12/14/98       1/10/09      11,579,007          Lock/25_Defeasance/89_0%/6
       360                354            7/31/98       8/10/05      12,357,147          Lock/30_Defeasance/48_0%/6
       360                360            9/17/98       10/10/08     11,015,655          Lock/28_Defeasance/86_0%/6
       360                355            9/4/98        9/10/08       9,348,248          Lock/29_Defeasance/85_0%/6
--------------------------------------------------------------------------------------------------------------------------
       300                297           10/30/98       11/1/10       7,324,406          Lock/48_Defeasance/95_0%/1
       276                274            12/7/98       12/10/08      7,542,415          Lock/26_Defeasance/88_0%/6
       360                355            8/3/98         9/1/08       8,602,533          Lock/30_Defeasance/84_0%/6
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
       300                297           10/15/98       11/1/08       7,847,097          Lock/48_Defeasance/71_0%/1
       360                357            11/2/98       11/10/08      8,104,525             Lock/27_Defeasance/93
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                359           12/16/98       1/10/09       7,856,728             Lock/25_Defeasance/95
--------------------------------------------------------------------------------------------------------------------------
       360                356            9/10/98       10/1/08       7,719,322          Lock/29_Defeasance/85_0%/6
       300                295            8/31/98        9/1/08       6,961,577          Lock/30_Defeasance/84_0%/6
       360                354            7/23/98        8/1/08       7,527,691          Lock/31_Defeasance/83_0%/6
       360                356            9/21/98       10/10/10      7,056,797          Lock/28_Defeasance/110_0%/6
       360                358           11/12/98       12/10/14      5,724,177          Lock/26_Defeasance/163_0%/3
--------------------------------------------------------------------------------------------------------------------------
       360                356            9/22/98       10/10/08      6,807,260          Lock/28_Defeasance/86_0%/6
       360                355            8/24/98       9/10/08       6,690,877          Lock/29_Defeasance/85_0%/6
       358                354            9/21/98       10/10/08      6,392,048          Lock/28_Defeasance/86_0%/6
       360                360            8/24/98       9/10/08       6,727,855          Lock/29_Defeasance/85_0%/6
       360                359           12/11/98       1/10/09       6,436,628             Lock/25_Defeasance/95
--------------------------------------------------------------------------------------------------------------------------
       360                358            12/8/98       12/10/08      6,336,827             Lock/26_Defeasance/94
       360                356            9/23/98       4/10/09       6,170,856          Lock/28_Defeasance/89_0%/9
       360                359           12/30/98       1/10/09       6,215,555          Lock/25_Defeasance/89_0%/6
       360                359           12/23/98       1/10/09       6,079,799          Lock/25_Defeasance/92_0%/3
       360                358           11/12/98       12/10/08      5,975,583          Lock/26_Defeasance/91_0%/3
--------------------------------------------------------------------------------------------------------------------------
       360                359           12/15/98       1/10/09       5,840,470          Lock/25_Defeasance/89_0%/6
       360                356            9/23/98       4/10/09       5,597,611          Lock/28_Defeasance/89_0%/9
       300                296            9/2/98        10/1/08       5,289,562           Lock/29_Defeasance/85_0%6
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
       360                358           11/24/98       12/5/08       5,680,262          Lock/27_Defeasance/87_0%/6
       300                297           10/30/98       11/10/08      5,053,279             Lock/27_Defeasance/93
       300                297           10/15/98       11/1/08       5,062,790          Lock/28_Defeasance/86_0%/6
       360                356            9/2/98        10/10/08      5,228,421          Lock/29_Defeasance/85_0%/6
       300                299            12/9/98        1/1/09       4,965,113          Lock/48_Defeasance/71_0%/1
--------------------------------------------------------------------------------------------------------------------------
       360                357           10/15/98       11/10/08      5,063,926          Lock/27_Defeasance/87_0%/6
       300                297           10/13/98       11/10/08      4,659,881          Lock/27_Defeasance/90_0%/3
       300                296            9/14/98       1/31/02       5,645,191                 Lock/34_0%/6
       300                291            4/30/98        8/1/08       4,803,424          Lock/48_Defeasance/71_0%/4
       144                139            9/2/98        9/10/05       3,059,522          Lock/28_Defeasance/50_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                355            8/19/98       9/10/08       5,015,752              >YM or 1%/114_0%/6
       360                354            7/31/98        8/1/08       4,946,307          Lock/31_Defeasance/83_0%/6
       360                358            12/4/98       12/10/08      4,681,844             Lock/26_Defeasance/94
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                358            12/1/98       12/5/08       4,769,685          Lock/27_Defeasance/87_0%/6
       360                358           11/12/98       12/10/08      4,613,801           Lock/26_Defeasance/91_%/3
--------------------------------------------------------------------------------------------------------------------------
       360                359           12/15/98       1/10/09       4,742,140          Lock/25_Defeasance/89_0%/6
       360                357           10/20/98       11/10/08      4,588,900          Lock/27_Defeasance/87_0%/6
       360                355            8/12/98       9/10/08       4,633,869          Lock/29_Defeasance/85_0%/6
       360                357           10/30/98       11/10/18      2,954,091          Lock/27_Defeasance/207_0%/6
       360                359           12/15/98       1/10/09       4,542,588          Lock/25_Defeasance/89_0%/6
--------------------------------------------------------------------------------------------------------------------------
       300                289            2/20/98        3/1/08       4,237,721          Lock/48_Defeasance/66_0%/6
       276                274           11/23/98       8/31/17       1,605,508            Lock/26_Defeasance/199
       360                354            7/20/98        8/1/08       4,269,223          (>YM or 1%)+(25%)/114_0%/6
       300                296            9/15/98       10/10/08      3,795,365          Lock/28_Defeasance/86_0%/6
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
       360                358           11/25/98       12/5/08       4,162,634          Lock/27_Defeasance/87_0%/6
       300                294            7/30/98        8/1/08       3,784,951          Lock/31_Defeasance/83_0%/6
--------------------------------------------------------------------------------------------------------------------------
       180                175            8/27/98       9/10/13           0              Lock/29_Defeasance/145_0%/6
       120                117           10/30/98       11/10/08          0              Lock/27_Defeasance/87_0%/6
       360                356            9/24/98       10/10/08      3,906,897             Lock/28_Defeasance/92
       360                358           11/24/98       12/10/08      3,871,147             Lock/26_Defeasance/94
       360                359           12/11/98       1/10/09       3,785,124          Lock/25_Defeasance/92_0%/3
--------------------------------------------------------------------------------------------------------------------------
       360                358           11/13/98       12/10/13      3,269,827          Lock/26_Defeasance/151_0%3
       360                359           12/22/98       1/10/09       3,750,913          Lock/25_Defeasance/89_0%/6
       360                357           10/15/98       11/10/08      3,658,733             Lock/27_Defeasance/93
       360                358           11/23/98       12/5/08       3,728,973          Lock/27_Defeasance/87_0%/6
       360                357           10/14/98       11/10/08      3,620,601             Lock/27_Defeasance/93
--------------------------------------------------------------------------------------------------------------------------
       360                356            9/22/98       10/10/08      3,609,084          Lock/28_Defeasance/86_0%/6
       360                355            8/24/98        9/1/08       3,709,911              >YM or 1%/114_0%/6
       360                355            8/20/98       3/10/09       3,587,543          Lock/29_Defeasance/88_0%/9
       360                359           12/18/98       1/10/09       3,634,253          Lock/25_Defeasance/92_0%/3
       360                356            10/1/98       10/10/08      3,577,574             Lock/28_Defeasance/92
--------------------------------------------------------------------------------------------------------------------------
       360                355            8/31/98       9/10/13       3,125,064          Lock/29_Defeasance/145_0%/6
       300                289            2/20/98        3/1/08       3,318,215          Lock/48_Defeasance/66_0%/6
       300                297            11/5/98       11/10/13      2,381,753            Lock/27_Defeasance/153
       180                179           12/23/98       1/10/14           0              Lock/25_Defeasance/152_0%/3
       300                297           10/23/98       11/1/08       3,176,656          Lock/48_Defeasance/71_0%/1
--------------------------------------------------------------------------------------------------------------------------
       252                249            11/5/98       11/10/09      2,615,067            Lock/27_Defeasance/105
       300                295            8/27/98        9/1/08       3,118,342          Lock/30_Defeasance/84_0%/6
       360                355            8/31/98        9/1/08       3,251,023          Lock/30_Defeasance/84_0%/6
       300                297           10/13/98       11/10/08      2,934,452             Lock/27_Defeasance/93
       360                359           12/29/98       1/10/09       3,252,792          Lock/25_Defeasance/89_0%/6
--------------------------------------------------------------------------------------------------------------------------
       312                309           10/19/98       11/10/13      2,375,485          Lock/27_Defeasance/147_0%/6
       240                237           10/28/98       11/10/18          0                Lock/27_Defeasance/213
       180                179           12/23/98       1/10/14           0                Lock/25_Defeasance/155
       360                358           11/30/98       12/10/08      3,114,915          Lock/26_Defeasance/91_0%/3
       360                356            9/23/98       4/10/09       2,985,392          Lock/28_Defeasance/89_0%/9
--------------------------------------------------------------------------------------------------------------------------
       156                154           11/20/98       12/10/11          0              Lock/26_Defeasance/124_0%/6
       240                236            9/22/98        9/1/08       2,373,010          Lock/29_Defeasance/84_0%/6
       360                358           11/17/98       12/10/08      3,029,080          Lock/26_Defeasance/88_0%/6
       240                239           12/23/98       1/10/19           0             Lock/25_Defeasance/35_0%/180
       360                355            8/18/98        9/1/08       3,013,946          Lock/30_Defeasance/84_0%/6
--------------------------------------------------------------------------------------------------------------------------
       240                237           10/29/98       11/1/18           0              Lock/36_Defeasance/203_0%/1
       300                295            8/14/98       9/10/08       2,687,448          Lock/29_Defeasance/85_0%/6
       360                355            8/13/98        9/1/08       2,823,257          Lock/30_Defeasance/84_0%/6
       360                359           12/15/98       1/10/09       2,812,078             Lock/25_Defeasance/95
       300                298           11/12/98       12/10/08      2,541,327          Lock/26_Defeasance/88_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                356            10/2/98       10/10/08      2,748,907             Lock/28_Defeasance/92
       360                356            9/18/98       10/10/08      2,711,231             Lock/28_Defeasance/92
       360                356            9/18/98       10/1/08       2,703,931          Lock/29_Defeasance/85_0%/6
       360                357           10/20/98       11/10/08      2,688,808          Lock/27_Defeasance/87_0%/6
       240                234            7/23/98        8/1/13       1,320,732          Lock/31_Defeasance/143_0%6
--------------------------------------------------------------------------------------------------------------------------
       240                224            9/11/97       10/1/07       2,257,722              >1% or YM/114_0%/6
       180                177           10/30/98       11/10/13          0                Lock/27_Defeasance/153
       360                358           11/19/98       12/10/08      2,595,170             Lock/26_Defeasance/94
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
       360                357           10/23/98       11/10/08      2,564,100         Lock/27_Defeasance/88_Lock/5
       360                357            10/9/98       11/10/08      2,541,455             Lock/27_Defeasance/93
       360                357           10/26/98       11/10/08      2,545,194          Lock/27_Defeasance/87_0%/6
       360                356            10/2/98       10/10/08      2,522,663             Lock/28_Defeasance/92
       360                355            8/11/98        9/1/08       2,580,152          Lock/30_Defeasance/84_0%/6
--------------------------------------------------------------------------------------------------------------------------
       300                298           11/17/98       12/10/18      1,063,711          Lock/26_Defeasance/208_0%/6
       240                235            8/21/98       9/10/18           0              Lock/29_Defeasance/205_0%/6
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
       360                358            12/1/98       12/10/08      2,511,944             Lock/26_Defeasance/94
       360                355            8/28/98        9/1/08       2,483,513          Lock/30_Defeasance/84_0%/6
       360                360            7/30/98       8/10/08       2,538,505          Lock/30_Defeasance/84_0%/6
       360                357            11/5/98       11/10/08      2,457,471          Lock/27_Defeasance/87_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                356            10/2/98       10/10/08      2,400,038          Lock/28_Defeasance/86_0%/6
       360                356            9/25/98       10/10/08      2,394,200            Lock/28__Defeasance/92
       360                356            10/2/98       10/10/13      2,017,609          Lock/28_Defeasance/146_0%/6
       300                297           10/13/98       11/10/08      2,174,611             Lock/27_Defeasance/93
       360                356            9/23/98       4/10/09       2,301,240          Lock/28_Defeasance/89_0%/9
--------------------------------------------------------------------------------------------------------------------------
       276                274            12/9/98       12/10/08      1,995,378          Lock/26_Defeasance/88_0%/6
       300                297           10/30/98       11/10/08      2,052,290             Lock/27_Defeasance/93
       300                295            8/31/98       9/10/08       2,042,632          Lock/28_Defeasance/86_0%/6
       360                358           11/17/98       12/10/08      2,199,651             Lock/26_Defeasance/94
       240                238           11/13/98       12/1/08       1,679,927          Lock/36_Defeasance/80_0%/4
--------------------------------------------------------------------------------------------------------------------------
       300                295            8/6/98         9/1/08       1,978,416          Lock/30_Defeasance/84_0%/6
       360                356            9/23/98       10/10/08      2,020,001          Lock/28_Defeasance/86_0%/6
       180                177            10/1/98       11/1/13           0              Lock/48_Defeasance/128_0%/4
       360                357           10/30/98       11/10/08      1,929,407          Lock/27_Defeasance/87_0%/6
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
        -                  -                -             -              -                           -
       360                355            8/10/98        9/1/08       1,966,288          Lock/30_Defeasance/84_0%/6
       240                236            9/22/98       10/10/08      1,513,658          Lock/28_Defeasance/92_0%/0
       360                357           10/15/98       11/10/08      1,955,473             Lock/27_Defeasance/93
       360                343            8/29/97        9/1/07       2,001,985                 Lock/48_0%/72
--------------------------------------------------------------------------------------------------------------------------
       360                358           11/16/98       12/10/08      1,851,424          Lock/26_Defeasance/88_0%/6
       360                357           10/20/98       11/10/08      1,796,756          Lock/27_Defeasance/87_0%/6
       360                359           12/11/98       1/10/09       1,817,036             Lock/25_Defeasance/95
       174                173           12/15/98       7/10/13           0              Lock/25_Defeasance/143_0%/6
       360                356            10/2/98       10/10/13      1,493,805          Lock/28_Defeasance/146_0%/6
--------------------------------------------------------------------------------------------------------------------------
       300                294            7/22/98        8/1/08       1,681,802          Lock/31_Defeasance/83_0%/6
       360                356            9/23/98       4/10/09       1,733,186          Lock/28_Defeasance/89_0%/9
       312                309            11/5/98       11/10/13      1,278,671          Lock/27_Defeasance/150_0%/3
       180                177            11/5/98       11/10/08       906,712           Lock/27_Defeasance/87_0%/6
       360                355            8/31/98       9/10/08       1,736,846          Lock/29_Defeasance/85_0%/6
--------------------------------------------------------------------------------------------------------------------------
       237                235           11/25/98        9/1/18           0              Lock/60_Defeasance/175_0%/2
       360                358           11/24/98       12/10/08      1,710,235             Lock/26_Defeasance/94
       360                357           10/13/98       11/10/13      1,471,706          Lock/27_Defeasance/147_0%/6
       360                356            9/25/98       10/10/08      1,683,111             Lock/28_Defeasance/92
       360                356            9/23/98       10/10/08      1,677,744          Lock/28_Defeasance/86_0%/6
--------------------------------------------------------------------------------------------------------------------------
       300                297            11/3/98       11/10/08      1,531,276             Lock/27_Defeasance/93
       300                296            9/4/98        10/1/08       1,574,631          Lock/29_Defeasance/85_0%/6
       300                296            9/15/98       10/10/08      1,566,992          Lock/28_Defeasance/86_0%/6
       360                358            12/3/98       12/10/08      1,651,689             Lock/26_Defeasance/94
       237                235           11/25/98        9/1/18           0              Lock/60_Defeasance/175_0%/2
--------------------------------------------------------------------------------------------------------------------------
       360                359           12/23/98       1/10/09       1,626,678             Lock/25_Defeasance/95
       240                236            10/2/98       10/10/08      1,276,883          Lock/28 _Defeasance/87_0%/5
       360                356            10/9/98       10/10/08      1,565,654             Lock/28_Defeasance/92
       360                355            8/3/98         9/1/13       1,353,589          Lock/30_Defeasance/144_0%/6
       300                297            10/7/98        1/1/09       1,379,497          Lock/48_Defeasance/70_0%/4
--------------------------------------------------------------------------------------------------------------------------
       360                356            10/8/98       10/10/08      1,463,074             Lock/28_Defeasance/92
       360                358            12/2/98       12/10/08      1,484,825          Lock/26_Defeasance/91_0%/3
       360                356            10/7/98       10/10/08      1,435,045             Lock/28_Defeasance/92
        -                  -                -             -              -                           -
        -                  -                -             -              -                           -
--------------------------------------------------------------------------------------------------------------------------
       300                295            8/31/98       12/1/08       1,327,558          Lock/48_Defeasance/71_0%/4
       180                176            9/16/98       10/1/13           0              Lock/29_Defeasance/145_0%/6
       300                296            9/9/98         4/1/18        631,231           Lock/29_Defeasance/199_0%/6
       360                354            8/7/98        8/10/08       1,410,836          Lock/30_Defeasance/84_0%/6
       360                355            8/31/98       9/10/08       1,385,306          Lock/29_Defeasance/85_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                354            7/20/98        8/1/08       1,401,513          (>YM or 1%)+(25%)/114_0%/6
       360                359           12/11/98       1/10/09       1,352,136             Lock/25_Defeasance/95
       300                298            12/1/98       12/10/08      1,263,402             Lock/26_Defeasance/94
       216                213           10/14/98       11/10/16          0              Lock/27_Defeasance/183_0%/6
       360                359           12/18/98       1/10/09       1,341,999             Lock/25_Defeasance/95
--------------------------------------------------------------------------------------------------------------------------
       360                355            8/21/98        9/1/08       1,335,894           Lock/30_Defeasance/84_0%6
       360                357            11/6/98       11/10/08      1,343,736          Lock/27_Defeasance/87_0%/6
       300                297            11/5/98       11/10/08      1,199,365          Lock/27_Defeasance/87_0%/6
       360                356            9/23/98       10/10/08      1,263,664             Lock/28_Defeasance/92
       300                297            10/8/98       11/1/13        909,326           Lock/28_Defeasance/146_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                356            9/23/98       10/10/08      1,258,308          Lock/28_Defeasance/86_0%/6
       300                296            9/3/98         4/1/18        558,226           Lock/29_Defeasance/199_0%/6
       180                174            7/20/98        8/1/13           0              Lock/31_Defeasance/143_0%/6
       360                358           11/12/98       12/10/08      1,179,111          Lock/26_Defeasance/91_0%/3
       300                298           10/14/98       12/1/08       1,129,492          Lock/28_Defeasance/86_0%/6
--------------------------------------------------------------------------------------------------------------------------
       300                297            11/9/98       11/10/08      1,089,927             Lock/27_Defeasance/93
       300                296            9/3/98        10/1/17        561,178           Lock/29_Defeasance/193_0%/6
       360                354            7/29/98        8/1/08       1,158,468          Lock/31_Defeasance/83_0%/6
       144                142           11/24/98       12/10/10          0                Lock/26_Defeasance/118
       360                358           11/17/98       12/10/13      1,015,562            Lock/26_Defeasance/154
--------------------------------------------------------------------------------------------------------------------------
       377                375            12/7/98       12/10/08      1,175,261          Lock/26_Defeasance/91_0%/3
       360                356            9/25/98       10/10/08      1,111,593             Lock/28_Defeasance/92
       300                295            9/4/98        9/10/08       1,001,587          Lock/29_Defeasance/85_0%/6
       360                357           10/29/98       11/10/08      1,075,050             Lock/27_Defeasance/93
       360                357           10/29/98       11/10/08      1,055,533          Lock/27_Defeasance/93_0%/0
--------------------------------------------------------------------------------------------------------------------------
       360                356            9/23/98       10/10/08      1,013,312          Lock/28_Defeasance/86_0%/6
       300                297           10/16/98       11/10/08       943,705              Lock/26_Defeasance/94
       300                297            10/8/98       11/1/08        935,559           Lock/28_Defeasance/86_0%/6
       360                356            9/17/98       10/10/08       962,007           Lock/28_Defeasance/86 _0%/6
       360                358           11/25/98       12/10/13       811,055           Lock/26_Defeasance/148_0%/6
--------------------------------------------------------------------------------------------------------------------------
       370                366            9/24/98       10/10/08       932,988           Lock/28_Defeasance/86_0%/6
       360                355            9/8/98        9/10/08        940,628           Lock/29_Defeasance/85_0%/6
       360                354            7/24/98        8/1/08        948,496           Lock/31_Defeasance/83_0%/6
       240                235            8/31/98        9/1/18           0              Lock/30_Defeasance/204_0%/6
       300                296            10/7/98       10/10/08       802,558           Lock/28_Defeasance/86_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                356            9/23/98       10/10/08       838,872           Lock/28_Defeasance/86_0%/6
       360                354            7/20/98        8/1/08        849,532           (>YM or 1%)+(25%)/114_0%/6
       300                295            9/3/98        9/10/08        720,192           Lock/29_Defeasance/85_0%/6
       360                359           12/23/98       1/10/09        778,729             Lock/25_Defeaseance/95
       360                354            7/20/98        8/1/08        767,598           (>YM or 1%)+(25%)/114_0%/6
--------------------------------------------------------------------------------------------------------------------------
       360                354            7/20/98        8/1/08        646,852           (>YM or 1%)+(25%)/114_0%/6
       360                354            7/20/98        8/1/08        258,740           (>YM or 1%)+(25%)/114_0%/6
       360                354            7/20/98        8/1/08        258,740           (>YM or 1%)+(25%)/114_0%/6

        YIELD                             UNDERWRITTEN      UNDERWRITTEN          CROSS -
     MAINTENANCE          MONTHLY             NET                NCF          COLLATERALIZED      APPRAISED
        TYPE            PAYMENT ($)      CASH FLOW ($)        DSCR (X)           DSCR (X)         VALUE ($)
===============================================================================================================
          -               495,671               7,817,635       1.31                 -            91,000,000
          -               420,944               6,260,015       1.24                 -            86,950,000
          -                  -                    310,377         -                  -            4,950,000
          -                  -                    395,857         -                  -            6,500,000
          -                  -                    353,481         -                  -            5,900,000
          -                  -                    662,758         -                  -            9,800,000
---------------------------------------------------------------------------------------------------------------
          -                  -                  3,127,607         -                  -            36,600,000
          -                  -                    708,692         -                  -            11,100,000
          -                  -                     67,295         -                  -            2,600,000
          -                  -                    140,983         -                  -            2,100,000
          -                  -                    492,965         -                  -            7,400,000
          -               421,467               7,046,731       1.39                 -            79,900,000
---------------------------------------------------------------------------------------------------------------
          -               256,666               5,806,602       1.89                 -            77,000,000
          -               214,425               3,680,679       1.43                 -            48,000,000
          -               161,868               4,137,904       2.13               2.21           55,550,000
          -                  -                  1,274,152         -                  -            16,800,000
          -                  -                    941,050         -                  -            12,000,000
          -                  -                    568,913         -                  -            6,900,000
---------------------------------------------------------------------------------------------------------------
          -                  -                    429,218         -                  -            6,700,000
          -                  -                    515,242         -                  -            7,250,000
          -                  -                    409,329         -                  -            5,900,000
          -               148,025               2,274,218       1.28                 -            38,050,000
          -                  -                  1,155,835         -                  -            20,100,000
---------------------------------------------------------------------------------------------------------------
          -                  -                  1,118,383         -                  -            17,950,000
    Treasury Flat         174,267               2,729,007       1.30                 -            33,000,000
          -               156,649               2,375,503       1.26                 -            29,575,000
          -               151,424               2,357,651       1.30                 -            29,770,000
          -               127,497               2,041,924       1.33                 -            25,500,000
---------------------------------------------------------------------------------------------------------------
          -               128,797               1,931,292       1.25                 -            24,500,000
          -               127,531               1,636,999       1.20                 -            23,200,000
          -               142,596               4,968,814       2.90               2.92           26,070,000
          -                  -                    868,873         -                  -            4,670,000
          -                  -                  1,227,465         -                  -            6,660,000
---------------------------------------------------------------------------------------------------------------
          -                  -                  1,679,308         -                  -            8,560,000
          -                  -                  1,193,168         -                  -            6,180,000
          -               108,325               1,653,973       1.27                 -            21,900,000
          -               114,245               1,465,734       1.07                 -            22,550,000
          -               121,909               1,725,606       1.18                 -            21,150,000
---------------------------------------------------------------------------------------------------------------
          -                  -                    454,881         -                  -            8,200,000
          -                  -                    941,255         -                  -            8,700,000
          -                  -                    329,470         -                  -            4,250,000
          -               112,950               2,028,162       1.50                 -            21,510,000
          -                  -                    625,169         -                  -            6,530,000
---------------------------------------------------------------------------------------------------------------
          -                  -                    370,636         -                  -            4,760,000
          -                  -                    214,065         -                  -            2,080,000
          -                  -                    818,292         -                  -            8,140,000
          -                99,457               2,365,585       1.98                 -            32,000,000
          -               108,137               1,555,038       1.20                 -            19,640,000
---------------------------------------------------------------------------------------------------------------
          -               104,491               1,568,297       1.25                 -            19,200,000
          -                89,582               1,370,291       1.27                 -            15,900,000
          -                92,323               1,408,264       1.43                 -            15,600,000
          -                79,229               1,199,310       1.26                 -            15,600,000
          -                70,210               1,117,999       1.33                 -            13,710,000
---------------------------------------------------------------------------------------------------------------
          -                72,037               1,251,170       1.45                 -            14,000,000
          -                75,224               1,126,569       1.25                 -            12,500,000
          -                67,213               1,027,195       1.27                 -            12,700,000
          -                  -                    507,159         -                  -            6,200,000
          -                  -                    520,036         -                  -            6,500,000
---------------------------------------------------------------------------------------------------------------
          -                70,967               1,612,000       1.89                 -            14,700,000
          -                62,115               1,109,518       1.49                 -            11,860,000
          -                  -                    892,025         -                  -            9,510,000
          -                  -                    217,493         -                  -            2,350,000
          -                64,541               1,064,517       1.58                 -            15,500,000
---------------------------------------------------------------------------------------------------------------
          -                59,729               1,281,820       1.79                 -            15,000,000
          -                63,397               1,597,186       2.10                 -            11,630,000
          -                59,977                 936,426       1.30                 -            12,000,000
          -                58,376                 899,671       1.28                 -            11,700,000
          -                53,067                 866,189       1.36                 -            11,200,000
---------------------------------------------------------------------------------------------------------------
          -                51,334                 860,365       1.40                 -            10,340,000
          -                51,787                 822,404       1.32                 -            12,000,000
          -                47,917                 675,196       1.17                 -            9,750,000
          -                50,559                 801,480       1.32                 -            10,800,000
          -                49,895                 837,726       1.40                 -            10,000,000
---------------------------------------------------------------------------------------------------------------
          -                48,243                 926,237       1.60                 -            13,500,000
          -                46,053                 802,577       1.45                 -            10,600,000
          -                49,132                 790,070       1.34                 -            9,000,000
          -                48,471                 709,507       1.22                 -            10,000,000
          -                45,529                 801,441       1.47                 -            10,150,000
---------------------------------------------------------------------------------------------------------------
          -                46,526                 628,527       1.29                 -            8,800,000
          -                41,117               1,005,654       2.04                 -            12,250,000
          -                48,830               1,242,811       2.12                 -            8,400,000
          -                  -                    594,590         -                  -            4,800,000
          -                  -                    648,221         -                  -            3,600,000
---------------------------------------------------------------------------------------------------------------
          -                45,606                 685,112       1.25                 -            8,965,000
          -                43,923                 732,202       1.39                 -            8,700,000
          -                47,444                 832,912       1.46                 -            7,900,000
          -                39,115                 566,279       1.61                 -            6,750,000
          -                48,321                 943,452       1.63                 -            8,700,000
---------------------------------------------------------------------------------------------------------------
          -                37,217                 592,698       1.33                 -            8,000,000
          -                40,751                 648,965       1.33                 -            8,350,000
          -                40,663               1,893,442       3.88                 -            14,100,000
          -                46,278                 849,639       1.53                 -            8,700,000
          -                59,644                 755,397       1.06                 -            8,300,000
---------------------------------------------------------------------------------------------------------------
    Treasury Flat          38,761                 606,580       1.30                 -            8,100,000
          -                37,570                 616,026       1.37                 -            7,250,000
          -                33,433                 555,494       1.38                 -            7,250,000
          -                  -                    226,050         -                  -            3,000,000
          -                  -                     88,470         -                  -            1,300,000
---------------------------------------------------------------------------------------------------------------
          -                  -                     96,696         -                  -            1,050,000
          -                  -                     64,791         -                  -             900,000
          -                  -                     79,487         -                  -            1,000,000
          -                38,295                 641,886       1.40                 -            6,880,000
          -                33,285                 728,613       1.82                 -            10,000,000
---------------------------------------------------------------------------------------------------------------
          -                38,511                 581,111       1.26                 -            7,300,000
          -                33,671                 693,559       1.72                 -            7,255,000
          -                35,926                 543,063       1.52                 -            6,750,000
          -                33,454                 601,184       1.50                 -            7,100,000
          -                36,187                 575,596       1.33                 -            7,000,000
---------------------------------------------------------------------------------------------------------------
          -                39,553                 725,000       1.53                 -            8,900,000
          -                36,536                 440,249       1.00                 -            5,150,000
    Treasury Flat          33,647                 609,534       1.51               1.52           8,000,000
          -                33,003                 587,672       1.48                 -            6,590,000
          -                  -                     77,509         -                  -             950,000
---------------------------------------------------------------------------------------------------------------
          -                  -                    269,434         -                  -            3,370,000
          -                  -                    187,443         -                  -            1,610,000
          -                  -                     53,286         -                  -             660,000
          -                33,422                 520,334       1.30                 -            6,000,000
          -                35,915               1,117,685       2.59                 -            6,500,000
---------------------------------------------------------------------------------------------------------------
          -                41,448                 590,341       1.19                 -            6,100,000
          -                48,702                 592,211       1.01                 -            6,100,000
          -                30,123                 408,287       1.13                 -            5,700,000
          -                30,248                 455,159       1.25                 -            5,750,000
          -                29,572                 461,276       1.30                 -            5,500,000
---------------------------------------------------------------------------------------------------------------
          -                29,575                 488,252       1.38                 -            5,600,000
          -                29,765                 482,497       1.35                 -            6,200,000
          -                26,738                 437,443       1.36                 -            5,610,000
          -                29,940                 462,402       1.29                 -            5,835,000
          -                26,417                 453,473       1.43                 -            5,385,000
---------------------------------------------------------------------------------------------------------------
          -                26,080                 512,602       1.64                 -            5,400,000
    Treasury Flat          29,270                 480,580       1.37                 -            6,600,000
          -                27,010                 874,391       2.70               2.21           11,000,000
          -                27,841                 509,294       1.52                 -            6,100,000
          -                26,275                 495,830       1.57                 -            5,300,000
---------------------------------------------------------------------------------------------------------------
          -                28,051                 472,044       1.40                 -            5,900,000
          -                30,971                 609,000       1.64                 -            7,200,000
          -                26,580                 425,365       1.33                 -            5,100,000
          -                38,198                 587,039       1.28                 -            6,900,000
          -                29,183                 542,534       1.55                 -            5,600,000
---------------------------------------------------------------------------------------------------------------
          -                30,387                 510,022       1.40                 -            5,500,000
          -                29,097                 475,561       1.36                 -            4,900,000
          -                24,946                 398,793       1.33                 -            5,400,000
          -                25,711                 417,295       1.35                 -            5,075,000
          -                26,134                 433,093       1.38                 -            5,200,000
---------------------------------------------------------------------------------------------------------------
          -                22,717                 374,071       1.37                 -            5,000,000
          -                27,585                 434,334       1.31                 -            4,800,000
          -                36,723                 482,072       1.09                 -            6,000,000
          -                24,817                 397,711       1.34                 -            4,830,000
          -                21,929                 422,806       1.61                 -            5,600,000
---------------------------------------------------------------------------------------------------------------
          -                35,348                 511,672       1.21                 -            6,300,000
          -                27,243                 982,220       3.00               2.92           5,150,000
          -                24,152                 403,187       1.39                 -            4,800,000
          -                28,645                 328,180       1.00                 -            8,330,000
          -                23,639                 220,672       1.33                 -            3,950,000
---------------------------------------------------------------------------------------------------------------
          -                26,027                 589,603       1.89                 -            5,600,000
          -                24,428                 388,653       1.33                 -            4,600,000
          -                21,663                 327,594       1.26                 -            4,250,000
          -                22,402                 382,321       1.42                 -            5,000,000
          -                23,348                 386,068       1.38                 -            4,700,000
---------------------------------------------------------------------------------------------------------------
          -                21,379                 342,711       1.34                 -            4,000,000
          -                20,170                 339,542       1.40                 -            4,545,000
          -                19,953                 358,702       1.50                 -            4,000,000
          -                19,729                 327,094       1.38                 -            4,250,000
          -                26,786                 679,081       2.11                 -            6,200,000
---------------------------------------------------------------------------------------------------------------
   Treasury+0.50%          28,320                 495,862       1.46                 -            5,100,000
          -                25,880                 441,280       1.42                 -            4,500,000
          -                20,660                 321,966       1.30                 -            3,820,000
          -                  -                    178,572         -                  -            2,120,000
          -                  -                    143,394         -                  -            1,700,000
---------------------------------------------------------------------------------------------------------------
          -                19,612                 295,026       1.25                 -            3,800,000
          -                18,897                 393,548       1.74                 -            5,400,000
          -                19,021                 337,099       1.48                 -            4,185,000
          -                18,333                 335,311       1.52                 -            6,400,000
          -                20,143                 333,194       1.59                 -            3,750,000
---------------------------------------------------------------------------------------------------------------
          -                21,114                 300,614       1.19                 -            3,700,000
          -                23,413                 354,465       1.26                 -            4,000,000
          -                  -                     71,425         -                  -             800,000
          -                  -                     79,352         -                  -             900,000
          -                  -                    133,452         -                  -            1,500,000
---------------------------------------------------------------------------------------------------------------
          -                  -                     70,236         -                  -             800,000
          -                19,627                 294,875       1.25                 -            3,700,000
          -                19,359                 291,863       1.26                 -            4,000,000
          -                18,619                 286,183       1.28                 -            3,655,000
          -                19,351                 302,704       1.52                 -            3,460,000
---------------------------------------------------------------------------------------------------------------
          -                17,712                 296,238       1.39                 -            4,000,000
          -                18,347                 307,937       1.40                 -            3,850,000
          -                17,388                 319,759       1.53               1.52           3,750,000
          -                19,017                 319,916       1.40                 -            4,700,000
          -                16,903                 337,848       1.67                 -            4,200,000
---------------------------------------------------------------------------------------------------------------
          -                19,166                 324,884       1.41                 -            3,700,000
          -                17,839                 294,122       1.37                 -            3,600,000
          -                18,012                 278,762       1.29                 -            3,275,000
          -                17,120                 295,830       1.44                 -            3,300,000
          -                19,155                 432,266       1.88                 -            4,500,000
---------------------------------------------------------------------------------------------------------------
          -                18,449                 312,396       1.41                 -            3,320,000
          -                14,722                 277,355       1.57                 -            3,000,000
          -                21,707                 423,363       1.63                 -            4,400,000
          -                13,918                 292,527       1.75                 -            3,300,000
          -                  -                    216,496         -                  -            2,300,000
---------------------------------------------------------------------------------------------------------------
          -                  -                     76,031         -                  -            1,000,000
          -                15,052                 246,602       1.37                 -            3,500,000
          -                17,236                 297,189       1.44                 -            3,175,000
          -                15,578                 268,105       1.43                 -            3,400,000
          -                17,216                 264,524       1.28                 -            2,900,000
---------------------------------------------------------------------------------------------------------------
          -                13,487                 217,211       1.34                 -            2,800,000
          -                13,184                 204,509       1.29                 -            3,000,000
          -                14,475                 322,915       1.86                 -            3,510,000
          -                17,816                 224,580       1.05                 -            2,400,000
          -                12,627                 228,753       1.51               1.52           3,790,000
---------------------------------------------------------------------------------------------------------------
          -                15,753                 214,884       1.14                 -            2,730,000
          -                12,731                 255,389       1.67                 -            3,200,000
          -                13,331                 206,589       1.29                 -            2,600,000
          -                17,666                 279,313       1.32                 -            3,050,000
          -                13,438                 213,156       1.32                 -            2,700,000
---------------------------------------------------------------------------------------------------------------
          -                16,412                 206,788       1.05                 -            2,470,000
          -                13,103                 212,973       1.35                 -            2,600,000
          -                13,102                 299,661       1.91                 -            3,400,000
          -                12,262                 239,291       1.63                 -            2,500,000
          -                12,104                 477,867       3.29                 -            5,500,000
---------------------------------------------------------------------------------------------------------------
          -                12,992                 211,057       1.35                 -            3,040,000
          -                14,188                 358,807       2.11                 -            3,260,000
          -                13,969                 256,149       1.53                 -            2,860,000
          -                12,906                 223,909       1.45                 -            2,400,000
          -                16,137                 194,727       1.01                 -            2,300,000
---------------------------------------------------------------------------------------------------------------
          -                12,958                 205,485       1.32                 -            2,350,000
          -                15,060                 259,500       1.44                 -            2,700,000
          -                11,140                 201,038       1.50                 -            2,430,000
          -                12,482                 196,364       1.31                 -            2,500,000
          -                11,975                 338,752       2.36                 -            3,800,000
---------------------------------------------------------------------------------------------------------------
          -                10,448                 214,217       1.71                 -            2,300,000
          -                11,738                 190,624       1.35                 -            2,150,000
          -                10,185                 229,218       1.88                 -            3,075,000
          -                  -                    130,555         -                  -            1,660,000
          -                  -                     98,663         -                  -            1,415,000
---------------------------------------------------------------------------------------------------------------
          -                12,128                 281,869       1.94                 -            4,600,000
          -                14,689                 192,914       1.09                 -            2,170,000
          -                11,521                 211,433       1.53                 -            2,500,000
          -                11,258                 187,362       1.39                 -            2,285,000
          -                10,508                 163,987       1.30                 -            2,100,000
---------------------------------------------------------------------------------------------------------------
    Treasury Flat          11,046                 200,946       1.52               1.52           2,400,000
          -                9,977                  160,920       1.34                 -            2,200,000
          -                11,462                 200,020       1.45                 -            2,200,000
          -                11,963                 150,423       1.05                 -            1,700,000
          -                10,485                 167,299       1.33                 -            2,145,000
---------------------------------------------------------------------------------------------------------------
          -                10,503                 171,959       1.36                 -            2,250,000
          -                10,896                 173,041       1.32                 -            2,060,000
          -                11,191                 197,869       1.47                 -            2,600,000
          -                9,236                  159,015       1.43                 -            2,250,000
          -                10,514                 192,282       1.52                 -            2,000,000
---------------------------------------------------------------------------------------------------------------
          -                9,078                  370,079       3.40                 -            3,830,000
          -                10,119                 191,864       1.58                 -            2,330,000
          -                13,012                 204,218       1.31                 -            1,900,000
          -                8,611                  209,108       2.02                 -            2,850,000
          -                10,763                 208,487       1.61                 -            2,200,000
---------------------------------------------------------------------------------------------------------------
          -                9,585                  181,075       1.57                 -            2,200,000
          -                9,469                  178,658       1.57                 -            2,170,000
          -                8,982                  156,724       1.45                 -            1,875,000
          -                12,195                 162,577       1.11                 -            1,585,000
          -                9,477                  142,234       1.25                 -            3,100,000
---------------------------------------------------------------------------------------------------------------
          -                9,511                  146,107       1.28                 -            1,800,000
          -                8,518                  153,483       1.50                 -            1,680,000
          -                9,058                  136,483       1.26                 -            1,633,000
          -                8,074                  157,294       1.62                 -            1,800,000
          -                7,770                  127,718       1.37                 -            1,930,000
---------------------------------------------------------------------------------------------------------------
          -                7,460                  196,763       2.20                 -            3,240,000
          -                8,481                  127,732       1.26                 -            1,900,000
          -                8,250                  166,447       1.68                 -            1,700,000
          -                7,371                  124,694       1.41                 -            1,500,000
          -                7,244                  196,913       2.27                 -            2,650,000
---------------------------------------------------------------------------------------------------------------
          -                6,595                  224,654       2.84                 -            2,500,000
          -                7,206                  115,956       1.34                 -            1,775,000
          -                7,470                  103,106       1.27                 -            1,400,000
          -                8,517                  106,233       1.04                 -            1,380,000
          -                6,687                  114,790       1.43                 -            1,410,000
---------------------------------------------------------------------------------------------------------------
          -                6,052                  199,603       2.75                 -            2,480,000
    Treasury Flat          6,695                  121,776       1.52               1.52           2,000,000
          -                6,565                  104,778       1.33                 -            1,305,000
          -                6,204                  107,585       1.45                 -            1,150,000
    Treasury Flat          6,050                  110,484       1.52               1.52           1,600,000
---------------------------------------------------------------------------------------------------------------
    Treasury Flat          5,098                   93,340       1.53               1.52           1,300,000
    Treasury Flat          2,039                   37,489       1.53               1.52            550,000
    Treasury Flat          2,039                   37,671       1.54               1.52            470,000

  APPRAISAL      CONTROL    CONTROL         LOAN
     DATE        NUMBER      NUMBER        NUMBER                                 PROPERTY NAME
===========================================================================================================================
   10/20/98         1          1      GMAC4240          AMD Corporate Headquarters
      -             2          2      GMAC1950          Meringoff & Shidler NY Portfolio
    7/1/98         2a          2a     GMAC1950-A        12 West 21st Street Office Building
    7/1/98         2b          2b     GMAC1950-B        12-16 West 27th Street Office Building
    7/1/98         2c          2c     GMAC1950-C        West 26th Street Office Building
    7/1/98         2d          2d     GMAC1950-D        400 Eighth Avenue Office Building
---------------------------------------------------------------------------------------------------------------------------
    7/1/98         2e          2e     GMAC1950-E        401 Park Avenue South Office Building
    7/1/98         2f          2f     GMAC1950-F        462-68 Broadway Office Building
    7/1/98         2g          2g     GMAC1950-G        681 Lexington Office Building
    7/1/98         2h          2h     GMAC1950-H        686 Lexington Office Building
    7/1/98         2i          2i     GMAC1950-I        88 University Place Office Building
   11/27/98         3          3      GMAC4690          Hudson Valley Mall
---------------------------------------------------------------------------------------------------------------------------
   10/9/98          4          4      GMAC4420          The Mills Building & 333 Pine Street
   7/10/98          5          5      GMAC1060          211 W. Fort Street
      -             6          6      GMAC2940          Uniprop Manufactured Housing Comm. Income Fund II
    3/1/98         6a          6a     GMAC2940-A        West Valley
    3/1/98         6b          6b     GMAC2940-B        El Adobe
    3/1/98         6c          6c     GMAC2940-C        Camelot Manor
---------------------------------------------------------------------------------------------------------------------------
    3/1/98         6d          6d     GMAC2940-D        Stonegate
    3/1/98         6e          6e     GMAC2940-E        Ardmor Village
    3/1/98         6f          6f     GMAC2940-F        Dutch Hills
      -             7          7      GMAC2070          Monterra & Chandler's Reach Apartments
    9/3/98         7a          7a     GMAC2070-A        Monterra Apartments
---------------------------------------------------------------------------------------------------------------------------
   9/18/98         7b          7b     GMAC2070-B        Chandler's Reach Apartments
   7/21/98          8          8      GMAC1710          Cendant Corp.
   10/8/98          9          9      GMAC4300          Camden at Palmer Ranch
   11/9/98         10          10     GMAC4560          Villas at Rancho Del Norte
   4/16/98         11          11     GMAC3020          Victoria Woods Apartments
---------------------------------------------------------------------------------------------------------------------------
   11/5/98         12          12     GMAC4570          Balmoral Village Apartments
   10/7/98         13          13     GMAC4140          Schoettler Village Apartments
      -            14          14     GMAC2650          Skyview Living Centers
   7/27/98         14a        14a     GMAC2650-A        Skyview Living Center of Stamford
   7/27/98         14b        14b     GMAC2650-B        Skyview Living Center of Lewisville
---------------------------------------------------------------------------------------------------------------------------
   7/27/98         14c        14c     GMAC2650-C        Skyview Living Center of Denton
   7/27/98         14d        14d     GMAC2650-D        Skyview Living Center of Waco
   7/15/98         15          15     GMAC1470          Delta Pointe Apartments
   11/1/98         16          16     GMAC3310          Round Hill Square Shopping Center
      -            17          17     GMAC1160          AmeriPark Assisted Living Facilities
---------------------------------------------------------------------------------------------------------------------------
   3/30/98         17a        17a     GMAC1160-A        Sequoia Village
   3/30/98         17b        17b     GMAC1160-B        The Village
   3/30/98         17c        17c     GMAC1160-C        Twin Cities Village
      -            18          18     GMAC3730          All Space Self Storage
   9/24/98         18a        18a     GMAC3730-A        All Space - Costa Mesa
---------------------------------------------------------------------------------------------------------------------------
   9/25/98         18b        18b     GMAC3730-B        All Space - San Marcos
   9/24/98         18c        18c     GMAC3730-C        All Space - Garden Grove
   9/24/98         18d        18d     GMAC3730-D        All Space - Huntington Beach
   8/19/98         19          19     GMAC2500          Robertson Center
   10/13/98        20          20     GMAC4160          Hathaway Court Apartments
---------------------------------------------------------------------------------------------------------------------------
   7/29/98         21          21     GMAC2080          One Montgomery Plaza
   8/27/98         22          22     GMAC3980          Windward Concourse
    5/1/98         23          23     GMAC4580          Westchester Shopping Center
    8/3/98         24          24     GMAC3180          Arbor Trail Apartments
   10/1/98         25          25     GMAC2380          Promenade at Red Cliff
---------------------------------------------------------------------------------------------------------------------------
    7/6/98         26          26     GMAC2470          The River Inn
   7/20/98         27          27     GMAC1690          Heritage Place Office Tower
      -            28          28     GMAC1360          Colonial Trace & Summerfield Apartments
   5/28/98         28a        28a     GMAC1360-A        Colonial Trace Apartments
   5/28/98         28b        28b     GMAC1360-B        Summerfield Apartments
---------------------------------------------------------------------------------------------------------------------------
    9/1/98         29          29     GMAC3490          Courtyard by Marriott - Irving
      -            30          30     GMAC1600          Foxfire I & II Apartments
    9/3/98         30a        30a     GMAC1600-A        Foxfire I & II Apartments
    9/3/98         30b        30b     GMAC1600-B        Spanish Walk Apartments
    9/9/98         31          31     GMAC3700          3780-3858 Nostrand Avenue
---------------------------------------------------------------------------------------------------------------------------
   7/16/98         32          32     GMAC1350          Colchester Facility
   7/27/98         33          33     GMAC2450          The Gardens of Richardson
    9/1/98         34          34     GMAC4480          Pontiac Place
   6/16/98         35          35     GMAC2530          Roseville-Sutter Medical Office Building
   8/21/98         36          36     GMAC2720          Staples & Linens 'N Things
---------------------------------------------------------------------------------------------------------------------------
   5/28/98         37          37     GMAC1170          Applewood on the Green Apartments
   6/22/98         38          38     GMAC2880          Union Foods Industrial Building
    6/2/98         39          39     GMAC1100          401-415 Santa Monica Boulevard
   7/10/98         40          40     GMAC2090          Mountain View Corp. Center
   9/24/98         41          41     GMAC3810          Coronado Plaza
---------------------------------------------------------------------------------------------------------------------------
   8/28/98         42          42     GMAC3340          Willowbend Apartments
   6/10/98         43          43     GMAC2930          Vista Del Sol - Uniprop NCII
   10/14/98        44          44     GMAC4070          Alpine Lake Apartments
   10/13/98        45          45     GMAC4190          Valley River Court Apartments
   8/17/98         46          46     GMAC3150          1347 Partnership
---------------------------------------------------------------------------------------------------------------------------
   10/12/98        47          47     GMAC4030          U.S. Justice Building
    6/9/98         48          48     GMAC2920          Valley View - Uniprop NCII
      -            49          49     GMAC1530          Hacienda Care II/III, LLC
    7/1/98         49a        49a     GMAC1530-A        Ennis Care Center
    7/1/98         49b        49b     GMAC1530-B        Community Care Center
---------------------------------------------------------------------------------------------------------------------------
   10/1/98         50          50     GMAC4310          Park Palace Apartments
   4/28/98         51          51     GMAC1050          1801 South Clinton Street
    4/3/98         52          52     GMAC1850          Leisure Village Assisted Living
   6/29/98         53          53     GMAC2600          Sherwood Apartments
   12/1/98         54          54     GMAC4680          Hampton Inn - Solon
---------------------------------------------------------------------------------------------------------------------------
   8/18/98         55          55     GMAC2660          Somerset Business Park
   6/23/98         56          56     GMAC3100          Westridge Shopping Center
    3/6/98         57          57     GMAC1410          Congress Care Center
   3/31/98         58          58     GMAC1430          Courtyard by Marriott - Orlando
   6/24/98         59          59     GMAC1260          Brittany Acres Apartments
---------------------------------------------------------------------------------------------------------------------------
   5/28/98         60          60     GMAC1400          Comp USA - Barnes & Noble
   6/26/98         61          61     GMAC2870          Twelve Oaks Townhomes
      -            62          62     GMAC3300          Platinum Properties
   7/25/98         62a        62a     GMAC3300-A        Colonial House Apartments
   7/25/98         62b        62b     GMAC3300-B        Cody Apartments
---------------------------------------------------------------------------------------------------------------------------
   7/25/98         62c        62c     GMAC3300-C        Midvale Manor Apartments
   7/25/98         62d        62d     GMAC3300-D        Oak Terrace Apartments
   7/25/98         62e        62e     GMAC3300-E        Pebble Creek Apartments
   10/30/98        63          63     GMAC4340          Greenbryre Apartments
   7/16/98         64          64     GMAC2590          Scott Villa Apartments
---------------------------------------------------------------------------------------------------------------------------
   11/3/98         65          65     GMAC4170          Kendall Corporate Center
    8/3/98         66          66     GMAC1640          Gwinnett Place Business Park
    7/1/98         67          67     GMAC1110          Madison House Apartments
    9/1/98         68          68     GMAC1280          Bryn Mawr Square
   9/17/98         69          69     GMAC3850          Cypress Corporate Center
---------------------------------------------------------------------------------------------------------------------------
    1/1/98         70          70     GMAC1440          Courtyard by Marriott - Sugarland
    9/1/98         71          71     GMAC3210          K-Mart
   4/15/98         72          72     GMAC2170          NEI Portfolio I- Yorba Linda Center
      -            73          73     GMAC1450          Cowan Moving and Storage
    5/8/98         73a        73a     GMAC1450-A        Cowan Moving and Storage
---------------------------------------------------------------------------------------------------------------------------
    5/8/98         73b        73b     GMAC1450-B        Cowan Moving and Storage
    5/8/98         73c        73c     GMAC1450-C        Cowan Moving and Storage
    5/8/98         73d        73d     GMAC1450-D        Cowan Moving and Storage
   10/30/98        74          74     GMAC4350          Seasons Chase Apartments
    6/1/98         75          75     GMAC2440          Retirement and Nursing Center - Austin, Ltd.
---------------------------------------------------------------------------------------------------------------------------
    6/1/98         76          76     GMAC1740          INS Building
    8/1/98         77          77     GMAC3640          Webster Building
    8/1/98         78          78     GMAC1860          Linden West and East Apartments
   10/8/98         79          79     GMAC4020          Sherwood Forest Apartments
   9/18/98         80          80     GMAC3410          Apria Healthcare Building
---------------------------------------------------------------------------------------------------------------------------
   9/25/98         81          81     GMAC3190          Foxboro & Ashworth Pointe Apartments
   8/25/98         82          82     GMAC2830          The Trade Center
   8/27/98         83          83     GMAC3200          Candlewood Apartments
   11/16/98        84          84     GMAC4330          Pelham Ridge Apartments
   8/21/98         85          85     GMAC3110          Willshire Cove Apartments
---------------------------------------------------------------------------------------------------------------------------
   7/16/98         86          86     GMAC1480          Desert Wind Apartments
   5/13/98         87          87     GMAC2370          Promenade at Beach Boulevard
    3/1/98         88          88     GMAC2990          Sunshine Village
   8/11/98         89          89     GMAC3560          Kew Gardens Apartments
   7/10/98         90          90     GMAC3030          Village on the Green Apartments
---------------------------------------------------------------------------------------------------------------------------
   5/20/98         91          91     GMAC2550          Sandy Safeway Center
    1/1/98         92          92     GMAC2430          Residence Inn by Marriott - Sugarland
   2/10/98         93          93     GMAC3060          Vista Court Apartments
   9/11/98         94          94     GMAC1590          Forest Ridge & Vistas Apartments
    8/1/98         95          95     GMAC2800          Super 8 Motel
---------------------------------------------------------------------------------------------------------------------------
   9/16/98         96          96     GMAC3140          110-114 Delancey Street
   7/14/98         97          97     GMAC2230          Orangeburg Nursing Home
   6/29/98         98          98     GMAC1730          Hycor Biomedical - Control Income Properties I
   8/10/98         99          99     GMAC1020          149-155 Weldon Parkway Office/Warehouse Buildings
   10/20/98        100        100     GMAC4280          Highland Industrial Building
---------------------------------------------------------------------------------------------------------------------------
   6/22/98         101        101     GMAC1190          Barnes & Noble Bookstore
   7/15/98         102        102     GMAC2610          Sherwood Village Apartments
   6/15/98         103        103     GMAC3440          Camino de la Reina Offices
    7/2/98         104        104     GMAC4080          Bonaventure & La Residencia Apartments
    6/8/98         105        105     GMAC2910          Swan Meadow Village - Uniprop NCII
---------------------------------------------------------------------------------------------------------------------------
   9/30/98         106        106     GMAC3940          KMart/Winn Dixie Shopping Center
   7/27/98         107        107     GMAC2651          Skyview Living Center of SA
    8/3/98         108        108     GMAC3760          Avery Center
    9/1/98         109        109     GMAC1780          Koll Limited Edition
    1/1/99         110        110     GMAC2510          The Roosevelt
---------------------------------------------------------------------------------------------------------------------------
    8/6/98         111        111     GMAC1380          Comfort Suites - Highlands Ranch
   6/24/98         112        112     GMAC2190          North River Business Center
   6/17/98         113        113     GMAC1420          Copper Croft Apartments
   10/30/98        114        114     GMAC4200          Victorian Square Apartments
    9/2/98         115        115     GMAC1910          Mandarin Emporium Shopping Center
---------------------------------------------------------------------------------------------------------------------------
   8/26/98         116        116     GMAC3320          Whisperwood Apartments
   5/27/98         117        117     GMAC1070          222 New Road
   5/21/98         118        118     GMAC1790          La Posada Del Rey Apartments
    8/3/98         119        119     GMAC2300          Peachtree Executive Office Park
    1/5/98         120        120     GMAC2560          Sanford Home for Adults
---------------------------------------------------------------------------------------------------------------------------
   10/9/98         121        121     GMAC1090          Voltarc Technologies Industrial Bldg.
   8/14/98         122        122     GMAC3010          Valleyfield Apartments
      -            123        123     GMAC3710          5801 14th Avenue & 273 Avenue P
   9/23/98        123a        123a    GMAC3710-A        273 Avenue P Apartments
   9/23/98        123b        123b    GMAC3710-B        Pershing Arms Apartments
---------------------------------------------------------------------------------------------------------------------------
    9/9/98         124        124     GMAC3170          41-43 39th Place Apartments
   5/15/98         125        125     GMAC2840          Town Hall Shoppes
    3/1/98         126        126     GMAC1340          Claremont Corporate Center II
    7/6/98         127        127     GMAC2640          Simms Building
    6/6/98         128        128     GMAC2820          Terra Villa Apartments
---------------------------------------------------------------------------------------------------------------------------
   10/14/98        129        129     GMAC2460          Rite Aid - Fremont
      -            130        130     GMAC2580          Schwartz Portfolio
   6/26/98        130a        130a    GMAC2580-A        Bell Towers
   6/26/98        130b        130b    GMAC2580-B        Christopher Center
   6/26/98        130c        130c    GMAC2580-C        Mantra Center
---------------------------------------------------------------------------------------------------------------------------
   6/26/98        130d        130d    GMAC2580-D        Coventry Square
   9/16/98         131        131     GMAC3670          Casa Real Apartments
   5/14/98         132        132     GMAC2480          River Ten Apartments
   6/24/98         133        133     GMAC1580          Fernwood Apartments
   10/6/98         134        134     GMAC3950          Marina Lakes Office Building
---------------------------------------------------------------------------------------------------------------------------
   5/27/98         135        135     GMAC1130          778 Long Ridge Road Medical Office Building
    8/6/98         136        136     GMAC1180          Audubon Manor Apartments
   7/19/98         137        137     GMAC1230          Sabal Ridge Shopping Center
   7/29/98         138        138     GMAC2340          Perkins Center
   6/11/98         139        139     GMAC2900          River Walk - Uniprop NCII
---------------------------------------------------------------------------------------------------------------------------
    9/1/98         140        140     GMAC1540          Eustis Plaza
   4/28/98         141        141     GMAC1030          1516 Baylis Street
   7/10/98         142        142     GMAC2400          Rancho Mill Apartments
   9/15/98         143        143     GMAC3590          Ridgewood Heights Apartments
    8/6/98         144        144     GMAC1570          Fairfield Inn by Marriott
---------------------------------------------------------------------------------------------------------------------------
   5/20/98         145        145     GMAC2250          Pacific Care Center
   7/14/98         146        146     GMAC2790          Sugar Creek Apartments
   7/28/98         147        147     GMAC1370          Comfort Inn - Stafford, VA
      -            148        148     GMAC3500          San Souci Apartments & Esquire House Apartments
    9/2/98        148a        148a    GMAC3500-A        Esquire House Apartments
---------------------------------------------------------------------------------------------------------------------------
    9/2/98        148b        148b    GMAC3500-B        San Souci Apartments
    6/5/98         149        149     GMAC1460          Crystalaire Mobile Home Park
   6/11/98         150        150     GMAC2280          Parkview Apartments
    3/2/98         151        151     GMAC2670          Spring Plaza Office Center
   10/15/98        152        152     GMAC1240          Briarwood Apartments
---------------------------------------------------------------------------------------------------------------------------
   7/27/98         153        153     GMAC1510          Eastlake Apartments
    8/3/98         154        154     GMAC2310          Peachtree Northeast Business Park
   4/23/98         155        155     GMAC2210          Oakdale Manor Cooperative Apartments
   7/23/98         156        156     GMAC2710          Staples Plaza
   7/24/98         157        157     GMAC1220          Bayshore Manor Office and Apartments
---------------------------------------------------------------------------------------------------------------------------
   6/23/98         158        158     GMAC2410          Redmond Retirement Manor
   6/11/98         159        159     GMAC2890          Mill Run - Uniprop NCII
   2/10/98         160        160     GMAC2680          Spruce Pointe Apartments
   4/27/98         161        161     GMAC3570          Market Place Shopping Center
   4/13/98         162        162     GMAC1700          Heritage Square Shopping Center
---------------------------------------------------------------------------------------------------------------------------
   7/14/98         163        163     GMAC4740          Eckerd's Clarksville
   8/27/98         164        164     GMAC1500          Drewbar Apartments
    7/1/98         165        165     GMAC1930          The Meadows Apartments
   7/20/98         166        166     GMAC1720          Holly Park Apartments
   6/25/98         167        167     GMAC2760          Stor-All Self Storage - Marietta
---------------------------------------------------------------------------------------------------------------------------
   8/24/98         168        168     GMAC3220          Mission Garden Apartments
   7/17/98         169        169     GMAC1760          Karrington Care Center
   6/10/98         170        170     GMAC1390          Commerce Corner Shopping Center
   8/27/98         171        171     GMAC3930          Harrison Place Apartments
   7/16/98         172        172     GMAC4750          Eckerd's Shelbyville
---------------------------------------------------------------------------------------------------------------------------
   10/21/98        173        173     GMAC4630          Heritage House Apartments
    4/1/98         174        174     GMAC1140          880 River Avenue
   5/28/98         175        175     GMAC2200          Northwood Apartments
    5/1/98         176        176     GMAC2700          St. Paul Building
    9/1/98         177        177     GMAC2850          Travelodge Hotel
---------------------------------------------------------------------------------------------------------------------------
   7/23/98         178        178     GMAC1920          Martindale Court
   6/16/98         179        179     GMAC1270          Brittany Apartments
      -            180        180     GMAC2860          Tutor Time & Burger King
   8/26/98        180a        180a    GMAC2860-A        Tutor Time Child Care Facility
    9/6/98        180b        180b    GMAC2860-B        Burger King
---------------------------------------------------------------------------------------------------------------------------
    7/1/98         181        181     GMAC1210          Best Western Battlefield Inn
    8/1/98         182        182     GMAC3070          Walgreens-San Marcos
   8/10/98         183        183     GMAC1650          Eckerd Drug Store
    3/1/98         184        184     GMAC1330          Claremont Corporate Center I
   6/24/98         185        185     GMAC2490          RiverQuick Apartments
---------------------------------------------------------------------------------------------------------------------------
   3/19/98         186        186     GMAC2150          NEI Portfolio I - Frontage Rd
   7/10/98         187        187     GMAC1010          111 Northfield Avenue Office
   7/13/98         188        188     GMAC1900          Maison Terrebonne Apartments
   8/11/98         189        189     GMAC1520          Eckerd Drug Store - Lithonia
   9/18/98         190        190     GMAC3690          360-370 East 31st Street
---------------------------------------------------------------------------------------------------------------------------
    6/1/98         191        191     GMAC1890          Main Line Professional Center
   8/28/98         192        192     GMAC3420          ATC Building
    8/3/98         193        193     GMAC3920          Halliburton Center
   6/29/98         194        194     GMAC2780          Stratford Commons Apartments
   6/30/98         195        195     GMAC2420          Redwood Village Assisted Living
---------------------------------------------------------------------------------------------------------------------------
   6/24/98         196        196     GMAC2770          Stor All Self Storage - Tucker
    7/6/98         197        197     GMAC1660          Eckerd Drug Store
   5/13/98         198        198     GMAC1040          15th Street Industrial
   6/15/98         199        199     GMAC1770          Kester Avenue Apartments
   5/21/98         200        200     GMAC3650          Murfreesboro Nursing Center
---------------------------------------------------------------------------------------------------------------------------
   6/17/98         201        201     GMAC1810          Lakewood Apartments
    7/8/98         202        202     GMAC1670          Eckerd Drug Store
   5/11/98         203        203     GMAC1820          Lakewood Park Apartments
   10/1/98         204        204     GMAC2050          Merrill Lynch Building
   6/19/98         205        205     GMAC3780          Centennial Place Apartments
---------------------------------------------------------------------------------------------------------------------------
    7/9/98         206        206     GMAC4410          Mercedes Plaza Shopping Center
    8/6/98         207        207     GMAC2350          Perkiomen Apartments
   7/15/98         208        208     GMAC1560          Fairfield Apartments
   8/11/98         209        209     GMAC2810          Tally Ho Apartments
   8/11/98         210        210     GMAC1290          Californian Apartments
---------------------------------------------------------------------------------------------------------------------------
   6/25/98         211        211     GMAC2740          Stor-All Self Storage - Dunwoody
   8/13/98         212        212     GMAC1750          Jernee Mill Plaza
   6/30/98         213        213     GMAC1300          Cambridge Hills Assisted Living Center
    7/9/98         214        214     GMAC3090          Westlake Village Professional
   9/22/98         215        215     GMAC1680          Office Max Retail Store
---------------------------------------------------------------------------------------------------------------------------
   6/14/98         216        216     GMAC2750          Stor All Self Storage-Lake Worth
   6/24/98         217        217     GMAC2330          PEP Boys
    4/8/98         218        218     GMAC2290          Parkview Garden Apartments
    7/1/98         219        219     GMAC1250          Bridgestone - Firestone
   6/16/98         220        220     GMAC3130          Winterhaven Apartments
---------------------------------------------------------------------------------------------------------------------------
   6/24/98         221        221     GMAC2730          Decatur Stor - All
    4/8/98         222        222     GMAC2160          NEI Portfolio I - Roberts Street Office Bldg.
   7/13/98         223        223     GMAC1320          Chief Auto Shopping Center
   10/22/98        224        224     GMAC4780          Lakeway Apartments
   4/16/98         225        225     GMAC2130          NEI Portfolio I - Congress
---------------------------------------------------------------------------------------------------------------------------
   4/10/98         226        226     GMAC2120          NEI Portfolio I - Prospect Apartments
   4/10/98         227        227     GMAC2110          NEI Portfolio I - 27 Imlay Street
   4/10/98         228        228     GMAC2140          NEI Portfolio I - Farmington

  CUT-OFF         SCHEDULED             CROSS -                                                             SQ. FT, UNITS
   DATE        MATURITY OR ARD      COLLATERALIZED             YEAR                     YEAR                 BEDS, PADS
  LTV (%)       DATE LTV (%)         LTV RATIO (%)             BUILT                  RENOVATED               OR ROOMS
==============================================================================================================================
   74.96            65.66                  -                1980 , 1995                 1993                362,000 Sq Ft
   72.23            62.21                  -                     -                        -                 761,740 Sq Ft
     -                -                    -                   1907                       -                  58,700 Sq Ft
     -                -                    -                   1912                       -                  89,200 Sq Ft
     -                -                    -                   1909                       -                  83,700 Sq Ft
     -                -                    -                   1922                       -                  75,796 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1909                       -                 210,200 Sq Ft
     -                -                    -                   1891                       -                 140,000 Sq Ft
     -                -                    -                   1921                     1981                 16,944 Sq Ft
     -                -                    -                   1922                       -                  16,500 Sq Ft
     -                -                    -                   1906                       -                  70,700 Sq Ft
   67.54            64.07                  -                   1981                 1989,'95,'97            644,265 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   46.75            44.32                  -           1892,'14,'17,'18,'31               -                 431,946 Sq Ft
   66.40            49.48                  -                   1963                  1993 , 1998            464,376 Sq Ft
   46.08            38.70                44.88                                                                2,047 Pads
     -                -                    -                   1972                       -                     420 Pads
     -                -                    -                   1975                       -                     367 Pads
     -                -                    -                   1973                       -                     335 Pads
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1968                       -                     308 Pads
     -                -                    -                   1974                       -                     339 Pads
     -                -                    -                   1975                       -                     278 Pads
   61.76            58.45                  -                                                                    346 Units
     -                -                    -                   1987                       -                     180 Units
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1987                       -                     166 Units
   72.47            62.29                  -                   1985                  1997 - 1998            229,500 Sq Ft
   75.54            65.98                  -                   1988                       -                     432 Units
   73.01            63.36                  -                   1997                       -                     337 Units
   79.72            67.64                  -                   1989                       -                     392 Units
------------------------------------------------------------------------------------------------------------------------------
   75.46            65.48                  -                   1990                       -                     312 Units
   71.02            69.00                  -                1978 - 1979                   -                     300 Units
   68.23            46.46                68.25                                                                  408 Beds
     -                -                    -                   1974                       -                      86 Beds
     -                -                    -                   1974                     1998                    116 Beds
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1974                     1997                    106 Beds
     -                -                    -                   1969                  1980 , 1989                100 Beds
   80.00            70.64                  -                   1986                       -                     268 Units
   68.01            65.87                  -                   1998                       -                 118,430 Sq Ft
   79.44            63.29                  -                                                                    310 Units
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1995                       -                      92 Units
     -                -                    -                   1976                     1980                    146 Units
     -                -                    -                   1994                       -                      72 Units
   74.34            56.31                  -                                                                342,378 Sq Ft
     -                -                    -                   1985                       -                  80,490 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1985                                         109,456 Sq Ft
     -                -                    -                   1974                                          39,964 Sq Ft
     -                -                    -                   1972                       -                 112,468 Sq Ft
   49.87            42.22                  -                   1986                       -                 106,435 Sq Ft
   78.57            68.27                  -                   1998                       -                     272 Units
------------------------------------------------------------------------------------------------------------------------------
   76.99            63.96                  -                   1974                       -                 225,634 Sq Ft
   84.84            72.82                  -                   1998                       -                 102,569 Sq Ft
   76.54            79.21                  -                   1959                 1966,'83,'90            224,757 Sq Ft
   79.49            70.61                  -                   1971                       -                     372 Units
   79.89            68.19                  -                   1997                       -                  94,927 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   71.89            52.32                  -                   1957                     1978                    126 Rooms
   79.79            60.34                  -                   1992                       -                  95,783 Sq Ft
   78.43            67.74                  -                                                                    473 Units
     -                -                    -                1972 - 1973              1993 - 1994                241 Units
     -                -                    -                1972 - 1973              1993 - 1994                232 Units
------------------------------------------------------------------------------------------------------------------------------
   67.45            53.38                  -                   1997                       -                     153 Rooms
   79.74            68.33                  -                                                                    404 Units
     -                -                    -                1963 , 1971                   -                     312 Units
     -                -                    -                   1969                     1996                     92 Units
   50.55            50.69                  -                1962 , 1984              1996 , 1998             73,650 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   59.81            51.46                  -                1990 - 1991                   -                  72,650 Sq Ft
   75.22            59.86                  -                   1988                       -                     168 Beds
   72.18            62.73                  -                   1972                     1998                153,370 Sq Ft
   73.27            60.31                  -                   1998                       -                  63,504 Sq Ft
   72.21            51.11                  -                   1974                  1997 - 1998             60,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   77.11            65.83                  -                   1971                  1991 - 1998                234 Units
   64.74            55.76                  -                   1998                       -                 167,185 Sq Ft
   67.94            65.56                  -                   1925                     1993                 32,849 Sq Ft
   69.44            62.29                  -                   1985                       -                  71,596 Sq Ft
   74.95            64.37                  -                1977 - 1978                 1985                 39,768 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   54.92            46.94                  -                   1985                       -                     208 Units
   69.56            58.22                  -                   1986                       -                     475 Pads
   79.95            69.06                  -                1988 - 1989                   -                     268 Units
   70.20            60.80                  -                   1997                       -                     144 Units
   68.86            58.87                  -                   1995                       -                  28,828 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   67.00            66.37                  -                   1980                 1993,'97, '98           137,820 Sq Ft
   54.90            45.69                  -                1973 , 1995                   -                     406 Pads
   78.76            62.97                  -                                                                    230 Beds
     -                -                    -                1966 , 1976                   -                     155 Beds
     -                -                    -                1955 , 1974                   -                      75 Beds
------------------------------------------------------------------------------------------------------------------------------
   72.97            63.36                  -                   1987                       -                     110 Units
   74.71            58.08                  -                1986 , 1997                   -                 141,440 Sq Ft
   79.74            64.09                  -                   1974                       -                     312 Beds
   79.69            77.46                  -                   1974                       -                     216 Units
   70.05            57.07                  -                   1997                       -                     103 Rooms
------------------------------------------------------------------------------------------------------------------------------
   74.80            63.30                  -                   1991                       -                 157,809 Sq Ft
   71.58            55.81                  -              1958,70,'85,'88                 -                  63,515 Sq Ft
   42.33            40.04                  -                   1970                     1991                    216 Beds
   68.32            55.21                  -                   1997                       -                     123 Rooms
   70.60            36.86                  -                   1965                  1983 , 1998                300 Units
------------------------------------------------------------------------------------------------------------------------------
   71.93            61.92                  -                1997 - 1998                   -                  50,000 Sq Ft
   79.60            68.22                  -                1979 , 1994                   -                      78 Units
   77.10            64.58                  -                                                                    281 Units
     -                -                    -                   1966                  1992 - 1993                114 Units
     -                -                    -                   1966                  1994 - 1998                 51 Units
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1977                     1994                     36 Units
     -                -                    -                   1966                     1996                     48 Units
     -                -                    -                   1984                     1992                     32 Units
   79.84            69.33                  -                   1976                     1992                    174 Units
   54.90            46.14                  -                   1990                       -                      96 Units
------------------------------------------------------------------------------------------------------------------------------
   74.61            64.96                  -                   1986                     1992                 69,929 Sq Ft
   74.78            63.25                  -                   1985                       -                 102,034 Sq Ft
   65.30            68.65                  -                1996 , 1998                   -                      30 Units
   67.06            41.61                  -                   1950s                    1998                 23,108 Sq Ft
   74.95            64.89                  -                   1973                     1989                 62,577 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   58.82            47.61                  -                   1997                       -                     112 Rooms
   96.34            31.17                  -                   1992                       -                  94,841 Sq Ft
   61.60            53.37                59.78              1964 , 1974                 1990                 78,612 Sq Ft
   73.97            57.59                  -                                                                160,357 Sq Ft
     -                -                    -                1971 , 1980                   -                  21,150 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -               1950's - 1986                  -                  73,520 Sq Ft
     -                -                    -           1950,'69,'71,'80,'88               -                  51,147 Sq Ft
     -                -                    -                   1983                       -                  14,540 Sq Ft
   79.90            69.38                  -                   1972                     1987                    225 Units
   71.86            58.23                  -                1962 , 1965                 1990                    157 Beds
------------------------------------------------------------------------------------------------------------------------------
   75.80            0.00                   -                   1998                       -                  26,379 Sq Ft
   75.24            0.00                   -                   1926                     1984                 54,874 Sq Ft
   72.73            68.54                  -             1986 , 1992-1998                 -                     114 Units
   78.15            67.32                  -                   1970                       -                     199 Units
   79.94            68.82                  -                   1998                       -                  64,800 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   78.46            58.39                  -                1989 , 1991                   -                      72 Units
   69.95            60.50                  -                1969 - 1972              1994 - 1997            157,055 Sq Ft
   77.20            65.22                  -                   1970                       -                     151 Units
   73.60            63.91                  -                   1974                     1998                    184 Units
   79.63            67.23                  -                   1967                  1996 , 1998                118 Units
------------------------------------------------------------------------------------------------------------------------------
   72.85            66.83                  -                1986 - 1987              In Process                 216 Units
   64.90            56.21                  -                   1990                       -                 117,615 Sq Ft
   38.83            32.61                44.88                 1972                       -                     356 Pads
   69.62            59.58                  -                   1990                       -                      53 Units
   79.71            67.50                  -                   1970                  1994 - 1995                120 Units
------------------------------------------------------------------------------------------------------------------------------
   71.32            52.97                  -               1984,'96,'98                 1996                 71,243 Sq Ft
   56.93            46.09                  -                   1997                       -                      78 Rooms
   79.67            46.70                  -                   1989                       -                     120 Units
   57.81            0.00                   -                   1972             1981,1990-91,'96,'97            398 Units
   71.19            56.73                  -                1993 , 1995                   -                     143 Rooms
------------------------------------------------------------------------------------------------------------------------------
   72.35            47.55                  -                1996 - 1997                   -                  22,408 Sq Ft
   79.15            63.64                  -             1962-1966,'81,'87                                       88 Beds
   70.08            60.20                  -                   1981                       -                  61,050 Sq Ft
   74.10            57.82                  -                   1973                  1997 - 1998            109,243 Sq Ft
   53.32            62.55                  -                   1966                     1989                 31,208 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   74.79            47.51                  -                   1993                       -                  25,000 Sq Ft
   77.64            0.00                   -                1962 - 1964                   -                     194 Units
   61.42            0.00                   -                   1973                       -                  68,591 Sq Ft
   74.44            64.49                  -                   1977                1990, '96 - '97              244 Units
   64.05            53.31                  -                1977 , 1981                   -                     175 Pads
------------------------------------------------------------------------------------------------------------------------------
   56.71            0.00                   -             1986-88, '91,'96                 -                 138,462 Sq Ft
   68.35            46.08                68.25                 1975                     1997                     96 Beds
   72.82            63.11                  -                   1979                       -                  38,157 Sq Ft
   39.85            0.00                   -                    NAP                       -                 200,071 Sq Ft
   51.54            76.30                  -                   1927                1985, 1996 -'98               93 Units
------------------------------------------------------------------------------------------------------------------------------
   62.12            0.00                   -                1996 - 1997                   -                      73 Rooms
   73.48            58.42                  -                   1986                       -                  77,068 Sq Ft
   77.33            66.43                  -                   1968                Not Applicable               120 Units
   64.96            56.24                  -                1983 , 1997                   -                     156 Units
   67.94            54.07                  -                1986 , 1998                   -                  63,980 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   79.76            68.72                  -                   1969                       -                     150 Units
   70.16            59.65                  -                   1987                       -                  76,828 Sq Ft
   79.70            67.60                  -                   1965                     1998                    145 Units
   74.80            63.27                  -                   1975                       -                  73,263 Sq Ft
   51.08            21.30                  -                   1927                     1977                    200 Beds
------------------------------------------------------------------------------------------------------------------------------
   61.11            44.27                  -                   1968                     1997                208,000 Sq Ft
   68.17            0.00                   -                1985 , 1988                   -                     174 Units
   78.43            67.94                  -                                                                     95 Units
     -                -                    -                   1930                       -                      48 Units
     -                -                    -                   1920                       -                      47 Units
------------------------------------------------------------------------------------------------------------------------------
   78.76            67.48                  -                   1939                       -                      84 Units
   55.41            47.06                  -                   1985                       -                  54,210 Sq Ft
   71.49            60.82                  -                   1990                       -                  36,750 Sq Ft
   46.70            39.42                  -                1954 , 1973           1970,'73,'76,'88          113,755 Sq Ft
   69.02            68.80                  -                1973 , 1975                 1998                    140 Units
------------------------------------------------------------------------------------------------------------------------------
   79.82            28.75                  -                   1998                       -                  12,573 Sq Ft
   73.07            0.00                   -                                                                 27,339 Sq Ft
     -                -                    -                1982 , 1986                 1995                  4,051 Sq Ft
     -                -                    -                   1981                     1995                  7,560 Sq Ft
     -                -                    -                   1989                     1995                  7,860 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1979                     1983                  7,868 Sq Ft
   78.81            67.89                  -                   1968                       -                      67 Units
   71.94            62.09                  -                   1984                       -                     152 Units
   77.84            69.45                  -                   1973                  1995 , 1997                110 Units
   70.62            71.03                  -                   1988                       -                  43,161 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   70.75            60.00                  -                1971 , 1997                 1988                 23,544 Sq Ft
   72.48            62.19                  -                   1972                       -                      96 Units
   74.40            53.80                64.75                 1986                       -                  43,442 Sq Ft
   59.34            46.27                  -                   1985                       -                  45,158 Sq Ft
   65.83            54.79                  -                   1976                       -                     197 Pads
------------------------------------------------------------------------------------------------------------------------------
   72.76            53.93                  -                   1968                     1987                101,903 Sq Ft
   73.32            57.01                  -                   1920                     1997                 88,279 Sq Ft
   79.49            62.37                  -                   1965                       -                     129 Units
   77.47            66.66                  -                   1988                       -                     116 Units
   56.45            37.33                  -                   1997                       -                      63 Rooms
------------------------------------------------------------------------------------------------------------------------------
   59.08            59.59                  -             1954,'68,'71,'74                 -                     118 Beds
   79.71            67.33                  -                1975 - 1977              1995 - 1998                168 Units
   54.04            0.00                   -                   1997                       -                      83 Rooms
   69.50            58.47                  -                                                                    102 Units
     -                -                    -                   1964                       -                      69 Units
------------------------------------------------------------------------------------------------------------------------------
     -                -                    -                   1965                       -                      33 Units
   65.44            56.18                  -               1979,'83,'93                   -                     122 Pads
   71.87            47.67                  -                1968 - 1969                   -                     120 Units
   66.33            57.51                  -                   1976                       -                  38,790 Sq Ft
   77.23            69.03                  -                   1983                       -                     126 Units
------------------------------------------------------------------------------------------------------------------------------
   78.44            66.12                  -                   1983                       -                      40 Units
   70.81            59.89                  -                   1982                       -                  43,991 Sq Ft
   59.79            51.77                  -                   1958                       -                      96 Units
   87.32            0.00                   -                   1998                       -                  24,000 Sq Ft
   55.20            39.41                64.75              1908 , 1990                 1990                     24 Units
------------------------------------------------------------------------------------------------------------------------------
   76.43            61.60                  -                   1987                       -                      39 Beds
   65.07            54.16                  -                   1984                       -                     152 Pads
   79.69            49.18                  -                   1989                       -                      78 Units
   66.54            29.73                  -                   1980                       -                  56,667 Sq Ft
   74.70            64.33                  -                   1979                       -                  26,780 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   80.98            0.00                   -                   1998                       -                  10,908 Sq Ft
   76.81            65.78                  -            Early 1900 (Estm'd)       1959-65 , 1996-98              20 Units
   58.68            43.29                  -                   1976                       -                      90 Units
   79.71            67.32                  -                   1970                     1997                    160 Units
   36.23            30.50                  -                   1990                       -                  74,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   65.51            50.37                  -                   1963                  1997 - 1998                 88 Units
   61.06            48.30                  -                1964 , 1985                 1996                     92 Beds
   69.59            54.79                  -                   1986                       -                  24,908 Sq Ft
   79.89            68.82                  -                1900 , 1987                   -                      75 Units
   83.25            0.00                   -                   1998                       -                  10,908 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   79.95            69.22                  -                   1972                  1997 - 1998                140 Units
   69.50            47.29                  -                   1949                     1988                 43,201 Sq Ft
   76.86            64.43                  -                   1968                  1995 , 1997                 54 Units
   71.74            54.14                  -                   1986                       -                  42,300 Sq Ft
   47.18            36.30                  -                   1962                  1997 - 1998                150 Rooms
------------------------------------------------------------------------------------------------------------------------------
   75.79            63.61                  -               1955,'60,'81                   -                     113 Pads
   79.89            69.06                  -                   1972                       -                     112 Units
   55.72            46.67                  -                                                                 12,548 Sq Ft
     -                -                    -                   1973                     1995                  8,960 Sq Ft
     -                -                    -                   1998                       -                   3,588 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   36.74            28.86                  -                   1974                  1995 - 1997                121 Rooms
   77.31            0.00                   -                   1998                                          13,905 Sq Ft
   65.48            25.25                  -                   1998                       -                  10,908 Sq Ft
   71.00            61.74                  -                   1987                       -                  24,963 Sq Ft
   77.05            65.97                  -                   1968                       -                      38 Units
------------------------------------------------------------------------------------------------------------------------------
   67.40            58.40                59.78                 1991                       -                  67,500 Sq Ft
   72.67            61.46                  -                   1972                       -                  22,632 Sq Ft
   72.55            57.43                  -                1968 - 1983                   -                     120 Units
   93.38            0.00                   -                   1996                       -                   8,640 Sq Ft
   72.68            62.56                  -                circa 1930              1996/ongoing                 72 Units
------------------------------------------------------------------------------------------------------------------------------
   68.62            59.37                  -                   1970                       -                  16,223 Sq Ft
   74.85            65.23                  -                   1989                       -                  36,000 Sq Ft
   57.51            46.13                  -                   1979                       -                  28,758 Sq Ft
   66.43            56.16                  -                   1961                       -                      69 Units
   74.73            45.47                  -                   1986                       -                      70 Units
------------------------------------------------------------------------------------------------------------------------------
   39.02            32.85                  -                   1973                     1996                 97,240 Sq Ft
   63.20            23.96                  -                1997 - 1998                   -                  10,908 Sq Ft
   73.61            0.00                   -                   1923                       -                 152,280 Sq Ft
   49.04            41.37                  -                   1984                       -                      37 Units
   63.52            51.34                  -                   1962                       -                      75 Beds
------------------------------------------------------------------------------------------------------------------------------
   63.39            49.54                  -                   1968                       -                      78 Units
   63.50            25.86                  -                   1997                       -                  10,908 Sq Ft
   71.64            61.78                  -                   1976                       -                      66 Units
   84.56            0.00                   -                   1998                       -                   8,748 Sq Ft
   43.21            32.76                  -                1995 - 1996                   -                      96 Units
------------------------------------------------------------------------------------------------------------------------------
   73.26            65.29                  -                   1988                     1998                 25,343 Sq Ft
   77.12            66.17                  -                1967 - 1968                   -                      46 Units
   77.31            61.33                  -                1968 - 1969                   -                      36 Units
   70.10            59.73                  -                1965 - 1967                   -                      78 Units
   64.59            54.69                  -                   1974                       -                      48 Units
------------------------------------------------------------------------------------------------------------------------------
   36.91            31.28                  -                   1995                       -                  51,750 Sq Ft
   62.93            49.67                  -                   1995                       -                  18,000 Sq Ft
   70.32            55.03                  -                   1958                  1975 , 1991                 52 Units
   74.76            64.13                  -                   1983                     1996                 10,297 Sq Ft
   41.45            30.61                  -                   1998                       -                  23,500 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   43.85            37.32                  -                1983 - 1984                   -                  46,230 Sq Ft
   61.72            52.99                  -                   1994                       -                  22,211 Sq Ft
   71.07            67.75                  -                   1960                       -                      44 Units
   78.24            0.00                   -                   1998                       -                   6,941 Sq Ft
   74.57            56.92                  -                   1972                       -                      40 Units
------------------------------------------------------------------------------------------------------------------------------
   40.17            33.83                  -                   1974                       -                  57,406 Sq Ft
   49.03            42.48                59.78                 1987                       -                  25,778 Sq Ft
   69.32            55.19                  -                   1997                       -                   6,540 Sq Ft
   78.21            67.72                  -                   1973                     1996                     63 Units
   55.37            47.97                59.78                 1989                       -                  18,669 Sq Ft
------------------------------------------------------------------------------------------------------------------------------
   57.43            49.76                59.78                 1969                       -                      44 Units
   54.30            47.04                59.78                 1965                       -                      30 Units
   63.54            55.05                59.78                 1925                       -                      15 Units

     CUT-OFF                                                                                                           ANNUAL
  SQ. FT, UNIT                                                                                                      REPLACEMENT
    BED, PAD                             OCCUPANCY                OWNERSHIP                     LOCKBOX               RESERVE
   OR ROOM ($)        OCCUPANCY (%)         DATE                  INTEREST                        TYPE              DEPOSIT ($)
===================================================================================================================================
       188                100             12/1/98                Fee Simple                  Hard, In-Place              -
       82                  -                 -                    Lease/Fee               Modified, Springing         175,164
        -                 100             10/23/98                    -                            -                     -
        -                  92             10/23/98                    -                            -                     -
        -                 100             10/23/98                    -                            -                     -
        -                 100             10/23/98                    -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                 100             10/23/98                    -                            -                     -
        -                 100             10/23/98                    -                            -                     -
        -                 100             10/23/98                    -                            -                     -
        -                 100             10/23/98                    -                            -                     -
        -                 100             10/23/98                    -                            -                     -
       91                  85             11/24/98               Fee Simple                  Hard, In-Place           148,200
-----------------------------------------------------------------------------------------------------------------------------------
       83                  98             10/21/98               Fee Simple                       NAP                 116,625
       69                  83              7/1/98                Fee Simple                 Hard, Springing            55,725
     12,504                -                 -                   Fee Simple                 Hard, Springing              -
        -                  99             3/26/98                     -                            -                     -
        -                  99             6/24/98                     -                            -                     -
        -                  96             4/25/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  98             4/25/98                     -                            -                     -
        -                  98             4/25/98                     -                            -                     -
        -                  95             4/25/98                     -                            -                     -
     73,699                -                 -                   Fee Simple                       NAP                  82,572
        -                  99             9/29/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  99             9/30/98                     -                            -                     -
       104                100             7/21/98                Fee Simple                       NAP                  22,950
     51,973                95             10/8/98                Fee Simple                       NAP                 108,000
     64,499                97             12/1/98                Fee Simple                       NAP                    -
     51,859               100              7/7/98                Fee Simple                       NAP                  58,800
-----------------------------------------------------------------------------------------------------------------------------------
     59,257                96             12/9/98                Fee Simple                Modified, In-Place          78,000
     61,586                90             9/15/98                Fee Simple                Modified, In-Place          83,400
     43,598                -                 -                   Fee Simple                       NAP                    -
        -                  92              7/7/98                     -                            -                     -
        -                  94              7/7/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  97              7/7/98                     -                            -                     -
        -                  94              7/7/98                     -                            -                     -
     65,373                99             6/25/98                Fee Simple                       NAP                  67,000
       146                 86             12/1/98                Fee Simple                       NAP                  17,760
     54,199                -                 -                   Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  82             1/12/98                     -                            -                     -
        -                  92             1/12/98                     -                            -                     -
        -                  88             1/12/98                     -                            -                     -
       47                  -                 -                   Fee Simple                  Hard, In-Place            49,047
        -                 100              8/1/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  97              8/1/98                     -                            -                     -
        -                 100              8/1/98                     -                            -                     -
        -                 100              8/1/98                     -                            -                     -
       150                100             8/19/98                Fee Simple                       NAP                  13,837
     56,729               100             10/23/98               Fee Simple                       NAP                  40,800
-----------------------------------------------------------------------------------------------------------------------------------
       66                  86             11/13/98         Fee Simple and Leasehold          Hard, In-Place            47,700
       132                100             10/14/98               Fee Simple                  Hard, In-Place            10,620
       60                  99             6/30/98                 Leasehold                       NAP                    -
     33,333                97             9/15/98                Fee Simple                       NAP                 128,340
       115                 94              8/1/98                Fee Simple                       NAP                  14,232
-----------------------------------------------------------------------------------------------------------------------------------
     79,876                82              7/6/98                Fee Simple                  Hard, In-Place           197,924
       104                 96             10/1/98                Fee Simple                       NAP                  14,363
     21,059                -                 -                   Fee Simple                       NAP                 101,232
        -                  95             6/18/98                     -                            -                     -
        -                  99             6/17/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
     64,803                75             6/30/98                Fee Simple                 Hard, Springing           210,996
     23,409                -                 -                   Fee Simple                       NAP                    -
        -                  98             8/20/98                     -                            -                     -
        -                  97             8/20/98                     -                            -                     -
       122                 98             10/1/98                Fee Simple                       NAP                  19,149
-----------------------------------------------------------------------------------------------------------------------------------
       124                100              9/1/98                Fee Simple                       NAP                  23,248
     52,073                86             7/30/98                Fee Simple                       NAP                    -
       56                  88              1/1/99                Fee Simple                  Hard, In-Place            23,004
       135                100             7/23/98                 Leasehold                       NAP                  10,071
       135                100              9/8/98                Fee Simple                Modified, In-Place            -
-----------------------------------------------------------------------------------------------------------------------------------
     34,075                97             9/17/98                Fee Simple                       NAP                  70,200
       46                 100             8/17/98                Fee Simple                       NAP                  16,719
       229                100             10/1/98                Fee Simple                       NAP                  3,100
       105                100              8/1/98                Fee Simple                       NAP                  19,284
       188                 91             9/22/98                Fee Simple                       NAP                  8,352
-----------------------------------------------------------------------------------------------------------------------------------
     35,643                95             9/24/98                Fee Simple                       NAP                    -
     15,524                94             4/25/98                Fee Simple                 Hard, Springing              -
     26,848                95             11/23/98               Fee Simple                       NAP                  66,548
     48,753                94             12/4/98                Fee Simple                       NAP                  21,600
       242                100             10/1/98                Fee Simple                       NAP                  2,018
-----------------------------------------------------------------------------------------------------------------------------------
       49                  79             10/8/98                Fee Simple                       NAP                  25,164
     16,564               100             4/25/98                Fee Simple                 Hard, Springing              -
     28,764                -                 -                   Fee Simple                       NAP                    -
        -                  87              7/1/98                     -                            -                     -
        -                  96              7/1/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
     59,470                90             9/21/98                Fee Simple                Modified, In-Place          27,504
       46                 100             8/12/98                Fee Simple                       NAP                  21,210
     20,192                89             6/30/98                Fee Simple                       NAP                    -
     28,422                97             7/30/98                Fee Simple                       NAP                  56,172
     59,172                78             12/1/98                Fee Simple                 Hard, Springing           115,200
-----------------------------------------------------------------------------------------------------------------------------------
       38                 100             8/31/98                Fee Simple                       NAP                  15,781
       94                 100              1/1/98                Fee Simple                       NAP                  9,528
     27,629                96              3/6/98                Fee Simple                       NAP                    -
     48,327                81             3/31/98          Fee Simple and Leasehold         Hard, Springing            85,416
     19,533                98             7/16/98                Fee Simple                       NAP                  82,500
-----------------------------------------------------------------------------------------------------------------------------------
       117                100             5/28/98                Fee Simple                 Hard, Springing              -
     73,987                96             6/30/98                Fee Simple                       NAP                    -
     19,892                -                 -                   Fee Simple                       NAP                  80,647
        -                 100             10/1/98                     -                            -                     -
        -                  98             11/1/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  94             11/1/98                     -                            -                     -
        -                  96             11/1/98                     -                            -                     -
        -                 100             11/1/98                     -                            -                     -
     31,569                93             11/1/98                Fee Simple                       NAP                  46,458
     57,190                98             9/24/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
       78                  94             10/9/98                Fee Simple                       NAP                  10,470
       53                  99             10/20/98               Fee Simple                       NAP                  10,504
     179,254              100             6/10/98                Fee Simple                  Hard, In-Place            6,000
       230                 81             6/30/98                Fee Simple                       NAP                  4,410
       84                  94             10/9/98                Fee Simple                       NAP                  9,384
-----------------------------------------------------------------------------------------------------------------------------------
     46,741                71              1/1/98                Fee Simple                 Hard, Springing              -
       52                 100             9/17/98                Fee Simple                  Hard, In-Place            12,329
       63                 100              6/1/98                Fee Simple                       NAP                  22,020
       30                  -                 -                   Fee Simple                       NAP                  35,279
        -                 100              5/8/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                 100              5/8/98                     -                            -                     -
        -                 100              5/8/98                     -                            -                     -
        -                 100              5/8/98                     -                            -                     -
     21,306                92             11/2/98                Fee Simple                       NAP                  56,250
     29,750                90              6/1/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
       175                100              3/1/98                Fee Simple                Modified, In-Place          2,638
       84                 100             9/30/98                Fee Simple                  Hard, In-Place            8,231
     39,875                89              9/3/98                Fee Simple                       NAP                    -
     22,582                97              8/1/98                Fee Simple                       NAP                    -
       68                 100             9/18/98                Fee Simple                       NAP                  3,240
-----------------------------------------------------------------------------------------------------------------------------------
     61,026               100             8/31/98                Fee Simple                       NAP                  14,400
       28                  93             10/6/98                Fee Simple                       NAP                  15,706
     28,683                97             8/25/98                Fee Simple                       NAP                  45,300
     23,340                95             11/18/98               Fee Simple                       NAP                  46,368
     36,340                97              9/1/98                Fee Simple                       NAP                  29,500
-----------------------------------------------------------------------------------------------------------------------------------
     19,833                96             7/31/98                Fee Simple                       NAP                  51,624
       36                  81             4/30/98                Fee Simple                       NAP                  43,518
     11,997                91             4/25/98                Fee Simple                 Hard, Springing              -
     80,129                96             10/19/98               Fee Simple                       NAP                    -
     35,207                97             6/30/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
       59                  91             6/30/98                Fee Simple                       NAP                  13,049
     52,552                81              1/1/98                Fee Simple                 Hard, Springing              -
     33,859                99             8/12/98                Fee Simple                 Hard, Springing            24,240
     10,022                95             8/31/98                Fee Simple                  Hard, In-Place           119,400
     27,877                68              8/1/98                Fee Simple                 Hard, Springing            79,296
-----------------------------------------------------------------------------------------------------------------------------------
       178                100             10/10/98               Fee Simple                  Hard, In-Place              -
     44,074                98             7/14/98                Fee Simple                       NAP                    -
       62                 100             6/29/98                Fee Simple                       NAP                  6,105
       34                 100              9/1/98                Fee Simple                       NAP                  16,560
       120                100             10/15/98               Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
       150                100             6/22/98                Fee Simple                  Hard, In-Place            4,500
     19,211                92              9/4/98                Fee Simple                       NAP                  48,504
       54                 100             9/17/98                Fee Simple                       NAP                  13,718
     14,735                91             9/30/98                Fee Simple                       NAP                  61,000
     20,496                99             4/25/98                Fee Simple                 Hard, Springing              -
-----------------------------------------------------------------------------------------------------------------------------------
       26                 100              9/1/98                Fee Simple                  Hard, In-Place            21,345
     36,666                91             5/31/98                Fee Simple                       NAP                    -
       92                  92              9/1/98                Fee Simple                       NAP                  7,180
       17                 100             10/19/98               Fee Simple                       NAP                    -
     37,483                97              6/1/98                Fee Simple                       NAP                  22,824
-----------------------------------------------------------------------------------------------------------------------------------
     47,655                64              8/6/98                Fee Simple                       NAP                  72,320
       44                  72             8/31/98                Fee Simple                       NAP                  11,560
     27,387                93             7/20/98                Fee Simple                       NAP                  30,000
     20,820                97             11/1/98                Fee Simple                       NAP                  46,800
       50                  95             10/1/98                Fee Simple                       NAP                  8,957
-----------------------------------------------------------------------------------------------------------------------------------
     21,269               100             9/18/98                Fee Simple                       NAP                  38,550
       42                 100             6/23/98                Fee Simple                       NAP                  17,670
     21,986                90             6/30/98                Fee Simple                       NAP                  36,252
       43                  97             10/20/98               Fee Simple                       NAP                  30,038
     15,834               100             2/13/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
       15                 100             9/30/97                Fee Simple                       NAP                  52,000
     17,631                94              9/1/98                Fee Simple                       NAP                    -
     31,538                -                 -                   Fee Simple                       NAP                    -
        -                  99             11/4/98                     -                            -                     -
        -                 100             11/4/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
     35,628               100              9/1/98                Fee Simple                       NAP                    -
       55                 100             10/1/98                Fee Simple                       NAP                  15,244
       81                  98              7/1/98                Fee Simple                Modified, In-Place          13,030
       26                  85             8/11/98                Fee Simple                  Hard, In-Place            22,713
     21,345                94             6/30/98                Fee Simple                       NAP                  28,000
-----------------------------------------------------------------------------------------------------------------------------------
       235                100             7/21/97                Fee Simple                       NAP                    -
       107                 -                 -                   Fee Simple                Modified, In-Place          4,380
        -                 100              6/1/98                     -                            -                     -
        -                 100              6/1/98                     -                            -                     -
        -                 100              6/1/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                 100              6/1/98                     -                            -                     -
     43,521               100             10/1/98                Fee Simple                       NAP                    -
     18,932                97             6/16/98                Fee Simple                       NAP                  38,000
     25,864               100             7/27/98                Fee Simple                       NAP                  24,756
       66                  89             8/17/98                Fee Simple                       NAP                  11,222
-----------------------------------------------------------------------------------------------------------------------------------
       120                100             10/1/98                Fee Simple                       NAP                  4,708
     29,067               100              9/1/98                Fee Simple                       NAP                    -
       64                  97             7/14/98                Fee Simple                       NAP                  7,385
       62                 100              6/1/98                Fee Simple                       NAP                  9,483
     14,034                99             4/25/98                Fee Simple                 Hard, Springing              -
-----------------------------------------------------------------------------------------------------------------------------------
       26                  93             10/1/98                Fee Simple                Modified, In-Place          26,495
       30                 100             8/12/98                Fee Simple                       NAP                  15,007
     20,180                99             8/10/98                Fee Simple                       NAP                  39,348
     22,038                99             10/1/98                Fee Simple                       NAP                    -
     40,321                75             9/30/98                Fee Simple               Modified, Springing          59,443
-----------------------------------------------------------------------------------------------------------------------------------
     20,859                93             5/20/98                Fee Simple                       NAP                    -
     14,234                97              7/5/98                Fee Simple                       NAP                  46,368
     28,647                65             7/28/98                Fee Simple                       NAP                  54,000
     22,485                -                 -                   Fee Simple                       NAP                    -
        -                  88             8/30/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
        -                  93             8/30/98                     -                            -                     -
     18,775               100             5/15/98                Fee Simple                       NAP                  6,096
     19,015               100             7/13/98                Fee Simple                       NAP                  21,000
       58                  98             7/23/98                Fee Simple                       NAP                  9,698
     17,775                87             9/30/98                Fee Simple                       NAP                  34,020
-----------------------------------------------------------------------------------------------------------------------------------
     54,905               100             8/27/98                Fee Simple                       NAP                  6,000
       48                 100             8/31/98                Fee Simple                       NAP                  17,156
     21,861               100             10/1/98                Fee Simple                       NAP                  14,400
       87                 100             10/9/98                Fee Simple                  Hard, In-Place            2,400
     87,169                97             7/24/98                Fee Simple                       NAP                  6,528
-----------------------------------------------------------------------------------------------------------------------------------
     53,498               100             6/16/98                Fee Simple                       NAP                    -
     13,699                97             4/25/98                Fee Simple                 Hard, Springing              -
     26,564                99             8/24/98                Fee Simple                 Hard, Springing            15,600
       36                 100              9/8/98                Fee Simple                       NAP                    -
       75                 100             4/13/98                Fee Simple                  Hard, In-Place            2,678
-----------------------------------------------------------------------------------------------------------------------------------
       183                100             7/14/98                Fee Simple                  Hard, In-Place            22,248
     99,852                95             9/29/98                Fee Simple                       NAP                    -
     22,168               100             7/23/98                Fee Simple                       NAP                  27,974
     12,454                93             8/14/98                Fee Simple                       NAP                  42,080
       27                  90             8/14/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
     22,632                97              9/1/98                Fee Simple                       NAP                  26,220
     21,637               100             7/17/98                Fee Simple                       NAP                    -
       80                  93             5/31/98                Fee Simple                       NAP                  7,261
     25,564                97             11/1/98                Fee Simple                       NAP                    -
       176                100             7/16/98                Fee Simple                  Hard, In-Place              -
-----------------------------------------------------------------------------------------------------------------------------------
     13,420                98             10/31/98               Fee Simple                       NAP                  40,600
       43                 100              8/1/98                Fee Simple                  Hard, In-Place            11,232
     34,588                94             8/30/98                Fee Simple                       NAP                    -
       42                  95             7/17/98                Fee Simple                       NAP                  8,460
     11,952                67             6/30/98                Fee Simple                 Hard, Springing            80,004
-----------------------------------------------------------------------------------------------------------------------------------
     15,427                96             7/31/98                Fee Simple                       NAP                  11,300
     15,337                96             10/2/98                Fee Simple                Modified, In-Place          29,959
       137                 -                 -                   Fee Simple                  Hard, In-Place            2,886
        -                 100             9/30/98                     -                            -                     -
        -                 100             9/30/98                     -                            -                     -
-----------------------------------------------------------------------------------------------------------------------------------
     13,965                71              7/1/98                Fee Simple                 Hard, Springing            96,972
       121                100              9/1/98                 Leasehold                  Hard, In-Place              -
       150                100             8/10/98                Fee Simple                       NAP                    -
       65                  96              6/1/98                Fee Simple                  Hard, In-Place            6,790
     42,582               100             8/11/98                Fee Simple                       NAP                  9,500
-----------------------------------------------------------------------------------------------------------------------------------
       24                 100              6/1/98                Fee Simple                       NAP                  10,128
       71                  97             11/4/98                Fee Simple                       NAP                  4,367
     13,301                98             7/21/98                Fee Simple                       NAP                    -
       184                100              8/1/98                Fee Simple                  Hard, In-Place              -
     21,652                97             10/27/98               Fee Simple                       NAP                  21,816
-----------------------------------------------------------------------------------------------------------------------------------
       95                 100              6/1/98                Fee Simple                       NAP                  2,433
       43                 100             8/28/98                Fee Simple                       NAP                  8,280
       52                  94             10/8/98                Fee Simple                       NAP                  6,327
     21,661                97             8/17/98                Fee Simple                       NAP                    -
     21,350                91             6/30/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
       15                  94             8/14/98                Fee Simple                       NAP                    -
       135                100              7/6/98                Fee Simple                       NAP                    -
        9                 100              5/1/98                Fee Simple                       NAP                  20,257
     37,773               100             10/27/98               Fee Simple                       NAP                  9,252
     18,632                85             3/31/98                Fee Simple                       NAP                    -
-----------------------------------------------------------------------------------------------------------------------------------
     17,878               100             7/31/98                Fee Simple                       NAP                    -
       126                100              7/8/98                Fee Simple                       NAP                    -
     20,352                97             4/30/98                Fee Simple                       NAP                  13,200
       153                100             10/1/98                Fee Simple                  Hard, In-Place              -
     13,952                90             10/9/98                Fee Simple                       NAP                  19,200
-----------------------------------------------------------------------------------------------------------------------------------
       52                 100             8/31/98                Fee Simple                       NAP                  5,069
     28,165                96              9/1/98                Fee Simple                       NAP                    -
     35,067               100              8/6/98                Fee Simple                       NAP                  9,252
     16,177                96             9/30/98                Fee Simple                       NAP                  19,500
     25,972               100              8/1/98                Fee Simple                       NAP                  12,288
-----------------------------------------------------------------------------------------------------------------------------------
       23                  80             8/14/98                Fee Simple                       NAP                    -
       66                 100              8/1/98                Fee Simple                  Hard, In-Place            2,700
     22,990                96             7/13/98                Fee Simple                       NAP                    -
       109                100              7/1/98                Fee Simple                       NAP                  1,545
       47                 100             9/18/98                Fee Simple                       NAP                  1,410
-----------------------------------------------------------------------------------------------------------------------------------
       24                  95             8/14/98                Fee Simple                       NAP                    -
       49                 100             8/15/98                Fee Simple                       NAP                  3,772
     24,887                95             7/31/98                Fee Simple                       NAP                  16,184
       156                100              7/1/98                Fee Simple                  Hard, In-Place            1,041
     26,284               100             6/23/98                Fee Simple                Modified, In-Place          20,480
-----------------------------------------------------------------------------------------------------------------------------------
       17                  92             8/14/98                Fee Simple                       NAP                  10,500
       38                  96              7/2/98                Leased Fee                       NAP                  5,412
       138                100              8/3/98                Fee Simple                       NAP                   654
     14,276                95             10/31/98               Fee Simple                       NAP                  18,144
       47                  89              6/1/98                Fee Simple                       NAP                  4,854
-----------------------------------------------------------------------------------------------------------------------------------
     16,969                93              6/1/98                Fee Simple                       NAP                  11,304
      9,955               100              6/1/98                Fee Simple                       NAP                  8,880
     19,910               100              6/1/98                Fee Simple                       NAP                  4,800

    ANNUAL                                                     LARGEST           LARGEST TENANT
     TI/LC                                                   TENANT AREA           LEASE EXP.       CONTROL
  DEPOSIT ($)             LARGEST TENANT NAME              LEASED (SQ. FT.)           DATE            NO.
==============================================================================================================
       -        AMD                                            362,000              11/30/18           1
       -        -                                                 -                    -               2
       -        Miller Freeman, Inc.                            19,500              12/31/03           2a
       -        Action Productions, INc.                        10,000              10/31/00           2b
       -        International Antiques                          7,000               7/31/04            2c
       -        City of New York-HR Admin.                      75,796              11/22/01           2d
--------------------------------------------------------------------------------------------------------------
       -        Health Management Systems                      108,000              5/31/03            2e
       -        A.C. Productions, Inc.                          40,000              12/31/07           2f
       -        Bellmarc Construction Services                  3,200               10/31/06           2g
       -        Lia Schorr Skin Care, Inc.                      3,000               5/31/99            2h
       -        24 East 12th Street Associates                  39,000              5/31/23            2i
    130,000     Filene's                                       120,814              10/31/06           3
--------------------------------------------------------------------------------------------------------------
       -        Pacific Exchange Inc.                           41,595              3/31/00            4
       -        U.S. Attorney's Office                          91,180              9/30/07            5
       -        -                                                 -                    -               6
       -        -                                                 -                    -               6a
       -        -                                                 -                    -               6b
       -        -                                                 -                    -               6c
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               6d
       -        -                                                 -                    -               6e
       -        -                                                 -                    -               6f
       -        -                                                 -                    -               7
       -        -                                                 -                    -               7a
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               7b
    500,000     Cedant Mobility Services Corp.                 229,500               7/3/08            8
       -        -                                                 -                    -               9
       -        -                                                 -                    -               10
       -        -                                                 -                    -               11
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               12
       -        -                                                 -                    -               13
       -        -                                                 -                    -               14
       -        -                                                 -                    -              14a
       -        -                                                 -                    -              14b
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              14c
       -        -                                                 -                    -              14d
       -        -                                                 -                    -               15
    77,868      Safeway                                         39,398              11/17/17           16
       -        -                                                 -                    -               17
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              17a
       -        -                                                 -                    -              17b
       -        -                                                 -                    -              17c
       -        -                                                 -                    -               18
       -        Mini Storage Leased Up Space                    80,490              2/28/99           18a
--------------------------------------------------------------------------------------------------------------
       -        Alice Baumeiser DBA Allie's                     7,140               6/30/00           18b
       -        Phung Thang                                     2,840               6/30/99           18c
       -        Multi Systems Service Co.                       2,820               2/14/99           18d
       -        Cedars-Sinai Medical Care FDN                   45,755               8/1/00            19
       -        -                                                 -                    -               20
--------------------------------------------------------------------------------------------------------------
    312,000     County - County Offices                         24,780              9/30/00            21
       -        NationsCredit Distribution                     102,569              9/30/08            22
       -        Toys R Us                                       32,814              1/31/19            23
       -        -                                                 -                    -               24
    53,040      Staples                                         22,959              5/31/12            25
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               26
       -        Deere & Company                                 67,555              5/16/03            27
       -        -                                                 -                    -               28
       -        -                                                 -                    -              28a
       -        -                                                 -                    -              28b
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               29
       -        -                                                 -                    -               30
       -        -                                                 -                    -              30a
       -        -                                                 -                    -              30b
    104,846     HE Brooklyn Surgi-Center, Inc.                  9,500                7/1/00            31
--------------------------------------------------------------------------------------------------------------
       -        University of Vermont                           37,536              2/28/01            32
       -        -                                                 -                    -               33
    254,364     General Motors                                  75,580              8/30/01            34
       -        CHS Sutter Medical Foundation                   14,606              5/31/08            35
       -        Linens-N-Things                                 36,400              6/25/18            36
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               37
       -        Union Incorporated                             167,185               9/1/13            38
    150,000     PartnersUSA                                     17,270              4/30/99            39
       -        HDS/ McKesson                                   48,607              12/31/01           40
       -        Executive Suite (Master Lease)                  7,596               1/10/09            41
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               42
       -        -                                                 -                    -               43
       -        -                                                 -                    -               44
       -        -                                                 -                    -               45
    35,000      Kennedy Marshall                                7,165               4/14/01            46
--------------------------------------------------------------------------------------------------------------
    132,142     GSA                                             75,831              4/30/01            47
       -        -                                                 -                    -               48
       -        -                                                 -                    -               49
       -        -                                                 -                    -              49a
       -        -                                                 -                    -              49b
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               50
    30,000      Hale Intermodal Trucking                        75,000              12/31/12           51
       -        -                                                 -                    -               52
       -        -                                                 -                    -               53
       -        -                                                 -                    -               54
--------------------------------------------------------------------------------------------------------------
    67,723      SONA                                            34,717              12/31/00           55
    34,296      Sam Ash Music Store                             19,836              1/15/08            56
       -        -                                                 -                    -               57
       -        -                                                 -                    -               58
       -        -                                                 -                    -               59
--------------------------------------------------------------------------------------------------------------
       -        Barnes & Noble                                  25,000              11/1/12            60
       -        -                                                 -                    -               61
       -        -                                                 -                    -               62
       -        -                                                 -                    -              62a
       -        -                                                 -                    -              62b
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              62c
       -        -                                                 -                    -              62d
       -        -                                                 -                    -              62e
       -        -                                                 -                    -               63
       -        -                                                 -                    -               64
--------------------------------------------------------------------------------------------------------------
    64,618      The Prudential Florida Realty                   7,381               11/30/01           65
    82,596      Gibbs Management                                24,491              1/31/00            66
       -        -                                                 -                    -               67
       -        Philadelphia Lobster Company                    6,108               1/31/08            68
    59,400      First Union National Bank                       5,687               6/30/02            69
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               70
       -        KMart Corporation                               94,841              8/31/26            71
    57,900      Michael's Crafts                                23,768              2/28/01            72
       -        -                                                 -                    -               73
       -        Cowan Moving and Storage                        21,150              8/13/13           73a
--------------------------------------------------------------------------------------------------------------
       -        Cowan Moving and Storage                        73,520              8/13/13           73b
       -        Cowan Moving and Storage                        51,147              8/13/13           73c
       -        Cowan Moving and Storage                        14,540              8/13/13           73d
       -        -                                                 -                    -               74
       -        -                                                 -                    -               75
--------------------------------------------------------------------------------------------------------------
       -        United States - INS                             26,379              2/28/18            76
       -        DC Dept. of Human Services                      50,045              6/16/08            77
       -        -                                                 -                    -               78
       -        -                                                 -                    -               79
       -        Apria Healthcare, Inc.                          64,800              10/30/08           80
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               81
       -        State of Missouri                               15,200              6/30/99            82
       -        -                                                 -                    -               83
       -        -                                                 -                    -               84
       -        -                                                 -                    -               85
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -               86
       -        Food Lion #636                                  33,800              10/26/15           87
       -        -                                                 -                    -               88
       -        -                                                 -                    -               89
       -        -                                                 -                    -               90
--------------------------------------------------------------------------------------------------------------
    14,140      Safeway                                         50,000              7/31/04            91
       -        -                                                 -                    -               92
       -        -                                                 -                    -               93
       -        -                                                 -                    -               94
       -        -                                                 -                    -               95
--------------------------------------------------------------------------------------------------------------
       -        Rainbow Shops                                   6,825                6/1/11            96
       -        -                                                 -                    -               97
    50,000      Hycor Biomedical, Inc.                          61,050              12/31/07           98
       -        The Sofa & Chair Company                        25,832              12/31/99           99
       -        Dubs, Inc.                                      31,208              5/16/09           100
--------------------------------------------------------------------------------------------------------------
       -        Barnes & Noble, Inc.                            25,000              1/31/14           101
       -        -                                                 -                    -              102
       -        Centex Golden Construction                      21,339              10/30/04          103
       -        -                                                 -                    -              104
       -        -                                                 -                    -              105
--------------------------------------------------------------------------------------------------------------
       -        Kmart                                           86,477              11/30/13          106
       -        -                                                 -                    -              107
    37,000      Boosters Sports Grill                           5,058               12/31/02          108
       -        Barry M. Saywitz (Bldg. 5)                      22,477              6/30/33           109
       -        Teddy's Steakhouse                              8,000               1/31/07           110
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              111
    25,000      State of SC (DEHEC)                             10,083              1/31/04           112
       -        -                                                 -                    -              113
       -        -                                                 -                    -              114
    41,226      Planet Premier,Inc Health Club                  22,500              4/30/03           115
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              116
    21,029      Denon America, Inc.                             44,841              4/30/02           117
       -        -                                                 -                    -              118
    60,756      Presentation                                    10,475              11/30/03          119
       -        -                                                 -                    -              120
--------------------------------------------------------------------------------------------------------------
       -        Voltarc Technologies, Inc.                     208,000               3/5/11           121
       -        -                                                 -                    -              122
       -        -                                                 -                    -              123
       -        -                                                 -                    -              123a
       -        -                                                 -                    -              123b
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              124
    49,791      West Marine Products                            9,100               2/28/04           125
    54,157      Cashin Associated P.C.                          13,382               6/3/03           126
    102,648     Behles-Giddens PA                               8,050               6/30/02           127
       -        -                                                 -                    -              128
--------------------------------------------------------------------------------------------------------------
       -        Rite Aid Pharmacy                               12,573              10/31/18          129
    18,000      -                                                 -                    -              130
       -        Renato's Ristorante                             2,446               11/7/06           130a
       -        ISN Communications                              1,530               8/31/99           130b
       -        Jiffy Lube International                        2,880               4/30/10           130c
--------------------------------------------------------------------------------------------------------------
       -        Norwalk Furniture                               7,868               3/31/00           130d
       -        -                                                 -                    -              131
       -        -                                                 -                    -              132
       -        -                                                 -                    -              133
    55,000      Medical Billing Management                      8,983               3/31/00           134
--------------------------------------------------------------------------------------------------------------
    37,500      Bright Horizons Children's Ctr                  10,140              6/30/07           135
       -        -                                                 -                    -              136
       -        Carrabba's Restaurant                           6,500               9/30/01           137
       -        Perkins Restaurant                              5,120               3/31/07           138
       -        -                                                 -                    -              139
--------------------------------------------------------------------------------------------------------------
    38,751      Big Lots                                        41,000              5/31/01           140
    48,000      Hale Intermodal                                 47,000              12/31/13          141
       -        -                                                 -                    -              142
       -        -                                                 -                    -              143
       -        -                                                 -                    -              144
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              145
       -        -                                                 -                    -              146
       -        -                                                 -                    -              147
       -        -                                                 -                    -              148
       -        -                                                 -                    -              148a
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              148b
       -        -                                                 -                    -              149
       -        -                                                 -                    -              150
       -        Sand Dollar                                     3,500               12/31/99          151
       -        -                                                 -                    -              152
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              153
    28,764      Marbacom                                        9,935               11/30/99          154
       -        -                                                 -                    -              155
       -        Staples Office Supply                           24,000              6/30/13           156
       -        -                                                 -                    -              157
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              158
       -        -                                                 -                    -              159
       -        -                                                 -                    -              160
    60,000      National Super Market, Inc.                     43,667               6/1/00           161
    36,000      I Love Italy, Inc.                              4,000               6/30/01           162
--------------------------------------------------------------------------------------------------------------
       -        Eckerd Drugs - Clarksville                      10,908              8/31/18           163
       -        -                                                 -                    -              164
       -        -                                                 -                    -              165
       -        -                                                 -                    -              166
       -        -                                                 -                    -              167
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              168
       -        Evergreen Healthcare                            26,424              2/28/02           169
    30,000      Buzard Eye Institute                            5,250               12/31/99          170
       -        -                                                 -                    -              171
       -        Eckerd's Drug Store                             10,908              8/16/18           172
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              173
    49,992      Highbridge Advisory Council                     25,370              7/31/01           174
       -        -                                                 -                    -              175
    52,980      Tidewater Legal Aid Society                     8,136               5/15/99           176
       -        -                                                 -                    -              177
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              178
       -        -                                                 -                    -              179
       -        -                                                 -                    -              180
       -        Tutor Time Child Care Systems                   8,960               12/31/16          180a
       -        Burger King Restaurant                          3,588                6/9/18           180b
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              181
       -        Walgreen Co.                                    13,905              9/30/58           182
       -        Fay's Inc. - Eckerd Drug                        10,908              7/21/18           183
    45,756      Support System Associates, Inc                  4,863               4/30/00           184
       -        -                                                 -                    -              185
--------------------------------------------------------------------------------------------------------------
       -        Kaliroy Produce, Inc.                           25,050              10/31/99          186
    34,846      Frankel & Topche, PC                            2,800               10/31/03          187
       -        -                                                 -                    -              188
       -        Eckerd Drug Store                               8,640               6/30/16           189
       -        -                                                 -                    -              190
--------------------------------------------------------------------------------------------------------------
    10,884      Founders Healthcare                             2,989               3/31/03           191
    39,996      ATC Associates, Inc.                            36,000              4/30/06           192
    25,000      Clark Chinese School                            3,450               6/14/00           193
       -        -                                                 -                    -              194
       -        -                                                 -                    -              195
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              196
       -        Eckerd Corporation                              10,908              2/14/18           197
       -        Young's Cutting                                 18,320              1/31/00           198
       -        -                                                 -                    -              199
       -        -                                                 -                    -              200
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              201
       -        Eckerd Corporation                              10,908              6/28/17           202
       -        -                                                 -                    -              203
       -        Merrill Lynch                                   8,748                9/1/13           204
       -        -                                                 -                    -              205
--------------------------------------------------------------------------------------------------------------
    13,046      Beall's                                         14,316               4/7/10           206
       -        -                                                 -                    -              207
       -        -                                                 -                    -              208
       -        -                                                 -                    -              209
       -        -                                                 -                    -              210
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              211
    14,124      Plaza Wines                                     3,000               7/31/05           212
       -        -                                                 -                    -              213
     5,000      The Food Group                                  5,165               1/15/02           214
       -        Office Max                                      23,500              10/14/13          215
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              216
       -        Pep Boys Manny, Moe & Jack of                   22,212              4/30/14           217
       -        -                                                 -                    -              218
       -        Bridgestone/Firestone                           6,941                4/1/13           219
       -        -                                                 -                    -              220
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              221
    20,520      Deleuw Cather & Company                         6,975               2/28/99           222
     2,875      Chief Auto Parts                                4,900               9/30/07           223
       -        -                                                 -                    -              224
    17,124      State of Florida                                8,015               4/30/03           225
--------------------------------------------------------------------------------------------------------------
       -        -                                                 -                    -              226
       -        -                                                 -                    -              227
       -        -                                                 -                    -              228

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

  CONTROL          LOAN
   NUMBER         NUMBER                        PROPERTY NAME                            CITY                   COUNTY
=================================================================================================================================
     7       GMAC2070          Monterra & Chandler's Reach Apts.
     7a      GMAC2070-A         Monterra Apts.                                        San Diego                San Diego
     7b      GMAC2070-B         Chandler's Reach Apts.                                 Redmond                    King
     9       GMAC4300           Camden at Palmer Ranch                                 Sarasota                 Sarasota
     10      GMAC4560           Villas at Rancho Del Norte                         North Las Vegas               Clark
     11      GMAC3020           Victoria Woods Apts.                               Rowland Heights            Los Angeles
     12      GMAC4570           Balmoral Village Apts.                              Peachtree City              Fayette
---------------------------------------------------------------------------------------------------------------------------------
     13      GMAC4140           Schoettler Village Apts.                             Chesterfield          Saint Louis County
     15      GMAC1470           Delta Pointe Apts.                                    Sacramento               Sacramento
     20      GMAC4160           Hathaway Court Apts.                                 Wilsonville               Clackamas
     24      GMAC3180           Arbor Trail Apts.                                    Park Forest                  Will
     28      GMAC1360          Colonial Trace & Summerfield Apts.
---------------------------------------------------------------------------------------------------------------------------------
    28a      GMAC1360-A         Colonial Trace Apts.                                 New Orleans             Orleans Parish
    28b      GMAC1360-B         Summerfield Apts.                                       Harvey              Jefferson Parish
     30      GMAC1600          Foxfire I & II Apts.
    30a      GMAC1600-A         Foxfire I & II Apts.                               Colorado Springs             El Paso
    30b      GMAC1600-B         Spanish Walk Apts.                                 Colorado Springs             El Paso
---------------------------------------------------------------------------------------------------------------------------------
     37      GMAC1170           Applewood on the Green Apts.                            Omaha                   Douglas
     42      GMAC3340           Willowbend Apts.                                     Chesterfield              St. Louis
     44      GMAC4070           Alpine Lake Apts.                                      Jackson                  Jackson
     45      GMAC4190           Valley River Court Apts.                                Eugene                    Lane
     50      GMAC4310           Park Palace Apts.                                      Memphis                   Shelby
---------------------------------------------------------------------------------------------------------------------------------
     53      GMAC2600           Sherwood Apts.                                      Council Bluff            Pottawattamie
     59      GMAC1260           Brittany Acres Apts.                                  Bridgeton                St. Louis
     61      GMAC2870           Twelve Oaks Townhomes                                    Novi                   Oakland
     62      GMAC3300          Platinum Properties
    62a      GMAC3300-A         Colonial House Apts.                                 East Moline              Rock Island
---------------------------------------------------------------------------------------------------------------------------------
    62b      GMAC3300-B         Cody Apts.                                           Rock Island              Rock Island
    62c      GMAC3300-C         Midvale Manor Apts.                                     Moline                Rock Island
    62d      GMAC3300-D         Oak Terrace Apts.                                    Rock Island              Rock Island
    62e      GMAC3300-E         Pebble Creek Apts.                                      Silvis                Rock Island
     63      GMAC4340           Greenbryre Apts.                                      Charlotte               Mecklenberg
---------------------------------------------------------------------------------------------------------------------------------
     64      GMAC2590           Scott Villa Apts.                                      Burbank                Los Angeles
     67      GMAC1110           Madison House Apts.                                    Hoboken                   Hudson
     74      GMAC4350           Seasons Chase Apts.                                   Greensboro                Guilford
     78      GMAC1860           Linden West and East Apts.                            Indianola              Warren County
     79      GMAC4020           Sherwood Forest Apts.                                 Davenport                  Scott
---------------------------------------------------------------------------------------------------------------------------------
     81      GMAC3190           Foxboro & Ashworth Pointe Apts.                    West Des Moines            Polk County
     83      GMAC3200           Candlewood Apts.                                       Everett                 Snohomish
     84      GMAC4330           Pelham Ridge Apts.                                    Greenville               Greenville
     85      GMAC3110           Willshire Cove Apts.                                   Lynnwood                Snohomish
     86      GMAC1480           Desert Wind Apts.                                      Phoenix                  Maricopa
---------------------------------------------------------------------------------------------------------------------------------
     89      GMAC3560           Kew Gardens Apts.                                       Queens               Queens County
     90      GMAC3030           Village on the Green Apts.                            Tuckertown              Ocean County
     93      GMAC3060           Vista Court Apts.                                  West Des Moines                Polk
     94      GMAC1590           Forest Ridge & Vistas Apts.                           Washington             Washington, DC
    102      GMAC2610           Sherwood Village Apts.                             Bedford Heights              Cuyahoga
---------------------------------------------------------------------------------------------------------------------------------
    104      GMAC4080           Bonaventure & La Residencia Apts.                    Brownsville                Cameron
    110      GMAC2510           The Roosevelt                                        Cedar Rapids                 Linn
    113      GMAC1420           Copper Croft Apts.                                     Roanoke                  Roanoke
    114      GMAC4200           Victorian Square Apts.                                Waxahachie                 Ellis
    116      GMAC3320           Whisperwood Apts.                                     Harrisburg                Dauphin
---------------------------------------------------------------------------------------------------------------------------------
    118      GMAC1790           La Posada Del Rey Apts.                              San Antonio                 Bexar
    122      GMAC3010           Valleyfield Apts.                                      Bedford                  Cuyahoga
    123      GMAC3710          5801 14th Avenue & 273 Avenue P
    123a     GMAC3710-A         273 Avenue P Apts.                                     Brooklyn                  Kings
    123b     GMAC3710-B         Pershing Arms Apts.                                    Brooklyn                  Kings
---------------------------------------------------------------------------------------------------------------------------------
    124      GMAC3170           41-43 39th Place Apts.                                Sunnyside                  Queens
    128      GMAC2820           Terra Villa Apts.                                      Phoenix                  Maricopa
    131      GMAC3670           Casa Real Apts.                                         Encino                Los Angeles
    132      GMAC2480           River Ten Apts.                                        Gulfport                 Harrison
    133      GMAC1580           Fernwood Apts.                                          Largo                   Pinellas
---------------------------------------------------------------------------------------------------------------------------------

    136      GMAC1180           Audubon Manor Apts.                                  West Chester               Chester
    142      GMAC2400           Rancho Mill Apts.                                       Colton               San Bernardino
    143      GMAC3590           Ridgewood Heights Apts.                                 Omaha                   Douglas
    146      GMAC2790           Sugar Creek Apts.                                      Wichita                  Sedgwick
    148      GMAC3500          San Souci Apts. & Esquire House Apts.
---------------------------------------------------------------------------------------------------------------------------------
    148a     GMAC3500-A         Esquire House Apts.                               North Miami Beach               Dade
    148b     GMAC3500-B         San Souci Apts.                                      North Miami                  Dade
    150      GMAC2280           Parkview Apts.                                       Sioux Falls               Minnehaha
    152      GMAC1240           Briarwood Apts.                                        Phoenix                  Maricopa
    153      GMAC1510           Eastlake Apts.                                          Davis                     Yolo
---------------------------------------------------------------------------------------------------------------------------------
    155      GMAC2210           Oakdale Manor Cooperative Apts.                        Suffern                  Rockland
    157      GMAC1220           Bayshore Manor Office and Apts.                         Tampa                 Hillsborough


                                      A-12

    160      GMAC2680           Spruce Pointe Apts.                                    Altoona                    Polk
    164      GMAC1500           Drewbar Apts.                                          New York                 New York
    165      GMAC1930           The Meadows Apts.                                      Simsbury                 Hartford
---------------------------------------------------------------------------------------------------------------------------------
    166      GMAC1720           Holly Park Apts.                                        Dallas                   Dallas
    168      GMAC3220           Mission Garden Apts.                                   Phoenix                  Maricopa
    171      GMAC3930           Harrison Place Apts.                                   Meriden                 New Haven
    173      GMAC4630           Heritage House Apts.                                Wichita Falls               Wichita
    175      GMAC2200           Northwood Apts.                                        Everett                 Snohomish
---------------------------------------------------------------------------------------------------------------------------------
    179      GMAC1270           Brittany Apts.                                         Hampton                  Hampton
    185      GMAC2490           RiverQuick Apts.                                       Yardley                   Bucks
    188      GMAC1900           Maison Terrebonne Apts.                                 Houma              Terrebonne Parish
    190      GMAC3690           360-370 East 31st Street                               Brooklyn                  Kings
    194      GMAC2780           Stratford Commons Apts.                               Littleton                 Arapahoe
---------------------------------------------------------------------------------------------------------------------------------
    199      GMAC1770           Kester Avenue Apts.                                  Sherman Oaks             Los Angeles
    201      GMAC1810           Lakewood Apts.                                          Luling            St. Charles Parrish
    203      GMAC1820           Lakewood Park Apts.                                 Miami Township             Claremont
    205      GMAC3780           Centennial Place Apts.                                 Altoona                    Polk
    207      GMAC2350           Perkiomen Apts.                                       Pennsburg                Montgomery
---------------------------------------------------------------------------------------------------------------------------------
    208      GMAC1560           Fairfield Apts.                                     Falcon Heights               Ramsey
    209      GMAC2810           Tally Ho Apts.                                       Sioux Falls               Minnehaha
    210      GMAC1290           Californian Apts.                                      Phoenix                  Maricopa
    218      GMAC2290           Parkview Garden Apts.                                South Euclid               Cuyahoga
    220      GMAC3130           Winterhaven Apts.                                    Newport News                 NAP
---------------------------------------------------------------------------------------------------------------------------------
    224      GMAC4780           Lakeway Apts.                                         Greenville                  Hunt
    226      GMAC2120           NEI Portfolio I - Prospect Apts.                       Hartford                 Hartford
    227      GMAC2110           NEI Portfolio I - 27 Imlay Street                      Hartford                 Hartford
    228      GMAC2140           NEI Portfolio I - Farmington                        West Hartford               Hartford

                                                            INITIAL
                                        INITIAL POOL     POOL BALANCE
          STATE             ZIP CODE     BALANCE ($)     PER UNIT ($)            UTILITIES PAID BY TENANT
===================================================================================================================
                                         25,500,000         73,699                           -
       California            92112            -                -                   Gas/Electricity/Cable
       Washington            98052            -                -                     Electricity/Cable
         Florida             34238       22,452,347         51,973              Water/Gas/Electricity/Cable
         Nevada              89031       21,736,236         64,499                 Gas/Electricity/Cable
       California            91748       20,328,537         51,859                   Electricity/Cable
         Georgia             30269       18,488,292         59,257              Water/Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
        Missouri             63017       18,475,855         61,586                   Electricity/Cable
       California            95833       17,520,000         65,373                         Cable
         Oregon              97070       15,430,383         56,729                 Gas/Electricity/Cable
        Illinois             60466       12,400,000         33,333                 Gas/Electricity/Cable
                                          9,960,947         21,059                           -
-------------------------------------------------------------------------------------------------------------------
        Louisiana            70114            -                -                   Gas/Electricity/Cable
        Louisiana            70058            -                -                   Gas/Electricity/Cable
                                          9,457,042         23,409                           -
        Colorado             80918            -                -                           Cable
        Colorado             80907            -                -                           Cable
-------------------------------------------------------------------------------------------------------------------
        Nebraska             68127        7,973,469         34,075                      Electricity
        Missouri             63017        7,413,774         35,643                   Electricity/Cable
        Michigan             49203        7,195,198         26,848                 Gas/Electricity/Cable
         Oregon              97401        7,020,447         48,753                 Gas/Electricity/Cable
        Tennessee            38119        6,541,673         59,470                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
          Iowa               51503        6,139,117         28,422                 Gas/Electricity/Cable
        Missouri             63044        5,859,905         19,533                   Electricity/Cable
        Michigan             48375        5,771,008         73,987                    Gas/Electricity
                                          5,589,769         19,892                           -
        Illinois             61244            -                -                   Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
        Illinois             61201            -                -                   Gas/Electricity/Cable
        Illinois             61265            -                -                   Gas/Electricity/Cable
        Illinois             61201            -                -                     Electricity/Cable
        Illinois             61282            -                -                Water/Gas/Electricity/Cable
     North Carolina          28205        5,493,008         31,569                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
       California            91504        5,490,238         57,190                 Gas/Electricity/Cable
       New Jersey            07030        5,377,609         179,254          Water/Gas/Electricity/Cable/Trash
     North Carolina          27407        4,793,898         21,306                 Gas/Electricity/Cable
          Iowa               50125        4,545,792         39,875              Gas/Electricity/Cable/Trash
          Iowa               52804        4,493,736         22,582                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
          Iowa               50266        4,393,875         61,026                 Gas/Electricity/Cable
       Washington            98204        4,331,088         28,683                   Electricity/Cable
     South Carolina          29615        4,294,533         23,340                   Electricity/Cable
       Washington            98036        4,288,156         36,340                   Electricity/Cable
         Arizona             85009        4,283,999         19,833                 Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
        New York             11367        4,246,862         80,129                 Gas/Electricity/Cable
       New Jersey            08087        4,224,887         35,207             Water/Electricity/Cable/Trash
          Iowa               50266        4,063,040         33,859                   Electricity/Cable
  District of Columbia       20020        3,988,927         10,022                 Gas/Electricity/Cable
          Ohio               44146        3,726,918         19,211                 Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
          Texas              78521        3,595,302         14,735                   Electricity/Cable
          Iowa               52401        3,485,908         37,483                      Electricity
        Virginia             24014        3,286,469         27,387                   Electricity/Cable
          Texas              75165        3,247,888         20,820                Water/Electricity/Cable
      Pennsylvania           17109        3,190,274         21,269                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
          Texas              78214        3,188,038         21,986                 Gas/Electricity/Cable
          Ohio               44146        3,067,750         17,631                 Gas/Electricity/Cable
                                          2,996,074         31,538                           -
        New York             11219            -                -                   Gas/Electricity/Cable
        New York             11219            -                -                   Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
        New York             11104        2,992,714         35,628                 Gas/Electricity/Cable
         Arizona             85015        2,988,259         21,345                         Cable
       California            91316        2,915,935         43,521                      Electricity
       Mississippi           39503        2,877,645         18,932                 Gas/Electricity/Cable
         Florida             34691        2,845,000         25,864                 Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
      Pennsylvania           19380        2,790,463         29,067                   Electricity/Cable
       California            92324        2,603,238         20,180                   Electricity/Cable
        Nebraska             68106        2,556,391         22,038                 Gas/Electricity/Cable
         Kansas              67210        2,391,268         14,234                    Gas/Electricity
                                          2,293,476         22,485                           -
-------------------------------------------------------------------------------------------------------------------
         Florida             33179            -                -                  Water/Electricity/Cable
         Florida             33181            -                -                     Electricity/Cable
      South Dakota           57104        2,281,748         19,015                      Electricity
         Arizona             85017        2,239,683         17,775                   Electricity/Cable
       California            95616        2,196,203         54,905                 Gas/Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
        New York             10901        2,098,636         21,861                   Electricity/Cable
         Florida             33611        2,092,051         87,169                   Electricity/Cable
          Iowa               50009        2,072,015         26,564                   Electricity/Cable
        New York             10024        1,997,035         99,852                 Gas/Electricity/Cable
       Connecticut           06070        1,995,164         22,168                         Cable
-------------------------------------------------------------------------------------------------------------------
          Texas              75227        1,992,716         12,454                 Gas/Electricity/Cable
         Arizona             85019        1,991,645         22,632                      Electricity
       Connecticut           06450        1,917,327         25,564                   Electricity/Cable
          Texas              76301        1,878,778         13,420                         Cable
       Washington            98203        1,867,735         34,588                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
        Virginia             23666        1,717,696         15,337                 Gas/Electricity/Cable
      Pennsylvania           19067        1,618,131         42,582                   Electricity/Cable
        Louisiana            70363        1,596,131         13,301                   Electricity/Cable
        New York             11226        1,558,919         21,652                   Electricity/Cable
        Colorado             80120        1,494,584         21,661                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
       California            91403        1,397,601         37,773                   Electricity/Cable
        Louisiana            70070        1,394,491         17,878                      Cable/Trash
          Ohio               45150        1,343,263         20,352                 Gas/Electricity/Cable
          Iowa               50009        1,339,362         13,952                   Electricity/Cable
      Pennsylvania           18073        1,295,572         28,165                         Cable
-------------------------------------------------------------------------------------------------------------------
        Minnesota            55109        1,262,397         35,067                         Cable
      South Dakota           57103        1,261,772         16,177                      Electricity
         Arizona             85016        1,246,636         25,972           Water/Gas/Electricity/Cable/Trash
          Ohio               44121        1,095,024         24,887                 Gas/Electricity/Cable
        Virginia             23606        1,051,373         26,284                   Electricity/Cable
-------------------------------------------------------------------------------------------------------------------
          Texas              75402         899,415          14,276                 Gas/Electricity/Cable
       Connecticut           06106         746,615          16,969                   Electricity/Cable
       Connecticut           06106         298,646           9,955                   Electricity/Cable
       Connecticut           06119         298,646          19,910                   Electricity/Cable

         STUDIOS                  1 BEDROOM                2 BEDROOM                 3 BEDROOM
         -------                  ---------                ---------                 ---------
              AVG RENT                  AVG RENT                 AVG RENT                 AVG RENT
 # UNITS     PER MO. ($)    # UNITS   PER MO. ($)    # UNITS   PER MO. ($)    # UNITS    PER MO. ($)
=======================================================================================================
    -             -            -           -            -           -            -            -
    -             -           104         897          76         1,130          -            -
    -             -           104         926          62         1,163          -            -
    -             -           152         642          152         765          128          979
    -             -            -           -           253         925          84          1,075
    -             -           276         635          116         740           -            -
    -             -           83          693          150         837          79           971
-------------------------------------------------------------------------------------------------------
    -             -           88          728          167         817          45          1,003
    -             -           52          725          128         833          88           951
    -             -           64          610          155         653          53           810
    8            473          96          562          188         654          80           845
    -             -            -           -            -           -            -            -
-------------------------------------------------------------------------------------------------------
    -             -           116         365          124         460           1           575
    24           325          80          410          104         500          24           580
    -             -            -           -            -           -            -            -
    -             -           164         405          148         480           -            -
    -             -           92          405           -           -            -            -
-------------------------------------------------------------------------------------------------------
    -             -           117         475          117         636           -            -
    -             -           144         664          64          845           -            -
    64           385          66          505          138         691           -            -
    -             -           48          615          72          700          24           865
    -             -           56          832          54         1,149          -            -
-------------------------------------------------------------------------------------------------------
    -             -           96          479          120         600           -            -
    -             -           48          425          252         491           -            -
    -             -            -           -           42         1,038         36          1,104
    -             -            -           -            -           -            -            -
    -             -           44          352          70          411           -            -
-------------------------------------------------------------------------------------------------------
    3            345          12          375          24          435          12           460
    -             -            -           -           36          445           -            -
    8            275          24          325          16          375           -            -
    -             -            3          435          29          468           -            -
    -             -           46          489          64          601          64           702
-------------------------------------------------------------------------------------------------------
    -             -           52         1,009         44         1,156          -            -
    -             -            -           -           20         1,765         10          2,710
    -             -           73          460          151         546           1           630
    -             -            2          490          112         662           -            -
    -             -           89          477          110         570           -            -
-------------------------------------------------------------------------------------------------------
    -             -            -           -            -           -           72          1,153
    6            395          49          475          96          570           -            -
    -             -           56          433          120         539           8           650
    -             -           28          508          90          598           -            -
    -             -           128         423          88          511           -            -
-------------------------------------------------------------------------------------------------------
    5           1,500          -           -           13         1,000         35          1,100
    -             -           36          611          78          714           6           788
    2            325          48          449          70          564           -            -
    -             -           24          440          203         530          163          600
    -             -           64          430          72          505          58           604
-------------------------------------------------------------------------------------------------------
    -             -           92          380          140         467          12           585
    21           302          52          595          20          725           -            -
    -             -            -           -           100         490          20           560
    -             -           44          428          112         568           -            -
    14           449          52          555          84          645           -            -
-------------------------------------------------------------------------------------------------------
    -             -           26          404          64          475          55           584
    37           425          125         500          11          634           1           685
    -             -            -           -            -           -            -            -
    -             -           29          633          19          644           -            -
    -             -           37          530          10          608           -            -
-------------------------------------------------------------------------------------------------------
    -             -           72          825          12         1,150          -            -
    46           395          72          495          22          605           -            -
    3            550          60          629           4          875           -            -
    -             -           44          410          108         495           -            -
    -             -           36          473          74          559           -            -
-------------------------------------------------------------------------------------------------------
    -             -           32          624          64          670           -            -
    -             -           16          435          70          485          43           535
    -             -           116         403           -           -            -            -
    48           269          96          324          24          429           -            -
    -             -            -           -            -           -            -            -
-------------------------------------------------------------------------------------------------------
    -             -           51          560          18          650           -            -
    -             -            9          450          24          600           -            -
    -             -           78          395          42          475           -            -
    8            350          112         425           6          550           -            -
    -             -            9          645          21          847          10          1,195
-------------------------------------------------------------------------------------------------------
    25           558          54          752          17          873           -            -
    -             -            -           -           14         1,268         10          1,425
    -             -           44          401          34          513           -            -
    3           1,191         15         1,432          2         2,082          -            -
    -             -           90          599           -           -            -            -
-------------------------------------------------------------------------------------------------------
    -             -           64          345          96          430           -            -
    -             -            -           -           88          480           -            -
    -             -           71          500           4          575           -            -
    18           298          92          391          30          489           -            -
    -             -           37          473          17          588           -            -
-------------------------------------------------------------------------------------------------------
    -             -           32          346          40          386          40           475
    -             -            4          565          34          820           -            -
    -             -           30          345          86          429           4           475
    4            453          53          471          15          513           -            -
    15           375          20          450          32          525           2           600
-------------------------------------------------------------------------------------------------------
    -             -           16          816          21          995           -            -
    -             -           22          364          30          525          26           625
    -             -           61          385           5          485           -            -
    -             -           12          421          72          496          12           593
    -             -           27          548          19          580           -            -
-------------------------------------------------------------------------------------------------------
    -             -            9          625          27          725           -            -
    -             -           40          350          38          450           -            -
    -             -           24          595          24          795           -            -
    -             -            -           -           44          454           -            -
    -             -            8          409           -           -           32           519
-------------------------------------------------------------------------------------------------------
    1            310          23          350          36          440           3           515
    -             -           34          519          10          675           -            -
    8            425          20          525           2          650           -            -
    -             -           15          582           -           -            -            -

        4 BEDROOM             NUMBER
        ---------
              AVG RENT          OF
 # UNITS     PER MO. ($)    ELEVATORS
========================================
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             8
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             2
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             1
    -             -             -
    -             -             -
    -             -             4
    -             -             -
----------------------------------------
    -             -             -
    -             -             3
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    8            700            -
    -             -             -
----------------------------------------
    -             -             -
    -             -             4
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             1
    -             -             -
----------------------------------------
    -             -             2
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             2
    -             -             1
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             1
    -             -             1
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             1
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             -
    -             -             -
    -             -             -
    -             -             -
----------------------------------------
    -             -             -
    -             -             1
    -             -             1
    -             -             -

                     DISTRIBUTION OF CUT-OFF DATE BALANCES




                                                               PERCENTAGE OF
                                 NUMBER OF                       AGGREGATE               CUT-OFF DATE BALANCE
RANGE OF CUT-OFF DATE             MORTGAGE     CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
BALANCES                           LOANS         BALANCE          BALANCE         MINIMUM       MAXIMUM       AVERAGE
------------------------------- ----------- ----------------- --------------- -------------- ------------- -------------
$298,646 - $999,999............       8      $    6,010,786          0.45%     $    298,646   $   996,263   $   751,348
1,000,000 - 1,999,999(1) ......      57          87,504,852          6.56         1,051,373     1,997,035     1,535,173
2,000,000 - 2,999,999(1) ......      41         103,789,798          7.78         2,000,323     2,996,074     2,531,458
3,000,000 - 3,999,999 .........      29         101,711,593          7.62         3,067,750     3,988,927     3,507,296
4,000,000 - 4,999,999(1) ......      23         102,203,557          7.66         4,063,040     4,961,608     4,443,633
5,000,000 - 5,999,999 .........      16          89,945,191          6.74         5,234,958     5,983,783     5,621,574
6,000,000 - 6,999,999 .........       9          58,650,629          4.40         6,094,686     6,989,442     6,516,737
7,000,000 - 7,999,999 .........       9          67,264,133          5.04         7,020,447     7,973,469     7,473,793
8,000,000 - 8,999,999 .........       6          52,037,839          3.90         8,087,993     8,994,747     8,672,973
9,000,000 - 9,999,999 .........       4          39,307,192          2.95         9,457,042     9,974,333     9,826,798
10,000,000 - 13,999,999 .......       5          60,346,815          4.52        10,064,340    13,490,340    12,069,363
14,000,000 - 16,999,999 .......       5          78,961,055          5.92        14,781,872    16,801,616    15,792,211
17,000,000 - 19,999,999 .......       5          89,609,574          6.72        17,337,349    18,488,292    17,921,915
20,000,000 - 24,999,999 .......       4          88,433,697          6.63        20,328,537    23,916,577    22,108,424
25,000,000 - 29,999,999 .......       2          51,095,401          3.83        25,500,000    25,595,401    25,547,700
30,000,000 - 39,999,999 .......       2          67,874,231          5.09        31,874,231    36,000,000    33,937,115
40,000,000 - 59,999,999 .......       1          58,566,075          4.39        58,566,075    58,566,075    58,566,075
60,000,000 - 68,211,566 .......       2         131,015,855          9.82        62,804,289    68,211,566    65,507,927
                                     --      --------------        ------
Total/Avg./Wtd. Avg./
 Min/Max ......................     228      $1,334,328,273        100.00%     $    298,646   $68,211,566   $ 5,852,317
                                    ===      ==============        ======



                                                                           WEIGHTED
                                                                            AVERAGE
                                 DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                                ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGE OF CUT-OFF DATE                                WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
BALANCES                         MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
------------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
$298,646 - $999,999............    1.33x     2.75x      1.69x     6.949%      115.2      40.17%      78.21%      57.94%
1,000,000 - 1,999,999(1) ......    1.01      3.40       1.59      6.725       135.9      36.23       93.38       67.12
2,000,000 - 2,999,999(1) ......    1.05      1.88       1.42      6.727       132.1      46.70       87.32       70.48
3,000,000 - 3,999,999 .........    1.00      3.00       1.45      6.955       141.4      39.85       79.76       67.25
4,000,000 - 4,999,999(1) ......    1.00      2.70       1.46      6.835       131.9      38.83       96.34       73.14
5,000,000 - 5,999,999 .........    1.06      3.88       1.59      6.739       115.6      42.33       79.84       69.13
6,000,000 - 6,999,999 .........    1.25      2.12       1.58      7.017       118.0      54.90       79.74       71.69
7,000,000 - 7,999,999 .........    1.17      1.60       1.36      6.787       117.6      54.92       79.95       69.87
8,000,000 - 8,999,999 .........    1.28      2.10       1.57      7.145       131.5      50.55       75.22       67.01
9,000,000 - 9,999,999 .........    1.25      1.89       1.47      7.003       116.7      67.45       79.79       76.32
10,000,000 - 13,999,999 .......    1.26      1.45       1.34      6.818       112.2      71.89       84.84       78.83
14,000,000 - 16,999,999 .......    1.18      1.98       1.42      7.143       134.0      49.87       79.44       71.80
17,000,000 - 19,999,999 .......    1.07      2.90       1.54      6.970       117.4      68.01       80.00       72.56
20,000,000 - 24,999,999 .......    1.26      1.33       1.30      7.255       120.0      72.47       79.72       75.05
25,000,000 - 29,999,999 .......    1.28      2.13       1.71      5.996       118.5      46.08       61.76       53.90
30,000,000 - 39,999,999 .......    1.43      1.89       1.67      7.357       145.3      46.75       66.40       55.98
40,000,000 - 59,999,999 .......    1.39      1.39       1.39      7.680       119.0      67.54       67.54       67.54
60,000,000 - 68,211,566 .......    1.24      1.31       1.28      7.382       118.0      72.23       74.96       73.65
Total/Avg./Wtd. Avg./
 Min/Max ......................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

                        DISTRIBUTION OF PROPERTY TYPES




                                                              PERCENTAGE OF
                                NUMBER OF                       AGGREGATE              CUT-OFF DATE BALANCE
                                MORTGAGED     CUT-OFF DATE     CUT-OFF DATE  -----------------------------------------
PROPERTY TYPE                  PROPERTIES       BALANCE          BALANCE        MINIMUM       MAXIMUM       AVERAGE
----------------------------- ------------ ----------------- --------------- ------------ -------------- -------------
Multifamily .................       95      $  426,139,670         31.94%     $  298,646   $ 22,452,347   $4,485,681
Office(1) ...................       45         378,717,021         28.38         658,472     68,211,566    8,415,934
Retail(1) ...................       46         214,764,532         16.10         584,573     58,566,075    4,668,794
Industrial ..................       21          71,462,831          5.36         488,199      7,768,752    3,402,992
Hospitality .................       12          57,217,962          4.29       1,689,811     10,064,340    4,768,164
Mobile Home Park ............       14          56,432,789          4.23       1,743,284      7,740,823    4,030,914
Skilled Nursing .............        9          35,730,526          2.68       1,397,368      8,748,282    3,970,058
Congregate Care .............        8          32,861,130          2.46       2,086,406      6,299,793    4,107,641
Assisted Living Facility             5          19,491,609          1.46       1,195,464      6,911,303    3,898,322
Mixed Use ...................        2          16,489,414          1.24       7,494,667      8,994,747    8,244,707
Other .......................        9          25,020,790          1.88         924,900      8,972,241    2,780,088
                                    --      --------------        ------
Total/Avg./Wtd. Avg./
 Min/Max ....................      266      $1,334,328,273        100.00%     $  298,646   $ 68,211,566   $5,016,272
                                   ===      ==============        ======



                                                                         WEIGHTED
                                                                          AVERAGE
                               DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                              ------------------------------   AVERAGE    TERM TO  -----------------------------------
                                                   WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
PROPERTY TYPE                  MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
----------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Multifamily .................    1.06x     2.02x      1.35x     6.758%      120.8      43.21%      80.00%      73.64%
Office(1) ...................    1.01      1.98       1.38      7.238       126.3      46.70       84.84       69.22
Retail(1) ...................    1.00      2.27       1.35      7.054       137.4      41.45       96.34       70.54
Industrial ..................    1.29      1.72       1.42      6.828       126.9      53.32       79.94       71.30
Hospitality .................    1.45      2.36       1.68      7.233       129.7      36.74       71.89       64.40
Mobile Home Park ............    1.37      2.70       1.96      6.272       121.0      38.83       75.79       54.16
Skilled Nursing .............    1.36      3.88       2.32      7.229       102.0      42.33       79.15       68.01
Congregate Care .............    1.14      3.00       2.45      7.332       121.0      51.08       79.74       69.32
Assisted Living Facility         1.18      1.68       1.24      7.056       119.0      70.32       79.44       78.52
Mixed Use ...................    1.40      1.58       1.50      7.309       119.0      50.55       74.95       61.64
Other .......................    1.00      3.40       1.95      6.831       145.4      36.23       74.34       54.00
Total/Avg./Wtd. Avg./
 Min/Max ....................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

------
(1) There are ten Credit Lease Loans in the pool of which some are included in this property type.

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                             PERCENTAGE OF
                              NUMBER OF                        AGGREGATE              CUT-OFF DATE BALANCE
                              MORTGAGED     CUT-OFF DATE      CUT-OFF DATE  -----------------------------------------
STATE                        PROPERTIES        BALANCE          BALANCE        MINIMUM       MAXIMUM       AVERAGE
--------------------------- ------------ ------------------ --------------- ------------ -------------- -------------
California(1) .............       39      $   294,724,360         22.09%     $  788,394   $ 68,211,566   $ 7,557,035
New York(1) ...............       27          166,708,740         12.49         658,472     58,566,075     6,174,398
Florida(1) ................       26          100,975,716          7.57         584,573     22,452,347     3,883,681
Texas(1) ..................       21           79,469,832          5.96         899,415      9,914,870     3,784,278
Michigan ..................       10           76,512,898          5.73       2,718,503     31,874,231     7,651,290
Nevada ....................        6           56,588,974          4.24       1,990,301     21,736,236     9,431,496
Georgia(1) ................       11           51,515,170          3.86         996,263     18,488,292     4,683,197
Washington ................       10           46,156,438          3.46       1,867,735     12,029,566     4,615,644
Connecticut ...............       10           40,497,082          3.04         298,646     23,916,577     4,049,708
Missouri ..................        5           39,847,166          2.99       3,760,489     18,475,855     7,969,433
Illinois ..................        9           35,961,570          2.70         693,902     12,400,000     3,995,730
Colorado ..................       11           32,157,060          2.41         488,199      7,583,176     2,923,369
Iowa ......................        8           30,532,846          2.29       1,339,362      6,139,117     3,816,606
Pennsylvania ..............        6           28,987,281          2.17       1,295,572     14,781,872     4,831,214
Oregon ....................        4           28,649,490          2.15       1,990,585     15,430,383     7,162,372
Arizona ...................        8           24,657,070          1.85       1,246,636      7,500,000     3,082,134
District of Columbia ......        4           20,435,721          1.53       1,792,786     10,064,340     5,108,930
New Jersey ................        7           20,122,031          1.51       1,195,690      5,377,609     2,874,576
Utah ......................        2           19,040,266          1.43       8,087,993     10,952,273     9,520,133
Louisiana .................        5           16,524,191          1.24       1,394,491      5,098,123     3,304,838
Ohio ......................        5           15,327,641          1.15       1,095,024      6,094,686     3,065,528
North Carolina ............        4           15,133,957          1.13       2,082,289      5,493,008     3,783,489
Virginia ..................        6           11,916,448          0.89       1,051,373      3,286,469     1,986,075
South Carolina ............        3           11,552,995          0.87       3,379,917      4,294,533     3,850,998
Nebraska ..................        2           10,529,860          0.79       2,556,391      7,973,469     5,264,930
Tennessee(1) ..............        3           10,456,661          0.78       1,914,666      6,541,673     3,485,554
New Mexico ................        2           10,362,854          0.78       2,989,003      7,373,851     5,181,427
Maryland ..................        2            9,138,985          0.68       2,639,598      6,499,387     4,569,493
Vermont ...................        1            8,972,241          0.67       8,972,241      8,972,241     8,972,241
Kentucky(1) ...............        1            4,961,608          0.37       4,961,608      4,961,608     4,961,608
Minnesota .................        2            4,602,931          0.34       1,262,397      3,340,534     2,301,465
South Dakota ..............        2            3,543,520          0.27       1,261,772      2,281,748     1,771,760
Mississippi ...............        1            2,877,645          0.22       2,877,645      2,877,645     2,877,645
Kansas ....................        1            2,391,268          0.18       2,391,268      2,391,268     2,391,268
Arkansas ..................        1            1,397,368          0.10       1,397,368      1,397,368     1,397,368
Idaho .....................        1            1,098,390          0.08       1,098,390      1,098,390     1,098,390
                                  --      ---------------        ------
Total/Avg./Wtd. Avg./
 Min/Max ..................      266      $ 1,334,328,273        100.00%     $  298,646   $ 68,211,566   $ 5,016,272
                                 ===      ===============        ======

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                       WEIGHTED
                                                                        AVERAGE
                             DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                            ------------------------------   AVERAGE    TERM TO  -----------------------------------
                                                 WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
STATE                        MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
--------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
California(1) .............    1.00x     2.02x      1.44x     7.014%      125.5      39.85%      80.00%      67.56%
New York(1) ...............    1.05      2.11       1.36      7.250       121.3      50.55       87.32       69.28
Florida(1) ................    1.19      2.84       1.44      7.076       124.0      38.83       77.84       70.67
Texas(1) ..................    1.04      3.00       2.09      7.162       118.0      56.93       79.95       70.49
Michigan ..................    1.30      2.13       1.49      6.940       144.2      46.08       79.95       68.70
Nevada ....................    1.07      2.13       1.44      6.927       119.3      46.08       73.01       64.78
Georgia(1) ................    1.05      3.40       1.50      6.799       121.1      36.23       93.38       74.00
Washington ................    1.14      1.50       1.28      6.513       115.3      59.08       79.63       72.62
Connecticut ...............    1.30      1.91       1.37      7.606       124.9      49.03       79.94       70.92
Missouri ..................    1.06      1.60       1.28      6.920       112.3      54.92       74.10       68.14
Illinois ..................    1.25      3.88       1.71      6.606       103.6      42.33       79.79       72.30
Colorado ..................    1.43      2.04       1.69      6.385       131.5      54.90       79.74       67.56
Iowa ......................    1.13      1.61       1.35      6.708       140.1      43.21       79.69       73.43
Pennsylvania ..............    1.25      1.50       1.33      7.082       151.4      67.06       79.76       75.05
Oregon ....................    1.20      2.11       1.30      7.263       127.0      61.06       78.57       74.24
Arizona ...................    1.28      1.64       1.43      6.791       114.5      59.34       77.23       68.85
District of Columbia ......    1.01      2.36       1.40      7.161       141.1      47.18       75.24       67.73
New Jersey ................    1.26      1.74       1.50      6.588       116.1      55.41       79.71       68.33
Utah ......................    1.33      1.36       1.34      6.606       146.9      72.21       79.89       76.63
Louisiana .................    1.21      1.57       1.30      6.985       123.9      56.71       78.43       71.90
Ohio ......................    1.27      1.63       1.47      7.044       158.5      68.17       77.64       71.73
North Carolina ............    1.30      1.67       1.45      6.937       119.3      65.07       79.90       75.27
Virginia ..................    1.26      1.94       1.47      6.892       137.3      36.74       79.89       66.21
South Carolina ............    1.29      1.36       1.33      7.321       116.1      73.48       79.15       75.43
Nebraska ..................    1.40      1.44       1.41      6.647       116.5      77.11       77.47       77.20
Tennessee(1) ..............    1.01      1.25       1.17      7.582       161.8      72.97       83.25       76.38
New Mexico ................    1.45      1.52       1.47      6.211       120.3      46.70       69.56       62.97
Maryland ..................    1.37      1.39       1.38      6.375       117.0      73.32       74.71       74.31
Vermont ...................    1.79      1.79       1.79      6.875       116.0      59.81       59.81       59.81
Kentucky(1) ...............    1.00      1.00       1.00      6.970       223.0      96.34       96.34       96.34
Minnesota .................    1.26      2.13       1.89      6.543       119.4      46.08       77.31       54.64
South Dakota ..............    1.44      1.62       1.50      6.481       116.4      70.10       71.87       71.24
Mississippi ...............    1.26      1.26       1.26      6.970       115.0      71.94       71.94       71.94
Kansas ....................    1.57      1.57       1.57      6.125       116.0      79.71       79.71       79.71
Arkansas ..................    1.61      1.61       1.61      7.840       118.0      63.52       63.52       63.52
Idaho .....................    2.27      2.27       2.27      6.800       178.0      41.45       41.45       41.45
Total/Avg./Wtd. Avg./
 Min/Max ..................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this state.

                     DISTRIBUTION OF UNDERWRITTEN NCF DSCR



                                                          PERCENTAGE OF
                            NUMBER OF                       AGGREGATE               CUT-OFF DATE BALANCE
RANGE OF                     MORTGAGE     CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
UNDERWRITTEN NCF DSCR         LOANS         BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
-------------------------- ----------- ----------------- --------------- ------------- -------------- -------------
1.00x - 1.09x(1) .........      12      $   50,283,589          3.77%     $1,079,717    $17,337,349    $ 4,190,299
1.10 - 1.19(1) ...........       7          39,875,231          2.99       1,340,277     16,801,616      5,696,462
1.20 - 1.24 ..............       5         107,303,597          8.04       3,572,621     62,804,289     21,460,719
1.25 - 1.29 ..............      31         217,742,938         16.32       1,095,024     25,500,000      7,023,966
1.30 - 1.34 ..............      35         256,348,567         19.21         904,665     68,211,566      7,324,245
1.35 - 1.39 ..............      25         144,733,192         10.85       1,246,636     58,566,075      5,789,328
1.40 - 1.49 ..............      35         170,044,675         12.74         899,415     31,874,231      4,858,419
1.50 - 1.59 ..............      31         100,879,314          7.56         298,646     15,990,246      3,254,171
1.60 - 1.79 ..............      18          66,115,785          4.95       1,195,464      8,972,241      3,673,099
1.80 - 1.89 ..............       7          61,236,066          4.59       1,713,294     36,000,000      8,748,009
1.90 - 2.19 ..............      10          73,881,594          5.54       1,397,601     25,595,401      7,388,159
2.20 - 4.99 ..............      12          45,883,726          3.44         996,263     17,788,077      3,823,644
                                --      --------------        ------
Total/Avg./Wtd. Avg./
 Min/Max .................     228      $1,334,328,273        100.00%     $  298,646    $68,211,566    $ 5,852,317
                               ===      ==============        ======



                                                                      WEIGHTED
                                                                       AVERAGE
                            DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                           ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGE OF                                        WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
UNDERWRITTEN NCF DSCR       MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
1.00x - 1.09x(1) .........    1.00x     1.09x      1.05x     6.933%      155.8      39.85%      96.34%      72.56%
1.10 - 1.19(1) ...........    1.11      1.19       1.17      6.879       131.8      67.94       84.56       76.13
1.20 - 1.24 ..............    1.20      1.24       1.23      7.090       118.8      56.71       78.57       72.28
1.25 - 1.29 ..............    1.25      1.29       1.27      6.903       123.2      43.21       84.84       74.57
1.30 - 1.34 ..............    1.30      1.34       1.32      7.196       121.7      51.54       79.95       74.42
1.35 - 1.39 ..............    1.35      1.39       1.38      7.092       125.2      53.32       79.89       70.59
1.40 - 1.49 ..............    1.40      1.49       1.43      6.884       129.0      57.51       79.89       71.79
1.50 - 1.59 ..............    1.50      1.59       1.53      6.996       140.9      46.70       79.71       66.94
1.60 - 1.79 ..............    1.60      1.79       1.67      6.669       119.3      54.04       79.71       66.01
1.80 - 1.89 ..............    1.82      1.89       1.88      7.241       125.2      46.75       67.45       52.81
1.90 - 2.19 ..............    1.91      2.13       2.07      6.596       122.6      36.74       78.76       54.88
2.20 - 4.99 ..............    2.20      3.88       2.96      6.849       107.0      36.23       71.86       56.69
Total/Avg./Wtd. Avg./
 Min/Max .................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

       DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS



                                                         PERCENTAGE OF
                           NUMBER OF                       AGGREGATE               CUT-OFF DATE BALANCE
RANGES OF CUT-OFF DATE      MORTGAGE     CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
LOAN-TO-VALUE RATIOS         LOANS         BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
------------------------- ----------- ----------------- --------------- ------------- -------------- -------------
30.1% - 50.0% ...........      18      $  109,347,944          8.19%     $   980,554   $36,000,000    $6,074,886
50.1 - 60.0 .............      25          89,378,208          6.70          298,646     8,994,747     3,575,128
60.1 - 65.0 .............      18          71,064,931          5.33          298,646    25,500,000     3,948,052
65.1 - 70.0 .............      33         236,371,680         17.71          904,665    58,566,075     7,162,778
70.1 - 75.0 .............      65         435,697,214         32.65        1,051,373    68,211,566     6,703,034
75.1 - 80.0(1) ..........      62         365,077,947         27.36          899,415    22,452,347     5,888,354
80.1 - 85.0(1) ..........       4          18,745,606          1.40        1,340,277    13,490,340     4,686,401
85.1 - 90.0(1) ..........       1           2,095,657          0.16        2,095,657     2,095,657     2,095,657
90.1 - 95.0(1) ..........       1           1,587,479          0.12        1,587,479     1,587,479     1,587,479
95.1 - 100.0(1) .........       1           4,961,608          0.37        4,961,608     4,961,608     4,961,608
                               --      --------------        ------
Total/Avg./Wtd. Avg./
 Min/Max ................     228      $1,334,328,273        100.00%     $   298,646   $68,211,566    $5,852,317
                              ===      ==============        ======



                                                                     WEIGHTED
                                                                      AVERAGE
                           DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                          ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGES OF CUT-OFF DATE                         WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
LOAN-TO-VALUE RATIOS       MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
30.1% - 50.0% ...........    1.00x     3.88x      2.13x     6.841%      119.5      36.23%      49.87%      45.59%
50.1 - 60.0 .............    1.21      2.11       1.64      6.966       127.3      50.55       59.81       55.73
60.1 - 65.0 .............    1.09      2.11       1.41      6.487       129.3      61.06       64.96       62.68
65.1 - 70.0 .............    1.07      3.00       1.55      7.064       129.6      65.07       69.95       67.66
70.1 - 75.0 .............    1.06      2.59       1.35      7.145       125.1      70.05       74.96       72.98
75.1 - 80.0(1) ..........    1.01      2.12       1.35      6.885       121.5      75.22       80.00       78.31
80.1 - 85.0(1) ..........    1.01      1.27       1.21      7.064       144.9      80.98       84.84       84.25
85.1 - 90.0(1) ..........    1.05      1.05       1.05      7.450       173.0      87.32       87.32       87.32
90.1 - 95.0(1) ..........    1.05      1.05       1.05      5.730       213.0      93.38       93.38       93.38
95.1 - 100.0(1) .........    1.00      1.00       1.00      6.970       223.0      96.34       96.34       96.34
Total/Avg./Wtd. Avg./
 Min/Max ................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

                        DISTRIBUTION OF MORTGAGE RATES




                                                           PERCENTAGE OF
                             NUMBER OF                       AGGREGATE               CUT-OFF DATE BALANCE
RANGE OF                      MORTGAGE     CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
MORTGAGE RATES                 LOANS         BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
--------------------------- ----------- ----------------- --------------- ------------- -------------- -------------
5.501% - 6.000%(1) ........      16      $   59,567,418          4.46%     $   996,263   $25,500,000    $ 3,722,964
6.001 - 6.250 .............      29         117,593,567          8.81        1,195,750    17,520,000      4,054,951
6.251 - 6.500(1) ..........      26         146,273,178         10.96        1,261,772    25,595,401      5,625,891
6.501 - 6.750(1) ..........      25         102,614,509          7.69        1,095,471    12,400,000      4,104,580
6.751 - 7.000(1) ..........      46         283,934,998         21.28        1,079,717    62,804,289      6,172,500
7.001 - 7.250 .............      42         199,032,064         14.92          298,646    18,475,855      4,738,859
7.251 - 7.500(1) ..........      25         181,890,306         13.63        1,339,362    22,452,347      7,275,612
7.501 - 7.750 .............       6         115,441,281          8.65        2,086,406    58,566,075     19,240,213
7.751 - 8.000(1) ..........       9         113,363,091          8.50        1,318,728    68,211,566     12,595,899
8.001 - 9.000 .............       4          14,617,861          1.10        2,239,683     6,094,686      3,654,465
                                 --      --------------        ------
Total/Avg./Wtd. Avg./
 Min/Max ..................     228      $1,334,328,273        100.00%     $   298,646   $68,211,566    $ 5,852,317
                                ===      ==============        ======



                                                                       WEIGHTED
                                                                        AVERAGE
                             DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                            ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGE OF                                         WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
MORTGAGE RATES               MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
--------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
5.501% - 6.000%(1) ........    1.05x     3.40x      1.58x     5.784%      124.3      36.23%      93.38%      62.76%
6.001 - 6.250 .............    1.27      2.36       1.57      6.163       127.6      36.91       80.00       69.04
6.251 - 6.500(1) ..........    1.06      2.70       1.56      6.377       124.2      38.83       84.56       67.34
6.501 - 6.750(1) ..........    1.19      3.88       1.55      6.643       124.5      42.33       79.74       71.22
6.751 - 7.000(1) ..........    1.00      3.00       1.37      6.929       132.8      36.74       96.34       71.40
7.001 - 7.250 .............    1.01      2.90       1.50      7.186       117.0      49.03       79.95       72.04
7.251 - 7.500(1) ..........    1.05      2.12       1.34      7.395       126.5      43.21       87.32       73.60
7.501 - 7.750 .............    1.00      1.89       1.55      7.673       122.4      39.85       79.74       59.72
7.751 - 8.000(1) ..........    1.01      2.59       1.36      7.819       126.3      57.81       83.25       73.44
8.001 - 9.000 .............    1.28      2.11       1.64      8.302       125.3      51.08       77.23       65.14
Total/Avg./Wtd. Avg./
 Min/Max ..................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

                      DISTRIBUTION OF AMORTIZATION TYPES




                                                           PERCENTAGE OF
                             NUMBER OF                       AGGREGATE               CUT-OFF DATE BALANCE
                              MORTGAGE     CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
AMORTIZATION TYPE              LOANS         BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
--------------------------- ----------- ----------------- --------------- ------------- -------------- -------------
Balloon(1) ................     191      $1,172,118,436         87.84%     $   298,646   $68,211,566    $6,136,746
Fully Amortizing(1) .......      19          52,622,910          3.94        1,079,717     4,623,727     2,769,627
Hyperamortizing ...........      18         109,586,927          8.21        1,689,811    25,595,401     6,088,163
                                ---      --------------        ------
Total/Avg./Wtd. Avg./
 Min/Max ..................     228      $1,334,328,273        100.00%     $   298,646   $68,211,566    $5,852,317
                                ===      ==============        ======



                                                                       WEIGHTED
                                                                        AVERAGE
                             DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                            ------------------------------   AVERAGE    TERM TO  -----------------------------------
                                                 WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
AMORTIZATION TYPE            MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
--------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Balloon(1) ................    1.00x     3.88x      1.44x     7.005%      123.2      36.23%      96.34%      70.83%
Fully Amortizing(1) .......    1.00      1.89       1.23      6.948       191.3      39.85       93.38       69.06
Hyperamortizing ...........    1.30      2.70       1.80      6.782       120.6      36.74       71.93       59.62
Total/Avg./Wtd. Avg./
 Min/Max ..................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this amortization type.

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS




                                                     PERCENTAGE OF
                        NUMBER OF                      AGGREGATE              CUT-OFF DATE BALANCE
RANGE OF REMAINING       MORTGAGE    CUT-OFF DATE     CUT-OFF DATE  -----------------------------------------
AMORTIZATION TERMS        LOANS         BALANCE         BALANCE        MINIMUM       MAXIMUM       AVERAGE
---------------------- ----------- ---------------- --------------- ------------- ------------- -------------
 85 - 120 ............       1      $    4,589,669         0.34%     $4,589,669    $ 4,589,669   $4,589,669
121 - 180(1) .........      12          35,717,679         2.68       1,340,277      5,859,905    2,976,473
181 - 240(1) .........      15          54,494,984         4.08       1,079,717     17,788,077    3,632,999
241 - 300(1) .........      49         194,139,610        14.55         904,665     16,801,616    3,962,033
301 - 360 ............     149       1,042,971,465        78.16         298,646     68,211,566    6,999,808
361 - 380 ............       2           2,414,867         0.18       1,096,140      1,318,728    1,207,434
                           ---      --------------       ------
Total/Avg./Wtd. Avg./
 Min/Max .............     228      $1,334,328,273       100.00%     $  298,646    $68,211,566   $5,852,317
                           ===      ==============       ======



                                                                  WEIGHTED
                                                                   AVERAGE
                        DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                       ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGE OF REMAINING                          WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
AMORTIZATION TERMS      MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
---------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
 85 - 120 ............    1.01x     1.01x      1.01x     7.250%      117.0      75.24%      75.24%      75.24%
121 - 180(1) .........    1.05      1.63       1.22      6.742       153.7      54.04       87.32       67.90
181 - 240(1) .........    1.00      3.00       2.01      7.167       162.4      39.85       93.38       67.10
241 - 300(1) .........    1.00      3.88       1.59      7.039       123.9      36.74       96.34       71.50
301 - 360 ............    1.07      3.40       1.42      6.972       123.1      36.23       84.84       69.74
361 - 380 ............    1.28      2.84       1.99      6.988       117.1      43.85       73.26       59.91
Total/Avg./Wtd. Avg./
 Min/Max .............    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

                  DISTRIBUTION OF ORIGINAL TERMS TO MATURITY




                                                         PERCENTAGE OF
                            NUMBER OF                      AGGREGATE               CUT-OFF DATE BALANCE
RANGES OF ORIGINAL           MORTGAGE    CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
TERMS TO MATURITY (MOS.)      LOANS         BALANCE         BALANCE        MINIMUM        MAXIMUM       AVERAGE
-------------------------- ----------- ---------------- --------------- ------------- -------------- -------------
 36 -  84 ................       3      $   25,267,656         1.89%     $5,859,905    $13,439,862    $8,422,552
101 - 120 ................     170       1,029,974,271        77.19         298,646     68,211,566     6,058,672
121 - 140 ................      12          89,721,881         6.72       1,689,811     25,595,401     7,476,823
141 - 180(1) .............      28         143,357,802        10.74       1,098,390     31,874,231     5,119,922
181 - 240(1) .............      15          46,006,664         3.45       1,079,717      8,087,993     3,067,111
                               ---      --------------       ------
Total/Avg./Wtd. Avg./
 Min/Max .................     228      $1,334,328,273       100.00%     $  298,646    $68,211,566    $5,852,317
                               ===      ==============       ======



                                                                      WEIGHTED
                                                                       AVERAGE
                            DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                           ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGES OF ORIGINAL                              WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
TERMS TO MATURITY (MOS.)    MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
 36 -  84 ................    1.06x     3.88x      1.92x     6.810%      68.3       42.33%      76.54%      67.08%
101 - 120 ................    1.01      3.40       1.45      7.004      117.0       36.23       84.84       70.64
121 - 140 ................    1.30      2.70       1.76      6.847      122.6       36.74       72.47       59.61
141 - 180(1) .............    1.05      2.27       1.40      7.010      167.3       41.45       87.32       69.97
181 - 240(1) .............    1.00      1.89       1.30      6.830      225.4       39.85       96.34       72.91
Total/Avg./Wtd. Avg./
 Min/Max .................    1.00x     3.88x      1.47x     6.985%     125.6       36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY




                                                     PERCENTAGE OF
                        NUMBER OF                      AGGREGATE               CUT-OFF DATE BALANCE
RANGES OF REMAINING      MORTGAGE    CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
TERMS TO MATURITY         LOANS         BALANCE         BALANCE        MINIMUM        MAXIMUM       AVERAGE
---------------------- ----------- ---------------- --------------- ------------- -------------- -------------
 36 - 84 .............       3      $   25,267,656         1.89%     $5,859,905    $13,439,862    $8,422,552
101 - 120 ............     173       1,039,401,129        77.90         298,646     68,211,566     6,008,099
121 - 140 ............      10          88,867,675         6.66       2,082,289     25,595,401     8,886,767
141 - 180(1) .........      27         134,785,150        10.10       1,098,390     31,874,231     4,992,043
181 - 240(1) .........      15          46,006,664         3.45       1,079,717      8,087,993     3,067,111
                           ---      --------------       ------
Total/Avg./Wtd. Avg./
 Min/Max .............     228      $1,334,328,273       100.00%     $  298,646    $68,211,566    $5,852,317
                           ===      ==============       ======



                                                                  WEIGHTED
                                                                   AVERAGE
                        DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                       ------------------------------   AVERAGE    TERM TO  -----------------------------------
RANGES OF REMAINING                         WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
TERMS TO MATURITY       MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
---------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
 36 - 84 .............    1.06x     3.88x      1.92x     6.810%      68.3       42.33%      76.54%      67.08%
101 - 120 ............    1.01      3.40       1.45      7.008      117.0       36.23       84.84       70.53
121 - 140 ............    1.28      2.70       1.71      6.822      125.1       38.83       73.27       61.03
141 - 180(1) .........    1.05      2.27       1.40      6.998      169.1       41.45       87.32       69.76
181 - 240(1) .........    1.00      1.89       1.30      6.830      225.4       39.85       96.34       72.91
Total/Avg./Wtd. Avg./
 Min/Max .............    1.00x     3.88x      1.47x     6.985%     125.6       36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool of which some are included in this range.

                     DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                         PERCENTAGE OF
                           NUMBER OF                       AGGREGATE               CUT-OFF DATE BALANCE
                            MORTGAGE     CUT-OFF DATE     CUT-OFF DATE  ------------------------------------------
PREPAYMENT PROVISION         LOANS         BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
------------------------- ----------- ----------------- --------------- ------------- -------------- -------------
Lockout/Defeasance(1)....     215      $1,279,221,650         95.87%     $   899,415   $68,211,566    $5,949,868
Lockout/Greater of YM
 or 1%(2) ...............      11          46,899,052          3.51          298,646    23,916,577     4,263,550
Lockout/Open ............       2           8,207,571          0.62        2,239,683     5,967,889     4,103,786
                              ---      --------------        ======
Total/Avg./Wtd. Avg./
 Min/Max ................     228      $1,334,328,273        100.00%     $   298,646   $68,211,566    $5,852,317
                              ===      ==============        ======



                                                                     WEIGHTED
                                                                      AVERAGE
                           DEBT SERVICE COVERAGE RATIO    WEIGHTED   REMAINING  CUT-OFF DATE LOAN TO VALUE RATIO
                          ------------------------------   AVERAGE    TERM TO  -----------------------------------
                                               WEIGHTED   MORTGAGE   MATURITY                            WEIGHTED
PREPAYMENT PROVISION       MINIMUM   MAXIMUM    AVERAGE     RATE       (MOS)     MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Lockout/Defeasance(1)....    1.00x     3.40x      1.46x     6.962%      126.3      36.23%      96.34%      70.01%
Lockout/Greater of YM
 or 1%(2) ...............    1.30      1.54       1.36      7.588       120.2      49.03       72.47       68.42
Lockout/Open ............    1.28      3.88       3.17      7.041        54.3      42.33       77.23       51.85
Total/Avg./Wtd. Avg./
 Min/Max ................    1.00x     3.88x      1.47x     6.985%      125.6      36.23%      96.34%      69.84%

-------
(1) There are ten Credit Lease Loans in the pool included in this type of prepayment provision.

(2) Includes 7 loans with the provision "(Greater of YM or 1%) + (25% on the loan balance)."

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM/DEFEASANCE
         PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE



                              FEB-99          FEB-00          FEB-01          FEB-02
                         --------------- --------------- --------------- ---------------
 Locked out ............        96.49%          96.48%          21.58%           4.09%
 Defeasance ............        0.00            0.00           74.89           92.19
 Yield Maintenance .....        3.51            3.52            3.53            3.55
------------------------   ----------      ----------      ----------      ----------
 Subtotal ..............       100.00%         100.00%         100.00%          99.83%
 No Penalty ............         0.00%           0.00%           0.00%           0.17%
 Total .................       100.00%         100.00%         100.00%         100.00%
 Aggregate Balance
  ($1MM)................   $ 1,334.33      $ 1,318.35      $ 1,301.18      $ 1,276.33
 % of Initial Pool
  Balance ..............       100.00%          98.80%          97.52%          95.65%



                              FEB-03          FEB-04          FEB-05          FEB-06          FEB-07         FEB-08
                         --------------- --------------- --------------- --------------- --------------- --------------
 Locked out ............         0.28%           0.00%           0.00%           0.00%           0.00%           0.00%
 Defeasance ............       95.99           96.01           94.97           95.94           95.93           92.19
 Yield Maintenance .....        3.56            3.57            3.58            3.64            3.65            2.71
-------------------------  ----------      ----------      ----------      ----------      ----------      ----------
 Subtotal ..............        99.83%          99.58%          98.55%          99.58%          99.59%          94.90%
 No Penalty ............         0.17%           0.42%           1.45%           0.42%           0.41%           5.10%
 Total .................       100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
 Aggregate Balance
  ($1MM)................   $ 1,255.84      $ 1,233.78      $ 1,209.99      $ 1,169.12      $ 1,142.23      $ 1,109.16
 % of Initial Pool
  Balance ..............        94.12%          92.46%          90.68%          87.62%          85.60%          83.12%


                             FEB-09        FEB-10        FEB-11        FEB-12
                         ------------- ------------- ------------- -------------
 Locked Out ............       0.00%         0.00%         0.00%         0.00%
 Defeasance ............     67.95         98.37         98.00         98.07
 Yield Maintenance .....      9.93          0.00          0.00          0.00
------------------------   --------      --------      --------       -------
 Subtotal ..............      77.87%        98.37%        98.00%        98.07%
 No Penalty ............      22.13%         1.63%         2.00%         1.93%
 Total .................     100.00%       100.00%       100.00%       100.00%
 Aggregate Balance
  ($1MM)................   $ 209.74      $ 135.43      $ 101.80      $ 95.22
 % of Initial Pool
  Balance ..............      15.72%        10.15%         7.63%         7.14%



                             FEB-13        FEB-14        FEB-15        FEB-16        FEB-17       FEB-18
                         ------------- ------------- ------------- ------------- ------------- ------------
 Locked Out ............       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
 Defeasance ............     96.33         94.21         92.81         93.50         94.59         77.42
 Yield Maintenance .....      0.00          0.00          0.00          0.00          0.00          0.00
-------------------------   -------       -------       -------       -------       -------       -------
 Subtotal ..............      96.33%        94.21%        92.81%        93.50%        94.59%        77.42%
 No Penalty ............       3.67%         5.79%         7.19%         6.50%         5.41%        22.58%
 Total .................     100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
 Aggregate Balance
  ($1MM)................   $ 88.56       $ 24.24       $ 16.13       $ 13.78       $ 11.30       $  6.75
 % of Initial Pool
  Balance ..............       6.64%         1.82%         1.21%         1.03%         0.85%         0.51%

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999

                                                                        ANNEX B

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS




                     STATEMENT SECTIONS                         PAGE(S)
------------------------------------------------------------   ---------
  Certificate Distribution Detail                                  2
  Certificate Factor Detail                                        3
  Reconciliation Detail                                            4
  Other Required Information                                       5
  Ratings Detail                                                   6
  Current Mortgage Loan and Property Stratification Tables      7 -- 9
  Mortgage Loan Detail                                            10
  Principal Prepayment Detail                                     11
  Historical Detail                                               12
  Delinquency Loan Detail                                         13
  Specially Serviced Loan Detail                               14 -- 15
  Modified Loan Detail                                            16
  Liquidated Loan Detail                                          17



      UNDERWRITER                       SERVICER                               SPECIAL SERVICER
     -------------                     ----------                             ------------------
 Goldman, Sachs & Co.           GMAC Commercial Mortgage Corporation        GMAC Commercial Mortgage Corporation
 85 Broad Street                650 Dresher Road                            650 Dresher Road
                                Horsham, PA 10944-8015                      Horsham, PA 10944-8015
 New York, New York 10004

 Contact:                       Contact:     Coral I. Horstmeyer            Contact:
 Phone Number:                  Phone Number: (215) 328-1790                Phone Number:

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                        CERTIFICATE DISTRIBUTION DETAIL




                  PASS-THROUGH   ORIGINAL   BEGINNING     PRINCIPAL
  CLASS   CUSIP       RATE        BALANCE    BALANCE    DISTRIBUTION
-------- ------- -------------- ---------- ----------- --------------
A-1              0.000000%          0.00        0.00         0.00
A-2              0.000000%          0.00        0.00         0.00
B                0.000000%          0.00        0.00         0.00
C                0.000000%          0.00        0.00         0.00
D                0.000000%          0.00        0.00         0.00
E                0.000000%          0.00        0.00         0.00
F                0.000000%          0.00        0.00         0.00
G                0.000000%          0.00        0.00         0.00
H                0.000000%          0.00        0.00         0.00
J                0.000000%          0.00        0.00         0.00
K                0.000000%          0.00        0.00         0.00
L                0.000000%          0.00        0.00         0.00
M                0.000000%          0.00        0.00         0.00
N                0.000000%          0.00        0.00         0.00
R-I              0.000000%          0.00        0.00         0.00
R-II             0.000000%          0.00        0.00         0.00
R-III            0.000000%          0.00        0.00         0.00
                 --------           ----        ----         ----
Totals                              0.00        0.00         0.00



                                       REALIZED LOSS/                                CURRENT
            INTEREST     PREPAYMENT   ADDITIONAL TRUST       TOTAL       ENDING   SUBORDINATION
  CLASS   DISTRIBUTION    PENALTIES     FUND EXPENSES    DISTRIBUTION   BALANCE     LEVEL (1)
-------- -------------- ------------ ------------------ -------------- --------- --------------
A-1            0.00          0.00            0.00             0.00         0.00  0.00%
A-2            0.00          0.00            0.00             0.00         0.00  0.00%
B              0.00          0.00            0.00             0.00         0.00  0.00%
C              0.00          0.00            0.00             0.00         0.00  0.00%
D              0.00          0.00            0.00             0.00         0.00  0.00%
E              0.00          0.00            0.00             0.00         0.00  0.00%
F              0.00          0.00            0.00             0.00         0.00  0.00%
G              0.00          0.00            0.00             0.00         0.00  0.00%
H              0.00          0.00            0.00             0.00         0.00  0.00%
J              0.00          0.00            0.00             0.00         0.00  0.00%
K              0.00          0.00            0.00             0.00         0.00  0.00%
L              0.00          0.00            0.00             0.00         0.00  0.00%
M              0.00          0.00            0.00             0.00         0.00  0.00%
N              0.00          0.00            0.00             0.00         0.00  0.00%
R-I            0.00          0.00            0.00             0.00         0.00  0.00%
R-II           0.00          0.00            0.00             0.00         0.00  0.00%
R-III          0.00          0.00            0.00             0.00         0.00  0.00%
               ----          ----            ----             ----         ----  ----
Totals         0.00          0.00            0.00             0.00         0.00


                                ORIGINAL   BEGINNING                                               ENDING
                 PASS-THROUGH   NOTIONAL    NOTIONAL     INTEREST     PREPAYMENT       TOTAL      NOTIONAL
 CLASS   CUSIP       RATE        AMOUNT      AMOUNT    DISTRIBUTION    PENALTIES   DISTRIBUTION    AMOUNT
------- ------- -------------- ---------- ----------- -------------- ------------ -------------- ---------
    X               0.000000%      0.00        0.00         0.00          0.00          0.00         0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                           CERTIFICATE FACTOR DETAIL


                                                                                            REALIZED LOSS /
                       BEGINNING         PRINCIPAL        INTEREST         PREPAYMENT      ADDITIONAL TRUST         ENDING
 CLASS     CUSIP        BALANCE        DISTRIBUTION     DISTRIBUTION       PENALTIES         FUND EXPENSES         BALANCE
  A-1                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
  A-2                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    B                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    C                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    D                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    E                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    F                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    G                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    H                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    J                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    K                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    L                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    M                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
    N                   0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
   R-I                  0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
  R-II                  0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000
 R-III                  0.00000000       0.00000000       0.00000000        0.00000000         0.00000000          0.00000000


                       BEGINNING                                              ENDING
                        NOTIONAL         INTEREST         PREPAYMENT         NOTIONAL
 CLASS     CUSIP         AMOUNT        DISTRIBUTION       PENALTIES           AMOUNT
    X                   0.00000000       0.00000000        0.00000000        0.00000000

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                             RECONCILIATION DETAIL

              ADVANCE SUMMARY
P&I Advances Outstanding                         0.00
Servicing Advances Outstanding                   0.00
Reimbursement for Interest on P&I
  Advances paid from general collections         0.00
Reimbursement for Interest on Servicing
  Advances paid from general collections         0.00

            MASTER SERVICING FEE SUMMARY
Current Period Accrued Master Servicing Fees              0.00
Less Master Servicing Fees on Delinquent Payments         0.00
Less Reductions to Master Servicing Fees                  0.00
Plus Master Servicing Fees for Delinquent Payments
  Received                                                0.00
Plus Adjustments for Prior Master Servicing
  Calculation                                             0.00
Total Master Servicing Fees Collected                     0.00

           ACCRUED        NET AGGREGATE     DISTRIBUTABLE    CERTIFICATE
         CERTIFICATE       PREPAYMENT        CERTIFICATE       INTEREST
 CLASS     INTEREST    INTEREST SHORTFALL      INTEREST       ADJUSTMENT
------- ------------- -------------------- ---------------   ------------
X             0.00             0.00               0.00           0.00
A-1           0.00             0.00               0.00           0.00
A-2           0.00             0.00               0.00           0.00
B             0.00             0.00               0.00           0.00
C             0.00             0.00               0.00           0.00
D             0.00             0.00               0.00           0.00
E             0.00             0.00               0.00           0.00
F             0.00             0.00               0.00           0.00
G             0.00             0.00               0.00           0.00
H             0.00             0.00               0.00           0.00
J             0.00             0.00               0.00           0.00
K             0.00             0.00               0.00           0.00
L             0.00             0.00               0.00           0.00
M             0.00             0.00               0.00           0.00
=====         ====             ====               ====           ====
Total         0.00             0.00               0.00           0.00
=====         ====             ====               ====           ====

         ADDITIONAL                                  TOTAL            UNPAID
         TRUST FUND     INTEREST      EXCESS       INTEREST       DISTRIBUTABLE
 CLASS    EXPENSES    DISTRIBUTION   INTEREST   DISTRTIBUTION)   CERTIFICATE INT.
------- ------------ -------------- ---------- ---------------- -----------------
X            0.00          0.00         0.00          0.00              0.00
A-1          0.00          0.00         0.00          0.00              0.00
A-2          0.00          0.00         0.00          0.00              0.00
B            0.00          0.00         0.00          0.00              0.00
C            0.00          0.00         0.00          0.00              0.00
D            0.00          0.00         0.00          0.00              0.00
E            0.00          0.00         0.00          0.00              0.00
F            0.00          0.00         0.00          0.00              0.00
G            0.00          0.00         0.00          0.00              0.00
H            0.00          0.00         0.00          0.00              0.00
J            0.00          0.00         0.00          0.00              0.00
K            0.00          0.00         0.00          0.00              0.00
L            0.00          0.00         0.00          0.00              0.00
M            0.00          0.00         0.00          0.00              0.00
=====        ====          ====         ====          ====              ====
Total        0.00          0.00         0.00          0.00              0.00
=====        ====          ====         ====          ====              ====

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                           OTHER REQUIRED INFORMATION





Available Distribution Amount                                         0.00




Aggregate Number of Outstanding Loans                                    0
Aggregate Stated Principal Balance of Loans before Distributions      0.00
Aggregate Stated Principal Balance of Loans after Distributions       0.00
Percentage of Cut-off Date Principal Balance after Distributions      0.00%
Aggregate Amount of Servicing Fee                                     0.00
Aggregate Amount of Special Servicing Fee                             0.00
Aggregate Amount of Trustee Fee                                       0.00
Aggregate Additional Trust Fund Expenses                              0.00


           APPRAISAL REDUCTIONS
                Appraisal         Date Appraisal
  Loan          Reduction           Reduction
 Number         Effected             Effected

                  NONE







 Total

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                                 RATINGS DETAIL


                            ORIGINAL RATINGS                    CURRENT RATINGS (1)
                   -----------------------------------   ----------------------------------
 CLASS     CUSIP    DCR     FITCH     MOODY'S     S&P     DCR     FITCH     MOODY'S     S&P
-------   ------   -----   -------   ---------   -----   -----   -------   ---------   ----
X
A-1
A-2
B
C
D
E
F
G
H
J
K
L
M
N

NR - Designates that the class was not rated by the above agency at the time of original issuance.

 X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A -  Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating
Services
26 Broadway
New York, New York 10004
(212) 208-8000

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                        SCHEDULED BALANCE
                                 % OF
 SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
  BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG. DSCR (1)
----------- ------- ----------- ------ ----- ----- --------------

Totals



                          STATE (3)
                              % OF
          # OF    SCHEDULED   AGG.   WAM           WEIGHTED
 STATE   PROPS.    BALANCE     BAL   (2)   WAC   AVG DSCR (1)
------- -------- ----------- ------ ----- ----- -------------

Totals

See footnotes on last page of this section.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                       DEBT SERVICE COVERAGE RATIO

                                      % OF
  DEBT SERVICE     # OF   SCHEDULED   AGG.     WAM             WEIGHTED
 COVERAGE RATIO   LOANS    BALANCE    BAL.     (2)     WAC   AVG DSCR (1)

      Totals

                                           PROPERTY TYPE (3)

                                % OF
PROPERTY    # OF    SCHEDULED   AGG.     WAM             WEIGHTED
  TYPE     PROPS.    BALANCE    BAL.     (2)     WAC   AVG DSCR (1)

      Totals

                                              NOTE RATE

                                    % OF
       NOTE       # OF    SCHEDULED  AGG.   WAM               WEIGHTED
       RATE      LOANS     BALANCE   BAL.    (2)       WAC  AVG DSCR (1)

      Totals


                                              SEASONING

                                       % OF
                   # OF     SCHEDULED  AGG.   WAM               WEIGHTED
       SEASONING   LOANS     BALANCE   BAL.    (2)       WAC  AVG DSCR (1)

      Totals

See footnotes on last page of this section.

COPYRIGHT 1997, NORWEST BANK MINNESOTA, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                   % OF
 ANTICIPATED REMAINING      # OF     SCHEDULED     AGG.     WAM               WEIGHTED
        TERM (2)           LOANS      BALANCE      BAL.     (2)     WAC     AVG DSCR (1)

         Totals


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                              % OF
 REMAINING STATED      # OF     SCHEDULED     AGG.     WAM               WEIGHTED
       TERM           LOANS      BALANCE      BAL.     (2)     WAC     AVG DSCR (1)

      Totals


              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                    % OF
 REMAINING AMORTIZATION      # OF     SCHEDULED     AGG.     WAM               WEIGHTED
          TERM              LOANS      BALANCE      BAL.     (2)     WAC     AVG DSCR (1)

          Totals


                             AGE OF MOST RECENT NOI

                                         % OF
 AGE OF MOST      # OF     SCHEDULED     AGG.     WAM               WEIGHTED
  RECENT NOI     LOANS      BALANCE      BAL.     (2)     WAC     AVG DSCR (1)

   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering documents is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                              MORTGAGE LOAN DETAIL

                                                                           ANTICIPATED
  LOAN           PROPERTY                  INTEREST   PRINCIPAL    GROSS    REPAYMENT
 NUMBER   ODCR    TYPE(1)   CITY   STATE    PAYMENT    PAYMENT    COUPON       DATE
-------- ------ ---------- ------ ------- ---------- ----------- -------- -------------

Totals



                      NEG.   BEGINNING     ENDING    PAID   APPRAISAL   APPRAISAL    RES.    MOD.
  LOAN    MATURITY   AMORT   SCHEDULED   SCHEDULED   THRU   REDUCTION   REDUCTION   STRAT.   CODE.
 NUMBER     DATE     (Y/N)    BALANCE     BALANCE    DATE      DATE       AMOUNT      (2)     (3)
-------- ---------- ------- ----------- ----------- ------ ----------- ----------- -------- ------

Totals


  (1) Property Type Code                                       (2) Resolution Strategy Code
---------------------------------------------------          --------------------------------

  MF   -- Multi-Family       OF   -- Office          1   -- Modification     7  -- REO
  RT   -- Retail             MU   -- Mixed Use       2   -- Foreclosure      8  -- Resolved
  HC   -- Health Care        LO   -- Lodging         3   -- Bankruptcy       9  -- Pending Return to Master Servicer
  IN   -- Industrial         SS   -- Self Storage    4   -- Extension       10  -- Deed In Lieu Of Foreclosure
  WH   -- Warehouse          OT   -- Other           5   -- Note Sale
  MH   -- Mobile Home Park                           6   -- DPO


        (3) Modification Code
   --------------------------------
    1   -- Maturity Date Extention
    2   -- Amortization Change
    3   -- Principal Write-Off
    4   -- Combination

Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                          PRINCIPAL PREPAYMENT DETAIL

                                     PRINCIPAL PREPAYMENT AMOUNT                   PREPAYMENT PENALTIES
               OFFERING DOCUMENT ------------------------------------ -----------------------------------------------
 LOAN NUMBER    CROSS-REFERENCE   PAYOFF AMOUNT   CURTAILMENT AMOUNT   PREPAYMENT PREMIUM   YIELD MAINTENANCE PREMIUM
------------- ------------------ --------------- -------------------- -------------------- --------------------------




  Totals

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                               HISTORICAL DETAIL

                                               DELINQUENCIES
------------------------------------------------------------------------------------------------------------
 DISTRIBUTION    30-59 DAYS     60-89 DAYS    90 DAYS OR MORE    FORECLOSURE        REO       MODIFICATIONS
     DATE       #    BALANCE   #    BALANCE     #    BALANCE    #    BALANCE   #    BALANCE    #    BALANCE
-------------- -------------- -------------- ----------------- -------------- -------------- ---------------



                       PREPAYMENTS            RATE AND MATURITIES
               ---------------------------- ------------------------
 DISTRIBUTION   CURTAILMENTS      PAYOFF     NEXT WEIGHTED AVG.
     DATE        #    AMOUNT   #    AMOUNT     COUPON  REMIT     WAM
-------------- -------------- ------------- ------------------- ----


Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

COPYRIGHT 1997, NORWEST BANK MINNESOTA, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999



                            DELINQUENCY LOAN DETAIL

              OFFERING        # OF                    CURRENT   OUTSTANDING   STATUS OF
  LOAN        DOCUMENT       MONTHS   PAID THROUGH     P & I       P & I       MORTGAGE
 NUMBER   CROSS-REFERENCE   DELINQ.       DATE       ADVANCES    ADVANCES**    LOAN (1)

Totals




          RESOLUTION                                  CURRENT    OUTSTANDING
  LOAN     STRATEGY      SERVICING     FORECLOSURE   SERVICING    SERVICING                     REO
 NUMBER    CODE (2)    TRANSFER DATE       DATE       ADVANCES    ADVANCES    BANKRUPTCY DATE   DATE

Totals



      (1) Status of Mortgage Loan                                                 (2) Resolution Strategy Code
A -- Payment Not Received But     2 -- Two Months Delinquent                 1 -- Modification      7 -- REO
     Still in Grace Period        3 -- Three Or More Months Delinquent       2 -- Foreclosure       8 -- Resolved
                                                                             3 -- Bankruptcy        9 -- Pending Return to
B -- Late Payment But Less        4 -- Assumed Scheduled Payment             4 -- Extension              master servicer.
     Than 1 Month Delinquent     (Performing Matured Balloon)                5 -- Note Sale        10 -- Deed in Lieu Of
                                                                             6 -- DPO                    Foreclosure
0 -- Current                      7 -- Foreclosure
1 -- One Month Delinquent         9 -- REO

**Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                             OFFERING      SERVICING   RESOLUTION
 DISTRIBUTION    LOAN        DOCUMENT       TRANSFER    STRATEGY    SCHEDULED   PROPERTY
     DATE       NUMBER   CROSS-REFERENCE      DATE      CODE (1)     BALANCE    TYPE (2)
-------------- -------- ----------------- ----------- ------------ ----------- ----------



                                                NET                                       REMAINING
 DISTRIBUTION           INTEREST    ACTUAL   OPERATING    NOI          NOTE   MATURITY   AMORTIZATION
     DATE       STATE     RATE     BALANCE     INCOME    DATE   DSCR   DATE     DATE         TERM
-------------- ------- ---------- --------- ----------- ------ ------ ------ ---------- -------------





     (1) RESOLUTION STRATEGY CODE                                       (2) PROPERTY TYPE CODE

1 -- Modification       7 -- REO                               MF -- Multi-Family          OF -- Office
2 -- Foreclosure        8 -- Resolved                          RT -- Retail                MU -- Mixed Use
3 -- Bankruptcy         9 -- Pending Return to Master          HC -- Health Care           LO -- Lodging
4 -- Extension               Servicer                          IN -- Industrial            SS -- Self Storage
5 -- Note Sale         10 -- Deed in Lieu Of                   WH -- Warehouse             OT -- Other
6 -- DPO                     Foreclosure                       MH -- Mobile Home Park


Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                             OFFERING      RESOLUTION      SITE
 DISTRIBUTION    LOAN        DOCUMENT       STRATEGY    INSPECTION
     DATE       NUMBER   CROSS-REFERENCE    CODE (1)       DATE
-------------- -------- ----------------- ------------ ------------



 DISTRIBUTION                  APPRAISAL   APPRAISAL       OTHER REO
     DATE       PHASE 1 DATE      DATE       VALUE     PROPERTY REVENUE   COMMENT
-------------- -------------- ----------- ----------- ------------------ --------




                          (1) Resolution Strategy Code

                       1 - Modification        7 - REO
                       2 - Foreclosure         8 - Resolved
                       3 - Bankruptcy          9 - Pending Return
                       4 - Extension               to Master Servicer
                       5 - Note Sale          10 - Deed In Lieu Of
                       6 - DPO                     Foreclosure

Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999


                              MODIFIED LOAN DETAIL

                OFFERING
  LOAN          DOCUMENT        PRE-MODIFICATION
 NUMBER     CROSS-REFERENCE         BALANCE         MODIFICATION DATE     MODIFICATION DESCRIPTION
--------   -----------------   -----------------   -------------------   -------------------------

 Total

Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
                                                  LESLIE GASKILL
    [NORWEST BANKS LOGO]                          (212) 515-5254
 NORWEST BANK MINNESOTA, N.A.          REPORTS AVAILABLE ON THE WORLD WIDE WEB
   CORPORATE TRUST SERVICES                    @WWW.CTSLINK.COM/CMBS
 3 NEW YORK PLAZA, 15TH FLOOR               PAYMENT DATE:    03/15/1999
      NEW YORK, NY 10004                    RECORD DATE:     02/26/1999



                             LIQUIDATED LOAN DETAIL

                   FINAL RECOVERY       OFFERING
       LOAN         DETERMINATION       DOCUMENT      APPRAISAL   APPRAISAL    ACTUAL     GROSS
      NUMBER            DATE        CROSS-REFERENCE      DATE       VALUE     BALANCE   PROCEEDS
      ------       --------------   ---------------   ---------   ---------   -------   --------
Current Total
Cumulative Total



                   GROSS PROCEEDS    AGGREGATE        NET        NET PROCEEDS               REPURCHASED
       LOAN           AS A % OF     LIQUIDATION   LIQUIDATION      AS A % OF     REALIZED    BY SELLER
      NUMBER       ACTUAL BALANCE    EXPENSES*      PROCEEDS    ACTUAL BALANCE     LOSS        (Y/N)
      ------       --------------   -----------   -----------   --------------   --------   -----------
Current Total
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 1997, Norwest Bank Minnesota, N.A.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
                         DELINQUENT LOAN STATUS REPORT
                                  AS OF_______

             SHORT NAME                                         PAID   SCHEDULED    TOTAL P&I
 PROSPEC-       (WHEN      PROPERTY                  SQ FT OR   THRU      LOAN     ADVANCES TO
  TUS ID    APPROPRIATE)     TYPE     CITY   STATE     UNITS    DATE    BALANCE        DATE
---------- -------------- ---------- ------ ------- ---------- ------ ----------- -------------
90 + DAYS DELINQUENT

60 DAYS DELINQUENT

30 DAYS DELINQUENT

CURRENT & AT SPECIAL
SERVICER



                            OTHER
               TOTAL      ADVANCES              CURRENT    CURRENT               LTM                 ***CAP    VALUE USING
 PROSPEC-   EXPENSES TO   (TAXES &     TOTAL    MONTHLY   INTEREST   MATURITY    NOI   LTM    LTM     RATE      NOI & CAP
  TUS ID        DATE       ESCROW)   EXPOSURE     P&I       RATE       DATE     DATE   NOI   DSCR   ASSIGNED      RATE
---------- ------------- ---------- ---------- --------- ---------- ---------- ------ ----- ------ ---------- ------------
90 + DAYS DELINQUENT

60 DAYS DELINQUENT

30 DAYS DELINQUENT

CURRENT & AT SPECIAL
SERVICER

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP
      - Payment Plan). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

***   How to determine the cap rate is agreed upon by Underwriter and servicers
      - to be provided by a third party.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
                         DELINQUENT LOAN STATUS REPORT
                                 AS OF________




             APPRAISAL                                 TOTAL
               BPO OR     LOSS USING                 APPRAISAL                 SHORT NAME
 VALUATION    INTERNAL   90% APPR. OR    ESTIMATED   REDUCTION   PROSPECTUS       (WHEN
    DATE      VALUE**       BPO (F)     RECOVERY %    REALIZED       ID       APPROPRIATE)
----------- ----------- -------------- ------------ ----------- ------------ --------------



                                                                FCL    EXPECTED
 VALUATION   PROPERTY                  TRANSFER   RESOLUTION   START   FCL SALE    WORKOUT
    DATE       TYPE     CITY   STATE     DATE        DATE       DATE     DATE     STRATEGY   COMMENTS
----------- ---------- ------ ------- ---------- ------------ ------- ---------- ---------- ---------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
                      HISTORICAL LOAN MODIFICATION REPORT
                                 AS OF________




                                                     BALANCE
                                                      WHEN     BALANCE AT THE
                                  MOD/               SENT TO   EFFECTIVE DATE
 PROSPECTUS                    EXTENSION   EFFECT    SPECIAL         OF
     ID         CITY   STATE      FLAG      DATE    SERVICER   REHABILITATION
------------   ------ ------- ----------- -------- ---------- ----------------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.

TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                        # OF LOANS               $ BALANCE
MODIFICATIONS:

MATURITY DATE EXTENSIONS:

TOTAL:




                                                                           TOTAL #
                                                                             MTHS
                       # MTHS                                                FOR
 PROSPECTUS     OLD   FOR RATE    NEW   OLD   NEW       OLD        NEW      CHANGE
     ID        RATE    CHANGE    RATE   P&I   P&I    MATURITY   MATURITY    OF MOD
------------  ------ ---------- ------ ----- -----  ---------- ---------- ---------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.

TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:

MODIFICATIONS:

MATURITY DATE EXTENSIONS:

TOTAL:



                              (2) EST.
                               FUTURE
                              INTEREST
                     (1)       LOSS TO
                  REALIZED     TRUST $
 PROSPECTUS        LOSS TO      (RATE
     ID            TRUST $   REDUCTION)   COMMENT
------------     ---------- ------------ --------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.

TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:

MODIFICATIONS:

MATURITY DATE EXTENSIONS:

TOTAL:

 * The information in these columns is from a particular point in time and should not change on this report once assigned.

(1)   Actual principal loss taken by bonds.

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                               AS OF________





                                                                         LATEST
                 SHORT NAME                                  %        APPRAISAL OR
 PROSPECTUS         (WHEN      PROPERTY                   RECEIVED       BROKERS     EFFECT DATE
     ID         APPROPRIATE)     TYPE     CITY   STATE   FROM SALE       OPINION       OF SALE
-------------- -------------- ---------- ------ ------- -----------  -------------- -------------

THIS REPORT IS HISTORICAL
Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:




                              NET AMT
 PROSPECTUS                   RECEIVED   SCHEDULED   TOTAL P&I     TOTAL      SERVICING       NET
     ID        SALES PRICE   FROM SALE    BALANCE     ADVANCED   EXPENSES   FEES EXPENSE   PROCEEDS
------------- ------------- ----------- ----------- ----------- ---------- -------------- ----------
THIS REPORT IS HISTORICAL
Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:




                                               MINOR   DATE MINOR   TOTAL LOSS   LOSS % OF
 PROSPECTUS     ACTUAL LOSSES    DATE LOSS    ADJ TO   ADJ PASSED      WITH      SCHEDULED
     ID          PASSED THRU    PASSED THRU    TRUST      THRU      ADJUSTMENT    BALANCE
-------------- --------------- ------------- -------- ------------ ------------ ----------
THIS REPORT IS HISTORICAL
Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:




                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
                               REO STATUS REPORT
                                AS OF___________




            SHORT                                                        TOTAL
             NAME                                                         P&I       TOTAL
   PRO-     (WHEN    PROP-                  SQ FT   PAID   SCHEDULED   ADVANCES   EXPENSES
 SPECTUS    APPRO-    ERTY                    OR    THRU      LOAN        TO         TO
    ID     PRIATE)    TYPE   CITY   STATE   UNITS   DATE    BALANCE      DATE       DATE
--------- --------- ------- ------ ------- ------- ------ ----------- ---------- ----------





                                                                                                            LOSS
             OTHER                                                                    VALUE   APPRAISAL    USING
           ADVANCES                                                   CAP             USING      BPO        92%
   PRO-     (TAXES               CURRENT               LTM    LTM    RATE    VALUA-   NOI &       OR       APPR.    ESTIMATED
 SPECTUS       &        TOTAL    MONTHLY   MATURITY    NOI   NOI/   ASSIGN    TION     CAP     INTERNAL      OR      RECOVERY
    ID      ESCROW)   EXPSOURE     P&I       DATE     DATE    DSC     ***     DATE     RATE    VALUE**    BPO (F)       %
--------- ---------- ---------- --------- ---------- ------ ------ -------- -------- ------- ----------- --------- -----------





             TOTAL
   PRO-    APPRAISAL                  REO         PENDING
 SPECTUS   REDUCTION   TRANSFER   ACQUISITION   RESOLUTION
    ID      REALIZED     DATE         DATE         DATE     COMMENTS
--------- ----------- ---------- ------------- ----------- ---------






(1) Use the following codes; App. -- Appraisal,
BPO -- Brokers Option, Int -- Internal Value
*** How to determine the cap rate is agreed upon By Underwriter and servicers -- to be provided by a third party.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
                              SERVICER WATCH LIST
                                AS OF________




     S4            S55          S61      S57    S58        P7       P8       P11      P54
------------ -------------- ---------- ------ ------- ----------- ------ ---------- ------
               SHORT NAME                              SCHEDULED   PAID
 PROSPECTUS       (WHEN      PROPERTY                     LOAN     THRU   MATURITY   LTM*
     ID       APPROPRIATE)     TYPE     CITY   STATE    BALANCE    DATE     DATE     DSCR   COMMENT/REASON ON WATCH LIST
------------ -------------- ---------- ------ ------- ----------- ------ ---------- ------ -----------------------------

List all loans on watch list and reason sorted in descending balance order.

Total:                                                $

*LTM --Last 12 months either trailing or last annual

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ___________________




                                                                     LAST
                                                                  PROPERTY     SCHEDULED   PAID    ANNUAL
                                                                 INSPECTION       LOAN     THRU     DEBT
PROSPECTUS ID                                      CITY   STATE      DATE       BALANCE    DATE   SERVICE
-------------                                     ------ ------- ------------ ----------- ------ ---------
                                                                    YY/MM

List all loans currently in deal with or without information largest to smallest loan






Total:                                                                         $                  $





FINANCIAL INFORMATION:



CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:




                                                      ORIGINAL UNDERWRITING INFORMATION         2ND PRECEDING ANNUAL OPERATING
                                                   --------------------------------------   --------------------------------------
                                                     BASIS YEAR                                AS OF ___________        NORMALIZED
                                                   --------------    ------   ----  -----   ------------------------   -----------

                                                   FINANCIAL                                FINANCIAL
                                                    INFO AS     %     TOTAL     $            INFO AS     %     TOTAL     $
PROSPECTUS ID                                       OF DATE    OCC   REVENUE   NOI   DSCR    OF DATE    OCC   REVENUE   NOI   DSCR
-------------                                      ---------   ---   -------   ---   ----   ---------   ---   -------   ---   ----
                                                     YY/MM                                    YY/MM

List all loans currently in deal with or without information largest to smallest loan






Total:                                                          WA    $        $      WA                 WA    $        $      WA



                                                                  RECEIVED                                  REQUIRED
                                                   --------------------------------------   --------------------------------------
FINANCIAL INFORMATION:                                  LOANS               BALANCE               LOANS               BALANCE
                                                   ---------------    -------------------   ----------------    ------------------
                                                     #          %     $        %               #          %     $       %

CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:







                                                   PRECEDING ANNUAL OPERATING INFORMATION    YTD OR TRAILING FINANCIAL INFORMATION
                                                   --------------------------------------   --------------------------------------
                                                      AS OF ___________        NORMALIZED           MONTH REPORT "ACTUAL"
                                                   ------------------------   -----------   --------------------------------------

                                                   FINANCIAL                                   FS
                                                    INFO AS     %     TOTAL     $             START   FS END   TOTAL     $     %
PROSPECTUS ID                                       OF DATE    OCC   REVENUE   NOI   DSCR     DATE     DATE   REVENUE   NOI   DSC
-------------                                      ---------   ---   -------   ---   ----   ---------  ----   -------   ---   ---
                                                     YY/MM                                    YY/MM    YY/MM

List all loans currently in deal with or without information largest to smallest loan






Total:                                                          WA    $        $      WA                 WA    $        $      WA





FINANCIAL INFORMATION:



CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:




                                                                     NET CHANGE
                                                                 -------------------
                                                                  PRECEDING & BASIS
                                                                 -------------------

                                                                          %
                                                                  %     TOTAL
 PROSPECTUS ID                                                   OCC     REV     DSC
--------------                                                   ---    -----    ---


List all loans currently in deal with or without information largest to smallest loan






Total:                                                           WA     $       WA




FINANCIAL INFORMATION:



CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:

---------------
(1) DSC calculated using NOI/Debt Service
(2) Net change should compare the latest year to the underwriting year

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1999-C1
                      OPERATING STATEMENT ANALYSIS REPORT
                               as of ____________

 PROPERTY OVERVIEW
      Control Number

      Current Balance/Paid to Date

      Property Name

      Property Type

      Property Address, City, State

      Net Rentable Square Feet

      Year Built/Year Renovated

      Year of Operations    UNDERWRITING       199_          199_        199_        YTD
                            ------------      ------        ------      ------      -----
      Occupancy Rate *

      Average Rental Rate

                            * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT
                              FOR THE PERIOD.

  INCOME:                                                                         NO. OF MOS.
                                                                                  -----------
      Number of Mos. Annualized                          PRIOR YEAR   CURRENT YR.
                                                         ----------   -----------
      Period Ended             UNDERWRITING    199_          199_        199_      199_ YTD**   199_-BASE   199_-199_
                                                                                  -----------
      Statement Classification  BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF / /96   VARIANCE     VARIANCE
                               ------------  ----------   ----------  ----------  -----------   ---------   ---------
      Rental Income (Category 1)

      Rental Income (Category 2)

      Rental Income (Category 3)

      Pass Through/Escalations

      Other Income

                                 -------      -------      -------      -------     -------      -----       -----
   EFFECTIVE GROSS INCOME         $0.00        $0.00        $0.00        $0.00       $0.00         %           %
                                 -------      -------      -------      -------     -------      -----       -----

                            Normalized - Full year Financial statements that have been reviewed by the underwriter or
                            Servicer
                            ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:

      Real Estate Taxes

      Property Insurance

      Utilities

      Repairs and Maintenance

      Management Fees

      Payroll & Benefits Expense

      Advertising & Marketing

      Professional Fees

      Other Expenses

      Ground Rent
                                  -----        -----        -----        -----       -----        ---         ---
   TOTAL OPERATING EXPENSES       $0.00        $0.00        $0.00        $0.00       $0.00         %           %
                                  -----        -----        -----        -----       -----        ---         ---

   OPERATING EXPENSE RATIO

                                  -----        -----        -----        -----       -----
   NET OPERATING INCOME           $0.00        $0.00        $0.00        $0.00       $0.00
                                  -----        -----        -----        -----       -----

      Leasing Commissions

      Tenant Improvements

      Replacement Reserve
                                  -----        -----        -----        -----       -----                 -----
   TOTAL CAPITAL ITEMS            $0.00        $0.00        $0.00        $0.00       $0.00                 $0.00
                                  -----        -----        -----        -----       -----                 -----

                                  -----        -----        -----        -----       -----
N.O.I. AFTER CAPITAL ITEMS        $0.00        $0.00        $0.00        $0.00       $0.00
                                  -----        -----        -----        -----       -----

                                  -----        -----        -----        -----       -----
DEBT SERVICE (PER SERVICER)       $0.00        $0.00        $0.00        $0.00       $0.00
                                  -----        -----        -----        -----       -----
CASH FLOW AFTER DEBT SERVICE      $0.00        $0.00        $0.00        $0.00       $0.00
                                  -----        -----        -----        -----       -----

(1) DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

SOURCE OF FINANCIAL DATA:

                            (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
--------------------------------------------------------------------------------

The years shown above will roll always showing a three year history. 199_ is the current year financials; 199_ is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1999-C1
                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                               as of ___________

      PROPERTY OVERVIEW

      Control Number

           Current Balance/Paid to Date

           Property Name

           Property Type

           Property Address, City, State

           Net Rentable Square Feet

           Year Built/Year Renovated

           Year of Operations        BORROWER       ADJUSTMENT      NORMALIZED
                                     --------       ----------      ----------
           Occupancy Rate *

           Average Rental Rate

                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING
                                  DATE OF THE FINANCIAL STATEMENT FOR THE
                                  PERIOD.
       INCOME:
           Number of Mos. Annualized   "YEAR"

           Period Ended               BORROWER
           Statement Classification    ACTUAL       ADJUSTMENT      NORMALIZED
                                      --------      ----------      ----------
           Rental Income (Category 1)

           Rental Income (Category 2)

           Rental Income (Category 3)

           Pass Throughs/Escalations

           Other Income
                                        -----         -----            -----
        EFFECTIVE GROSS INCOME          $0.00         $0.00            $0.00
                                        -----         -----            -----
                                Normalized - Full year Financial statements that
                                have been reviewed by the underwriter or
                                Servicer

       OPERATING EXPENSES:

           Real Estate Taxes

           Property Insurance

           Utilities

           Repairs and Maintenance

           Management Fees

           Payroll & Benefits Expense

           Advertising & Marketing

           Professional Fees

           Other Expenses

           Ground Rent
                                        -----         -----            -----
        TOTAL OPERATING EXPENSES        $0.00         $0.00            $0.00
                                        -----         -----            -----

        OPERATING EXPENSE RATIO

                                        -----         -----            -----
        NET OPERATING INCOME            $0.00         $0.00            $0.00
                                        -----         -----            -----

           Leasing Commissions

           Tenant Improvements

           Replacement Reserve

                                        -----         -----            -----
        TOTAL CAPITAL ITEMS             $0.00         $0.00            $0.00
                                        -----         -----            -----



                                        -----         -----            -----
        N.O.I. AFTER CAPITAL ITEMS      $0.00         $0.00            $0.00
                                        -----         -----            -----

                                        -----         -----            -----
     DEBT SERVICE (PER SERVICER)        $0.00         $0.00            $0.00
                                        -----         -----            -----
     CASH FLOW AFTER DEBT SERVICE       $0.00         $0.00            $0.00
                                        -----         -----            -----


     (1)DSCR: (NOI/DEBT SERVICE)


     DSCR: (AFTER RESERVES\CAP EXP.)


        SOURCE OF FINANCIAL DATA:

                                (ie. operating statements, financial statements,
                                 tax return, other)

     NOTES AND  ASSUMPTIONS:
     --------------------------------------------------------------------------
     This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

     The "Normalized" column is used in the Operating Statement Analysis Report.

     This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

     INCOME: COMMENTS

     EXPENSE: COMMENTS

     CAPITAL ITEMS: COMMENTS

     (1) Used in the Comparative Financial Status Report

                                                                 ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                          $1,160,865,000 (APPROXIMATE)              FEBRUARY 2, 1999
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


APPROXIMATE SECURITIES STRUCTURE:
                                              EXPECTED
                     APPROXIMATE  EXPECTED   WEIGHTED
        EXPECTED    FACE/NOTIONAL  CREDIT     AVERAGE   EXPECTED
CLASS   RATING         AMOUNT     SUPPORT      LIFE     PAYMENT
  (A)   (S&P/FITCH)     (MM)     (% OF UPB) (YEARS) (B)  WINDOW
---------------------------------------------------------------

PUBLICLY OFFERED CLASSES
 X      AAAr/AAA     $1,334.3 (c)              9.48   03/99-01/19
 A1     AAA /AAA        240.0     31.00%       5.40   03/99-05/08
 A2     AAA /AAA        680.7     31.00        9.73   05/08-01/09
 B      AA/AA            66.7     26.00        9.93   01/09-01/09
 C      A /A             66.7     21.00        9.93   01/09-01/09
 D      BBB/BBB          86.7     14.50        9.97   01/09-03/09
 E      BBB-/BBB-        20.0     13.00       10.14   03/09-04/09
PRIVATELY OFFERED CLASSES (D)
---------------------------------------------------------------
 F        -               -        -           -         -
 G        -               -        -           -         -
 H        -               -        -           -         -
 J        -               -        -           -         -
 K        -               -        -           -         -
   TOTAL SECURITIES: $1,334.3
---------------------------------------------------------------
(a) Class A1 has a fixed rate. Classes A2, B and C have a fixed rate subject to a cap equal to the weighted average Net Mortgage Rate. Classes D and E have a coupon equal to the weighted average Net Mortgage Rate.

(b) Calculated at 0% CPR, no balloon extension and Hyperamortization Loans pay in full on Anticipated Repayment Dates.
(c)  Notional amount on interest only class.
(d)  Not offered hereby.

KEY FEATURES

Lead Manager:               Goldman, Sachs & Co.
Co-Managers:                Deutsche Bank Securities
                            Donaldson, Lufkin & Jenrette
Mortgage Loan Seller:       GMAC Commercial Mortgage Corporation
Master Servicer:            GMAC Commercial Mortgage Corporation
Special Servicer:           GMAC Commercial Mortgage Corporation
Trustee:                    Norwest Bank Minnesota, N.A.
Launch:                     Late January/Early February
Pricing:                    Early February
Closing:                    Early/Mid February
Cut-Off Date:               February 1, 5 and 10, 1999
Distribution Date:          15th of each month, or following
                            business day (commencing March 1999)
Payment Delay:              14 days
ERISA Eligible:             Classes A1, A2, and X are expected
                            to be ERISA eligible subject to
                            certain conditions for eligibility.
SMMEA Eligible:             Classes A1, A2, X and B are
                            expected to be SMMEA eligible
                            subject to certain conditions for
                            eligibility.
Structure:                  Sequential pay
Day Count:                  30/360
Tax Treatment:              REMIC
Rated Final Distribution
  Date:                     May 15, 2033
Clean up Call:              1.0%
Minimum Denominations:      Publicly Offered Classes except
                            Class X: $25,000 & $1
                            Class X: $1,000,000 Notional Amount
                            & $1
Delivery:                   DTC

COLLATERAL FACTS:
Initial Pool Balance:                              $1,334,328,273
Number of Mortgage Loans:                                     228
Number of Mortgaged Properties:                               266
Average Cut-Off Date Balance:                          $5,016,272
Weighted Average Current Mortgage Rate:                    6.985%
Weighted Average U/W DSCR:                                  1.47x
Weighted Average Cut-Off Date LTV Ratio:                   69.84%
Weighted  Average   Remaining  Term  to  Maturity           125.6
(months):
Weighted  Average  Remaining   Amortization  Term           336.9
(months):
Weighted Average Seasoning (months):                          3.2
Balloon Loans as % of Total (a):                            96.1%
Ten Largest Loans or Related Loans as % of Total:           35.3%

(a) Includes 18 hyperamortizing loans totaling $109.6mm and 8.2% of the pool cut-off date balance.


TEN LARGEST LOANS OR RELATED LOANS

LOAN                    BALANCE  % BY UPB  LTV    DSCR PROPERTY TYPE
--------------------------------------------------------------------
AMD Corporate         $68,211,566   5.11% 74.96%  1.31 Office
  Headquarters
The Zalkind Loans (a) 65,350,220    4.90  75.91   1.27 Multifamily
The Meringoff Loan    62,804,289    4.71  72.23   1.24 Office
Hudson Valley Mall    58,566,075    4.39  67.54   1.39 Retail
Uniprop Portfolio (b) 52,398,996    3.93  52.95   1.99 Mobile Home
                                                       Park
Randall Portfolio (c) 39,970,831    3.00  77.73   1.23 Multifamily
The Mills Building &  36,000,000    2.70  46.75   1.89 Office
  333 Pine Street
211 W. Fort Street    31,874,231    2.39  66.40   1.43 Office
Bowers Portfolio (d)  30,056,317    2.25  70.28   2.68 Healthcare
Monterra &            25,500,000    1.91  61.76   1.28 Multifamily
  Chandler's Apts.

     TOTAL          $470,732,523   35.28%
------------------------------------------------------------------
(a)  7 loans with affiliated borrowers make up this group of loans.
(b) 2 cross-collateralized loans with the same borrower and 5 loans with affiliated borrowers make up this group of loans.
(c)  3 loans with affiliated borrowers make up this group of loans.
(d) 2 cross-collateralized loans with the same borrower and 1 loan with an affiliated borrower make up this group of loans.

SELECTED LOAN DATA:
                  NUMBER OF
 GEOGRAPHIC       MORTGAGED         CUT-OFF DATE BALANCE
 DISTRIBUTIONS    PROPERTIES   (MM)    % BY UPB   WTD. AVG. DSCR
-----------------------------------------------------------------
 California           39      $294.7      22.09%      1.44x
 New York             27       166.7      12.49       1.36
 Florida              26       101.0       7.57       1.44
 Texas                21        79.5       5.96       2.09
 Michigan             10        76.5       5.73       1.49
 Other (a)           143       615.9      46.16       1.43
                     ---       -----      -----
 TOTAL/WTD. AVG.     266    $1,334.3     100.00%      1.47X
-----------------------------------------------------------------
(a)        Includes 30 states and District of Columbia.

                  NUMBER OF
                  MORTGAGED         CUT-OFF DATE BALANCE
                            -------------------------------------
 PROPERTY TYPE    PROPERTIES   (MM)   % BY UPB     WTD. AVG. DSCR
-----------------------------------------------------------------
 Multifamily          95      $426.1     31.94%       1.35x
 Office               45       378.7     28.38        1.38
 Retail               46       214.8     16.10        1.35
 Industrial           21        71.5      5.36        1.42
 Hospitality          12        57.2      4.29        1.68
 Mobile Home Park     14        56.4      4.23        1.96
 Skilled Nursing       9        35.7      2.68        2.32
 Congregate Care       8        32.9      2.46        2.45
 Assisted Living       5        19.5      1.46        1.24
 Facility
 Mixed Use             2        16.5      1.24        1.50
 Other                 9        25.0      1.88        1.95
                       -        ----      ----
 TOTAL/WTD. AVG.     266    $1,334.3    100.00%       1.47X
-----------------------------------------------------------------

 PREPAYMENT RESTRICTIONS      (MM)    % BY UPB    WTD. AVG. DSCR
-----------------------------------------------------------------
 Lockout/Defeasance        $1,279.2      95.87%       1.46x
 Lockout/Greater of YM         46.9       3.51        1.36
   or 1% (a)
 Lockout/Open                   8.2       0.62        3.17
                                ---       ----
 TOTAL/WTD. AVG.           $1,334.3     100.00%       1.47X
-----------------------------------------------------------------
Includes 7 loans with the provision "(Greater of YM or 1%) + (25% on the Loan Balance)".


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET



-------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

o        For purposes of calculating principal distributions of the
         Certificates:


         o Available principal will be allocated sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K certificates.


         o In case the principal balance of the Class K, J, H, G, F, E, D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1 and A2 will be allocated principal pro rata.


o Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1 and A2 Certificates each month.


o Each class will be subordinate to the Class A1, A2, and X and to each class with an earlier alphabetic designation than such class. Each of the Class A1, A2, and X Certificates will be of equal priority.


o        All classes will pay interest on a 30/360 basis.


o Principal Losses will be allocated in reverse alphabetical order to Class K, J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2.


o The Master Servicer will cover net prepayment interest shortfalls, provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to 2 basis points per annum on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing
         Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.


o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (A)
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

o A percentage of all prepayment premiums (yield maintenance amounts) with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

           ---------------------------------------------------------------
           Prepayment                  (Pass-Through Rate - Discount Rate)
           Premium Allocation    =      ---------------------------------
           Percentage                  (Mortgage Rate - Discount Rate)
           ---------------------------------------------------------------

o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

Allocation of Prepayment Premiums Example

Discount Rate Fraction Methodology:
Mortgage Rate                                 =  8%
Bond Class Rate                               =  6%
Treasury Rate                                 =  5%
% of Principal Distributed to Class           =  100%

       BOND CLASS ALLOCATION                    CLASS X ALLOCATION
       ------------------------------------------------------------------------
       6% - 5% x 100%         =   33 1/3%       Receives excess premiums = 66 2/3% thereof
       -------
       8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                              PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                            PREPAYMENT LOCK-OUT/ PREPAYMENT PREMIUM ANALYSIS / DEFEASANCE
            PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (A)(B)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT            FEBRUARY   FEBRUARY    FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY
RESTRICTIONS            1999       2000        2001       2002       2003       2004       2005       2006       2007       2008
-----------------------------------------------------------------------------------------------------------------------------------
Locked out               96.49%     96.48%     21.58%       4.09%      0.28%      0.00%      0.00%      0.00%      0.00%      0.00%
Defeasance                0.00       0.00      74.89       92.19      95.99      96.01      94.97      95.94      95.93      92.19
Yield Maintenance         3.51       3.52       3.53        3.55       3.56       3.57       3.58       3.64       3.65       2.71
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                100.00%    100.00%    100.00%      99.83%     99.83%     99.58%     98.55%     99.58%     99.59%     94.90%

Open                      0.00%      0.00%      0.00%       0.17%      0.17%      0.42%      1.45%      0.42%      0.41%      5.10%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                   100.00%    100.00%    100.00%     100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
UPB ($MM)             1,334.33   1,318.35   1,301.18    1,276.33   1,255.84   1,233.78   1,209.99   1,169.12   1,142.23   1,109.16
% OF INITIAL UPB        100.00%     98.80%     97.52%      95.65%     94.12%     92.46%     90.68%     87.62%     85.60%     83.12%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT            FEBRUARY   FEBRUARY    FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY   FEBRUARY
RESTRICTIONS            2009       2010        2011       2012       2013       2014       2015       2016       2017       2018
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                0.00%      0.00%      0.00%       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
Defeasance               67.95      98.37      98.00       98.07      96.33      94.21      92.81      93.50      94.59      77.42
Yield Maintenance         9.93       0.00       0.00        0.00       0.00       0.00       0.00       0.00       0.00       0.00
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                 77.87%     98.37%     98.00%      98.07%     96.33%     94.21%     92.81%     93.50%     94.59%     77.42%

Open                     22.13%      1.63%      2.00%       1.93%      3.67%      5.79%      7.19%      6.50%      5.41%     22.58%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                   100.00%    100.00%    100.00%     100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
UPB ($MM)               209.74     135.43     101.80       95.22      88.56      24.24      16.13      13.78      11.30       6.75
% OF INITIAL UPB         15.72%     10.15%      7.63%       7.14%      6.64%      1.82%      1.21%      1.03%      0.85%      0.51%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.
(b) Differences in totals may exist due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-----------------------------------------------------------------------------------------------------------------------------------
                                                 AVERAGE LIFE TABLE (IN YEARS)
      (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE AND YIELD MAINTENANCE, THEN RUN AT THE INDICATED CPRS)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 PREPAYMENT ASSUMPTIONS (CPR)
                         0% CPR                 25% CPR                50% CPR                 75% CPR               100% PP*
-----------------------------------------------------------------------------------------------------------------------------------
   X                       9.48                   9.44                   9.41                    9.37                   9.18
   A1                      5.40                   5.34                   5.31                    5.29                   5.23
   A2                      9.73                   9.70                   9.66                    9.61                   9.36
   B                       9.93                   9.93                   9.93                    9.92                   9.68
   C                       9.93                   9.93                   9.93                    9.93                   9.72
   D                       9.97                   9.95                   9.93                    9.93                   9.85
   E                      10.14                  10.12                  10.08                   10.00                   9.93
-----------------------------------------------------------------------------------------------------------------------------------

*"PP" means 100% of each loan prepays when it becomes freely prepayable.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
-------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                        PERCENTAGE                                              AVERAGE    WEIGHTED
                                                            OF                                    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                   AGGREGATE       AVERAGE      WEIGHTED     AVERAGE       TERM TO    CUT-OFF
 RANGE OF CUT-OFF DATE      MORTGAGE    CUT-OFF DATE     CUT-OFF     CUT-OFF DATE     AVERAGE     MORTGAGE     MATURITY    DATE LTV
 BALANCES                     LOANS        BALANCE     DATE BALANCE     BALANCE        DSCR         RATE         (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
    $298,646 - 999,999          8         $6,010,786        0.45%         $751,348       1.69x       6.949%      115.2        57.94%
  1,000,000 - 1,999,999        57         87,504,852        6.56         1,535,173       1.59        6.725       135.9        67.12
  2,000,000 - 2,999,999        41        103,789,798        7.78         2,531,458       1.42        6.727       132.1        70.48
  3,000,000 - 3,999,999        29        101,711,593        7.62         3,507,296       1.45        6.955       141.4        67.25
  4,000,000 - 4,999,999        23        102,203,557        7.66         4,443,633       1.46        6.835       131.9        73.14
  5,000,000 - 5,999,999        16         89,945,191        6.74         5,621,574       1.59        6.739       115.6        69.13
  6,000,000 - 6,999,999         9         58,650,629        4.40         6,516,737       1.58        7.017       118.0        71.69
  7,000,000 - 7,999,999         9         67,264,133        5.04         7,473,793       1.36        6.787       117.6        69.87
  8,000,000 - 8,999,999         6         52,037,839        3.90         8,672,973       1.57        7.145       131.5        67.01
  9,000,000 - 9,999,999         4         39,307,192        2.95         9,826,798       1.47        7.003       116.7        76.32
 10,000,000 - 13,999,999        5         60,346,815        4.52        12,069,363       1.34        6.818       112.2        78.83
 14,000,000 - 16,999,999        5         78,961,055        5.92        15,792,211       1.42        7.143       134.0        71.80
 17,000,000 - 19,999,999        5         89,609,574        6.72        17,921,915       1.54        6.970       117.4        72.56
 20,000,000 - 24,999,999        4         88,433,697        6.63        22,108,424       1.30        7.255       120.0        75.05
 25,000,000 - 29,999,999        2         51,095,401        3.83        25,547,700       1.71        5.996       118.5        53.90
 30,000,000 - 39,999,999        2         67,874,231        5.09        33,937,115       1.67        7.357       145.3        55.98
 40,000,000 - 59,999,999        1         58,566,075        4.39        58,566,075       1.39        7.680       119.0        67.54
 60,000,000 - 68,211,566        2        131,015,855        9.82        65,507,927       1.28        7.382       118.0        73.65
                            -----        -----------        ----
TOTAL/WTD. AVG.               228      $1,334,328,273     100.00%       $5,852,317       1.47X       6.985%      125.6        69.84%
                              ===      ==============     =======
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET



-------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
-------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                            AVERAGE       WEIGHTED
                                                  PERCENTAGE                                    WEIGHTED    REMAINING     AVERAGE
                      NUMBER OF                  OF AGGREGATE                       WEIGHTED    AVERAGE     TERM TO       CUT-OFF
                      MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF     AVERAGE     MORTGAGE     MATURITY     DATE LTV
STATE                 PROPERTIES     BALANCE        BALANCE       DATE BALANCE        DSCR         RATE       (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
California               39       $294,724,360      22.09%         $7,557,035         1.44x         7.014%     125.5       67.56%
New York                 27        166,708,740      12.49           6,174,398         1.36          7.250      121.3       69.28
Florida                  26        100,975,716       7.57           3,883,681         1.44          7.076      124.0       70.67
Texas                    21         79,469,832       5.96           3,784,278         2.09          7.162      118.0       70.49
Michigan                 10         76,512,898       5.73           7,651,290         1.49          6.940      144.2       68.70
Nevada                    6         56,588,974       4.24           9,431,496         1.44          6.927      119.3       64.78
Georgia                  11         51,515,170       3.86           4,683,197         1.50          6.799      121.1       74.00
Washington               10         46,156,438       3.46           4,615,644         1.28          6.513      115.3       72.62
Connecticut              10         40,497,082       3.04           4,049,708         1.37          7.606      124.9       70.92
Missouri                  5         39,847,166       2.99           7,969,433         1.28          6.920      112.3       68.14
Illinois                  9         35,961,570       2.70           3,995,730         1.71          6.606      103.6       72.30
Colorado                 11         32,157,060       2.41           2,923,369         1.69          6.385      131.5       67.56
Iowa                      8         30,532,846       2.29           3,816,606         1.35          6.708      140.1       73.43
Pennsylvania              6         28,987,281       2.17           4,831,214         1.33          7.082      151.4       75.05
Oregon                    4         28,649,490       2.15           7,162,372         1.30          7.263      127.0       74.24
Arizona                   8         24,657,070       1.85           3,082,134         1.43          6.791      114.5       68.85
District of Columbia      4         20,435,721       1.53           5,108,930         1.40          7.161      141.2       67.72
New Jersey                7         20,122,031       1.51           2,874,576         1.50          6.588      116.1       68.33
Utah                      2         19,040,266       1.43           9,520,133         1.34          6.606      146.9       76.63
Louisiana                 5         16,524,191       1.24           3,304,838         1.30          6.985      123.9       71.90
Ohio                      5         15,327,641       1.15           3,065,528         1.47          7.044      158.5       71.73
North Carolina            4         15,133,957       1.13           3,783,489         1.45          6.937      119.3       75.27
Virginia                  6         11,916,448       0.89           1,986,075         1.47          6.892      137.3       66.21
South Carolina            3         11,552,995       0.87           3,850,998         1.33          7.321      116.1       75.43
Nebraska                  2         10,529,860       0.79           5,264,930         1.41          6.647      116.5       77.20
Tennessee                 3         10,456,661       0.78           3,485,554         1.17          7.582      161.8       76.38
New Mexico                2         10,362,854       0.78           5,181,427         1.47          6.211      120.3       62.98
Maryland                  2          9,138,985       0.68           4,569,493         1.38          6.375      117.0       74.31
Vermont                   1          8,972,241       0.67           8,972,241         1.79          6.875      116.0       59.81
Kentucky                  1          4,961,608       0.37           4,961,608         1.00          6.970      223.0       96.34
Minnesota                 2          4,602,931       0.34           2,301,465         1.89          6.543      119.4       54.64
South Dakota              2          3,543,520       0.27           1,771,760         1.50          6.481      116.4       71.24
Mississippi               1          2,877,645       0.22           2,877,645         1.26          6.970      115.0       71.94
Kansas                    1          2,391,268       0.18           2,391,268         1.57          6.125      116.0       79.71
Arkansas                  1          1,397,368       0.10           1,397,368         1.61          7.840      118.0       63.52
Idaho                     1          1,098,390       0.08           1,098,390         2.27          6.800      178.0       41.45
                      -----          ---------       ----
TOTAL/WTD. AVG.         266      $1,334,328,273    100.00%         $5,016,272         1.47X         6.985%     125.6       69.84%
                        ===      ==============    =======
-----------------------------------------------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                 [MAP OF U.S.]


WA    3.46%     CO    2.41%     MN    0.34%     MI    5.73%     VA    0.89%
OR    2.15%     NM    0.78%     IA    2.29%     OH    1.15%     NC    1.13%
CA   22.09%     SD    0.27%     MO    2.99%     KY    0.37%     SC    0.87%
ID    0.08%     NE    0.79%     AR    0.10%     TN    0.78%     GA    3.86%
NV    4.24%     KS    0.18%     MS    0.22%     VT    0.67%     FL    7.57%
UT    1.43%     OK              LA    1.24%     NY   12.49%     CT    3.04%
AZ    1.85%     TX    5.96%     IL    2.70%     PA    2.17%     NJ    1.51%
                                                                MD    0.68%
                                                                D.C.  1.53%



                                  [PIE CHART]

                              Other (a)    38.06%
                              California   22.09%
                              New York     12.49%
                              Florida       7.57%
                              Texas         5.96%
                              Michigan      5.73%
                              Nevada        4.24%
                              Georgia       3.86%

                (a) Includes 28 states and District of Columbia.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
-------------------------------------------------------------------------------


                                  [PIE CHART]

                      Hospitality                   4.29%
                      Mobile Home Park              4.23%
                      Skilled Nursing               2.68%
                      Congregate Care               2.46%
                      Assisted Living Facility      1.46%
                      Mixed Use                     1.24%
                      Other                         1.88%
                      Multifamily                  31.94%
                      Office                       28.38%
                      Retail                       16.10%
                      Industrial                    5.36%


                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                   PERCENTAGE                                   WEIGHTED     REMAINING    AVERAGE
                      NUMBER OF                   OF AGGREGATE                     WEIGHTED      AVERAGE       TERM TO    CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE  AVERAGE CUT-OFF     AVERAGE     MORTGAGE      MATURITY     DATE LTV
    PROPERTY TYPE     PROPERTIES     BALANCE         BALANCE      DATE BALANCE       DSCR         RATE         (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily               95      $426,139,670        31.94%       $4,485,681         1.35x        6.758%       120.8        73.64%
Office                    45       378,717,021        28.38         8,415,934         1.38         7.238        126.3        69.22
Retail                    46       214,764,532        16.10         4,668,794         1.35         7.054        137.4        70.54
Industrial                21        71,462,831         5.36         3,402,992         1.42         6.828        126.9        71.30
Hospitality               12        57,217,962         4.29         4,768,164         1.68         7.233        129.7        64.40
Mobile Home Park          14        56,432,789         4.23         4,030,914         1.96         6.272        121.0        54.16
Skilled Nursing            9        35,730,526         2.68         3,970,058         2.32         7.229        102.0        68.01
Congregate Care            8        32,861,130         2.46         4,107,641         2.45         7.332        121.0        69.32
Assisted Living            5        19,491,609         1.46         3,898,322         1.24         7.056        119.0        78.52
Facility
Mixed Use                  2        16,489,414         1.24         8,244,707         1.50         7.309        119.0        61.64
Other                      9        25,020,790         1.88         2,780,088         1.95         6.831        145.4        54.00
                       -----        ----------         ----
TOTAL/WTD. AVG.          266    $1,334,328,273       100.00%       $5,016,272         1.47X        6.985%       125.6        69.84%
                        =====  ==================   ==============
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET



-------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                            AVERAGE      WEIGHTED
                                                 PERCENTAGE OF                                WEIGHTED     REMAINING      AVERAGE
 RANGE OF DEBT       NUMBER OF                     AGGREGATE                     WEIGHTED     AVERAGE       TERM TO       CUT-OFF
 SERVICE COVERAGE     MORTGAGE    CUT-OFF DATE    CUT-OFF DATE AVERAGE CUT-OFF    AVERAGE     MORTGAGE     MATURITY      DATE LTV
 RATIOS                LOANS         BALANCE        BALANCE      DATE BALANCE      DSCR         RATE         (MOS)         RATIO
-----------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.09x (a)         12        $50,283,589         3.77%       $4,190,299        1.05x        6.933%       155.8        72.56%
1.10 - 1.19 (a)           7         39,875,231         2.99         5,696,462        1.17         6.879        131.8        76.13
1.20 - 1.24               5        107,303,597         8.04        21,460,719        1.23         7.09         118.8        72.28
1.25 - 1.29              31        217,742,938        16.32         7,023,966        1.27         6.903        123.2        74.57
1.30 - 1.34              35        256,348,567        19.21         7,324,245        1.32         7.196        121.7        74.42
1.35 - 1.39              25        144,733,192        10.85         5,789,328        1.38         7.092        125.2        70.59
1.40 - 1.49              35        170,044,675        12.74         4,858,419        1.43         6.884        129.0        71.79
1.50 - 1.59              31        100,879,314         7.56         3,254,171        1.53         6.996        140.9        66.94
1.60 - 1.79              18         66,115,785         4.95         3,673,099        1.67         6.669        119.3        66.01
1.80 - 1.89               7         61,236,066         4.59         8,748,009        1.88         7.241        125.2        52.81
1.90 - 2.19              10         73,881,594         5.54         7,388,159        2.07         6.596        122.6        54.88
2.20 - 4.99              12         45,883,726         3.44         3,823,644        2.96         6.849        107.0        56.69
                       ----         ----------         ----
TOTAL/WTD. AVG.         228      $1,334,328,273      100.00%       $5,852,317        1.47X        6.985%       125.6        69.84%
                        ===      ==============      =======

-----------------------------------------------------------------------------------------------------------------------------------

(a) There are 10 credit-tenant loans in this pool of which some are included in this range.





-------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
-------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                      PERCENTAGE                                   WEIGHTED   REMAINING    AVERAGE
                         NUMBER OF                   OF AGGREGATE      AVERAGE       WEIGHTED      AVERAGE    TERM TO      CUT-OFF
 RANGE OF CUT-OFF DATE   MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE      AVERAGE      MORTGAGE    MATURITY   DATE LTV
 LOAN TO VALUE RATIOS      LOANS        BALANCE         BALANCE        BALANCE         DSCR          RATE       (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
30.1 - 50.0%                18       $109,347,944         8.19%       $6,074,886        2.13x         6.841%      119.5      45.59%
50.1 - 60.0                 25         89,378,208         6.70         3,575,128        1.64          6.966       127.3      55.73
60.1 - 65.0                 18         71,064,931         5.33         3,948,052        1.41          6.487       129.3      62.68
65.1 - 70.0                 33        236,371,680        17.71         7,162,778        1.55          7.064       129.6      67.66
70.1 - 75.0                 65        435,697,214        32.65         6,703,034        1.35          7.145       125.1      72.98
75.1 - 80.0 (a)             62        365,077,947        27.36         5,888,354        1.35          6.885       121.5      78.31
80.1 - 85.0 (a)              4         18,745,606         1.40         4,686,401        1.21          7.064       144.9      84.25
85.1 - 90.0 (a)              1          2,095,657         0.16         2,095,657        1.05          7.450       173.0      87.32
90.1 - 95.0 (a)              1          1,587,479         0.12         1,587,479        1.05          5.730       213.0      93.38
95.1 - 100.0 (a)             1          4,961,608         0.37         4,961,608        1.00          6.970       223.0      96.34
                         -----          ---------         ----
TOTAL/WTD. AVG.            228      $1,334,328,273      100.00%       $5,852,317        1.47X         6.985%      125.6      69.84%
                           ===      ==============      =======

-----------------------------------------------------------------------------------------------------------------------------------

(a) There are 10 credit-tenant loans in this pool of which some are included in this range.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-----------------------------------------------------------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                    PERCENTAGE OF                                WEIGHTED    REMAINING     AVERAGE
                        NUMBER OF                     AGGREGATE        AVERAGE       WEIGHTED     AVERAGE     TERM TO      CUT-OFF
   RANGE OF              MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE     AVERAGE     MORTGAGE     MATURITY    DATE LTV
   MORTGAGE RATES         LOANS         BALANCE        BALANCE         BALANCE         DSCR        RATE        (MOS)        RATIO
  ---------------------------------------------------------------------------------------------------------------------------------
  5.501 - 6.000%          16         $59,567,418         4.46%        $3,722,964        1.58x       5.784%      124.3        62.76%
  6.001 - 6.250           29         117,593,567         8.81          4,054,951        1.57        6.163       127.6        69.04
  6.251 - 6.500           26         146,273,178        10.96          5,625,891        1.56        6.377       124.2        67.34
  6.501 - 6.750           25         102,614,509         7.69          4,104,580        1.55        6.643       124.5        71.22
  6.751 - 7.000           46         283,934,998        21.28          6,172,500        1.37        6.929       132.8        71.40
  7.001 - 7.250           42         199,032,064        14.92          4,738,859        1.50        7.186       117.0        72.04
  7.251 - 7.500           25         181,890,306        13.63          7,275,612        1.34        7.395       126.5        73.60
  7.501 - 7.750            6         115,441,281         8.65         19,240,213        1.55        7.673       122.4        59.72
  7.751 - 8.000            9         113,363,091         8.50         12,595,899        1.36        7.819       126.3        73.44
  8.001 - 9.000            4          14,617,861         1.10          3,654,465        1.64        8.302       125.3        65.14
                       -----          ----------         ----
  TOTAL/WTD. AVG.        228       $1,334,328,273      100.00%        $5,852,317        1.47X       6.985%      125.6        69.84%
                         ===       ==============      =======
  ---------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGE      WEIGHTED
                                                    PERCENTAGE OF                                WEIGHTED   REMAINING     AVERAGE
 RANGE OF               NUMBER OF                     AGGREGATE        AVERAGE       WEIGHTED    AVERAGE     TERM TO      CUT-OFF
 AMORTIZATION TERMS     MORTGAGE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE      AVERAGE    MORTGAGE    MATURITY     DATE LTV
 (MONTHS)                 LOANS         BALANCE        BALANCE         BALANCE         DSCR        RATE       (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
85 - 120                   1           $4,589,669        0.34%        $4,589,669        1.01x        7.25%     117.0         75.24%
121 - 180                 12           35,717,679        2.68          2,976,473        1.22         6.742     153.7         67.90
181 - 240                 15           54,494,984        4.08          3,632,999        2.01         7.167     162.4         67.10
241 - 300                 49          194,139,610       14.55          3,962,033        1.59         7.039     123.9         71.50
301 - 360                149        1,042,971,465       78.16          6,999,808        1.42         6.972     123.1         69.74
361 - 380                  2            2,414,867        0.18          1,207,434        1.99         6.988     117.1         59.91
                       -----            ---------        ----
TOTAL/WTD. AVG.          228        $1,334,328,273     100.00%        $5,852,317        1.47X        6.985%    125.6         69.84%
                         ===        ==============     =======

-----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-----------------------------------------------------------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE       WEIGHTED   AVERAGE       TERM TO    CUT-OFF
 RANGE OF ORIGINAL TERMS    MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    AVERAGE    MORTGAGE     MATURITY    DATE LTV
 TO MATURITY (MONTHS)         LOANS         BALANCE      DATE BALANCE    BALANCE         DSCR        RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
36 - 84                         3        $25,267,656          1.89%      $8,422,552       1.92x       6.810%       68.3       67.08%
101 - 120                     170      1,029,974,271         77.19        6,058,672       1.45        7.004       117.0       70.64
121 - 140                      12         89,721,881          6.72        7,476,823       1.76        6.847       122.6       59.61
141 - 180                      28        143,357,802         10.74        5,119,922       1.40        7.010       167.3       69.97
181 - 240                      15         46,006,664          3.45        3,067,111       1.30        6.830       225.4       72.91
                             ----         ----------          ----
TOTAL/WTD. AVG.               228      $1,334,328,273       100.00%      $5,852,317       1.47X       6.985%      125.6       69.84%
                              ===      ==============       =======

-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                   WEIGHTED    REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE                   AVERAGE      TERM TO    CUT-OFF
 RANGE OF REMAINING TERMS   MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    WEIGHTED    MORTGAGE    MATURITY    DATE-LTV
 TO MATURITY (MONTHS)         LOANS         BALANCE      DATE BALANCE    BALANCE     AVERAGE DSCR    RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
36 - 84                         3        $25,267,656          1.89%      $8,422,552       1.92x       6.810%      68.3        67.08%
101 - 120                     173      1,039,401,129         77.90        6,008,099       1.45        7.008      117.0        70.53
121 - 140                      10         88,867,675          6.66        8,886,767       1.71        6.822      125.1        61.03
141 - 180                      27        134,785,150         10.10        4,992,043       1.40        6.998      169.1        69.76
181 - 240                      15         46,006,664          3.45        3,067,111       1.30        6.830      225.4        72.91
                             ----         ----------          ----
TOTAL/WTD. AVG.               228      $1,334,328,273       100.00%      $5,852,317       1.47X       6.985%     125.6        69.84%
                              ===      ==============       =======


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-----------------------------------------------------------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE                  AVERAGE       TERM TO    CUT-OFF
                            MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    WEIGHTED   MORTGAGE     MATURITY    DATE LTV
 AMORTIZATION TYPE            LOANS         BALANCE      DATE BALANCE    BALANCE     AVERAGE DSCR    RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                       191      $1,172,118,436        87.84%      $6,136,746       1.44x       7.005%     123.2        70.83%
Hyperamortizing                18        109,586,927          8.21        6,088,163       1.80        6.782      120.6        59.62
Fully Amortizing               19         52,622,910          3.94        2,769,627       1.23        6.948      191.3        69.06
                             ----         ----------          ----
TOTAL/WTD. AVG.               228      $1,334,328,273       100.00%      $5,852,317       1.47X       6.985%     125.6        69.84%
                              ===      ==============       =======
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                WEIGHTED
                                                                                                                 AVERAGE    WEIGHTED
                                                         PERCENTAGE                                WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                   OF AGGREGATE     AVERAGE                    AVERAGE      TERM TO    CUT-OFF
                             MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    WEIGHTED    MORTGAGE     MATURITY    DATE LTV
 PREPAYMENT PROVISION         LOANS         BALANCE        BALANCE       BALANCE     AVERAGE DSCR    RATE         (MOS)      RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance            215       $1,279,221,650      95.87%       $5,949,868       1.46x      6.962%        126.3      70.01%
Lockout/Greater of YM or       11          46,899,052        3.51         4,263,550       1.36       7.588         120.2      68.42
  1% (a)
Lockout/Open                    2           8,207,571        0.62         4,103,786       3.17       7.041          54.3      51.85
                              ---           ---------        ----
TOTAL/WTD. AVG.               228       $1,334,328,273     100.00%       $5,852,317       1.47X      6.985%        125.6      69.84%
                              ===       ==============     =======
-----------------------------------------------------------------------------------------------------------------------------------

(a) Includes 7 loans with the provision "(Greater of YM or 1%) + (25% on the loan balance)".

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                           AMD CORPORATE HEADQUARTERS
-------------------------------------------------------------------------------


                                LOAN INFORMATION


                           ORIGINAL            CUT-OFF DATE
                           --------            ------------
PRINCIPAL BALANCE:         $68,250,000         $68,211,566

ORIGINATION DATE:          December 22, 1998

INTEREST RATE:             7.78%

AMORTIZATION:              30 years

MATURITY DATE:             January 10, 2009

BORROWER/SPONSOR:          Delaware CHIP,  LLC, a special purpose
                           entity.

CALL PROTECTION:           Prepayment lockout; U.S. Treasury
                           defeasance permitted as of the 2 year
                           anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/   No/No
DEFAULT:

ADDITIONAL FINANCING:      None




                              PROPERTY INFORMATION



SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

LOCATION:                       California

YEARS BUILT:                    1980 / 1995

THE COLLATERAL:                 Two office buildings located in
                                Silicon Valley containing a
                                total of 362,000 square feet
                                that serve as the corporate
                                headquarters for Advanced Micro
                                Devices ("AMD").

                                Both buildings are 100% occupied by AMD subject to a NNN lease expiring November 30, 2018. A security deposit in the amount of $10 million security is additional collateral for the loan.

OCCUPANCY (12/1/98):            100%

UNDERWRITTEN NET CASH FLOW:     $7,817,635

APPRAISED VALUE:                $91,000,000

APPRAISAL DATE:                 October 20, 1998

CUT-OFF DATE LOAN/SQ. FT.:      $188

CUT-OFF DATE LTV:               74.96%

BALLOON LTV:                    65.66%

UWNCF DSCR:                     1.31x


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               THE ZALKIND LOANS
-------------------------------------------------------------------------------

                                LOAN INFORMATION

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE (1):    $65,450,000         $65,350,220

ORIGINATION DATE:         Varies from August 13, 1998 to
                          December 18, 1998.

INTEREST RATE:            Varies from 6.77% to 7.35%

AMORTIZATION:             30 years

MATURITY DATE:            September 1, 2008 to January 5, 2009

BORROWER/SPONSOR:         7 separate special purpose entities
                          affiliated with Steven Zalkind and
                          Donald Love.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance permitted as of the 2 year
                          anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/  No/No
DEFAULT:

ADDITIONAL FINANCING:     3 of the loans are subject to
                          subordinate mortgages (GMAC4300,
                          GMAC4570 and GMAC4310) which are
                          subject to subordination and
                          standstill agreements.

  ----------------------------------------------------------------
  (1)  7 loans with affiliated borrowers make up this group of loans.



                              PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:       Portfolio of 7 assets

PROPERTY TYPE:                Multifamily

LOCATION:                     Florida, Tennessee, North
                              Carolina, South Carolina, Georgia
                              and Virginia.

YEARS BUILT/RENOVATED:        Varies from 1968 to 1990 / 1987 to
                              1998

THE COLLATERAL:               7 multifamily complexes located in
                              various states.

PROPERTY MANAGEMENT:          An affiliate of the borrower

OCCUPANCY:                    Varies from 90% to 96%

UNDERWRITTEN NET CASH FLOW:   $6,944,123

APPRAISED VALUE:              $86,005,000

APPRAISAL DATE:               Varies from June 17, 1998 to
                              November 16, 1998

CUT-OFF DATE LOAN/UNIT:       $41,972

CUT-OFF DATE LTV:             75.91%

BALLOON LTV:                  65.99%

UWNCF DSCR:                   1.27x


LOAN DETAILS
                                                                         CUT-OFF DATE                                   UWNCF
     LOAN #              PROPERTY NAME               LOCATION         PRINCIPAL BALANCE      CUT-OFF DATE LTV           DSCR
-----------------------------------------------------------------------------------------------------------------------------------
   GMAC4300       Camden at Palmer Ranch        Sarasota, FL              $22,452,347              75.54%                 1.26x
   GMAC4570       Balmoral Village Apartments   Fayette, GA                18,488,292              75.46                  1.25
   GMAC4310       Park Palace Apartments        Shelby, TN                  6,541,673              72.97                  1.25
   GMAC4340       Greenbryre Apartments         Mecklenberg, NC             5,493,008              79.84                  1.40
   GMAC4350       Seasons Chase Apartments      Guilord, NC                 4,793,898              79.90                  1.30
   GMAC4330       Pelham Ridge Apartments       Greenville, SC              4,294,533              73.60                  1.29
   GMAC1420       Copper Croft Apartments       Roanoke, VA                 3,286,469              77.33                  1.26
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               THE MERINGOFF LOAN
-------------------------------------------------------------------------------



                                LOAN INFORMATION

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $62,950,000         $62,804,289

ORIGINATION DATE:         October 23, 1998

INTEREST RATE:            6.95%

AMORTIZATION:             30 years

MATURITY DATE:            November 10, 2008

BORROWER:                 Special  purpose  entities   affiliated
                          with Stephen Meringoff and Jay Shidler.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance permitted as of the 2 year
                          anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/  No/No
DEFAULT:

ADDITIONAL FINANCING:     The borrower's interest in 8 of the
                          mortgage properties consists of
                          leasehold interests encumbered by fee
                          mortgages.  SNDAs were entered into by
                          the various Meringoff borrowers and
                          the respective fee mortgagees which
                          grant non-disturbance protection to
                          the Meringoff borrowers.



                      PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:       Portfolio of 9 assets

PROPERTY TYPE:                Office

LOCATION:                     New York

YEARS BUILT/RENOVATED:        Varies from 1891 to 1922

THE COLLATERAL:               9 office-with-retail buildings
                              located in Manhattan.

PROPERTY MANAGEMENT:          Meringoff Properties, Inc.

OCCUPANCY (10/23/1998):       Varies from 92% to 100%

UNDERWRITTEN NET CASH FLOW:   $6,260,015

APPRAISAL VALUE:              $86,950,000

APPRAISAL DATE:               July 1, 1998

CUT-OFF DATE LOAN/SF:         $82

CUT-OFF DATE LTV:             72.23%

BALLOON LTV:                  62.21%

UWNCF DSCR:                   1.24x




PROPERTY DETAIL
                               ORIGINAL
                               ALLOCATED          APPRAISED
     PROPERTY ADDRESS         LOAN AMOUNT           VALUE         ORIGINAL LTV (%)       U/W DSCR
-------------------------------------------------------------------------------------------------
 401 Park Avenue South       $30,650,000        $36,600,000             83.74%             1.27x
 462 Broadway                  7,150,000         11,100,000             64.41              1.24
 400 Eighth Avenue             6,835,000          9,800,000             69.74              1.21
 88 University Place           5,400,000          7,400,000             72.97              1.14
 12 West 27th Street           4,000,000          6,500,000             61.54              1.23
 30 West 26th Street           3,790,000          5,900,000             64.24              1.16
 12 West 21st Street           2,980,000          4,950,000             60.20              1.30
 686 Lexington Avenue          1,485,000          2,100,000             70.71              1.18
 681 Lexington Avenue            660,000          2,600,000             25.38              1.27
                             $62,950,000        $86,950,000             72.40%             1.24X


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               HUDSON VALLEY MALL
-------------------------------------------------------------------------------


                                LOAN INFORMATION

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $58,600,000         $58,566,075

ORIGINATION DATE:         December 31, 1998

INTEREST RATE:            7.68%

AMORTIZATION:             30 years

MATURITY DATE:            January 10, 2009

BORROWER/SPONSOR:         PCK Development Company, LLC, a special purpose entity
                          affiliated with the Pyramid Companies.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance permitted as of the 2 year
                          anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/  No/No
DEFAULT:

ADDITIONAL FINANCING:     None







                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

LOCATION:                     New York

YEARS BUILT/RENOVATED:        1981/1989, 1995, 1997

THE COLLATERAL:               A 644,265 sf regional mall located
                              in Hudson Valley, NY, anchored by
                              Filene's, Sears and JC Penney.

PROPERTY MANAGEMENT:          Pyramid Management Group, Inc.

OCCUPANCY (11/24/98):         85%

UNDERWRITTEN NET CASH FLOW:   $7,046,731

APPRAISAL VALUE:              $79,900,000

APPRAISAL DATE:               November 27, 1998

CUT-OFF DATE LOAN/SF:         $91

CUT-OFF DATE LTV:             67.54%

BALLOON LTV:                  64.07%

UWNCF DSCR:                   1.39x



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               UNIPROP PORTFOLIO
-------------------------------------------------------------------------------


                        LOAN INFORMATION

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE (1):    $ 52,615,000        $52,398,996

ORIGINATION DATE:         August 20, 1998 and September 23, 1998

INTEREST RATE:            Varies from 6.06% to 6.37%

AMORTIZATION:             30 years

MATURITY DATE:            March 10, 2009 and April 10, 2009

BORROWERS:                6 separate special purpose entities
                          affiliated with Uniprop, Inc.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance permitted as of the 2 year
                          anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/  Yes/Yes
DEFAULTED (2):

ADDITIONAL FINANCING:     Permitted if secured solely by manufactured homes
                          located on the related property; also, unsecured or "soft" secured financing permitted up to 5% of the initial principal balance of the related loan.


(1) 2 cross-collateralized loans with the same borrower and 5 loans with affiliated borrowers make up this group of loans.

(2)      GMAC2990 and 2940 are cross-collateralized and cross-defaulted.




                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio of 12 assets

PROPERTY TYPE:                Manufactured Housing

LOCATION:                     Nevada, Michigan, Minnesota, New
                              Mexico, Colorado, Florida, North
                              Carolina

YEARS BUILT/RENOVATED:        Varies from 1968 to 1995

THE COLLATERAL:               12 mobile home park communities
                              located in various states.

PROPERTY MANAGEMENT:          Uniprop, Inc.

OCCUPANCY (3):                Varies from 91% - 100%

UNDERWRITTEN NET CASH FLOW:   Fund II Loans: $5,012,295
                              Other Loans:   $255,389 - $1,005,654

APPRAISAL VALUE:              Fund II Loans: $66,550,000
                              Other Loans:   $3,200,000 - $12,250,000

APPRAISAL DATE:               Varies  from  March 1, 1998 to June 11, 1998

CUT-OFF DATE LOAN/PAD:        Fund II Loans: $12,431
                              Other Loans:   $13,699 - $20,496

CUT-OFF DATE LTV:             Fund II Loans: 45.04%
                              Other Loans:   54.90% - 69.56%

BALLOON LTV:                  Fund II Loans: 37.83%
                              Other Loans:   45.69% - 58.22%

UWNCF DSCR:                   Fund II Loans: 2.21x
                              Other Loans:   1.45x - 2.04x

------------------------------------------------------------------
(3)      As of date varies from March to June 1998.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.




                                                                                   CUT-OFF DATE
     LOAN #                  PROPERTY NAME                    LOCATION          PRINCIPAL BALANCE    CUT-OFF DATE LTV    UWNCF DSCR
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2940          Uniprop Manufactured Housing          Various (6)                $25,595,401             46.08%          2.13x
                    Comm. Income Fund II (a)
GMAC2930          Vista Del Sol - Uniprop NCII          Bernalillo, NM               7,373,851             69.56           1.45
GMAC2920          Valley View - Uniprop NCII            Adams, CO                    6,725,097             54.90           2.04
GMAC2990          Sunshine Village (a)                  Broward County, FL           4,270,878             38.83           2.70
GMAC2910          Swan Meadow Village - Uniprop NCII    Summit, CO                   3,586,718             64.05           1.61
GMAC2900          River Walk - Uniprop NCII             Wake, NC                     2,764,762             65.83           1.67
GMAC2890          Mill Run - Uniprop NCII               Wake, NC                     2,082,289             65.07           1.67
-----------------------------------------------------------------------------------------------------------------------------------

(a) The Uniprop Fund II loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D
                     GLOBAL CLEARANCE, SETTLEMENT AND TAX
                           DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-C1 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex D have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a

Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Beneficial Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                      MORTGAGE PASS-THROUGH CERTIFICATES


     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".


     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".


     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".


     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                                 (cover continued on next page)

                                --------------
     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 11 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.
                                --------------
     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.


The date of this Prospectus is November 5, 1998

(cover continued)

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.


     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT


     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION


     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.


     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.


     The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at (215) 328-3164.

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


SECURITIES OFFERED..........   Mortgage pass-through certificates.


DEPOSITOR...................   GMAC Commercial Mortgage Securities, Inc., an
                               indirect wholly-owned subsidiary of GMAC
                               Commercial Mortgage Corporation ("GMACCM"). See
                               "The Depositor".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "The Pooling and
                               Servicing Agreements--The Trustee".


MASTER SERVICER.............   If a Trust Fund includes Mortgage Loans, then
                               the servicer or the master servicer (each, a "Master Servicer") for the corresponding series of Certificates will be named in the related
                               Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master
                               Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "Servicer". See "GMAC
                               Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements--Certain Matters
                               Regarding the Master Servicer and the Depositor".


SPECIAL SERVICER............   If a Trust Fund includes Mortgage Loans, then
                               any special servicers (each, a "Special
                               Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus
                               Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master
                               Servicer. See "The Pooling and Servicing
                               Agreements--Special Servicers".


MBS ADMINISTRATOR...........   If a Trust Fund includes MBS, then the entity
                               responsible for administering such MBS (the "MBS
                               Administrator") will be named in the related
                               Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS
                               Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.


THE MORTGAGE ASSETS.........   The Mortgage Assets will be the primary asset
                               of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multifamily residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The
                               Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".


THE CERTIFICATES............   Each series of Certificates will be issued in
                               one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling And Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related
                               Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                               (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               If so specified in the related Prospectus
                               Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                               The Certificates will not be guaranteed or insured by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES...........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of REMIC
                               Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related
                               Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual
                               Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus
                               Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus
                               Supplement. See "Risk Factors--Yield and
                               Prepayment Considerations", "Yield and Maturity
                               Considerations--Certain Shortfalls in
                               Collections of Interest" and "Description of the Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES............  As and to the extent described in each
                               Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH FLOW
 AGREEMENTS.................   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related
                               Prospectus Supplement, a Trust Fund may include:
                               (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement").
                               Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of
                               Credit Support".


ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, a Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                               Prospectus Supplement. See "Description of the
                               Certificates-Advances in respect of
                               Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See
                               "Description of the Certificates-Advances in
                               Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION........   The Master Servicer, the Depositor or, if
                               specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust
                               Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related
                               Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the
                               Certificates--Termination; Retirement of
                               Certificates" and in the related Prospectus
                               Supplement.


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The Certificates of each series will constitute
                               "regular interests" ("REMIC Regular
                               Certificates") and "residual interests" ("REMIC
                               Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code").

                               Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                               Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See
                               "ERISA Considerations" herein and in the related
                               Prospectus Supplement.


LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.


LIMITED OBLIGATIONS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.


INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

     A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure--Anti-Deficiency Legislation".

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


LEASES AND RENTS

     Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".


ENVIRONMENTAL CONSIDERATIONS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time,

12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization,
(iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".



CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.


     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.


     Optional Early Termination. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is an indirect wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                     GMAC COMMERCIAL MORTGAGE CORPORATION


     Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.


     GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
(i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

       (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

     Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.


                     THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".



SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special

Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:


     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and


       (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding


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

of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate


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

Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and
(iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.


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

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.


EVENTS OF DEFAULT

     Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.


THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.


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

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".


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

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments,


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

a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among


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

a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


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

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the


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lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the


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

lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner"


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

or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master


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

Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements-Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


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

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS


     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS


     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non- U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

     The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.


Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.


     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in


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

income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not


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

previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.


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

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under
Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


Taxation of Owners of REMIC Residual Certificates

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless


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

otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a


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

REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

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

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate

(whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield." The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.


     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.


     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES


     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS


GENERAL

     ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.


PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

     It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates (collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

     A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

     Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.


INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (I) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.


REPRESENTATION FROM INVESTING PLANS

     It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

     Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.


                               LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

       2. By placements by the Depositor with institutional investors through dealers; and

       3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The Depositor or the underwriters may sell certain of the Certificates to affiliates of the Depositor. In any such case, the related Prospectus Supplement will identify any such affiliate and the method or methods by which such affiliate may resell such Certificates. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS


     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS




                                                            PAGE
                                                           -----
401(c) Regulations .....................................     84
Accrual Certificates ...................................      8
Accrued Certificate Interest ...........................     26
Act ....................................................     55
Annual Debt Service ....................................     15
ARM Loans ..............................................     17
Available Distribution Amount ..........................     25
Book-Entry Certificates ................................     25
Cash Flow Agreement ....................................      9
CERCLA .................................................     54
Certificate Account ....................................     18
Certificate Balance ....................................      7
Certificate Owner ......................................     31
Certificateholder ......................................     32
Certificates ...........................................      1
Closing Date ...........................................     60
Code ...................................................     10
Commercial Properties ..................................     14
Commission .............................................      3
Committee Report .......................................     59
Companion Class ........................................     27
Condemnation Proceeds ..................................     38
Contributions Tax ......................................     69
Controlled Amortization Class ..........................     27
Cooperatives ...........................................     14
CPR ....................................................     22
Credit Support .........................................      9
Cut-Off Date ...........................................     27
Debt Service Coverage Ratio ............................     15
Definitive Certificates ................................     25
Depositor ..............................................      1
Determination Date .....................................     20
Direct Participants ....................................     31
Distribution Date ......................................      8
Distribution Date Statement ............................     29
DOL ....................................................     81
DTC ....................................................     25
Due Dates ..............................................     17
Due Period .............................................     20
Equity Participation ...................................     17
ERISA ..................................................     10
Excess Funds ...........................................     24
Excluded Plan ..........................................     83
Exemption ..............................................     82
FAMC ...................................................     18
FHLMC ..................................................     18
FNMA ...................................................     18
Garn Act ...............................................     56
GMACCM .................................................      5
Grantor Trust Fractional Interest Certificate ..........     72
Grantor Trust Strip Certificate ........................     73
Indirect Participants ..................................     31

                                             PAGE
                                            -----
Insurance Proceeds ......................     38
IRS .....................................     40
Issue Premium ...........................     65
Letter of Credit Bank ...................     48
Liquidation Proceeds ....................     38
Loan-to-Value Ratio .....................     16
Lock-Out Date ...........................     17
Lock-Out Period .........................     17
Manager .................................      5
Mark-to-Market Regulations ..............     68
Master Servicer .........................      5
MBS .....................................      1
MBS Administrator .......................      5
MBS Agreement ...........................     18
MBS Issuer ..............................     18
MBS Servicer ............................     18
MBS Trustee .............................     18
Mortgage Asset Pool .....................      1
Mortgage Asset Seller ...................     14
Mortgage Assets .........................      1
Mortgage Notes ..........................     14
Mortgage Rate ...........................      6
Mortgaged Properties ....................     14
Mortgages ...............................     14
Multifamily Properties ..................     14
Net Leases ..............................     16
Non-Exempt Certificates .................     83
Nonrecoverable Advance ..................     28
Notional Amount .........................      7
Offered Certificates ....................      1
OID Regulations .........................     58
Originator ..............................     14
OTS .....................................     86
Participants ............................     31
Parties in Interest .....................     81
Pass-Through Rate .......................      7
Percentage Interest .....................     26
Permitted Investments ...................     37
Plans ...................................     81
Policy Statement ........................     86
Pooling And Servicing Agreement .........      6
Prepayment Assumption ...................     59
Prepayment Interest Shortfall ...........     20
Prepayment Premium ......................     17
Prohibited Transactions Tax .............     69
Prospectus Supplement ...................      1
PTCE ....................................     84
Purchase Price ..........................     34
Rating Agency ...........................     10
RCRA ....................................     55
Record Date .............................     26
Related Proceeds ........................     28
Relief Act ..............................     57
REMIC ...................................      2

                                                      PAGE
                                                     -----
REMIC Certificates ...............................     58
REMIC Provisions .................................     58
REMIC Regular Certificates .......................     10
REMIC Regulations ................................     58
REMIC Residual Certificates ......................     10
REO Property .....................................     37
Restricted Group .................................     82
Senior Certificates ..............................      7
Senior Liens .....................................     14
Servicer .........................................      5
SMMEA ............................................     10
SPA ..............................................     22
Special Servicer .................................      5
Stripped Interest Certificates ...................      7
Stripped Principal Certificates ..................      7
Subordinate Certificates .........................      7
Sub-Servicer .....................................     37
Sub-Servicing Agreement ..........................     37
Tax Exempt Investor ..............................     85
Tiered REMICs ....................................     59
Title V ..........................................     57
Trust Assets .....................................      3
Trust Fund .......................................      1
Trustee ..........................................      5
UBTI .............................................     85
UCC ..............................................     50
Underwriter ......................................     82
Underwritten Cash Flow ...........................     15
Underwritten Debt Service Coverage Ratio .........     15
Underwritten DSCR ................................     15
United States Person .............................     72
Value ............................................     16
Warranting Party .................................     34

          [THIS PAGE INTENTIONALLY LEFT BLANK]

     "GMAC99C1.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the Prospectus Supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Characteristics," "MF Schedule," and "Step" respectively.

*Microsoft Excel is a registered trademark of Microsoft Corporation.

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       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT



                                                                PAGE
                                                               -----
Transaction Overview .......................................    S-4
Summary Information ........................................    S-6
Risk Factors ...............................................   S-12
Description of the Mortgage Asset Pool .....................   S-30
Servicing of the Mortgage Loans ............................   S-47
Description of the Certificates ............................   S-55
Yield and Maturity Considerations ..........................   S-72
Certain Federal Income Tax Consequences ....................   S-84
Method of Distribution .....................................   S-86
Legal Matters ..............................................   S-87
Ratings ....................................................   S-87
Legal Investment ...........................................   S-88
ERISA Considerations .......................................   S-88
Index of Significant Definitions ...........................   S-90
Annex A -- Certain Characteristics of the Mortgage
           Loans ...........................................    A-1
Annex B -- Form of Statement to Certificateholders
           and Servicer Reports ............................    B-1
Annex C -- Structural and Collateral Term Sheet ............    C-1
Annex D -- Global Clearance, Settlement and Tax
           Documentation Procedures ........................    D-1

                                   PROSPECTUS
Prospectus Supplement ......................................      3
Available Information ......................................      3
Incorporation of Certain Information by Reference ..........      4
Summary of Prospectus ......................................      5
Risk Factors ...............................................     11
Description of the Trust Funds .............................     14
Yield and Maturity Considerations ..........................     19
The Depositor ..............................................     24
GMAC Commercial Mortgage Corporation .......................     24
Description of the Certificates ............................     25
The Pooling and Servicing Agreements .......................     32
Description of Credit Support ..............................     47
Certain Legal Aspects of Mortgage Loans ....................     49
Certain Federal Income Tax Consequences ....................     58
State and Other Tax Consequences ...........................     80
ERISA Considerations .......................................     81
Legal Investment ...........................................     85
Use of Proceeds ............................................     86
Method of Distribution .....................................     87
Legal Matters ..............................................     88
Financial Information ......................................     88
Rating .....................................................     88

                                 $1,160,865,000

                                 (Approximate)



                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.


                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-C1







             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
             -----------------------------------------------------




                             GOLDMAN, SACHS & CO.
                           DEUTSCHE BANK SECURITIES
                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION





                               February 2, 1999


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